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                                                                   EXHIBIT 10.18

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              ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1, LTD.
                                     Issuer,

               ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1 LLC
                                   Co-Issuer,

                              ARBOR REALTY SR, INC.
                                 Advancing Agent

                                       AND

                        LASALLE BANK NATIONAL ASSOCIATION
            Trustee, Paying Agent, Calculation Agent, Transfer Agent,
              Custodial Securities Intermediary and Notes Registrar

                                    INDENTURE

                          Dated as of January 19, 2005

================================================================================

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                                                                   EXHIBIT 10.18

                                TABLE OF CONTENTS

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                                    ARTICLE 1

                                   DEFINITIONS

Section 1.1         Definitions.................................................................................   3
Section 1.2         Assumptions as to Pledged Obligations.......................................................  66
Section 1.3         Interest Calculation Convention.............................................................  68
Section 1.4         Rounding Convention.........................................................................  68

                                    ARTICLE 2

                                    THE NOTES

Section 2.1         Forms Generally.............................................................................  68
Section 2.2         Forms of Notes and Certificate of Authentication............................................  69
Section 2.3         Authorized Amount; Stated Maturity; and Denominations.......................................  70
Section 2.4         Execution, Authentication, Delivery and Dating..............................................  71
Section 2.5         Registration, Registration of Transfer and Exchange.........................................  71
Section 2.6         Mutilated, Defaced, Destroyed, Lost or Stolen Note..........................................  79
Section 2.7         Payment of Principal and Interest and Other Amounts; Principal and Interest Rights
                      Preserved.................................................................................  80
Section 2.8         Persons Deemed Owners.......................................................................  85
Section 2.9         Cancellation................................................................................  85
Section 2.10        Global Securities; Temporary Notes..........................................................  85
Section 2.11        US Tax Treatment of Notes...................................................................  86
Section 2.12        Authenticating Agents.......................................................................  88
Section 2.13        Forced Sale on Failure to Comply with Restrictions..........................................  88

                                    ARTICLE 3

                    CONDITIONS PRECEDENT; PLEDGED OBLIGATIONS

Section 3.1         General Provisions..........................................................................  89
Section 3.2         Security for Notes..........................................................................  92
Section 3.3         Transfer of Pledged Obligations.............................................................  94

                                    ARTICLE 4

                           SATISFACTION AND DISCHARGE

Section 4.1         Satisfaction and Discharge of Indenture.....................................................  99
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Section 4.2         Application of Trust Money..................................................................  100
Section 4.3         Repayment of Monies Held by Paying Agent....................................................  100

                                    ARTICLE 5

                                    REMEDIES

Section 5.1         Events of Default...........................................................................  101
Section 5.2         Acceleration of Maturity; Rescission and Annulment..........................................  103
Section 5.3         Collection of Indebtedness and Suits for Enforcement by Trustee.............................  105
Section 5.4         Remedies....................................................................................  107
Section 5.5         Preservation of Assets......................................................................  109
Section 5.6         Trustee May Enforce Claims Without Possession of Notes......................................  110
Section 5.7         Application of Money Collected..............................................................  111
Section 5.8         Limitation on Suits.........................................................................  111
Section 5.9         Unconditional Rights of Noteholders to Receive Principal and Interest.......................  112
Section 5.10        Restoration of Rights and Remedies..........................................................  112
Section 5.11        Rights and Remedies Cumulative..............................................................  112
Section 5.12        Delay or Omission Not Waiver................................................................  112
Section 5.13        Control by the Controlling Class............................................................  112
Section 5.14        Waiver of Past Defaults.....................................................................  113
Section 5.15        Undertaking for Costs.......................................................................  113
Section 5.16        Waiver of Stay or Extension Laws............................................................  114
Section 5.17        Sale of Assets..............................................................................  114
Section 5.18        Action on the Notes.........................................................................  115

                                    ARTICLE 6

                                   THE TRUSTEE

Section 6.1         Certain Duties and Responsibilities.........................................................  115
Section 6.2         Notice of Default...........................................................................  117
Section 6.3         Certain Rights of Trustee...................................................................  118
Section 6.4         Not Responsible for Recitals or Issuance of Notes...........................................  119
Section 6.5         May Hold Notes..............................................................................  119
Section 6.6         Money Held in Trust.........................................................................  120
Section 6.7         Compensation and Reimbursement..............................................................  120
Section 6.8         Corporate Trustee Required; Eligibility.....................................................  121
Section 6.9         Resignation and Removal; Appointment of Successor...........................................  122
Section 6.10        Acceptance of Appointment by Successor......................................................  123
Section 6.11        Merger, Conversion, Consolidation or Succession to Business of Trustee......................  124
Section 6.12        Co-Trustees and Separate Trustee............................................................  124
Section 6.13        Certain Duties of Trustee Related to Delayed Payment of Proceeds............................  125
Section 6.14        Representations and Warranties of the Trustee...............................................  126
Section 6.15        Requests for Consents.......................................................................  127
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                                    ARTICLE 7

                                    COVENANTS

Section 7.1         Payment of Principal and Interest...........................................................  127
Section 7.2         Maintenance of Office or Agency.............................................................  127
Section 7.3         Money for Note Payments to be Held in Trust.................................................  128
Section 7.4         Existence of the Issuer and Co-Issuer.......................................................  130
Section 7.5         Protection of Assets........................................................................  132
Section 7.6         Notice of Any Amendments....................................................................  133
Section 7.7         Performance of Obligations..................................................................  133
Section 7.8         Negative Covenants..........................................................................  134
Section 7.9         Statement as to Compliance..................................................................  136
Section 7.10        Issuer and Co-Issuer May Consolidate or Merge Only on Certain Terms.........................  136
Section 7.11        Successor Substituted.......................................................................  139
Section 7.12        No Other Business...........................................................................  139
Section 7.13        Reporting...................................................................................  140
Section 7.14        Calculation Agent...........................................................................  140
Section 7.15        Certain Tax Matters.........................................................................  141
Section 7.16        Maintenance of Listing......................................................................  141
Section 7.17        Purchase of Assets..........................................................................  142
Section 7.18        Effective Date Actions......................................................................  142

                                    ARTICLE 8

                             SUPPLEMENTAL INDENTURES

Section 8.1         Supplemental Indentures Without Consent of Securityholders..................................  143
Section 8.2         Supplemental Indentures with Consent of Securityholders.....................................  145
Section 8.3         Execution of Supplemental Indentures........................................................  148
Section 8.4         Effect of Supplemental Indentures...........................................................  148
Section 8.5         Reference in Notes to Supplemental Indentures...............................................  148

                                    ARTICLE 9

                 REDEMPTION OF SECURITIES; REDEMPTION PROCEDURES

Section 9.1         Clean-up Call; Tax Redemption and Optional Redemption.......................................  149
Section 9.2         Auction Call Redemption.....................................................................  150
Section 9.3         Notice of Redemption........................................................................  151
Section 9.4         Notice of Redemption or Maturity by the Issuer..............................................  152
Section 9.5         Notes Payable on Redemption Date............................................................  152
Section 9.6         Mandatory Redemption........................................................................  153
Section 9.7         Special Amortization........................................................................  153
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                                   ARTICLE 10

                       ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1        Collection of Money; Custodial Account......................................................  154
Section 10.2        Collection Accounts.........................................................................  154
Section 10.3        Payment Account.............................................................................  156
Section 10.4        Unused Proceeds Account.....................................................................  156
Section 10.5        Delayed Funding Obligations Account.........................................................  158
Section 10.6        Expense Account.............................................................................  159
Section 10.7        Interest Advances...........................................................................  160
Section 10.8        Reports by Parties..........................................................................  163
Section 10.9        Reports; Accountings........................................................................  163
Section 10.10       Release of Pledged Collateral Debt Securities; Release of Assets............................  172
Section 10.11       Reports by Independent Accountants..........................................................  173
Section 10.12       Reports to Rating Agencies..................................................................  174
Section 10.13       United States Federal Income Tax Reporting..................................................  174
Section 10.14       Certain Procedures..........................................................................  175

                                   ARTICLE 11

                              APPLICATION OF MONIES

Section 11.1        Disbursements of Monies from Payment Account................................................  175
Section 11.2        Trust Accounts..............................................................................  182

                                   ARTICLE 12

                       SALE OF COLLATERAL DEBT SECURITIES

Section 12.1        Sales of Collateral Debt Securities.........................................................  182
Section 12.2        Reinvestment Criteria and Trading Restrictions..............................................  185
Section 12.3        Conditions Applicable to all Transactions Involving Sale or Grant...........................  186
Section 12.4        Sale of Collateral Debt Securities with respect to an Auction Call Redemption...............  187

                                   ARTICLE 13

                             NOTEHOLDERS' RELATIONS

Section 13.1        Subordination...............................................................................  190
Section 13.2        Standard of Conduct.........................................................................  191
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                                   ARTICLE 14

                                  MISCELLANEOUS

Section 14.1        Form of Documents Delivered to the Trustee..................................................  192
Section 14.2        Acts of Securityholders.....................................................................  193
Section 14.3        Notices, etc., to the Trustee, the Issuer, the Co-Issuer, the Collateral Manager,
                      the Initial Purchaser, each Hedge Counterparty and each Rating Agency.....................  193
Section 14.4        Notices to Noteholders; Waiver..............................................................  195
Section 14.5        Effect of Headings and Table of Contents....................................................  196
Section 14.6        Successors and Assigns......................................................................  196
Section 14.7        Severability................................................................................  196
Section 14.8        Benefits of Indenture.......................................................................  196
Section 14.9        Governing Law...............................................................................  196
Section 14.10       Submission to Jurisdiction..................................................................  197
Section 14.11       Counterparts................................................................................  197
Section 14.12       Liability of Co-Issuers.....................................................................  197

                                   ARTICLE 15

        ASSIGNMENT OF COLLATERAL DEBT SECURITIES PURCHASE AGREEMENTS AND
                         COLLATERAL MANAGEMENT AGREEMENT

Section 15.1        Assignment of Collateral Debt Securities Purchase Agreement and the Collateral
                      Management Agreements.....................................................................  197

                                   ARTICLE 16

                                 HEDGE AGREEMENT

Section 16.1        Issuer's Obligations under Hedge Agreement..................................................  200
Section 16.2        Collateral Debt Securities Purchase Agreements..............................................  204
Section 16.3        Cure Rights.................................................................................  205
Section 16.4        Purchase Right; Majority Preferred Shareholder..............................................  205
Section 16.5        Representations and Warranties Related to Subsequent Collateral Debt Securities.............  206
Section 16.6        Operating Advisor; Additional Debt..........................................................  207

                                   ARTICLE 17

                                 ADVANCING AGENT

Section 17.1        Liability of the Advancing Agent............................................................  208
Section 17.2        Merger or Consolidation of the Advancing Agent..............................................  208
Section 17.3        Limitation on Liability of the Advancing Agent and Others...................................  208
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Section 17.4        Representations and Warranties of the Advancing Agent.......................................  209
Section 17.5        Resignation and Removal; Appointment of Successor...........................................  210
Section 17.6        Acceptance of Appointment by Successor Advancing Agent......................................  210
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SCHEDULES

Schedule A                 Moody's Loss Scenario Matrix
Schedule B                 S&P's Recovery Matrix
Schedule C                 S&P Non-Eligible Notching Asset Types
Schedule D                 S&P Eligible Notching Asset Types
Schedule E                 Schedule of Collateral Debt Securities
Schedule F                 LIBOR
Schedule G                 List of Authorized Officers of Collateral Manager

Schedule H                 Form of Underlying Term Loan and Underlying Mortgage
                           Property Representations and Warranties
Schedule I                 Form of B Note Representations and Warranties
Schedule J                 Form of Participation Representations and Warranties
Schedule K                 Form of Mezzanine Loan Representations and Warranties
Schedule L                 Form of Preferred Equity Security Representations and
                           Warranties
Schedule M                 Form of CMBS Security Representations and Warranties
Schedule N                 Fitch Recovery Matrix

EXHIBITS

Exhibit A                  Form of Class A Floating Rate Note
Exhibit B                  Form of Class B Floating Rate Note
Exhibit C                  Form of Class C Floating Rate Note
Exhibit D                  Form of Class D Floating Rate Note
Exhibit E                  Form of Transfer Certificate for (1)
                           Transfer at the Closing to a Regulation S
                           Global Security or (2) Subsequent Transfer from a Rule 144A Global Security to a Regulation S Global Security

Exhibit F                  Form of Transfer Certificate for (1)
                           Transfer at the Closing to a Rule 144A
                           Global Security or (2) Subsequent Transfer
                           from a Regulation S Global Security to a
                           Rule 144A Global Security
Exhibit G                  Form of Opinions of Cadwalader, Wickersham & Taft LLP
Exhibit H                  Form of Opinion of Maples and Calder
Exhibit I                  Form of Opinion of Counsel to Arbor Parent
Exhibit J                  Form of Opinion to the Hedge Counterparty
Exhibit K-1                Form of Opinion of Kronish Lieb Weiner & Hellman LLP
Exhibit K-2                Form of Opinion of Shearman & Sterling LLP
Exhibit L                  Form of Opinion of Counsel to the Trustee
Exhibit M                  Form of Opinion of Counsel to each Seller
Exhibit N                  Form of Trust Receipt
Exhibit O                  Form of Request for Release

                                      -Vii-

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            INDENTURE, dated as of January 19, 2005, by and between ARBOR REALTY
MORTGAGE SECURITIES SERIES 2004-1, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Issuer"), ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1 LLC, a limited liability company formed under the laws of Delaware (the "Co-Issuer"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee, paying agent, calculation agent, transfer agent, custodial securities intermediary and notes registrar (herein, together with its permitted successors and assigns in the trusts hereunder, called the "Trustee") and ARBOR REALTY SR, INC. (the "Arbor Parent"), a Maryland corporation, as advancing agent (herein, together with its permitted successors and assigns in the trusts hereunder, called the "Advancing Agent").

                              PRELIMINARY STATEMENT

            The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. The Co-Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. All covenants and agreements made by the Issuer and Co-Issuer herein are for the benefit and security of the Noteholders, each Hedge Counterparty and the Trustee, as applicable. The Issuer, the Co-Issuer, LaSalle Bank National Association in its capacity other than as Trustee and the Advancing Agent are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

            All things necessary to make this Indenture a valid agreement of the Issuer and Co-Issuer in accordance with this Indenture's terms have been done.

                                GRANTING CLAUSES

            The Issuer hereby Grants to the Trustee, for the benefit and security of the Noteholders and each Hedge Counterparty, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising (other than Excepted Assets, the Preferred Shares Distribution Account and amounts in the Preferred Shares Distribution Account),
(a) the Collateral Debt Securities listed in the Schedule of Closing Date Collateral Debt Securities which the Issuer purchases on the Closing Date and causes to be delivered to the Trustee (directly or through an agent or bailee) herewith, all payments thereon or with respect thereto and all Collateral Debt Securities which are delivered to the Trustee (directly or through an agent or bailee) after the Closing Date pursuant to the terms hereof (including the Collateral Debt Securities listed, as of the Effective Date, on the Schedule of Closing Date Collateral Debt Securities delivered by the Issuer pursuant to
Section 7.17) and all payments thereon or with respect thereto, (b) the rights of the Issuer under each Hedge Agreement, (c) the Payment Account, the Interest Collection Account, the Principal Collection Account, the Expense Account, the Unused Proceeds Account, the Delayed Funding Obligations Account, each Hedge Collateral Account, each Hedge Termination Account and Eligible Investments purchased with funds on deposit therein, the Custodial Account and all related security entitlements and all income from the investment of funds in any of the foregoing, (d) the rights of the Issuer under each Collateral Debt Securities Purchase Agreement (including any Collateral

Debt Securities Purchase Agreement entered into after the Closing Date) and the Collateral Management Agreement (e) all Cash or Money delivered to the Trustee (or its bailee) in respect of the Notes or the Assets, (f) all other investment property, accounts, instruments and general intangibles in which the Issuer has an interest, other than the Excepted Assets and the amounts in the Preferred Shares Distribution Account, and (g) all proceeds with respect to the foregoing clauses (a)-(f). The collateral described in the foregoing clauses (a)-(g) is referred to as the "Assets." Such Grants are made, however, in trust, to secure the Notes and each Hedge Agreement, subject to the Priority of Payments, equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure (i) the payment of all amounts due on and in respect of the Notes and each Hedge Agreement in accordance with their terms, (ii) the payment of all other sums payable under this Indenture and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture. For the avoidance of doubt, the Assets shall not include the Excepted Assets and any amounts in the Preferred Shares Distribution Account. The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture (but not for the purpose of determining compliance with any of the Coverage Tests or compliance by the Issuer with any of the other provisions hereof), be deemed to include any securities and any investments granted by or on behalf of the Issuer to the Trustee for the benefit of the Noteholders and each Hedge Counterparty, whether or not such securities or such investments satisfy the criteria set forth in the definitions of "Collateral Debt Security" or "Eligible Investment," as the case may be.

            Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein, for the benefit of the Noteholders and each Hedge Counterparty. Upon the occurrence and during the continuation of any Event of Default hereunder, and in addition to any other rights available under this Indenture or any other Assets held for the benefit and security of the Noteholders and each Hedge Counterparty or otherwise available at law or in equity but subject to the terms hereof, the Trustee shall have all rights and remedies of a secured party on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale.

            The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with, and subject to, the terms hereof, in order that the interests of the Noteholders and each Hedge Counterparty, as applicable, may be adequately and effectively protected in accordance with this Indenture.

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                                   ARTICLE 1

                                   DEFINITIONS

            Section 1.1 Definitions.

            Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word "including" and its variations shall mean "including without limitation." Whenever any reference is made to an amount the determination of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision. All references in this instrument to designated "Articles," "Sections," "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

            "10% Limit": The meaning specified in Section 12.1(b) hereof.

            "25 Broad Asset": The Collateral Debt Security relating to the $18,000,000 principal amount Loan in respect of a property located on 25 Broad Street in New York, New York.

            "Above Cap Security": Any Collateral Debt Security, which initially bore interest based upon a floating rate index subject to a cap (which, if exceeded, would cause such Collateral Debt Security to bear interest at a fixed rate) and which currently bears interest at a fixed rate as a result of such cap being exceeded, but only for so long as such cap is exceeded.

            "A Note": A promissory note secured by a mortgaged property that is not subordinatein right of payment to any separate promissory note secured by the same mortgaged property.

            "Accountants' Report": A report of a firm of Independent certified public accountants of recognized national reputation appointed by the Issuer pursuant to Section 10.11(a), which may be the firm of independent accountants that reviews or performs procedures with respect to the financial reports prepared by the Issuer or the Collateral Manager.

            "Account": Any of the Interest Collection Account, the Principal Collection Account,the Unused Proceeds Account, the Delayed Funding Obligations Account, the Payment Account, the Expense Account, the Custodial Account, each Hedge Termination Account, the Preferred Shares Distribution Account and each Hedge Collateral Account, and any subaccount thereof that the Trustee deems necessary or appropriate.

            "Accounts Receivable": The meaning specified in Section 3.3(a)(vi).

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            "Act" or "Act of Securityholders": The meaning specified in Section
14.2 hereof.

            "Advancing Agent": Arbor Realty SR, Inc., unless a successor Person shall have become the Advancing Agent pursuant to the applicable provisions of this Indenture, and thereafter "Advancing Agent" shall mean such successor Person.

            "Advancing Agent Fee": The fee payable quarterly in arrears on each Payment Date to the Advancing Agent in accordance with the Priority of Payments, equal to 0.07% per annum on the Aggregate Outstanding Amount of the Class A Notes and the Class B Notes on such Payment Date prior to giving effect to distributions with respect to such Payment Date.

            "Advisers Act": The Investment Advisers Act of 1940, as amended.

            "Advisory Committee": The meaning specified in the Collateral Management Agreement.

            "Affiliate" or "Affiliated": With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Persons, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided, that neither the Company Administrator nor any other company, corporation or person to which the Company Administrator provides direction and/or acts as share trustee shall be an Affiliate of the Issuer or Co-Issuer and provided, further, that neither the Collateral Manager, the Arbor Parent nor any of the Arbor Parent's subsidiaries shall be deemed to be Affiliates of the Issuer.

            "Agent Members": Members of, or participants in, the Depository, Clearstream, Luxembourg or Euroclear.

            "Aggregate Collateral Balance": The aggregate Principal Balance of
(i) Collateral Debt Securities, (ii) Eligible Investments purchased with Principal Proceeds and (iii) Eligible Investments purchased with monies on deposit in the Unused Proceeds Account that have not been designated as Interest Proceeds by the Collateral Manager pursuant to Section 10.4(c).

            "Aggregate Outstanding Amount": With respect to any Class or Classes of the Notes,the aggregate principal balance (excluding any Class C Capitalized Interest and any Class D Capitalized Interest, as the case may be) of such Class or Classes Outstanding at the date of determination.

            "Aggregate Principal Balance": When used with respect to any Pledged Collateral Debt Securities as of any date of determination, the sum of the Principal Balances on such date of determination of all such Pledged Collateral Debt Securities.

            "Applicable Recovery Rate": Shall mean the lowest of the Moody's Recovery Rate, the Fitch Applicable Recovery Rate and the S&P Recovery Rate, as applicable.

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            "Arbor Parent": The meaning specified in the first paragraph of this
Agreement.

            "ARD Loan": A Loan with an anticipated repayment date, after which (if not repaid in full by such anticipated repayment date) the loan provides for changes in payments and accrual of interest.

            "ARMS Equity": ARMS 2004-1 Equity Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Arbor Parent which is disregarded as an entity separate from the Arbor Parent for U.S. federal income tax purposes.

            "Article 15 Agreement": The meaning specified in Section 15.1(a) hereof.

            "Asset Specific Hedge": Any agreement, in the form of an interest rate exchange agreement, between the Issuer and a Hedge Counterparty that is entered into by the Issuer in connection with the purchase or holding of (i) a Fixed Rate Security or (ii) a Floating Rate Security that bears interest upon a floating rate index other than LIBOR, and which, in each case, entitles the Issuer to receive from the related Hedge Counterparty payments based on LIBOR at prevailing market rates, as determined by the Collateral Manager at the date of execution of such agreement. In addition to the foregoing, each Asset Specific Hedge will be subject to the following conditions:

            (a) the notional balance of each Asset Specific Hedge shall be equal to the scheduled principal amount of the Collateral Debt Security to which it is related;

            (b) each Asset Specific Hedge (A) will amortize according to the same schedule as, and terminate on the maturity date (or, in the case of an ARD Loan, on the anticipated repayment date) of, the Collateral Debt Security to which it is related and (B) any such amounts so payable shall be paid in accordance with the Priority of Payments ;

            (c) the payment dates of the Asset Specific Hedgemust match the payment dates of either the Collateral Debt Security to which it is related or the Payment Dates for the Notes;

            (d) if the Collateral Debt Security related to anAsset Specific Hedge (i) is a Defaulted Security, or (ii) is sold by the Issuer, such Asset Specific Hedge shall be terminated; provided that if any unscheduled amount is payable by the Issuer under the related Hedge Agreement solely as a result of the early termination of such Asset Specific Hedge and is not offset by any amount payable by the relevant Hedge Counterparty, (A) such Asset Specific Hedge may only be terminated if the Rating Agency Condition shall have been satisfied in connection with such termination; and (B) such Hedge Payment Amount shall be paid in accordance with the Priority of Payments;

            (e) if the Collateral Debt Security related to such Asset Specific Hedge is not aDefaulted Obligation and such Collateral Debt Security is called or prepaid, such Asset Specific Hedge shall be terminated; provided that if any unscheduled Hedge Payment Amount is payable by the Issuer solely as a result of the early termination of such Asset Specific Hedge and is not offset by any amount payable by the relevant Hedge Counterparty, (A) such Asset Specific Hedge may only be terminated if the Rating Agency Condition with respect to Moody's and

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S&P shall have been satisfied in connection with such termination and if Fitch shall have been given notice of such termination, (B) any such Hedge Payment Amount shall first be paid from any call, redemption and prepayment premiums received from such Collateral Debt Security, and (C) any remaining amount so payable shall be paid in accordance with the Priority of Payments;

            (f) except upon satisfaction of the Rating Agency Condition with respect to Moody's and S&P, each Asset Specific Hedge entered into in respect of an ARD Loan will be for a term that terminates at least 3 years after the anticipated repayment date of such ARD Loan; and

            (g) each Asset Specific Hedge will contain appropriate limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in this Indenture.

            "Assets": All property, rights, interests and assets described in clauses (a) through (g) inclusive of the first paragraph of the Granting Clause of this Indenture (other than Excepted Assets).

            "Assumed Portfolio": The portfolio with characteristics developed in accordance with the Eligibility Criteria and Collateral Quality Tests for purposes of determining the Class A Break Even Loss Rate, the Class B Break-Even Loss Rate, the Class C Break-Even Loss Rate and the Class D Break-Even Loss Rate.

            "Auction": Any auction conducted in connection with an Auction Call Redemption.

            "Auction Bid Date": The meaning specified in Section 12.4(b)(ii) hereof.

            "Auction Call Period": The meaning specified in Section 9.2(a) hereof.

            "Auction Call Redemption": The meaning specified in Section 9.2(a) hereof.

            "Auction Call Redemption Date": The meaning specified in Section 9.2(a) hereof.

            "Auction Date": The meaning specified in Section 12.4(a)(i) hereof.

            "Auction Procedures": The required procedures with respect to an Auction set forth in Section 12.4(b).

            "Auction Purchase Agreement": The meaning specified in Section 12.4(a)(iii) hereof.

            "Auction Purchase Closing Date": The meaning specified in Section 12.4(b)(v) hereof.

            "Authenticating Agent": With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 2.12 hereof.

            "Authorized Officer": With respect to the Issuer or Co-Issuer, any Officer (or attorney-in-fact appointed by the Issuer or the Co-Issuer) who is authorized to act for the Issuer or Co-Issuer in matters relating to, and binding upon, the Issuer or Co-Issuer. With respect to the Collateral Manager, the persons listed on Schedule G hereto. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

            "Average Life": On any Measurement Date with respect to any Collateral Debt Security (other than Defaulted Securities), the quotient obtained by dividing (i) the summing of the products of (a) the number of years (rounded to the nearest one tenth thereof) from such Measurement Date to the respective dates of each successive expected distribution of principal of such Collateral Debt Security and (b) the respective amounts of such expected distributions of principal by (ii) the sum of all successive expected distributions of principal on such Collateral Debt Security, calculated by the Collateral Manager.

            "Back-Up Advancing Fee": The fee payable quarterly in arrears on each Payment Date to the Trustee in respect of its back-up advancing obligations under this Indenture in accordance with the Priority of Payments, equal to 0.00125% per annum on the Aggregate Outstanding Amount of the Class A Notes and the Class B Notes on such Payment Date prior to giving effect to distributions with respect to such Payment Date.

            "Bailee Letter": The meaning specified in Section 12.4(b)(v) hereof.

            "Bank": LaSalle Bank National Association, a national banking association, in its individual capacity and not as Trustee and, if any Person is appointed as a successor Trustee, such Person in its individual capacity and not as Trustee.

            "Bankruptcy Code": The federal Bankruptcy Code, Title 11 of the United States Code, as amended.

            "Bearer Securities": The meaning specified in Section 3.3(iv).

            "Benefit Plan": The meaning specified in Section 2.5(g)(vi) hereof.

            "B Note": A promissory note secured by a mortgaged property that is subordinate in right of payment to one or more separate promissory notes (or other securities) secured by the same mortgaged property.

            "Board of Directors": With respect to the Issuer, the directors of the Issuer duly appointed and, with respect to the Co-Issuer, the LLC Managers duly appointed by the sole member of the Co-Issuer or otherwise.

            "Board Resolution": With respect to the Issuer, a resolution of the Board of Directors of the Issuer and, with respect to the Co-Issuer, a resolution or unanimous written consent of the LLC Managers or the sole member of the Co-Issuer.

            "Business Day": Any day other than (i) a Saturday or Sunday and (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or the location of the Corporate Trust Office.

            "Calculated Net Cash Flow": For any mortgaged property or group of related properties and any stated period of time, an estimate of the excess of
(a) the excess of (i) annual revenues (including base rents, percentage rents, recoveries and other recurring income generated by such property or properties, net of vacancy and credit losses) for the stated period over (ii) expenses for the related property or properties for the stated period, over (b) the sum of estimated (i) replacement reserves, (ii) tenant improvements and leasing commission reserves and (iii) furniture, fixtures and equipment reserves, if applicable, calculated by the Collateral Manager.

            "Calculation Agent": The meaning specified in Section 7.14(a) hereof.

            "Calculation Amount": With respect to any Collateral Debt Security, at any time, the lesser of (a) the Market Value of such Collateral Debt Security and (b) the Applicable Recovery Rate multiplied by the Principal Balance of such Collateral Debt Security.

            "Cash": Such coin or currency of the United States of America as at the time shall belegal tender for payment of all public and private debts.

            "Cash Flow Swap Agreement": Any Hedge Agreement entered into by the Issuer with a Hedge Counterparty to manage potential mismatches between the timing of receipts of interest on the Collateral Debt Securities and Eligible Investments and the timing of interest payments due on the Notes, including an agreement to convert the periodicity of payments on Collateral Debt Securities, pursuant to which the Issuer shall be entitled to receive payments from the related Hedge Counterparty on a certain date in exchange for the Issuer's obligation to make payments to such Hedge Counterparty on one or more Payment Dates to the extent that funds are available therefor pursuant to Section 11.1(a).

            "Cash Flow Swap Counterparty": Any Hedge Counterparty with whom the Issuer enters into a Cash Flow Swap Agreement.

            "Certificate of Authentication": The meaning specified in Section
2.1 hereof.

            "Certificated Security": A "certificated security" as defined in
Section 8-102(a)(4) of the UCC.

            "Class": The Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes, as applicable.

            "Class A Break-Even Loss Rate": At any time, the maximum percentage of defaults that the Assumed Portfolio should be able to sustain, which after giving effect to S&P's assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the timely payment of interest and the ultimate payment of principal of the Class A Notes.

            "Class A Defaulted Interest Amount": As of each Payment Date, the accrued and unpaid amount due to holders of the Class A Notes on account of any shortfalls in the payment of the Class A Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

            "Class A Interest Distribution Amount": On each Payment Date, the amount due to Holders of the Class A Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class A Notes with respect to the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class A Rate.

            "Class A Loss Differential": At any time, the rate calculated by subtracting the Class A Scenario Loss Rate from the Class A Break-Even Loss Rate at such time.

            "Class A Notes": The Class A Senior Secured Floating Rate Term Notes Due 2040, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

            "Class A Rate": With respect to any Class A Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to LIBOR for the related Interest Accrual Period plus 0.45% per annum.

            "Class A Redemption Price": The Redemption Price for the Class A Notes as specified under the definition of "Redemption Price."

            "Class A Scenario Loss Rate": At any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with a rating of "AAA" of the Class A Notes by S&P, determined by application of the S&P CDO Monitor at such time.

            "Class A/B Coverage Tests": The Class A/B Par Value Test and the Class A/B Interest Coverage Test.

            "Class A/B Interest Coverage Ratio": The meaning specified under the definition of "Interest Coverage Ratio."

            "Class A/B Interest Coverage Test": The test that is met as of any Measurement Date on which any Class A Notes or Class B Notes remain outstanding if the Class A/B Interest Coverage Ratio as of such Measurement Date is equal to or greater than 250%.

            "Class A/B Par Value Ratio": As of any Measurement Date, the number (expressed as a percentage) calculated by dividing (a) the Net Outstanding Portfolio Balance on such Measurement Date by (b) the sum of the Aggregate Outstanding Amount of the Class A Notes and the Class B Notes and the amount of any unreimbursed Interest Advances.

            "Class A/B Par Value Test": The test that will be met as of any Measurement Date on which any Class A Notes or Class B Notes remain outstanding if the Class A/B Par Value Ratio on such Measurement Date is equal to or greater than 184%.

            "Class B Break-Even Loss Rate": At any time, the maximum percentage of defaults that the Assumed Portfolio should be able to sustain, which after giving effect to S&P's assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the timely payment of interest and the ultimate payment of principal of the Class B Notes.

            "Class B Defaulted Interest Amount": As of each Payment Date, the accrued and unpaid amount due to holders of the Class B Notes on account of any shortfalls in the payment of the Class B Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

            "Class B Interest Distribution Amount": On each Payment Date, the amount due to Holders of the Class B Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class B Notes with respect to the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class B Rate.

            "Class B Loss Differential": At any time, the rate calculated by subtracting the Class B Scenario Loss Rate from the Class B Break-Even Loss Rate at such time.

            "Class B Notes": The Class B Second Priority Floating Rate Term Notes Due 2040, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

            "Class B Rate": With respect to any Class B Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to LIBOR for the related Interest Accrual Period plus 0.63% per annum.

            "Class B Redemption Price": The Redemption Price for the Class B Notes as specified under the definition of "Redemption Price."

            "Class B Scenario Loss Rate": At any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with a rating of "AA" of the Class B Notes by S&P, determined by application of the S&P CDO Monitor at such time.

            "Class B Subordinate Interests": The meaning specified in Section 13.1(a).

            "Class C Break-Even Loss Rate": At any time, the maximum percentage of defaults that the Assumed Portfolio should be able to sustain, which after giving effect to S&P's assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the ultimate payment of interest and principal of the Class C Notes.

            "Class C Capitalized Interest": The meaning specified in Section 2.7(c) hereof.

            "Class C Coverage Tests": The Class C Par Value Test and the Class C Interest Coverage Test.

            "Class C Defaulted Interest Amount": On or after any Payment Date on which no Class A Notes or Class B Notes are Outstanding, any interest on the Class C Notes (other than Class C Capitalized Interest) that is due and payable but is not punctually paid or duly provided for on or prior to the due date therefor and which remains unpaid, together with interest accrued thereon (to the extent lawful).

            "Class C Interest Coverage Ratio": The meaning specified in the definition of "Interest Coverage Ratio."

            "Class C Interest Coverage Test": The test that is met as of any Measurement Date on which any Class C Notes remain outstanding if the Class C Interest Coverage Ratio as of such Measurement Date is equal to or greater than 230%.

            "Class C Interest Distribution Amount": On each Payment Date, the amount due to Holders of the Class C Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount (including any Class C Capitalized Interest) of the Class C Notes with respect to the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class C Rate.

            "Class C Loss Differential": At any time, the rate calculated by subtracting the Class C Scenario Loss Rate from the Class C Break-Even Loss Rate at such time.

            "Class C Notes": The Class C Third Priority Floating Rate Term Notes Due 2040, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

            "Class C Par Value Ratio": As of any Measurement Date, as of any Measurement Date, the number (expressed as a percentage) calculated by dividing
(a) the Net Outstanding Portfolio Balance on such Measurement Date by (b) the sum of the Aggregate Outstanding Amount (including any Class C Capitalized Interest) of the Class A Notes, the Class B Notes and the Class C Notes and the amount of any unreimbursed Interest Advances.

            "Class C Par Value Test": The test that is met as of any Measurement Date on which any Class C Notes remain outstanding if the Class C Par Value Ratio on such Measurement Date is equal to or greater than 154%.

            "Class C Rate": With respect to any Class C Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to LIBOR for the related Interest Accrual Period plus 1.25% per annum.

            "Class C Redemption Price": The Redemption Price for the Class C Notes as specified under the definition of "Redemption Price."

            "Class C Scenario Loss Rate": At any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with a rating of "A-" of the Class C Notes by S&P, determined by application of the S&P CDO Monitor at such time.

            "Class C Scheduled Amortization Amount": With respect to each Payment Date occurring during the period from (and including) April 2005 to (and including) January 2009, an amount up to $1,423,827 in respect of each such Payment Date, to be applied toward amortizing the principal amount of the Class C Notes on such Payment Date on a noncumulative basis and only to the extent that funds are available for such purpose in accordance with Section 11.1(a).

            "Class C Subordinate Interests": The meaning specified in Section 13.1(b).

            "Class D Break-Even Loss Rate": At any time, the maximum percentage of defaults that the Assumed Portfolio should be able to sustain, which after giving effect to S&P's assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the ultimate payment of interest and principal of the Class D Notes.

            "Class D Capitalized Interest": The meaning specified in Section 2.7(d) hereof.

            "Class D Coverage Tests": The Class D Par Value Test and the Class D Interest Coverage Test.

            "Class D Defaulted Interest Amount": On or after any Payment Date on which no Class A Notes, Class B Notes or Class C Notes are Outstanding, any interest on the Class D Notes (other than Class D Capitalized Interest) that is due and payable but is not punctually paid or duly provided for on or prior to the due date therefor and which remains unpaid, together with interest accrued thereon (to the extent lawful).

            "Class D Interest Coverage Ratio": The meaning specified in the definition of "Interest Coverage Ratio."

            "Class D Interest Coverage Test": The test that is met as of any Measurement Date on which any Class D Notes remain outstanding if the Class D Interest Coverage Ratio as of such Measurement Date is equal to or greater than 200%.

            "Class D Interest Distribution Amount": On each Payment Date, the amount due to Holders of the Class D Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount (including any Class D Capitalized Interest) of the Class D Notes with respect to the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class D Rate.

            "Class D Loss Differential": At any time, the rate calculated by subtracting the Class D Scenario Loss Rate from the Class D Break-Even Loss Rate at such time.

            "Class D Notes": The Class D Fourth Priority Floating Rate Term Notes Due 2040, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

            "Class D Par Value Ratio": As of any Measurement Date, the number (expressed as a percentage) calculated by dividing (a) the Net Outstanding Portfolio Balance on such Measurement Date by (b) the Aggregate Outstanding Amount (including any Class C Capitalized Interest or Class D Capitalized Interest) of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes and the amount of any unreimbursed Interest Advances.

            "Class D Par Value Test": The test that is met as of any Measurement Date on which any Class D Notes remain outstanding if the Class D Par Value Ratio on such Measurement Date is equal to or greater than 145%.

            "Class D Rate": With respect to any Class D Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to LIBOR for the related Interest Accrual Period plus 2.85% per annum.

            "Class D Redemption Price": The Redemption Price for the Class D Notes, as specified under the definition of "Redemption Price."

            "Class D Scenario Loss Rate": At any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with a rating of "BBB" of the Class D Notes by S&P, determined by application of the S&P CDO Monitor at such time.

            "Class D Scheduled Amortization Amount": With respect to each Payment Date occurring during the period from (and including) April 2005 to (and including) January 2009, an amount up to $576,173 in respect of each such Payment Date, to be applied toward amortizing the principal amount of the Class D Notes on such Payment Date on a noncumulative basis and only to the extent that funds are available for such purpose in accordance with Section 11.1(a).

            "Class D Subordinate Interests": The meaning specified in Section 13.1(c).

            "Clean-up Call": The meaning specified in Section 9.1 hereof.

            "Clearing Agency": An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

            "Clearing Corporation": The meaning specified in Section 8-102(a)(5) of the UCC.

            "Clearing Corporation Security": A security subject to book-entry transfers and pledges deposited with the Clearing Agency.

            "Clearstream, Luxembourg": Clearstream Banking, societe anonyme, a limited liability company organized under the laws of the Grand Duchy of Luxembourg.

            "Closing": The transfer of any Note to the initial registered Holder of such Note.

            "Closing Date": January 19, 2005.

            "CMBS Conduit Securities": Collateral Debt Securities (A) issued by a single-seller or multi-seller conduit under which the holders of such Collateral Debt Securities have recourse to a specified pool of assets (but not other assets held by the conduit that support payments on other series of securities) and (B) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) on the cash flow from a pool of commercial mortgage loans generally having the following characteristics: (1) the commercial mortgage loans have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the commercial mortgage loans are obligations of a relatively limited number of obligors (with the creditworthiness of individual obligors being less material than for CMBS Large Loan Securities) and accordingly represent a relatively undiversified pool of obligor credit risk;
(4) upon original issuance of such Collateral Debt Securities no five commercial mortgage loans account for more than 20% of the aggregate principal balance of the entire pool of commercial mortgage loans supporting payments on such securities; and (5) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium.

            "CMBS Large Loan Securities": Collateral Debt Securities (other than CMBS Conduit Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) on the cash flow from a pool of commercial mortgage loans made to finance the acquisition, construction and improvement of properties. They generally have the following characteristics: (1) the commercial mortgage loans have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance one or more outstanding loans the proceeds of which were so used); (3) the commercial mortgage loans are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk;
(4) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium; and (5) the valuation of individual properties securing the commercial mortgage loans is the primary factor in any decision to invest in those securities.

            "CMBS Security": A CMBS Conduit Security or a CMBS Large Loan Security, as the case may be, but excluding any Single Asset Mortgage Security, Single Borrower Mortgage Security or Rake Bond.

            "Co-Issuer": Arbor Realty Mortgage Securities Series 2004-1 LLC, a limited liability company formed under the laws of Delaware, until a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Co-Issuer" shall mean such successor Person.

            "Co-Issuers": The Issuer and the Co-Issuer.

            "Code": The United States Internal Revenue Code of 1986, as amended.

            "Collateral Debt Securities Purchase Agreements": Any collateral debt securitiespurchase agreements entered into on or about the Closing Date and any other collateral debt securities purchase agreements entered into after the Closing Date if a purchase agreement is necessary to comply with this Indenture, which agreement is assigned to the Trustee pursuant to this Indenture.

            "Collateral Debt Security" and "Collateral Debt Securities": Any Specified Type of asset owned by the Issuer (including those acquired after the Closing Date) that complies with the Eligibility Criteria (other than Eligible Investments).

            "Collateral Manager": Arbor Realty Collateral Management, LLC, each of Arbor Realty Collateral Management, LLC's permitted successors and assigns or any successor Person that shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement and thereafter "Collateral Manager" shall mean such successor Person.

            "Collateral Management Agreement": The Collateral Management Agreement, dated as of the Closing Date, by and between the Issuer and the Collateral Manager, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Collateral Management Fee": The Senior Collateral Management Fee and the Subordinate Collateral Management Fee.

            "Collateral Manager Servicing Standard": With respect to the Collateral Manager, to manage the Collateral Debt Securities that such Person is obligated to service and administer pursuant to this Indenture and the Collateral Management Agreement (i) in accordance with (A) the higher of the following standards of care: (1) customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and (2) the same manner in which, and with the same care, skill, prudence and diligence with which, the Arbor Parent manages securities comparable to the Collateral Debt Securities for its own account, (B) applicable law and (C) the terms of this Indenture, the Collateral Management Agreement and the terms of the Collateral Debt Security and the related Underlying Instruments and (ii) without regard to (A) any relationship, including as lender on any other debt, that the Collateral Manager or any Affiliate of the Collateral Manager, may have with the underlying borrower, or any Affiliate of the borrower, or any other party to this Indenture (or any agreements relating to the Indenture); (B) the obligation of the Collateral Manager to make Cure Advances; (C) the right of the Collateral Manager or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction (including, without limitation, any transaction related to the Collateral Management Agreement); and (D) the ownership, servicing or management for others of any security not subject to this Indenture by the Collateral Manager or any Affiliate thereof or the obligation of any Affiliate of the Collateral Manager to repurchase the Collateral Debt Security.

            "Collateral Quality Test": The test satisfied if, as of any Measurement Date, in the aggregate, the Collateral Debt Securities purchased or irrevocably committed to be purchased (and not sold) comply with all of the requirements set forth below:

                  (i) not more than 10% of the Aggregate Collateral Balance of
            Collateral Debt Securities with payments less frequently than quarterly are not covered by a Cash Flow Swap Agreement obtained by the Collateral Manager for the Issuer;

                  (ii) not more than 25% of the Aggregate Collateral Balance consists of Collateral Debt Securities (other than CMBS Securities and REIT Debt Securities) backed or otherwise invested in properties located in any single U.S. state, except that (A) up to 60% of the Aggregate Collateral Balance may consist of Collateral Debt Securities (other than CMBS Securities and REIT Debt Securities) backed or otherwise invested in properties located in the State of New York, (B) up to 35% of the Aggregate Collateral Balance may consist of Collateral Debt Securities (other than CMBS Securities and REIT Debt Securities) backed or otherwise invested in properties located in the State of California, (C) up to 30% of the Aggregate Collateral Balance may consist of Collateral Debt Securities (other than CMBS Securities and REIT Debt Securities) backed or otherwise invested in properties located in the District of Columbia and (D) up to 30% of the Aggregate Collateral Balance may consist of Collateral Debt Securities (other than CMBS Securities and REIT Debt Securities) backed or otherwise invested in properties located in the State of Florida;

                  (iii) not more than 15% of the Aggregate Collateral Balance consists of CMBS Securities and REIT Debt Securities;

                  (iv) the Aggregate Principal Balance of all Collateral Debt
            Securities issued by any single issuer does not exceed either (A) $45,000,000 or (B) 15% of the Aggregate Collateral Balance (provided that, for avoidance of doubt, with respect to any Loan, the issuer of such Loan shall be deemed to be the borrower of such Loan);

                  (v) no more than 75% of the Aggregate Collateral Balance
            consists of CMBS Securities issued in any single calendar year;

                  (vi) not more than 10% of the Aggregate Collateral Balance consists of Collateral Debt Securities (other than CMBS Securities and REIT Debt Securities) that are collateralized or backed by interests on any single Property Type; provided that (A) not more than 60% of the Aggregate Collateral Balance may consist of Collateral Debt Securities (other than CMBS Securities and REIT Debt Securities) that are collateralized or backed by interests on any Urban Office Property or Suburban Office Property; (B) not more than 50% of the Aggregate Collateral Balance may consist of Collateral Debt Securities (other than CMBS Securities and REIT Debt Securities) that are collateralized or backed by interests on any Multi-Family Properties; (C) not more than 45% of the Aggregate Collateral Balance may consist of Collateral Debt Securities (other than CMBS Securities and REIT Debt Securities) that are collateralized or backed by interests on Retail Properties; (D) not more than 30% of the Aggregate Collateral Balance may consist of Collateral Debt Securities (other than CMBS Securities and REIT Debt Securities) that are collateralized or backed by interests on Industrial

            Properties; and (E) not more than 20% of the Aggregate Collateral Balance may consist of Collateral Debt Securities (other than CMBS Securities and REIT Debt Securities) that are collateralized or backed by interests on Hospitality Properties.

                  (vii) not more than 10% of the Aggregate Collateral Balance consists of Floating Rate Securities that bear interest based upon a floating rate index other than LIBOR and that are not subject to Asset Specific Hedges;

                  (viii) not more than 25% of the Aggregate Collateral Balance consists of Fixed Rate Securities that are not subject to Asset Specific Hedges;

                  (ix) not more than 10% of the Aggregate Collateral Balance consists of unfunded portions of Delayed Draw Term Loans;

                  (x) the Moody's Weighted Average Rating Factor/Weighted
            Average Recovery Rate Test is satisfied;

                  (xi) the Moody's Weighted Average Initial Maturity Test is
            satisfied;

                  (xii) the Moody's Weighted Average Extended Maturity Test is
            satisfied;

                  (xiii) the Herfindahl Diversity Test is satisfied;

                  (xiv) the Minimum Weighted Average Coupon Test is satisfied;

                  (xv) the Minimum Weighted Average Spread Test is satisfied;

                  (xvi) the Weighted Average Life Test is satisfied;

                  (xvii) the S&P CDO Monitor Test is satisfied;

                  (xviii) the S&P Recovery Test is satisfied; and

                  (xix) the Fitch Maximum Rating Factor Test is satisfied.

            "Collection Accounts": The trust accounts so designated and established pursuant to Section 10.2(a) hereto.

            "Company Administration Agreement": The administration agreement dated on or about the Closing Date by and among the Issuer and the Company Administrator, as modified and supplemented and in effect from time to time.

            "Company Administrative Expenses": All fees, expenses and other amounts due or accrued with respect to any Payment Date and payable by the Issuer or the Co-Issuer to (i) the Trustee pursuant to this Indenture or the Trustee Fee Proposal or any co-trustee appointed pursuant to this Indenture (including amounts payable by the Issuer as indemnification pursuant to this Indenture), (ii) the Company Administrator under the Company Administration Agreement (including amounts payable by the Issuer as indemnification pursuant to the

Company Administration Agreement) and to provide for the costs of liquidating the Issuer following redemption of the Notes, (iii) the LLC Managers (including indemnification), (iv) the Independent accountants, agents and counsel of the Issuer for reasonable fees and expenses (including amounts payable in connection with the preparation of tax forms on behalf of the Issuer and the Co-Issuer) and any registered office and government filing fees, (v) the Rating Agencies for fees and expenses in connection with any rating (including the annual fee payable with respect to the monitoring of any rating) of the Notes, including fees and expenses due or accrued in connection with any credit estimate or rating of the Collateral Debt Securities, (vi) the Collateral Manager under this Indenture and the Collateral Management Agreement, (vii) the Collateral Manager or other Persons as indemnification pursuant to the Collateral Management Agreement, (viii) the Advancing Agent or other Persons as indemnification pursuant to Section 18.3(x), (ix) each member of the Advisory Committee (including amounts payable as indemnification) under each agreement between such Advisory Committee member and the Issuer (and the amounts payable by the Issuer to each member of the Advisory Committee as indemnification pursuant to each such agreement); (x) the Preferred Shares Paying Agent under the Preferred Shares Paying Agency Agreement, (xi) any other Person in respect of any governmental fee, charge or tax in relation to the Issuer or the Co-Issuer (in each case as certified by an Authorized Officer of the Issuer or the Co-Issuer to the Trustee), and (xii) any other Person in respect of any other fees or expenses (including indemnifications) permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture and the Notes; provided that Company Administrative Expenses shall not include (a) amounts payable in respect of the Notes, (b) amounts payable under any Hedge Agreement and (c) any Collateral Management Fee payable pursuant to the Collateral Management Agreement.

            "Company Administrator": Maples Finance Limited, as administrator pursuant to the Company Administration Agreement, unless a successor Person shall have become administrator pursuant to the Company Administration Agreement, and thereafter, Company Administrator shall mean such successor Person.

            "Controlling Class": The Class A Notes, so long as any Class A Notes are Outstanding, then the Class B Notes, so long as Class B Notes are Outstanding, then the Class C Notes, so long as any Class C Notes are Outstanding, then the Class D Notes, so long as any Class D Notes are Outstanding and after the Notes are no longer Outstanding, the Preferred Shares.

            "Corporate Trust Office": The principal corporate trust office of the Trustee, currently located at 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: CDO Trust Services Group, Arbor Realty Mortgage Securities Series 2004-1, Ltd., or such other address as the Trustee may designate from time to time by notice to the Noteholders, the holders of the Preferred Shares, the Collateral Manager, the Rating Agencies, the Issuer and each Hedge Counterparty or the principal corporate trust office of any successor Trustee.

            "Coverage Tests": The Class A/B Coverage Tests, the Class C Coverage Tests and the Class D Coverage Tests.

            "Covered Fixed Rate Security": Any Fixed Rate Security (including any Above Cap Security) (i) for which the Issuer has entered into one or more interest rate swap agreements

(either individually or together with other Collateral Debt Securities), which
(A) is a market rate swap that does not require the related Hedge Counterparty to make any upfront payments, (B) has a term which is at least as long as the expected maturity of such Fixed Rate Security, (C) requires the related Hedge Counterparty to make floating rate payments to the Issuer based on the related notional amount equal to the London interbank offered rate for U.S. Dollar deposits in Europe and (D) requires the Issuer to make fixed rate payments to the related Hedge Counterparty or (ii) that is subject to an Asset-Specific Hedge.

            "Credit Risk/Defaulted Security Cash Purchase": The meaning specified in Section 12.1(b) hereof.

            "Credit Risk Security": Any Collateral Debt Security that, in the Collateral Manager's reasonable business judgment, has a significant risk of declining in credit quality or, with a lapse of time, becoming a Defaulted Security.

            "Cure Advance": An advance by the Collateral Manager, in connection with the exercise of a cure right by the Issuer, as controlling holder or directing holder or other similar function, with respect to a Collateral Debt Security.

            "Current Portfolio": The portfolio of Collateral Debt Securities and Eligible Investments prior to giving effect to a proposed reinvestment in a Substitute Collateral Debt Security.

            "Custodial Account": An account at the Custodial Securities Intermediary in the name of the Trustee pursuant to Section 10.1(b).

            "Custodial Securities Intermediary": The meaning specified in
Section 3.3(a) hereof.

            "Default": Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

            "Defaulted Security": Any Collateral Debt Security or any other security included in the Assets:

                      (1) other than a Loan, CMBS Security or REIT Debt Security
            (i) with respect to which there has occurred and is continuing a payment default (after giving effect to any applicable grace period but without giving effect to any waiver); provided, however, that notwithstanding the foregoing, a Preferred Equity Security shall not be deemed to be a Defaulted Security as a result of (A) the related issuer's failure to pay dividends or distributions on the initial due date therefor, if the Collateral Manager or the Issuer consents to extend the due date when such dividend or distribution is due and payable, and such dividend or distribution is paid on or before such extended due date (provided that such dividend or distribution is paid not more than 60 days (or if the due date for such dividend or distribution was previously so extended, not more than 30 days) after the initial date that it was due), or (B) the failure of the issuer or affiliate of the issuer of the Preferred Equity Security to redeem or purchase such Preferred

            Equity Security on the date when such redemption or purchase is required pursuant to the terms of the agreement setting forth the rights of the holder of that Preferred Equity Security (after giving effect to all extensions of such redemption or purchase date that the issuer or affiliate of the issuer of the Preferred Equity Security had the right to elect and did elect under the terms of the agreement setting forth the rights of the holder of that Preferred Equity Security), if the Collateral Manager or the Issuer consents to extend such redemption or purchase date provided that such consent does not extend the redemption or purchase date by more than two years after the redemption or purchase date required under such agreement (that is, the original redemption or purchase date under such agreement as extended by all extensions of such date that the issuer or affiliate of the issuer of the Preferred Equity Security had the right to elect and did elect under the terms of such agreement) and the amount required to be paid in connection with such redemption or purchase is paid on or before such extended redemption or purchase date, or (ii) with respect to which there is known to the Issuer or the Collateral Manager a default (other than any payment default) which default entitles the holders thereof to accelerate the maturity of all or a portion of the principal amount of such obligation; provided, however, in each case, if such default is cured or waived then such asset shall no longer be a Defaulted Security or (iii) with respect to which there is known to the Collateral Manager (A) any bankruptcy, insolvency or receivership proceeding has been initiated in connection with the issuer of such Collateral Debt Security, or (B) there has been proposed or effected any distressed exchange or other debt restructuring where the issuer of such Collateral Debt Security has offered the debt holders a new security or package of securities that either (x) amounts to a diminished financial obligation or (y) has the purpose of helping the issuer to avoid default, or (iv) that has been rated "CC", "D" or "SD" or below by S&P or "CC" or below by Fitch, or with respect to REIT Debt Securities, the issuer of which has a credit rating of "D" or "SD" or to which S&P has withdrawn its rating or (v) there is known to the Collateral Manager that the issuer thereof is in default (without giving effect to any applicable grace period or waiver) as to payment of principal and/or interest on another obligation (and such default has not been cured or waived) which is senior or pari passu in right of payment to such Collateral Debt Security, except that a Collateral Debt Security will not constitute a "Defaulted Security" under this clause (v) if each of the Rating Agencies has confirmed in writing that such event shall not result in the reduction, qualification or withdrawal of any rating of the Notes;

                      (2) with respect to a Loan, if a foreclosure or default
            (whether or not declared) with respect to the related commercial mortgage loan has occurred; provided, however, that notwithstanding the foregoing, a Loan shall not be deemed to be a Defaulted Security as a result of (i) the related borrower's failure to pay interest on such Loan or on the related commercial mortgage loan on the initial due date therefor, if the related lender or holder of such Loan or the related commercial mortgage loan consents to extend the due date when such interest is due and payable, and such interest is paid on or before such extended due date (provided that such interest is paid not more than 60 days (or if the due date for such interest was previously so extended, not more than 30 days) after the initial date that it was due), or (ii) the related borrower's failure to pay principal on such Loan or the related commercial mortgage loan on the original maturity date thereof (as defined below), if the related lender or holder of such Loan or the related commercial mortgage loan consents to extend such maturity date (so long as the Maturity Extension Requirements are met) and such principal is paid on or before such extended maturity date, or
            (iii) the occurrence of any default other than a payment default with respect to such Loan or the related commercial mortgage loan, unless and until the earlier of (A) declaration of default and acceleration of the maturity of the Loan by the lender or holder thereof and (B) the continuance of such default uncured for 60 days after such default became known to the Issuer or the Collateral Manager or, subject to the satisfaction of the Rating Agency Condition, such longer period as the Collateral Manager determines. As used herein, the term "original maturity date" means the maturity date of a Loan or the related commercial mortgage loan as extended by all extensions thereof which the related borrower had the right to elect and did elect under the terms of the instruments and agreements relating to such Loan or the related commercial mortgage loan, but before taking into account any additional extensions thereof that are consented to by the lender or holder of such Loan or the related commercial mortgage loan; and

                      (3) with respect to a CMBS Security or REIT Debt Security
            (i) as to which there has occurred and is continuing a principal payment default (without giving effect to any applicable grace period or waiver) or (ii) as to which there is known to the Issuer or the Collateral Manager a default (other than any payment default) which default entitles the holders thereof to accelerate the maturity of all or a portion of the principal amount of such obligation; provided, however, in each case, if such default is cured or waived then such asset shall no longer be a Defaulted Security or (iii) as to which there is known to the Collateral Manager (A) any bankruptcy, insolvency or receivership proceeding has been initiated in connection with the issuer of such CMBS Security or REIT Debt Security, or (B) there has been proposed or effected any distressed exchange or other debt re-structuring where the issuer of such CMBS Security or REIT Debt Security has offered the debt holders a new security or package of securities that either
            (x) amounts to a diminished financial obligation or (y) has the purpose of helping the issuer to avoid default, or (iv) that has been rated "CC", "D" or "SD" or below by S&P, "CC" or below by Fitch, or "Ca" or "C" by Moody's, or with respect to REIT Debt Securities, the issuer of which has a credit rating of "D" or "SD" or as to which S&P has withdrawn its rating or (v) as to which there is known to the Collateral Manager that the issuer thereof is in default (without giving effect to any applicable grace period or waiver) as to payment of principal and/or interest on another obligation (and such default has not been cured or waived) which is senior or pari passu in right of payment to such CMBS Security or REIT Debt Security, except that a CMBS Security or REIT Debt Security will not constitute a "Defaulted Security" under this clause (v) if each of the Rating Agencies has confirmed in writing that such event shall not result in the reduction, qualification or withdrawal of any rating of the Notes; or (vi) (A) as to which there has been a failure to pay interest in whole or in part for the lesser of (x) six months or (y) three payment periods (if such CMBS Security or REIT Debt Security is rated (or privately rated for purposes of the issuance of the Securities) below "Baa3" by Moody's or "BBB-" by S&P or Fitch); provided, however, if the Rating Agency Condition for such CMBS Security or REIT Debt Security is satisfied with respect to S&P and Moody's, the Collateral Manager may choose not to treat such a CMBS Security or REIT Debt Security as a Defaulted Security or (B) as to which there has been a failure to pay interest in whole or in part for the lesser of (x) one year or
            (y) six consecutive payment periods (if such CMBS Security or REIT Debt Security is rated (or privately rated for purposes of the issuance of the Securities) "BBB-" or higher by S&P or Fitch, or "Baa3" or higher by Moody's) even if by its terms it provides for the deferral and capitalization of interest thereon.

provided, that any Collateral Debt Security which has sustained a write-down of principal balance in accordance with its terms will not necessarily be considered a Defaulted Security solely due to such writedown; provided, further, that for purposes of the Par Value Ratios, any Collateral Debt Security that has sustained an implied reduction of principal balance due to an appraisal reduction will not necessarily be considered a Defaulted Security solely due to such implied reduction.

            For purposes of the definition of "Defaulted Security," the "Maturity Extension Requirements" will be satisfied with respect to any extension if the maturity date is extended (i) in the case of Loans other than ARD Loans, to a new maturity date that is (A) not more than two years after the original maturity date and (B) not later than 10 years prior to the Stated Maturity and (ii) in the case of ARD Loans, such that (A) the anticipated repayment date will not be less than 20 years prior to the Stated Maturity and
(B) the new maturity date is not less than 3 years prior to the Stated Maturity; provided, however, that notwithstanding the requirements in the foregoing clauses (i) and (ii), "Maturity Extension Requirements" will be deemed satisfied with respect to any extensions as to which the Rating Agency Condition has been satisfied.

            For the avoidance of doubt, the parties hereto understand and agree that any initial permissible 60 day extension period described in paragraphs (1) and (2) of this definition shall in no event be combined with any subsequent permissible 30 day extension period described in paragraphs (1) and (2) of this definition.

            "Definitive Security": The meaning specified in Section 2.2(d) hereof.

            "Delayed Draw Term Loan": Any Loan that is fully committed on the initial funding date of such Loan and is required to be fully funded in one or more installments but which, once all such installments have been made, has the characteristics of a term loan; provided, however, for purposes of the Coverage Tests and the Collateral Quality Tests, the principal balance of a Delayed Draw Term Loan, as of any date of determination, refers to the sum of (a) the outstanding principal balance of such Delayed Draw Term Loan and (b) the amounts on deposit in the Delayed Funding Obligations Account in respect of the unfunded portion of such Delayed Draw Term Loan.

            "Delayed Funding Obligations Account": The account established pursuant to Section 10.5(a) hereof.

            "Deposit": Any cash or money deposited with the Trustee by the Issuer on the Closing Date for inclusion as Assets and deposited by the Trustee in the Unused Proceeds Account on the Closing Date, which shall be equal to $18,000,000.

            "Deposit Accounts": The meaning specified in Section 3.3(e)(xii) hereof.

            "Depository" or "DTC": The Depository Trust Company, its nominees, and their respective successors.

            "Determination Date": With respect to the initial Payment Date, April 15, 2005, and thereafter quarterly on each July 15, October 15, January 15, and April 15 (or if such date is not a Business Day, then the next succeeding Business Day).

            "Disqualified Transferee": The meaning specified in Section 2.5(l) hereof.

            "Dollar," "U.S. $" or "$": A U.S. dollar or other equivalent unit in Cash.

            "Due Date": Each date on which a Scheduled Distribution is due on a Pledged Obligation.

            "Due Period": With respect to any Payment Date, the period commencing on the day immediately succeeding the second preceding Determination Date (or on the Closing Date, in the case of the Due Period relating to the first Payment Date) and ending on and including the Determination Date immediately preceding such Payment Date.

            "Effective Date": The date which is the earlier of (i) the 180th day after the Closing Date and (ii) the date on which the Issuer (A) acquires the 25 Broad Asset or (B) utilizes the $18,000,000 deposited into the Unused Proceeds Account on the Closing Date to acquire additional Collateral Debt Securities.

            "Eligibility Criteria": The criteria set forth below, which if satisfied by a Collateral Debt Security at the time it is purchased, as evidenced by an Officer's Certificate of the Collateral Manager delivered to the Trustee as of the date of such acquisition, will make such Collateral Debt Security eligible for purchase by the Issuer:

                  (i) it is a Loan or security related to commercial real
            estate;

                  (ii) it is issued by an issuer incorporated or organized under the laws of the United States or a commonwealth, territory or possession of the United States;

                  (iii) with respect to each CMBS Security, substantially all the loans backing such Collateral Debt Security are secured by collateral substantially all of which is located in the United States or a commonwealth, territory or possession of the United States and with respect to each REIT Debt Security, the issuer of such Collateral Debt Security is incorporated or organized under the laws of the United States or a commonwealth, territory or possession of the United States;

                  (iv) it provides for periodic payments of interest (or, in the case of Preferred Equity Securities, dividends or other distributions) no less frequently than semi-annually;

                  (v) it has a Moody's Rating, a Fitch Rating and an S&P Rating
            and, unless otherwise agreed by S&P, such S&P Rating does not include the subscript "t";

                  (vi) its acquisition would not cause the Issuer, the Co-Issuer or the pool of Pledged Obligations to be required to register as an investment company under the Investment Company Act; and if the issuer of such Collateral Debt Security is excepted from the definition of an "investment company" solely by reason of Section 3(c)(1) of the Investment Company Act, then either (x) such Collateral Debt Security does not constitute a "voting security" for purposes of the Investment Company Act or (y) the aggregate amount of such Collateral Debt Security held by the Issuer is less than 10% of the entire issue of such Collateral Debt Security;

                  (vii) (A) if it is a Loan (including a Mezzanine Loan but
            excluding an ARD Loan), no commercial mortgage loan underlying, securing or constituting such Collateral Debt Security has a maturity date (including any extension option) that is later than ten (10) years prior to the Stated Maturity, (B) if it is a CMBS Security or a REIT Debt Security, such CMBS Security or REIT Debt Security (without regard to the maturities of any collateral underlying such CMBS Security or REIT Debt Security) does not have a stated final maturity later than the Stated Maturity, (C) if it is an ARD Loan, (i) the anticipated repayment date of such ARD Loan is not later than twenty (20) years prior to the Stated Maturity and
            (ii) the new maturity date is not less than three (3) years prior to the Stated Maturity and (D) if it is a Preferred Equity Security, the date (after giving effect to all permissible extensions thereof) by which all distributions on such Preferred Equity Security attributable to the return of capital by its governing documents are required to be made is not later than two (2) years after the Stated Maturity (after giving effect to all anticipated settlement concerns in connection with such return of capital);

                  (viii) it is not prohibited under its Underlying Instruments from being purchased by the Issuer and pledged to the Trustee;

                  (ix) it is not, and does not provide for conversion or
            exchange into, "margin stock" (as defined under Regulations T, U or X by the Board of Governors of the Federal Reserve System) at any time over its life;

                  (x) it is not the subject of (a) any Offer by the issuer of such security or by any other person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the related Underlying Instruments) or to convert or exchange such security into or for cash, securities or any other type of consideration or (b) any solicitation by an issuer of such security or any other person to amend, modify or waive any provision of such security or any related Underlying Instruments, and has not been called for redemption;

                  (xi) it is not an Ineligible Equity Security, Principal Only
            Security; Interest-Only Security, Step-Up Security, Step-Down Bond, Market Value Collateralized Debt Obligation security or any security the repayment of which is subject to substantial non-credit related risk, as determined by the Collateral Manager in its reasonable business judgment;

                  (xii) except with respect to Preferred Equity Securities, it is not a security that by the terms of its Underlying Instruments provides for conversion or exchange (whether mandatory or at the option of the issuer or the holder thereof) into equity capital at any time prior to its maturity;

                  (xiii) it is not a financing by a debtor-in-possession in any insolvency proceeding;

                  (xiv) except with respect to Delayed Draw Term Loans, it will not require the Issuer to make any future payments after the initial purchase thereof;

                  (xv) its acquisition will be in compliance with Section 206 of the Advisers Act;

                  (xvi) except with respect to Partially Deferred Loans, it does not have any outstanding deferred or capitalized interest;

                  (xvii) it is not a security that, in the Collateral Manager's reasonable business judgment, has a significant risk of declining in credit quality or, with lapse of time or notice, becoming a Defaulted Security;

                  (xviii) it is not a Defaulted Security (as determined by the
            Collateral Manager after reasonable inquiry);

                  (xix) if it is a Participation, it is (a) a real estate
            related Participation, (b) either (i) the Underlying Term Loan, A Note or B Note has been included in a transaction that would be classified as a CMBS Conduit Security or a CMBS Large Loan Security or (ii) the Underlying Term Loan is serviced pursuant to a commercial mortgage servicing arrangement, which includes the standard servicing provisions found in CMBS Securities transactions,
            (c) the requirements regarding the representations and warranties with respect to the Underlying Term Loan, the Underlying Mortgage Property (as applicable) and the Participation set forth in Section
            17.4 have been met and (d) the terms of the Underlying Instruments are consistent with the terms of similar Underlying Instruments in the CMBS industry;

                  (xx) if it is a B Note, it is (a) a real estate related B
            Note, (b) either (i) the related A Note has been included in a transaction that would be classified as a CMBS Conduit Security or a CMBS Large Loan Security or (ii) the B Note is serviced pursuant to a commercial mortgage servicing arrangement, which includes the standard servicing provisions found in CMBS Securities transactions,
            (c) the requirements regarding the representations and warranties with respect to the Underlying Term Loan, the Underlying Mortgage Property (as applicable) and the B Note set forth in Section 17.4 have been met and (d) the terms of the Underlying Instruments are consistent with the terms of similar Underlying Instruments in the CMBS Securities industry;

                  (xxi) if it is a Mezzanine Loan, (a) the Mezzanine Loan is serviced pursuant to a commercial mortgage servicing arrangement, which includes the standard servicing provisions found in CMBS Securities transactions, (b) the requirements regarding the representations and warranties with respect to the Underlying Term Loan, the Underlying Mortgage Property (as applicable) and the Mezzanine Loan set forth in Section 17.4 have been met and (c) the terms of the Underlying Instruments are consistent with the terms of similar Underlying Instruments in the CMBS Securities industry with respect to Mezzanine Loans;

                  (xxii) if it is a Loan (that is not a Participation, a B Note or a Mezzanine Loan), (a) it is a real estate related Loan that is serviced pursuant to a commercial mortgage servicing arrangement, which includes the standard servicing provisions found in CMBS Securities transactions and (b) the requirements regarding the representations and warranties with respect to the Loan and the Underlying Mortgage Property (as applicable) set forth in Section
            17.4 have been met;

                  (xxiii) it is U.S. Dollar denominated and may not be converted into a security payable in any other currencies;

                  (xxiv) it is one of the Specified Types;

                  (xxv) if it is a Loan or CMBS Security, the principal balance of the Loan or CMBS Security has not been reduced by a realized loss, expected loss, appraisal event, appraisal reduction or similar item since initial issuance, other than a Loan as to which a workout or other restructuring has occurred but as to which no such reduction has occurred since the completion of such workout or restructuring;

                  (xxvi) any requirements regarding opinions with respect to certain purchases of Collateral Debt Securities as provided in this Indenture have been met;

                  (xxvii) if it is a CMBS Security, at the time of its
            acquisition by the Issuer, it was rated investment grade by at least one Rating Agency;

                  (xxviii) except with respect to CMBS Securities and REIT Debt
            Securities, it may not be collateralized or backed by interests on Healthcare Properties;

                  (xxix) its acquisition will not result in materially adverse tax consequences to the Issuer; and (xxx) if it is a Partially Deferred Loan, the component thereof which is payable currently on each due date may not be deferred or capitalized under the terms of such Partially Deferred Loan.

                  Notwithstanding the foregoing provisions of this definition, with respect to any Collateral Debt Security acquired by the Issuer on or prior to the Closing Date, if the Eligibility Criteria above pertains to the subject matter of a representation and warranty under the related Collateral Debt Securities Purchase Agreement as to which an exception has been disclosed in the related exception schedule, such Collateral Debt Security shall be deemed to satisfy such criterion notwithstanding such exception.

                  "Eligible Investments": Any Dollar-denominated investment that, at the time it is Granted to the Trustee (directly or through a Securities Intermediary or bailee), is Registered and is one or more of the following obligations or securities:

                  (i) direct obligations of, and obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States of America, or any agency or instrumentality of the United States of America, the obligations of which are expressly backed by the full faith and credit of the United States of America;

                  (ii) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (including the Trustee or the commercial department of any successor Trustee, as the case may be; provided, that such successor otherwise meets the criteria specified herein) and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depositary institution or trust company (or, in the case of the principal depositary institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating not less than "A1" by Moody's, "A+" by Fitch and "A+" by S&P, in the case of long-term debt obligations, and "P-1" by Moody's, "F1" by Fitch and "A-1" by S&P for Eligible Investments which have a maturity of 30 days or less;

                  (iii) unleveraged repurchase or forward purchase obligations with respect to (a) any security described in clause (i) above or
            (b) any other security
            issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above (including LaSalle Bank National Association or the commercial department of any successor Trustee, as the case may be; provided, that such person otherwise meets the criteria specified herein) or entered into with a corporation (acting as principal) whose long-term rating is not less than "Aa2" by Moody's, "AA" by Fitch and "AAA" by S&P (for so long as any Notes rated by S&P are Outstanding) or whose short-term credit rating is not less than "P-1" by Moody's, "F1+" by Fitch and "A-1+" by S&P for Eligible Investments which have a maturity of 30 days or less (for so long as any Notes rated by S&P are Outstanding); provided, that the issuer thereof must also have at the time of such investment a long-term credit rating of not less than "Aa2" by Moody's, "A+" by Fitch and "AAA" by S&P (for so long as any Notes rated by S&P are Outstanding);

                  (iv) registered securities bearing interest or sold at a
            discount issued by any corporation incorporated under the laws of the United States of America or any state thereof or the District of Columbia that has a credit rating of not less than "Aa2" by Moody's, "AA" by Fitch and "AAA" by S&P (for so long as any Notes rated by S&P are Outstanding) at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper or other similar short-term obligations
            (including that of the Trustee or the commercial department of any successor Trustee, as the case may be, or any affiliate thereof; provided, that such person otherwise meets the criteria specified herein) having at the time of such investment a credit rating of "P-1" by Moody's, "F1+" by Fitch and "A-1+" by S&P or "A-1" by S&P for Eligible Investments which have a maturity of 30 days or less (for so long as any Notes rated by S&P are Outstanding); provided, that the issuer thereof must also have at the time of such investment a senior long-term debt rating of not less than "Aa3" by Moody's, "AA" by Fitch and "AA" by S&P (for so long as any Notes rated by S&P are Outstanding);

                  (vi) a reinvestment agreement issued by any bank (if treated as a deposit by such bank), or a Registered guaranteed investment or reinvestment agreement issued by an insurance company or other corporation or entity, in each case that has a credit rating of not less than "P-1" by Moody's, "F1+" by Fitch and "A-1+" by S&P or "A-1" by S&P for Eligible Investments which have a maturity of 30 days or less (for so long as any Notes rated by S&P are Outstanding); provided, that the issuer thereof must also have at the time of such investment a long-term credit rating of not less than "Aa2" by Moody's, "AA" by Fitch and "AAA" by S&P (for so long as any Notes rated by S&P are Outstanding); and

                  (vii) any other investment similar to those described in
            clauses (i) through (vi) above that (1) each of Moody's and S&P has confirmed may be included in the portfolio of Pledged Obligations as an Eligible Investment without adversely affecting its then-current ratings on the Notes and (2) has a long-term credit rating of not less than "Aa2" by Moody's, "AA" by Fitch and "AAA" by S&P (for so long as any Notes rated by S&P are Outstanding) or a credit rating of not less than "P-1" by Moody's, "F1+" by Fitch and "A-1+" by S&P or "A-1" by S&P for Eligible Investments which have a maturity of 30 days or less (for so long as any Notes rated by S&P are Outstanding);

provided, that mortgage-backed securities and Interest Only Securities shall not constitute Eligible Investments; and provided, further, that (a) Eligible Investments acquired with funds in the Collection Accounts shall include only such obligations or securities as mature no later than the Business Day prior to the next Payment Date succeeding the acquisition of such obligations or securities, (b) Eligible Investments shall not include obligations bearing interest at inverse floating rates, (c) Eligible Investments shall not include obligations the purchase of which would cause the Issuer to be engaged in a trade or business within the United States, shall not have payments subject to foreign or United States withholding tax, shall not be purchased for a price in excess of par, shall not have an S&P rating which contains a subscript "r", "t", "p", "pi" or "q" and (iv) Eligible Investments shall not include Margin Stock.

            For the avoidance of doubt, all credit ratings by Fitch required under this definition shall be deemed to be Fitch Ratings for all purposes under this Indenture.

            "Entitlement Holder": The meaning specified in Section 8-102(a)(7) of the UCC.

            "Entitlement Order": The meaning specified in Section 8-102(a)(8) of the UCC.

            "ERISA": The United States Employee Retirement Income Security Act of 1974, as amended.

            "Euroclear": Euroclear Bank S.A./N.V., as operator of the Euroclear system.

            "Event of Default": The meaning specified in Section 5.1 hereof.

            "Excepted Assets": The U.S. $250 of capital contributed by the holder of the ordinary shares of the Issuer and any interest earned thereon and the bank account in which such monies are held and the U.S. $250 transaction fee paid to the Issuer.

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Exchange Security": The meaning specified in Section 12.1(b) hereof.

            "Expense Account": The account established pursuant to Section 10.6(a) hereof.

            "Extended Maturity Date": With respect to any Collateral Debt Security, the maturity date of such Collateral Debt Security, assuming the exercise of all extension options that are exercisable at the option of the related borrower under the terms of such Collateral Debt Security.

            "Extended Weighted Average Maturity": As of any Measurement Date with respect to the Collateral Debt Securities (other than Defaulted Securities), the number obtained by (i) summing the products obtained by multiplying (a) the remaining term to maturity (in years, rounded to the nearest one tenth thereof, and based on the Extended Maturity Date) of each Collateral Debt Security (other than Defaulted Securities) by (b) the outstanding Principal Balance at such time of such Collateral Debt Security and (ii) dividing the sum by the aggregate Principal Balance at such time of all Collateral Debt Securities (other than Defaulted Securities).

            "Financial Asset": The meaning specified in Section 8-102(a)(9) of the UCC.

            "Financing Statements": Financing statements relating to the Assets naming the Issuer as debtor and the Trustee on behalf of the Noteholders and each Hedge Counterparty as secured party.

            "Fitch": Fitch Ratings and any successor or successors thereto.

            "Fitch Applicable Recovery Rate": With respect to any Collateral Debt Security or Fitch Hypertranched Collateral Debt Security on any Measurement Date, an amount equal to the percentage corresponding to the domicile and seniority of such Collateral Debt Security or tranche of a Fitch Hypertranched Collateral Debt Security, as applicable, as set forth in Schedule N (the Fitch Recovery Matrix); provided that, the applicable percentage shall be the percentage corresponding to the rating (or, in the case of a Fitch Hypertranched Collateral Debt Security, the credit assessment) of the most senior outstanding Class of Notes then rated by Fitch.

            "Fitch Hypertranched Collateral Debt Security": With respect to any Collateral Debt Security classified as a Loan or a Preferred Equity Security, Fitch may evaluate these securities as a series of small securities of varying seniority for purposes of assigning credit assessments and recovery rates. Each such small security referred to as a tranche by Fitch.

            "Fitch Maximum Rating Factor Test": A test that will be satisfied if on any Measurement Date the Fitch Weighted Average Rating Factor for the Collateral Debt Securities does not exceed 50.

            "Fitch Rating": With respect to any Collateral Debt Security,

            (a) if such Collateral Debt Security is rated by Fitch, the Fitch Rating shall be such rating;

            (b) if such Collateral Debt Security is not rated by Fitch and a rating is published by both S&P and Moody's, the Fitch Rating shall be the lower of such ratings; and if a rating is published by only one of S&P and Moody's, the Fitch Rating shall be that published rating by S&P or Moody's, as the case may be;

            (c) if such Collateral Debt Security is a Loan that is not rated by Fitch, but is rated by Moody's or S&P, then the Fitch Rating of such Loan will be deemed to be "CCC"; provided that Loans (which in the aggregate) represent up to 5% of the Aggregate Collateral Balance may be deemed to have a Fitch Rating pursuant to this paragraph (c); and

            (d) in all other circumstances, the Fitch Rating shall be the private rating assigned by Fitch upon request of the Collateral Manager;

            provided, that (x) if such Collateral Debt Security has been put on rating watch negative for possible downgrade by any Rating Agency, then the rating used to determine the Fitch Rating under either of clauses (a) or (b) above shall be one rating subcategory below such rating by that Rating Agency, and (y) if such Collateral Debt Security has been put on rating watch positive for possible upgrade by any Rating Agency, then the rating used to determine the Fitch Rating under either of clauses (a) or (b) above shall be one rating subcategory above such rating by that Rating Agency, and (z) not withstanding the rating definition described above, Fitch reserves the right to issue a rating estimate for any Collateral Debt Security at any time.

            With respect to any Collateral Debt Security classified as a Fitch Hypertranched Collateral Debt Security, Fitch will provide an estimate of a series of smaller securities of varying principal balances and seniority, each of which will be provided with a credit assessment.

            "Fitch Rating Factor": With respect to any Collateral Debt Security on any Measurement Date, the number set forth in the table below opposite the Fitch Rating of such Collateral Debt Security:

FITCH      FITCH RATING     FITCH     FITCH RATING
RATING       FACTOR         RATING       FACTOR
------     ------------     ------    ------------
AAA        0.19             BB        13.53
AA+        0.57             BB-       18.46
AA         0.89             B+        22.84
AA-        1.15             B         27.67
A+         1.65             B-        34.98
A          1.85             CCC+      43.36
A-         2.44             CCC       48.52
BBB+       3.13             CC        77.00
BBB        3.74             C         95.00
BBB-       7.26             DDD-D     100.00
BB+        10.18

            With respect to any Collateral Debt Security on any Measurement Date classified as a Fitch Hypertranched Collateral Debt Security, the number set forth in the table below opposite the Fitch credit assessment applied to the principal balance of the series of tranches provided by Fitch for such Fitch Hypertranched Collateral Debt Security:

FITCH
CREDIT        FITCH RATING   FITCH    FITCH RATING
ASSESSMENT      FACTOR       RATING      FACTOR
----------    ------------   ------   ------------
AAA           0.19           BB       13.53
AA+           0.57           BB-      18.46
AA            0.89           B+       22.84
AA-           1.15           B        27.67
A+            1.65           B-       34.98
A             1.85           CCC+     43.36
A-            2.44           CCC      48.52
BBB+          3.13           CC       77.00
BBB           3.74           C        95.00
BBB-          7.26           DDD-D    100.00
BB+           10.18

            "Fitch Weighted Average Rating Factor": The number on any Measurement Date calculated by dividing (i) the sum of the series of products obtained for any Collateral Debt Security or Fitch Hypertranched Collateral Debt Security that is not a Defaulted Security, by multiplying (1) the Principal Balance on such Measurement Date of each such Collateral Debt Security or in the case of a Fitch Hypertranched Collateral Debt Security, the principal balance of each tranche of such security by (2) its respective Fitch Rating Factor on such Measurement Date by (ii) the sum of (a) the aggregate Principal Balance on such Measurement Date of all Collateral Debt Securities and Fitch Hypertranched Collateral Debt Securities that are not Defaulted Securities.

            "Fixed Rate Excess": As of any Measurement Date, a fraction (expressed as a percentage) the numerator of which is equal to the product of
(a) the greater of zero and the excess, if any, of the Weighted Average Coupon for such Measurement Date over 8.25% and (b) the Aggregate Principal Balance of all Collateral Debt Securities that are Fixed Rate Securities (excluding all Defaulted Securities and Written Down Securities) and the denominator of which is the Aggregate Principal Balance of all Collateral Debt Securities that are Floating Rate Securities (excluding all Defaulted Securities and Written Down Securities), multiplying the resulting figure by 360 and then dividing by 365.

            "Fixed Rate Security": Any Collateral Debt Security (including, without limitation, an Above Cap Security) other than a Floating Rate Security.

            "Floating Rate Security": Any Collateral Debt Security which bears interest based upon a floating rate index (including a floating rate index subject to a cap but other than an Above Cap Security); provided, that any Covered Fixed Rate Security will be deemed to be a Floating Rate Security for purposes of calculating the Fixed Rate Excess, Spread Excess, Weighted Average Coupon and Weighted Average Spread and for purposes of calculating the Spread Excess and Weighted Average Spread, such Covered Fixed Rate Security shall be assumed to have a spread above LIBOR equal to the spread over the London interbank offered rate for U.S. Dollar deposits in Europe for the related swap agreement.

            "Form-Approved Asset Specific Hedge": An Asset Specific Hedge entered into with respect to a Covered Fixed Rate Security (a) the documentation of which conforms (but for the amount and timing of periodic payments, the notional amount, the effective date, the termination date and other similarly necessary changes) to a form for which satisfaction of the Rating Agency Condition was previously received (as certified to the Trustee by the Collateral Manager), provided, that any Ratings Agency may withdraw its approval of a form at any time, (b) for which the Issuer has provided each Rating Agency with written notice of the purchase of the related Collateral Debt Security within five Business Days after such purchase.

            "General Intangible": The meaning specified in Section 9-102(a)(42) of the UCC.

            "Global Securities": The Rule 144A Global Securities and the Regulation S Global Securities.

            "Governing Documents": With respect to (i) the Issuer, the memorandum and articles of association, as amended and restated, and certain resolutions of the Board of Directors and (ii) all other Persons, the articles of incorporation, certificate of incorporation, by-laws, certificate of limited partnership, limited partnership agreement, limited liability company agreement, certificate of formation, articles of association and similar charter documents, as applicable to any such Person.

            "Government Items": A security (other than a security issued by the Government National Mortgage Association) issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry on the records of a Federal Reserve Bank.

            "Grant": To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Pledged Obligations or of any other security or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim, collect, receive and take receipt for principal and interest payments in respect of the Pledged Obligations (or any other security or instrument), and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

            "Hedge Agreement": One or more interest rate cap agreements, interest rate floor agreements, interest basis swap agreements, Interest Rate Swap Agreements, Cash Flow Swap Agreements or similar agreements (including Asset Specific Hedges), including any related ISDA Master Agreement and hedge confirmations, entered into between the Issuer and one or more Hedge Counterparties from time to time and any additional or replacement interest rate cap or swap agreements or other agreements that address interest rate exposure, basis risk or payment frequency exposure entered into from time to time between the Issuer and each Hedge

Counterparty in accordance with the terms hereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Hedge Collateral Account": Each trust account established pursuant to Section 16.1(e) hereof.

            "Hedge Counterparty": Any institution or institutions with whom the Issuer enters into interest rate cap agreements, interest basis swap agreements, interest rate floor agreements, interest rate swap agreements (including Asset Specific Hedges), Cash Flow Swap Agreements or other similar agreements that address interest rate exposure, basis risk or payment frequency exposure or any permitted assignees or successors of such institutions under any Hedge Agreements.

            "Hedge Counterparty Credit Support": With respect to each Hedge Agreement, the agreement to provide collateral, if necessary, substantially in the form of the ISDA Credit Support Annex attached to such Hedge Agreement.

            "Hedge Counterparty Credit Support Provider": The meaning specified in Section 16.1(a) hereof.

            "Hedge Counterparty Required Rating": (i) with respect to a Person as an issuer or with respect to long-term senior unsecured debt of such Person,
(a) "A1" by Moody's to the extent such Person has a long-term rating only (for so long as any Notes are outstanding under the Indenture and are rated by Moody's); or (b) "A2" by Moody's to the extent such Person has both a long-term and short-term rating and the short-term rating is "P-1" (for so long as any Notes are outstanding under the Indenture and are rated by Moody's ); and (ii) with respect to a Person as an issuer or with respect to long-term senior unsecured debt of such Person, "BBB-", by Fitch (for so long as any Notes are outstanding under the Indenture and are rated by Fitch); and (iii) with respect to a Person as an issuer or with respect to short term rating of such Person, "A-1" by S&P (for so long as any Notes are outstanding under the Indenture and are rated by S&P); provided that should a Rating Agency effect an overall downward adjustment of its short-term or long-term ratings, then the applicable Hedge Counterparty Required Rating shall be downwardly adjusted accordingly; provided further, that any adjustment to a rating shall be subject to the prior written consent of the applicable Rating Agency.

            "Hedge Counterparty Collateral Threshold Rating": With respect to a person as an issuer or with respect to the debt of such person, as the case may be, (i) (a) if any Class of Notes are rated "A" or higher by Fitch, with respect to a Person as an issuer or with respect to the long-term senior unsecured debt of such Person, "A" (and the short-term debt of such Person is rated at least "F-1") or "A+" (if such Person does not have a short-term debt rating by Fitch), in each case by Fitch (for so long as any Notes are outstanding under the Indenture and are rated by Fitch), (b) if any Class of Notes are rated "A-" or "BBB+" by Fitch, with respect to a Person as an issuer or with respect to the long-term senior unsecured debt of such Person, "BBB+" (and the short-term debt of such Person is rated at least "F-2"), in each case by Fitch (for so long as any Notes are outstanding under the Indenture and are rated by Fitch), or (c) if any Class of Notes are rated "BBB" or lower by Fitch, with respect to a Person as an issuer or with respect to the long-term senior unsecured debt of such Person, a rating equal to the rating on the highest rated

Notes, in each case by Fitch (for so long as any Notes are outstanding under the Indenture and are rated by Fitch) and (ii) such rating as shall be satisfactory to S&P (for so long as any Class of Notes is outstanding under the Indenture and is rated by S&P) and Moody's (for so long as any Class of Notes is outstanding under the Indenture and is rated by Moody's) at the time of entering into the applicable Hedge Agreement and as specifically set forth in the related Hedge Agreement; provided that, should a Rating Agency effect an overall downward adjustment of its short-term or long-term ratings, then the applicable Hedge Counterparty Collateral Threshold Rating shall be downwardly adjusted accordingly; provided, further, that any adjustment to a rating shall be subject to the prior written consent of the applicable Rating Agency.

            "Hedge Payment Amount": With respect to each Asset Specific Hedge, the amount of any payment then due and payable thereunder by the Issuer to each Hedge Counterparty, including without limitation any payments due and payable upon a termination of such Hedge Agreement.

            "Hedge Termination Account": Each trust account established pursuant to Section 16.1(g) hereof.

            "Herfindahl Diversity Test": A test that will be satisfied if on any Measurement Date the Herfindahl Score for the Collateral Debt Securities is greater than 17. In the event that cash has been received in respect of Principal Proceeds of the Collateral Debt Securities since the immediately preceding Measurement Date but has not been reinvested in additional Collateral Debt Securities as of the current Measurement Date, the Herfindahl Diversity Test also will be deemed satisfied on the current Measurement Date notwithstanding a Herfindahl Score of 17 or less if (i) the Herfindahl Test was satisfied or deemed satisfied on the immediately preceding Measurement Date and
(ii) the reason for the failure on the current Measurement Date is the existence of such cash. Similarly, if the Herfindahl Diversity Test was not satisfied or deemed satisfied on the immediately preceding Measurement Date and the Herfindahl Score has worsened as of the current Measurement Date, the Herfindahl Score as of the immediately preceding Measurement Date will be deemed to have been maintained on the current Measurement Date to the extent that the reason for such worsened Herfindahl Score is the existence of such cash.

            "Herfindahl Score": The amount determined by the Collateral Manager on any Measurement Date, by dividing (i) one by (ii) the sum of the series of products obtained for each Collateral Debt Security, by squaring the quotient of
(x) the Principal Balance on such Measurement Date of each such Collateral Debt Security and (y) Aggregate Principal Balance of all Collateral Debt Securities on such Measurement Date.

            "Highest Auction Price": The meaning specified in Section 12.4(b)(iv) hereof.

            "Holder" or "Securityholder": With respect to any Note, the Person in whose name such Note is registered in the Notes Register. With respect to any Preferred Share, the Person in whose name such Preferred Share is registered in the register maintained by the Share Registrar.

            "Illinois Collateral": The meaning specified in Section 3.3(v).

            "Indenture": This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

            "Independent": As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. "Independent" when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

            Whenever any Independent Person's opinion or certificate is to be furnished to the Trustee such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

            "Ineligible Equity Security": Any equity security or any other security which is not eligible for purchase by the Issuer as a Collateral Debt Security; provided that the term "Ineligible Equity Security" will not include any Preferred Equity Security or any asset backed security structured as a certificate or other form of beneficial interest.

            "Initial Maturity Date": With respect to any Collateral Debt Security, the maturity date of such Collateral Debt Security without giving effect to any extension options available under the terms of such Collateral Debt Security.

            "Initial Purchaser": Wachovia Capital Markets, LLC, as initial purchaser of the Notes.

            "Initial Weighted Average Maturity": As of any Measurement Date with respect to the Collateral Debt Securities (other than Defaulted Securities), the number obtained by (i) summing the products obtained by multiplying (a) the remaining term to maturity (in years, rounded to the nearest one tenth thereof, and based on the Initial Maturity Date) of each Collateral Debt Security (other than Defaulted Securities) by (b) the Outstanding Principal Balance of such Collateral Debt Security and (ii) dividing the sum by the aggregate Principal Balance at such time of all Collateral Debt Securities (other than Defaulted Securities).

            "Instrument": The meaning specified in Section 9-102(a)(47) of the UCC.

            "Interest Accrual Period": With respect to the first Payment Date, the period from and including the Closing Date to but excluding the initial Payment Date and with respect to each successive Payment Date, the period from and including the immediately preceding Payment Date to but excluding such Payment Date.

            "Interest Advance": The meaning specified in Section 10.7(a).

            "Interest Collection Account": The trust account established pursuant to Section 10.2(a) hereof.

            "Interest Coverage Ratio": With respect to the Class A Notes and the Class B Notes (the "Class A/B Interest Coverage Ratio"), the Class C Notes (the "Class C Interest Coverage Ratio") or the Class D Notes (the "Class D Interest Coverage Ratio") as of any Measurement Date, the ratio calculated by dividing:

            (1) (i) the sum of (A) Cash standing to the credit of the Expense Account, plus (B) the Scheduled Distributions of interest due (or, in the case of the Preferred Equity Securities, the scheduled payments of dividends or other distributions not attributable to the return of capital by their governing documents) due (in each case regardless of whether the due date for any such interest (or dividend or other distribution) payment has yet occurred) in the Due Period in which such Measurement Date occurs on (x) the Collateral Debt Securities (excluding accrued and unpaid interest on Defaulted Securities); provided that no interest (or dividends or other distributions) will be included with respect to any Collateral Debt Security (including, without limitation, the deferred or capitalized interest component of a Partially Deferred Loan) to the extent that such Collateral Debt Security does not provide for the scheduled payment of interest (or dividends or other distributions) in Cash; and (y) the Eligible Investments held in the Payment Account, the Collection Accounts, the Delayed Funding Obligations Account and the Expense Account (whether purchased with Interest Proceeds or Principal Proceeds), plus (C) any net amount (other than any termination payments) scheduled to be received by the Issuer from any Hedge Counterparty under any related Hedge Agreement on or before the following Payment Date, plus (D) Interest Advances, if any, advanced by the Advancing Agent or the Trustee with respect to the related Payment Date, minus (ii) the sum of (X) any net amount (other than any termination payments) scheduled to be paid by the Issuer to any Hedge Counterparty under any related Hedge Agreement on or before the following Payment Date, plus (Y) any amounts scheduled to be paid pursuant to
                  Section 11.1(a)(i)(1) through (5); by

            (2) (i) in the case of the Class A/B Interest Coverage Ratio, the sum of the scheduled interest on the Class A Notes, if any, and the Class B Notes payable on the Payment Date immediately following such Measurement Date plus, any Class A Defaulted Interest Amount and any Class B Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date, (ii) in the case of the Class C Interest Coverage Ratio, the amount determined by the foregoing clause
                  (i) plus the scheduled interest on the Class C Notes payable on the Payment Date immediately following such Measurement Date (including interest on the Class C Capitalized Interest) plus, without duplication, any Class C Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date or (iii) in the case of the Class D

                  Interest Coverage Ratio, the amount determined by the foregoing clause (ii) plus the scheduled interest on the Class D Notes payable on the Payment Date immediately following such Measurement Date (including interest on the Class D Capitalized Interest) plus, without duplication, any Class D Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date.

            "Interest Distribution Amount": Each of the Class A Interest Distribution Amount, Class B Interest Distribution Amount, Class C Interest Distribution Amount and Class D Interest Distribution Amount.

            "Interest Only Security": Any security that by its terms provides for periodic payments of interest on a notional amount and does not provide for the repayment of a principal.

            "Interest Proceeds": With respect to any Payment Date, (A) the sum (without duplication) of (1) all Cash payments of interest (including any amount representing the accreted portion of a discount from the face amount of an Eligible Investment) or dividends and other distributions (but excluding distributions on Preferred Equity Securities attributable to the return of capital by their governing documents) received during the related Due Period on the Collateral Debt Securities (excluding Defaulted Securities) and Eligible Investments, including, in the Collateral Manager's commercially reasonable discretion (exercised as of the trade date), the accrued interest received in connection with a sale of such Collateral Debt Securities or Eligible Investments (to the extent such accrued interest was not applied to the purchase of Substitute Collateral Debt Securities), in each case, excluding any accrued interest included in Principal Proceeds pursuant to clause (3), (4) or (6) of the definition of Principal Proceeds, (2) all make whole premiums or any interest amount paid in excess of the stated interest amount of a Collateral Debt Security received during the related Due Period, (3) all amendment and waiver fees, all late payment fees, all commitment fees, all exit fees, all extension fees and all other fees and commissions received during such Due Period in connection with such Collateral Debt Securities and Eligible Investments (other than, in each such case, fees and commissions received in connection with the restructuring of a Defaulted Security or default of Collateral Debt Securities and Eligible Investments), (4) all payments pursuant to any Hedge Agreement for the Payment Date immediately following such Due Period (excluding any amounts payable upon a termination under any Hedge Agreement during such Due Period), (5) funds in the Unused Proceeds Account designated as Interest Proceeds by the Collateral Manager pursuant to Section 10.4(c), (6) funds in the Expense Account designated as Interest Proceeds by the Collateral Manager pursuant to Section 10.6(a), (7) funds remaining on deposit in the Expense Account upon redemption of the Notes in whole, pursuant to
Section 10.6(a), (8) except for distributions on Preferred Equity Securities attributable to the return of capital by their governing documents and other than as specified in item (1) above, all proceeds received in respect of equity features, if any, of the Collateral Debt Securities and (9) all payments of principal on Eligible Investments purchased with proceeds of items (1), (2) and
(3) of this definition; provided, that Interest Proceeds will in no event include any payment or proceeds specifically defined as "Principal Proceeds" in the definition thereof minus (B) (x) the aggregate amount of any Nonrecoverable Advances that were previously reimbursed to the Advancing Agent or the Trustee and the aggregate amount of any Cure Advances reimbursed to the Collateral Manager during the related Due Period from Interest Proceeds and (y) the aggregate amount of any Hedge

Payment Amounts that were previously paid to the applicable Hedge Counterparty from Interest Proceeds during the related Due Period as a result of the early termination of the related Asset Specific Hedge from any call, redemption and prepayment premiums in accordance with clause (e) of the definition of Asset Specific Hedge.

            "Interest Rate Swap Agreement" means an interest rate swap agreement, including any related ISDA Master Agreement and hedge confirmations, for purposes of managing the Issuer's interest rate exposure related to the variable rate of interest applicable to the Notes.

            "Interest Shortfall": The meaning set forth in Section 10.7(a).

            "Investment Company Act": The Investment Company Act of 1940, as amended.

            "Irish Exchange Fees": The fees that will be payable to The Irish Stock Exchange Limited if the listing of the Notes on the Irish Stock Exchange is obtained.

            "Irish Paying Agency Agreement": The agreement between the Issuer and J&E Davy that will be entered into in the event that the listing of the Notes on the Irish Stock Exchange is obtained.

            "Irish Paying Agent": J&E Davy, or any successor Irish Paying Agent under the Irish Paying Agency Agreement.

            "Issuer": Arbor Realty Mortgage Securities Series 2004-1, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

            "Issuer Order" and "Issuer Request": A written order or request (which may be in the form of a standing order or request) dated and signed in the name of the Issuer and the Co-Issuer by an Authorized Officer of each of the Issuer and the Co-Issuer, or by an Authorized Officer of the Collateral Manager.

            "LIBOR": The meaning set forth in Schedule F attached hereto.

            "LIBOR Determination Date": The meaning set forth in Schedule F attached hereto.

            "List": The meaning specified in Section 12.4(a)(ii) hereof.

            "Listed Bidders": The meaning specified in Section 12.4(a)(ii) hereof.

            "LLC Managers": The managers of the Co-Issuer duly appointed by the sole member of the Co-Issuer (or, if there is only one manager of the Co-Issuer so duly appointed, such sole manager).

            "Loan": Any U.S. Dollar denominated interest in a senior secured or senior unsecured or senior or junior subordinated term loan (including, without limitation, a mortgage loan, an ARD Loan, a Delayed Draw Term Loan, or a B Note (or other interest in a split loan structure)) or any Participation interest therein, or any Mezzanine Loan, Single Asset Mortgage Security, Single Borrower Mortgage Security or Rake Bond; provided that (other than in the case of a Delayed Draw Term Loan) no such loan requires any future advances to be made by the Issuer.

            "London Banking Day": The meaning set forth in Schedule F attached hereto.

            "Majority": As follows:

            (i) with respect to any Class of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class; and

            (ii) when used with respect to the Preferred Shareholders and the Preferred Shares, the Preferred Shareholders representing more than 50% of the aggregate outstanding Notional Amount of the Preferred Shares.

            "Mandatory Redemption": The meaning specified in Section 9.6.

            "Margin Stock": As defined under Regulation U issued by the Board of Governors of the Federal Reserve System.

            "Market Value": With respect to any date of determination and any Collateral Debt Security or Eligible Investment, (i) an amount equal to (x) the median of the bona fide bids for such Collateral Debt Security obtained by the Collateral Manager at such time from any three nationally recognized dealers, which dealers are Independent from one another and from the Collateral Manager,
(y) if the Collateral Manager is in good faith unable to obtain bids from three such dealers, the lesser of the bona fide bids for such Collateral Debt Security obtained by the Collateral Manager at such time from any two nationally recognized dealers chosen by the Collateral Manager, which dealers are Independent from each other and the Collateral Manager, or (z) if the Collateral Manager is in good faith unable to obtain bids from two such dealers, the bona fide bid for such Collateral Debt Security obtained by the Collateral Manager at such time from any nationally recognized dealer chosen by the Collateral Manager, which dealer is Independent from the Collateral Manager.

            "Market Value Collateralized Debt Obligation": Any collateralized debt obligation that is valued on the basis of the market value of the underlying debt obligations rather than the cash flow related to the underlying debt obligations.

            "Maturity": With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or otherwise.

            "Measurement Date": Any of the following: (i) the Closing Date, (ii) the date of acquisition or disposition of any Collateral Debt Security, (iii) any date on which any Collateral Debt Security becomes a Defaulted Security,
(iv) each Determination Date, (v) the last Business

Day of each calendar month (other than any calendar month in which a Determination Date occurs) and (vi) with reasonable notice to the Issuer and the Trustee, any other Business Day that any Rating Agency or the holders of at least 66-2/3% of the Aggregate Outstanding Amount of any Class of Notes requests be a "Measurement Date"; provided, that if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the immediately preceding Business Day.

            "Mezzanine Loan": A Loan secured by one or more direct or indirect ownership interests in a company, partnership or other entity owning, operating or controlling, directly or through subsidiaries or affiliates, one or more commercial properties.

            "Minimum Ramp-Up Amount": An amount equal to $469,026,380.

            "Minimum Weighted Average Coupon Test": A test that will be satisfied on any Measurement Date if the Weighted Average Coupon for Collateral Debt Securities is greater than or equal to 8.25%.

            "Minimum Weighted Average Spread Test": A test that will be satisfied as of any Measurement Date if the Weighted Average Spread as of such Measurement Date for Collateral Debt Securities is greater than or equal to 5.30%.

            "Money": The meaning specified in Section 1-201(24) of the UCC.

            "Monthly Report": The meaning specified in Section 10.9(c) hereof.

            "Moody's": Moody's Investors Service, Inc., and its successors in interest.

            "Moody's Rating": Of any Collateral Debt Security will be determined as follows:

                  (i) (x) if such Collateral Debt Security is publicly rated by
            Moody's, the Moody's Rating will be such rating, or, (y) if such Collateral Debt Security is not publicly rated by Moody's, but the Issuer has requested that Moody's assign a rating to such Collateral Debt Security, the Moody's Rating will be the rating so assigned by Moody's;

                  (ii) with respect to a CMBS Security or REIT Debt Security, if such CMBS Security or REIT Debt Security is not rated by Moody's, then the Moody's Rating of such REIT Debt Security may be determined using any one of the methods below:

                        (A) with respect to any REIT Debt Security not publicly
                  rated by Moody's that is a REIT Debt Securities -- Diversified; REIT Debt Securities -- Health Care; REIT Debt Securities -- Hotel; REIT Debt Securities -- Industrial; REIT Debt Securities -- Multi-Family; REIT Debt Securities -- Office; REIT Debt Securities -- Residential; REIT Debt Securities -- Retail; or REIT Debt Securities -- Storage, if such REIT Debt Security is publicly rated by S&P, then the Moody's Rating thereof will be

                  (1) one subcategory below the Moody's equivalent rating assigned by S&P if the rating assigned by S&P is "BBB" or greater and (2) two rating subcategories below the Moody's equivalent rating assigned by S&P if the rating assigned by S&P is below "BBB-;"

                        (B) with respect to any CMBS Conduit Security not
                  publicly rated by Moody's, (x) if Moody's has rated a tranche or class of CMBS Conduit Security senior to the relevant issue, then the Moody's Rating thereof will be one and one-half rating subcategories below the Moody's equivalent of the lower of the rating assigned by S&P and Fitch for purposes of determining the Moody's Rating Factor and one rating subcategory below the Moody's equivalent of the lower rating assigned by S&P and Fitch for all other purposes and (y) if Moody's has not rated any such tranche or class and S&P and Fitch have rated the subject CMBS Conduit Security, then the Moody's Rating thereof will be two rating subcategories below the Moody's equivalent of the lower of the rating assigned by S&P and Fitch;

                        (C) with respect to any CMBS Large Loan Security not
                  rated by Moody's, the Issuer or the Collateral Manager on behalf of the Issuer will request Moody's to assign a rating to such CMBS Large Loan Security on a case-by-case basis; and

                        (D) with respect to any other type of CMBS Security or
                  REIT Debt Securities of a Specified Type not referred to in clauses (A) through (C) above will be determined pursuant to subclause (y) of clause (i) above;

                  (iii) with respect to corporate guarantees on REIT Debt
            Securities, if such corporate guarantees are not publicly rated by Moody's but another security or obligation of the guarantor or obligor (an "other security") is publicly rated by Moody's, and no rating has been assigned in accordance with clause (i) above, the Moody's Rating of such Collateral Debt Security will be determined as follows:

                        (A) if the corporate guarantee is a senior secured
                  obligation of the guarantor or obligor and the other security is also a senior secured obligation, the Moody's Rating of such Collateral Debt Security will be the rating of the other security;

                        (B) if the corporate guarantee is a senior unsecured
                  obligation of the guarantor or obligor and the other security is a senior secured obligation, the Moody's Rating of such Collateral Debt Security will be one rating subcategory below the rating of the other security;

                        (C) if the corporate guarantee is a subordinated
                  obligation of the guarantor or obligor and the other security is a senior secured obligation that is: (1) rated "Ba3" or higher by Moody's, the Moody's Rating of such corporate guarantee will be three rating subcategories below the rating of the other security; or (2) rated "B1" or lower by Moody's, the Moody's Rating of such corporate guarantee will be two rating subcategories below the rating of the other security;

                        (D) if the corporate guarantee is a senior secured
                  obligation of the guarantor or obligor and the other security is a senior unsecured obligation that is: (1) rated "Baa3" or higher by Moody's, the Moody's Rating of such corporate guarantee will be the rating of the other security; or (2) rated "Ba1" or lower by Moody's, the Moody's Rating of such corporate guarantee will be one rating subcategory above the rating of the other security;

                        (E) if the corporate guarantee is a senior unsecured
                  obligation of the guarantor or obligor and the other security is also a senior unsecured obligation, the Moody's Rating of such corporate guarantee will be the rating of the other security;

                        (F) if the corporate guarantee is a subordinated
                  obligation of the guarantor or obligor and the other security is a senior unsecured obligation that is: (1) rated "B1" or higher by Moody's, the Moody's Rating of such corporate guarantee will be two rating subcategories below the rating of the other security; or (2) rated "B2" or lower by Moody's, the Moody's Rating of such corporate guarantee will be one rating subcategory below the rating of the other security;

                        (G) if the corporate guarantee is a senior secured
                  obligation of the guarantor or obligor and the other security is a subordinated obligation that is: (1) rated "Baa3" or higher by Moody's, the Moody's Rating of such corporate guarantee will be one rating subcategory above the rating of the other security; (2) rated below "Baa3" but not rated "B3" by Moody's, the Moody's Rating of such corporate guarantee will be two rating subcategories above the rating of the other security; or (3) rated "B3" by Moody's, the Moody's Rating of such corporate guarantee will be "B2;"

                        (H) if the corporate guarantee is a senior unsecured
                  obligation of the guarantor or obligor and the other security is a subordinated obligation that is: (1) rated "Baa3" or higher by Moody's, the Moody's Rating of such corporate guarantee will be one rating subcategory above the rating of the other security; or (2) rated "Ba1" or lower by Moody's, the Moody's Rating of such corporate guarantee will also be one rating subcategory above the rating of the other security; and

                        (I) if the REIT Debt Security is a subordinated
                  obligation of the guarantor or obligor and the other security is also a subordinated obligation, the Moody's Rating of such corporate guarantee will be the rating of the other security; or

                  (iv) if such Collateral Debt Security is a Mezzanine Loan, no notching is permitted and the Moody's Rating will be the rating so assigned by Moody's;

provided, that (x) the rating of either S&P or Fitch used to determine the Moody's Rating pursuant to any of clauses (i), (ii) or (iii) above will be (a) a public rating that addresses the obligation of the obligor (or guarantor, where applicable) to pay principal of and interest on the relevant Collateral Debt Security in full and is monitored on an ongoing basis by the relevant Rating Agency or (b) if no such public rating is available, a rating determined pursuant to a method determined by Moody's on a case-by-case basis and (y) the Aggregate Principal Balance of Collateral Debt Securities the Moody's Rating of which is based on an S&P rating or a Fitch rating may not exceed 20% of the Aggregate Principal Balance of all Collateral Debt Securities; provided, further, that the Moody's Rating of any Collateral Debt Security will be reduced one subcategory to the extent it is on credit watch with negative implications and increased one subcategory to the extent it is on credit watch with positive implications.

            "Moody's Rating Factor": Relating to any Collateral Debt Security is the number set forth in the table below opposite the Moody's Rating of such Collateral Debt Security:

                 MOODY'S RATING                       MOODY'S RATING
MOODY'S RATING      FACTOR         MOODY'S RATING         FACTOR
--------------   --------------    --------------     ---------------
  Aaa                  1                   Ba1                940
  Aa1                 10                   Ba2              1,350
  Aa2                 20                   Ba3              1,766
  Aa3                 40                    B1              2,220
  A1                  70                    B2              2,720
  A2                 120                    B3              3,490
  A3                 180                  Caa1              4,770
  Baa1               260                  Caa2              6,500
  Baa2               360                  Caa3              8,070
  Baa3               610           Ca or lower             10,000

            "Moody's Recovery Rate": With respect to any Collateral Debt Security on any Measurement Date, an amount equal to (A) if the Specified Type of Collateral Debt Security is included in the Moody's Loss Scenario Matrix (i) 100% minus (ii) the percentage for such Collateral Debt Security set forth in Schedule A (the Moody's Loss Scenario Matrix) hereto in (x) the table corresponding to the relevant Specified Type of Collateral Debt Security, (y) the column in such table setting forth the Moody's Rating of such Collateral Debt Security on such Measurement Date and (z) the row in such table opposite the percentage of the issue of which such Collateral Debt Security is a part relative to the total capitalization of (including both debt and equity securities issued by) the relevant issuer of or obligor on such Collateral Debt Security determined on the date on which such Collateral Debt Security was originally issued or (B) if the Specified Type of Collateral Debt Security is not included in the table set forth in Schedule A (the Moody's Loss Scenario Matrix) hereto, the Recovery Rate set forth following such table with respect to the applicable Specified Type.

            "Moody's Weighted Average Extended Maturity Test": A test that will be satisfied on any Measurement Date if the Extended Weighted Average Maturity of the Collateral Debt Securities as of such Measurement Date is five (5) years or less.

            "Moody's Weighted Average Initial Maturity Test": A test that will be satisfied on any Measurement Date if the Initial Weighted Average Maturity of the Collateral Debt Securities as of such Measurement Date is four (4) years or less.

            "Moody's Weighted Average Rating Factor/Weighted Average Recovery Rate Matrix": A matrix that will be satisfied as of any Measurement Date if the Moody's Weighted Average Rating Factor (as of such Measurement Date) and the Moody's Weighted Average Recovery Rate (as of such Measurement Date) both fall within the same scenario (of the seven possible scenarios) set forth on the matrix below:

                MAXIMUM MOODY'S WEIGHTED    MINIMUM MOODY'S WEIGHTED
SCENARIO NO.     AVERAGE RATING FACTOR:     AVERAGE RECOVERY RATES:
------------    ------------------------    ------------------------
   1                     9200                          15%
   2                     8800                          11%
   3                     8720                           9%
   4                     8500                         8.5%
   5                     8000                           6%
   6                     7000                           3%
   7                     6500                           0%

            "Moody's Weighted Average Rating Factor/Weighted Average Recovery Rate Test": A test that will be satisfied as of any Measurement Date if the Moody's Weighted Average Rating Factor (as of such Measurement Date) and the Moody's Weighted Average Recovery Rate (as of such Measurement Date) both fall within the same scenario (out of seven possible scenarios) set forth in the Moody's Weighted Average Rating Factor/Weighted Average Recovery Rate Matrix. The highest value for Moody's Weighted Average Rating Factor permitted under any scenario set forth in the Moody's Weighted Average Rating Factor/Weighted Average Recovery Rate Matrix is 9200. The lowest value for Moody's Weighted Average Rating Factor contemplated under any scenario set forth in the Moody's Weighted Average Rating Factor/Weighted Average Recovery Rate Matrix is 6500. The lowest value for Moody's Weighted Average Recovery Rate permitted under any scenario set forth in the Moody's Weighted Average Rating Factor/Weighted Average Recovery Rate Matrix is 0%. The highest value for Moody's Weighted Average Recovery Rate contemplated under any scenario set forth in the Moody's Weighted Average Rating Factor/Weighted Average Recovery Rate Matrix is 15%.

            "Moody's Weighted Average Recovery Rate": The number obtained by summing the products obtained by multiplying the Principal Balance of each Collateral Debt Security

(other than a Defaulted Security) by its Moody's Recovery Rate, dividing such sum by the Aggregate Principal Balance of all such Collateral Debt Securities.

            "Net Outstanding Portfolio Balance": On any Measurement Date, the sum of:

                  (i) the Aggregate Principal Balance on such Measurement Date of the Collateral Debt Securities (other than Defaulted Securities);

                  (ii) the aggregate Principal Balance of all Principal Proceeds held as Cash and Eligible Investments, all Cash and Eligible Investments held in the Unused Proceeds Account that have not been designated as Interest Proceeds by the Collateral Manager with respect to the Effective Date and all Cash and Eligible Investments held in the Delayed Funding Obligations Account; and

                  (iii) with respect to each Defaulted Security, the Calculation
            Amount of such Defaulted Security;

provided, however, for purposes of any Par Value Test, any deferred or capitalized interest component of a Partially Deferred Loan shall be excluded from such calculation.

            "Non-Advancing Collateral Debt Security": Any Collateral Debt Security, other than a REIT Debt Security, with respect to which no servicer or other party is required under the terms of the Underlying Instruments governing such Collateral Debt Security to make any liquidity advances to ensure the timely receipt of interest by and for the benefit of the holder of such Collateral Debt Security.

            "Non-Permitted Holder": The meaning specified in Section 2.13(b) hereof.

            "Nonrecoverable Advance": Any Interest Advance previously made or proposed to be made pursuant to Section 10.7 hereof which in the judgment of the Advancing Agent or the Trustee, as applicable, will not be ultimately recoverable from collections on the Pledged Obligations.

            "Nonrecoverable Cure Advance": Any advance previously made or proposed to be made pursuant to Section 17.2 hereof with respect to any Collateral Debt Security, which in the judgment of the Collateral Manager subject to the Collateral Manager Servicing Standard will not be ultimately recoverable from collections from such Collateral Debt Security.

            "Note Liquidation Event": The meaning specified in Section 12.1(e).

            "Noteholder": The Person in whose name such Note is registered in the Notes Register.

            "Note Interest Rate": With respect to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, the Class A Rate, Class B Rate, Class C Rate and Class D Rate.

            "Notes": The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, collectively, authorized by, and authenticated and delivered under, this Indenture or any supplemental indenture.

            "Notes Register" and "Notes Registrar": The respective meanings specified in Section 2.5(a) hereof.

            "Notes Valuation Report": The meaning specified in Section 10.9(e) hereof.

            "Notional Amount": In respect of the Preferred Shares, the per share notional amount of $1.00. The aggregate Notional Amount of the Preferred Shares on the Closing Date will be $163,707,380.

            "Offer": With respect to any security, (i) any offer by the issuer of such security or by any other person or entity made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the related Underlying Instruments) or to convert or exchange such security into or for cash, securities or any other type of consideration or (ii) any solicitation by the issuer of such security or any other person or entity to amend, modify or waive any provision of such security or any related Underlying Instrument.

      "Officer": With respect to any corporation or limited liability company, including the Issuer, the Co-Issuer and the Collateral Manager, any Director, the Chairman of the Board of Directors, the President, any Senior Vice President any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, General Partner of such entity; and with respect to the Trustee, any Trust Officer.

            "Officer's Certificate": With respect to the Issuer, the Co-Issuer and the Collateral Manager any certificate executed by an Officer thereof.

            "Opinion of Counsel": A written opinion addressed to the Trustee and each Rating Agency in form and substance reasonably satisfactory to the Trustee, each Rating Agency (and each Hedge Counterparty, if applicable, pursuant to the provisions below) of an attorney at law admitted to practice before the highest court of any state of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, and which attorney shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the Trustee and each Rating Agency or shall state that the Trustee and each Rating Agency shall be entitled to rely thereon; provided, however, that such Opinion of Counsel shall be addressed to each Hedge Counterparty (or each Hedge Counterparty may rely on such Opinion of Counsel) to the extent that such Opinion of Counsel relates to or affects the interests of each Hedge Counterparty.

            "Optional Redemption": The meaning specified in Section 9.1(c).

            "Outstanding": With respect to the Notes, as of any date of determination, all of the Notes or any Class of Notes, as the case may be, theretofore authenticated and delivered under this Indenture except:

                  (1) Notes theretofore canceled by the Notes Registrar or
            delivered to the Notes Registrar for cancellation;

                  (2) Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or the Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided, that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (3) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a holder in due course; and

                  (4) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in
            Section 2.6;

provided, that in determining whether the Noteholders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) Notes owned by the Issuer, the Co-Issuer or any Affiliate thereof shall be disregarded and deemed not to be Outstanding and (ii) in relation to any amendment or other modification of, or assignment or termination of, any of the express rights or obligations of the Collateral Manager under the Collateral Management Agreement or this Indenture (including the exercise of any rights to remove the Collateral Manager or terminate the Collateral Management Agreement or approve or object to a replacement for the Collateral Manager except as specifically provided in the Collateral Management Agreement with respect to the termination of the Collateral Manager without cause and with respect to the replacement of the Collateral Manager in instances where the Collateral Manager has not been terminated for cause or where such replacement is not an Affiliate of the Collateral Manager), Notes owned by the Collateral Manager or any of its Affiliates, or by any accounts managed by them, shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, the Collateral Manager or any other obligor upon the Notes or any Affiliate of the Issuer, the Collateral Manager or such other obligor.

            "Par Value Ratio": Each of the Class A/B Par Value Ratio, the Class C Par Value Ratio and the Class D Par Value Ratio.

            "Par Value Test": Each of the Class A/B Par Value Test, the Class C Par Value Test and the Class D Par Value Test.

            "Partially Deferred Loan": A Loan which by its terms provides for the payment of interest in two components, one of which is payable currently on each due date under the Loan and the other of which is either deferred or capitalized until maturity.

            "Participating Institution": An entity that creates a Participation.

            "Participation": An interest in all or part of a Loan acquired by a participant from a Participating Institution, which participation may be subordinate to other interests in such Loan and may be further participated into sub-participations.

            "Paying Agent": Any Person authorized by the Issuer and the Co-Issuer to pay the principal of or interest on any Notes on behalf of the Issuer and the Co-Issuer as specified in Section 7.2 hereof.

            "Payment Account": The payment account of the Trustee in respect of the Notes established pursuant to Section 10.3 hereof.

            "Payment Date": With respect to each Class of Notes, April 21, 2005, and thereafter quarterly on each July 21, October 21, January 21 and April 21 (or if such day is not a Business Day, the next succeeding Business Day) to and including the Stated Maturity related to such Class unless redeemed or repaid prior thereto.

            "Person": An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

            "Plan Assets": The meaning specified in Section 2.5(g)(vi).

            "Pledged Collateral Debt Security": On any date of determination, any Collateral Debt Security that has been Granted to the Trustee and not been released from the lien of this Indenture pursuant to Section 10.10 hereof. Pledged Collateral Debt Securities are also referred to in this Indenture as Collateral Debt Securities.

            "Pledged Obligations": On any date of determination, any Pledged Collateral Debt Securities and the Eligible Investments that have been Granted to the Trustee for the benefit of the Noteholders and each Hedge Counterparty and which form part of the Assets.

            "Preferred Equity Security": A security, providing for regular payments of dividends or other distributions, representing an equity interest in an entity (including, without limitation, a partnership or a limited liability company) that is a borrower under a mortgage loan secured by commercial properties (or in an entity operating or controlling, directly or through affiliates, such commercial properties), which is generally senior with respect to the payments of dividends and other distributions, redemption rights and rights upon liquidation to such entity's common equity.

            "Preferred Shareholder": A registered owner of Preferred Shares.

            "Preferred Shares": The preferred shares issued by the Issuer concurrently with the issuance of the Notes.

            "Preferred Shares Distribution Account": A segregated account established and designated as such by the Preferred Shares Paying Agent pursuant to the Preferred Shares Paying Agency Agreement.

            "Preferred Shares Paying Agency Agreement": The Preferred Shares Paying Agency Agreement, dated as of the Closing Date, between the Issuer and the Preferred Shares Paying Agent relating to the Preferred Shares, as amended from time to time in accordance with the terms thereof.

            "Preferred Shares Paying Agent": The Bank, solely in its capacity as Preferred Shares Paying Agent under the Preferred Shares Paying Agency Agreement and not individually, unless a successor Person shall have become the Preferred Shares Paying Agent pursuant to the applicable provisions of the Preferred Shares Paying Agency Agreement, and thereafter Preferred Shares Paying Agent shall mean such successor Person.

            "Prime Interest Rate": The annual rate of interest published in The Wall Street Journal from time to time as the "Prime Rate". If more than one "Prime Rate" is published in The Wall Street Journal for a day, the average of such "Prime Rates" shall be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%). If the "Prime Rate" contained in The Wall Street Journal is not readily ascertainable, the Collateral Manager shall select an equivalent publication that publishes such "Prime Rate", and if such "Prime Rates" are no longer generally published or are limited, regulated or administered by a governmental authority or quasigovernmental body, then the Collateral Manager shall select, in its reasonable discretion, a comparable interest rate index.

            "Principal Balance" or "par": With respect to any Collateral Debt Security or Eligible Investment, as of any date of determination, the outstanding principal amount of such Collateral Debt Security or Eligible Investment; provided that:

                  (1) the Principal Balance of a Collateral Debt Security
            received upon acceptance of an Offer for another Collateral Debt Security, which Offer expressly states that failure to accept such Offer may result in a default under the Underlying Instruments, will be deemed to be the Calculation Amount of such other Collateral Debt Security until such time as Interest Proceeds and Principal Proceeds, as applicable, are received when due with respect to such other Collateral Debt Security;

                  (2) the Principal Balance of any Eligible Investment that does not pay Cash interest on a current basis will be the accreted value thereof;

                  (3) the Principal Balance of any Preferred Equity Security
            will be equal to the component of the liquidation price thereof that is attributable to the return of capital by its governing documents; and

                  (4) the Principal Balance of any Written Down Security will exclude any portion of the principal balance of such security that
            (i) has been written down as a result of a "realized loss," "collateral support deficit," "additional trust fund expense" or other event that under the terms of such security results in a write-down of principal balance or (ii) would be affected by an appraisal reduction.

            "Principal Collection Account": The trust account established pursuant to Section 10.2(a) hereof.

            "Principal Only Security": Any Collateral Debt Security (other than a Step-Up Security) that does not provide for payment of interest or provides that all payments of interest will be deferred until the final maturity thereof.

            "Principal Proceeds": With respect to any Payment Date, (A) the sum (without duplication) of (1) all principal payments (including prepayments and Unscheduled Principal Payments) received during the related Due Period (excluding those previously reinvested or designated by the Collateral Manager for reinvestment in Collateral Debt Securities) on (a) Eligible Investments (other than Eligible Investments purchased with Interest Proceeds, Eligible Investments in the Delayed Funding Obligations Account and Eligible Investments in the Expense Account and any amount representing the accreted portion of a discount from the face amount of an Eligible Investment) and (b) Collateral Debt Securities as a result of (i) a maturity, scheduled amortization, mandatory prepayment or mandatory sinking fund payment on a Collateral Debt Security, (ii) optional redemptions, prepayments, exchange offers or tender offers made at the option of the issuer thereof, (iii) recoveries on Defaulted Securities or (iv) any other principal payments with respect to Collateral Debt Securities (not included in Sale Proceeds), (2) distributions on Preferred Equity Securities attributable to the return of capital by their governing documents, (3) all fees and commissions received during such Due Period in connection with Defaulted Securities and Eligible Investments and the restructuring or default of such Defaulted Securities and Eligible Investments, (4) any interest received during such Due Period on such Collateral Debt Securities or Eligible Investments to the extent such interest constitutes proceeds from accrued interest purchased with Principal Proceeds other than accrued interest purchased by the Issuer on or prior to the Closing Date and interest included in clause (A)(1) of the definition of Interest Proceeds, (5) Sale Proceeds received during such Due Period in respect of sales (excluding those previously reinvested or currently being reinvested in Collateral Debt Securities in accordance with the Transaction Documents and excluding accrued interest included in Sale Proceeds (unless such accrued interest was purchased with Principal Proceeds) that are designated by the Collateral Manager as Interest Proceeds in accordance with clause (A)(1) of the definition of Interest Proceeds), (6) all Cash payments of interest or dividends received during such Due Period on Defaulted Securities,
(7) any interest received during such Due Period on a Written Down Security to the extent such interest constitutes accrued interest on the excess of the principal amount of such Written Down Security over the Principal Balance of such Written Down Security, (8) any proceeds resulting from (a) the termination (in whole or in part) of any Hedge Agreement during such Due Period to the extent such proceeds are received from the Hedge Counterparty to such Hedge Agreement and, to the extent such proceeds exceed the cost of entering into a replacement Hedge Agreement in accordance with the requirements set forth in
Section 16.1(a) hereof, (b) payments received from a replacement Hedge Counterparty to the extent such proceeds exceed the amount owed to a previous Hedge Counterparty in connection with the termination of the related Hedge Agreement and (c) all amounts transferred from each Hedge Termination Account pursuant to Section 16.1(g) hereof; (9) during the Reinvestment Period, the Special Amortization Amount, if any; (10) on the first Payment Date following the end of the Reinvestment Period, funds in the Unused Proceeds Account to the extent the Collateral Manager has not designated such amounts as Interest Proceeds pursuant to Section 10.4(c) hereof; (11) funds transferred to the Principal Collection Account from the Delayed Funding Obligations Account in respect of amounts previously held on deposit in respect of unfunded commitments for Delayed Draw Term Loans that have been sold or otherwise disposed before such commitments thereunder have been drawn or as to which excess funds remain; and (12) all other payments received in connection with the Collateral Debt Securities and Eligible Investments that are not included in Interest Proceeds; provided, that in no event will Principal Proceeds include any proceeds from the Excepted Assets minus (B) (x) the aggregate amount of any Nonrecoverable Advances that were previously reimbursed to the Advancing Agent or the Trustee and the aggregate amount of any Cure Advances reimbursed to the Collateral Manager during the related Due Period from Principal Proceeds and (y) the aggregate amount of any Hedge Payment Amounts that were previously paid to the applicable Hedge Counterparty from Principal Proceeds during the related Due Period as a result of the early termination of the related Asset Specific Hedge from any call, redemption and prepayment premiums in accordance with clause (e) of the definition of Asset Specific Hedge.

            "Priority of Payments": The meaning specified in Section 11.1(a) hereof.

            "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

            "Property Type": Each of the following types of property:

                  (i) "Diversified Properties" means properties used by
            businesses for diverse purposes and other similar property interests;

                  (ii) "Healthcare Properties" means hospitals, clinics, sports clubs, spas and other health care facilities and other similar real property interests used in one or more similar businesses (but excluding medical offices);

                  (iii) "Hospitality Properties" means hotels, motels, youth hostels, bed and breakfasts and other similar real property interests used in one or more similar businesses;

                  (iv) "Industrial Properties" means factories, refinery plants, breweries and other similar real property interests used in one or more similar businesses;

                  (v) "Mixed Use Properties" means real estate property used by businesses for diverse business purposes and any similar property interests;

                  (vi) "Mortgage Property" means mortgages and real estate
            property interests;

                  (vii) "Multi-Family Properties" means multi-family dwellings such as apartment blocks, condominiums and cooperative owned buildings;

                  (viii) "Retail Properties" means retail stores, restaurants, bookstores, clothing stores and other similar real property interests used in one or more similar businesses;

                  (ix) "Self-Storage Properties" means self-storage facilities and other similar real property interests used in one or more similar businesses;

                  (x) "Suburban Office Properties" means office buildings
            (including medical offices), conference facilities and other similar real property interests used in the commercial real estate business in suburban areas;

                  (xi) "Urban Office Properties" means office buildings
            (including medical offices), conference facilities and other similar real property interests used in the commercial real estate business in urban areas;

                  (xii) "Warehouse Properties" means warehouse facilities and other similar real property interests; and

                  (xiii) "Other Properties" means any other property other than
            Diversified Properties, Hospitality Properties, Industrial Properties, Multi-Family Properties, Urban Office Properties, Suburban Office Properties, Retail Properties, Self-Storage Properties, Healthcare Properties, Mixed Use Properties, Mortgage Properties and Warehouse Properties.

            "Proposed Portfolio": The portfolio of Collateral Debt Securities and Eligible Investments resulting from the disposition of a Collateral Debt Security or a proposed reinvestment of Principal Proceeds in a Substitute Collateral Debt Security, as the case may be.

            "PTCE": The meaning specified in Section 2.5(g)(vi).

            "Purchase Agreement": The purchase agreement relating to the Notes dated on or about the Closing Date by and among the Issuer, the Co-Issuer and the Initial Purchaser.

            "Purchase Price": The purchase price identified for each Collateral Debt Security against its name in Schedule E.

            "Purchase Option Purchase Price": The meaning specified in Section 17.3.

            "QIB": A qualified institutional buyer within the meaning of Rule 144A.

            "Qualified Hedge Party": A party that:

            (a) (i) at the time it becomes a Hedge Counterparty, will have with respect to itself as an issuer or with respect to its debt obligations ratings by Moody's,

      Fitch and S&P of at least equal to the requirements set forth in the definition of "Hedge Counterparty Threshold Rating";

                  (ii) legally and effectively accepts the rights and
            obligations of a Hedge Counterparty in respect of the Hedge Agreement pursuant to a written agreement reasonably acceptable to the Issuer and the Trustee; and

                  (iii) is a recognized dealer in over-the-counter derivatives organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to the Issuer and the Trustee); or

            (b) (i) has, with respect to becoming a Hedge Counterparty, satisfied the Rating Agency Condition with respect to Moody's and S&P; and

                  (ii) for so long as any Class of Notes are Outstanding under this Indenture and are rated by Fitch, (A) has posted collateral in an amount and manner that satisfies the Rating Agency Condition with respect to Fitch or (B) has caused an entity that satisfies the ratings criteria set forth in clause (a) of this definition to guarantee its obligations under the applicable Hedge Agreement.

            "Qualified Purchaser": A "qualified purchaser" within the meaning of Section (a)(51) of the Investment Company Act.

            "Rake Bond": A loan-specific commercial mortgage pass-through certificate or similar security backed by only one of the mortgage loans included in a pooled securitization transaction, typically representing a non-pooled component of the related mortgage loan that is subordinate to the pooled component with respect to the right to receive distributions of collections on such mortgage loan.

            "Ramp-Up Period": The period commencing on the Closing Date and ending on the Effective Date.

            "Rating Agency": Each of Moody's, Fitch and S&P and any successor thereto, or, with respect to Pledged Obligations generally, if at any time Moody's, Fitch or S&P or any such successor ceases to provide rating services with respect to the Notes or certificates similar to the Notes, any other nationally recognized investment rating agency selected by the Issuer and reasonably satisfactory to each Hedge Counterparty and a Majority of the Notes voting as a single Class.

            "Rating Agency Condition": With respect to any proposed action or matter, the receipt by the Trustee of confirmation in writing from the applicable Rating Agencies that the then current ratings on the Notes, as applicable, shall not be reduced, qualified or withdrawn as a result of such action or matter.

            "Rating Confirmation Failure": The meaning specified in Section 7.18(b) hereof.

            "Record Date": The date on which the Holders of Notes entitled to receive a payment in respect of principal or interest on the succeeding Payment Date is determined, such date as to any Payment Date being the 15th day (whether or not a Business Day) prior to the applicable Payment Date.

            "Redemption Date": Any Payment Date specified for a redemption of the Securities pursuant to Sections 9.1 or 9.2 hereof.

            "Redemption Date Statement": The meaning specified in Section 10.9(i) hereof.

            "Redemption Price": The Redemption Price of the Notes and Preferred Shares will be calculated as follows:

            Class A Notes. The redemption price of the Class A Notes will be calculated on the related Determination Date and will be equal to the Aggregate Outstanding Amount of the Class A Notes to be redeemed, together with the Class A Interest Distribution Amount (plus, any Class A Defaulted Interest Amount) due on that day of redemption;

            Class B Notes. The redemption price of the Class B Notes will be calculated on the related Determination Date and will be equal to the Aggregate Outstanding Amount of the Class B Notes to be redeemed, together with the Class B Interest Distribution Amount (plus, any Class B Defaulted Interest Amount) due on that day of redemption;

            Class C Notes. The redemption price of the Class C Notes will be calculated on the related Determination Date and will be equal to the Aggregate Outstanding Amount of the Class C Notes to be redeemed, together with the Class C Interest Distribution Amount (including, any Class C Capitalized Interest and Class C Defaulted Interest Amount) due on that day of redemption;

            Class D Notes. The redemption price of the Class D Notes will be calculated on the related Determination Date and will be equal to the Aggregate Outstanding Amount of the Class D Notes to be redeemed, together with the Class D Interest Distribution Amount (including, any Class D Capitalized Interest and Class D Defaulted Interest Amount) due on that day of redemption; and

            Preferred Shares. The redemption price for the Preferred Shares will be calculated on the related Determination Date and will be equal to the sum of all net proceeds and Cash, if any, remaining after redemption of the Notes and payments of all amounts and expenses described under subclauses (1) through (5),
(16), (17), and (18) of Section 11.1(a)(i); provided that if there are no such net proceeds or Cash remaining, the redemption price for the Preferred Shares shall be equal to $0.

            "Reference Banks": The meaning set forth in Schedule F attached hereto.

            "Registered": With respect to any debt obligation, a debt obligation that is issued after July 18, 1984, and that is in registered form for purposes of the Code.

            "Registered Security": The meaning specified in Section 3.3(a)(iii).

            "Regulation S": Regulation S under the Securities Act.

            "Regulation S Global Security": The meaning specified in Section 2.2(b)(ii) hereof.

            "Reimbursement Interest": Interest accrued on the amount of any Interest Advance made by the Advancing Agent or the Trustee, for so long as it is outstanding, at the Reimbursement Rate.

            "Reinvestment Criteria": The meaning specified in Section 12.2(a) hereof.

            "Reimbursement Rate": A rate per annum equal to the "prime rate" as published in the "Money Rates" section of the Wall Street Journal, as such "prime rate" may change from time to time.

            "Reinvestment Income": Any interest or other earnings on the Deposit or funds in the Unused Proceeds Account that have not been designated as Interest Proceeds by the Collateral Manager with respect to the Effective Date.

            "Reinvestment Period": The period beginning on the Closing Date and ending on and including the first of the following events or dates to occur: (i) the end of the Due Period related to the Payment Date in April, 2009; (ii) the end of the Due Period related to the Payment Date immediately following the date on which the Collateral Manager (with the written consent of Holders of the Majority of the Preferred Shares) notifies the Trustee that, in light of the composition of Collateral Debt Securities, general market conditions and other factors, investments in additional Collateral Debt Securities within the foreseeable future would be either impractical or not beneficial to the holders of the Preferred Shares; (iii) the end of the Due Period related to the date on which all of the Securities are redeemed as described herein under Section 9.1 and (iv) the occurrence of an Event of Default which is neither cured nor waived.

            "REIT Debt Securities": REIT Debt Securities -- Diversified, REIT Debt Securities -- Health Care, REIT Debt Securities -- Hotel, REIT Debt Securities -- Industrial, REIT Debt Securities -- Mortgage, REIT Debt Securities -- Multi Family, REIT Debt Securities -- Office, REIT Debt Securities -- Retail and REIT Debt Securities -- Storage.

            "REIT Debt Securities -- Diversified": Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of mortgages on a portfolio of diverse real property interests, provided that (a) any Collateral Debt Security falling within this definition will be excluded from the definition of each other Specified Type of Collateral Debt Security and (b) any Collateral Debt Security falling within any other REIT Debt Security description set forth herein will be excluded from this definition.

            "REIT Debt Securities -- Health Care": Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of mortgages on hospitals, clinics, sport clubs, spas and other health care facilities and other similar real property interests used in one or more similar businesses, provided that any Collateral Debt Security falling within this definition will be excluded from the definition of each other Specified Type of Collateral Debt Security.

            "REIT Debt Securities -- Hotel": Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of mortgages on hotels, motels, youth hostels, bed and breakfasts and other similar real property interests used in one or more similar businesses, provided that any Collateral Debt Security falling within this definition will be excluded from the definition of each other Specified Type of Collateral Debt Security.

            "REIT Debt Securities -- Industrial": Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of mortgages on factories, refinery plants, breweries and other similar real property interests used in one or more similar businesses, provided that any Collateral Debt Security falling within this definition will be excluded from the definition of each other Specified Type of Collateral Debt Security.

            "REIT Debt Securities -- Mortgage": Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of mortgages, commercial mortgage backed securities, collateralized mortgage obligations and other similar mortgage related securities (including Collateral Debt Securities issued by a hybrid form of such trust that invests in both commercial real estate and commercial mortgages), provided that any Collateral Debt Security falling within this definition will be excluded from the definition of each other Specified Type of Collateral Debt Security.

            "REIT Debt Securities -- Multi Family": Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of residential mortgages on multi family dwellings such as apartment blocks, condominiums and co operative owned buildings, provided that any Collateral Debt Security falling within this definition will be excluded from the definition of each other Specified Type of Collateral Debt Security.

            "REIT Debt Securities -- Office": Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of mortgages on office buildings, conference facilities and other similar real property interests used in the commercial real estate business, provided that any Collateral Debt Security falling within this definition will be excluded from the definition of each other Specified Type of Collateral Debt Security.

            "REIT Debt Securities -- Retail": Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of mortgages on retail stores, restaurants, bookstores, clothing stores and other similar real property interests used in one or more similar businesses, provided that any Collateral Debt Security falling within this definition will be excluded from the definition of each other Specified Type of Collateral Debt Security.

            "REIT Debt Securities -- Storage": Collateral Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) of storage facilities and other similar real property interests used in one or more similar businesses, provided that any Collateral Debt Security falling within this definition will be excluded from the definition of each other Specified Type of Collateral Debt Security.

            "Repurchase Price": The meaning specified in Section 17.4(c).

            "Rule 144A": Rule 144A under the Securities Act.

            "Rule 144A Global Security": The meaning specified in Section 2.2(b)(i) hereof.

            "Rule 144A Information": The meaning specified in Section 7.13 hereof.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

            "S&P CDO Monitor": A dynamic, analytical computer model provided prior to the initial Payment Date by S&P to the Collateral Manager and the Trustee, with written instructions and assumptions to be applied when running such computer model, for the purpose of estimating the default risk of a pool of Collateral Debt Securities.

            "S&P CDO Monitor Test": A test that will be satisfied on any Measurement Date if, after giving effect to any purchase or sale of a Collateral Debt Security (or both), as the case may be, (i) the Class A Loss Differential, the Class B Loss Differential, the Class C Loss Differential or the Class D Loss Differential, as the case may be, of the Standard & Poor's Proposed Portfolio is positive or (ii) the Class A Loss Differential, the Class B Loss Differential, the Class C Loss Differential or the Class D Loss Differential, as the case may be, of the Proposed Portfolio is greater than or equal to the Class A Loss Differential, the Class B Loss Differential, the Class C Loss Differential or the Class D Loss Differential, as the case may be, of the Current Portfolio.

            In addition, the results of the CDO Monitor Test, on any Measurement Date, will be utilized to determine which of the five permissible scenarios may be selected by the Collateral Manager pursuant to the S&P Recovery Test; provided, that the Collateral Manager may not change the scenario that it previously selected under the S&P Recovery Test if such change would cause the S&P Recovery Test not to be satisfied (or, if the S&P Recovery Test was previously not satisfied, not to be maintained or improved).

            "S&P Rating": Of any Collateral Debt Security will be determined as follows:

                  (i) if S&P has assigned a rating to such Collateral Debt
            Security either publicly or privately (in the case of a private rating, with the appropriate consents for the use of such private rating), the S&P Rating shall be the rating assigned thereto by S&P (or, in the case of a REIT Debt Security, the issuer credit rating assigned by S&P), provided, that, notwithstanding the foregoing, if any Collateral Debt Security shall, at the time of its purchase by the Issuer, be listed for a possible upgrade or downgrade on S&P's then current credit rating watch list, then the S&P Rating of such Collateral Debt Security shall be one subcategory above or below, respectively, the rating then assigned to such item by S&P, as applicable; provided, that if such Collateral Debt Security is removed from such list at any time, it shall be deemed to have its actual rating by S&P;

                  (ii) if such Collateral Debt Security is not rated by S&P but the Issuer or the Collateral Manager on behalf of the Issuer has requested that S&P assign a rating to such Collateral Debt Security, the S&P Rating shall be the rating so assigned by S&P; provided, that pending receipt from S&P of such rating, if such Collateral Debt Security is of a type listed on Schedule C hereto or is not eligible for notching in accordance with Schedule D hereto, such Collateral Debt Security shall have an S&P Rating of "CCC", otherwise such S&P Rating shall be the rating assigned according to Schedule D hereto until such time as S&P shall have assigned a rating thereto; or

                  (iii) if any Collateral Debt Security is a Collateral Debt
            Security that has not been assigned a rating by S&P and is not a Collateral Debt Security listed in Schedule C hereto, as identified by the Collateral Manager, the S&P Rating shall be the rating assigned according to Schedule D hereto; provided, that if any Collateral Debt Security shall, at the time of its purchase by the Issuer, be listed for a possible upgrade or downgrade on either Moody's or Fitch's then current credit rating watch list, then the S&P Rating of such Collateral Debt Security shall be one subcategory above or below, respectively, the rating then assigned to such item in accordance with Schedule D hereto; provided, further, that the Aggregate Principal Balance that may be given a rating based on this paragraph (c) may not exceed 20%, of the Aggregate Principal Balance of all Collateral Debt Securities.

            "S&P Recovery Rate": With respect to any Collateral Debt Security on any Measurement Date, an amount equal to the percentage for such Collateral Debt Security set forth in Schedule B (the Standard & Poor's Recovery Matrix) hereto (or, in the case of a Defaulted Security under Clause A of Schedule B (the Standard & Poor's Recovery Matrix) hereto, corresponding to the S&P Rating at the time of issuance of such Collateral Debt Security).

            "S&P Recovery Test": A test that will be satisfied on any Measurement Date if the S&P Weighted Average Recovery Rate (based upon the Principal Balance of the Collateral Debt Securities) for each Class of Notes falls within one of the five permissible scenarios for each such Class. The Collateral Manager shall select which of the five scenarios shall apply initially by notice to the Trustee and S&P on or prior to the Closing Date. For any Measurement Date thereafter, the Collateral Manager may select a different scenario prior to each such Measurement Date on which the CDO Monitor Test is to be performed (and shall notify the Trustee in writing of such selection on such Measurement Date, or if no such notice is given, the scenario used for the preceding Measurement Date shall apply to such Measurement Date). With respect to each Class of Notes, the five permissible S&P Weighted Average Recovery Rate options are as set forth on the table below:

                     S&P WEIGHTED AVERAGE RECOVERY RATE IS
SCENARIO NUMBER            EQUAL TO OR GREATER THAN:
---------------      -------------------------------------
       1                             40.00%

       2                             37.00%

       3                             33.40%

       4                             30.00%

       5                             25.00%

            For the avoidance of doubt, it is understood that (i) the Collateral Manager may select the applicable scenario from the five permissible scenarios for any Measurement Date at any time on or prior to such Measurement Date, and
(ii) if no scenario is selected by the Collateral Manager for any particular Measurement Date, the scenario most recently selected by the Collateral Manager will be used; provided, that the Collateral Manager may not change the scenario that it previously selected under the S&P Recovery Test if such change would cause the S&P Recovery Test not to be satisfied (or, if the S&P Recovery Test was previously not satisfied, not to be maintained or improved).

            "S&P Weighted Average Recovery Rate": With respect to the Collateral Debt Securities, as of any Measurement Date, the number obtained by summing the products obtained by multiplying the Principal Balance of each Collateral Debt Security, other than a Defaulted Security, by its S&P Recovery Rate, dividing such sum by the aggregate Principal Balance of all such Collateral Debt Securities and rounding up to the first decimal place.

            "Sale": The meaning specified in Section 5.17(a) hereof.

            "Sale Proceeds": All proceeds (including accrued interest) received as a result of sales of Pledged Obligations net of any reasonable out-of-pocket expenses of the Collateral Manager or the Trustee in connection with any such sale.

            "Schedule of Closing Date Collateral Debt Securities": The Collateral Debt Securities listed on Schedule E hereto, which Schedule shall include the Principal Balance, interest rate (if the security bears interest at a fixed rate) or the spread and the relevant floating reference rate (if the security bears interest at a floating rate), the maturity date, the Moody's Rating, S&P Rating and Fitch Rating, if any, of each Collateral Debt Security.

            "Scheduled Amortization Amounts": With respect to each Payment Date, the Class C Scheduled Amortization Amount and the Class D Scheduled Amortization Amount.

            "Scheduled Distribution": With respect to any Pledged Obligation, for each Due Date, the scheduled payment of principal, interest or fee or any dividend or premium payment due on such Due Date or any other distribution with respect to such Pledged Obligation, determined in accordance with the assumptions specified in Section 1.2.

            "Securities": Collectively, the Notes and the Preferred Shares.

            "Securities Account": The meaning specified in Section 8-501(a) of the UCC.

            "Securities Account Control Agreement": The meaning specified in
Section 3.3(a).

            "Securities Act": The Securities Act of 1933, as amended.

            "Securities Intermediary": The meaning specified in Section 8-102(a)(14) of the UCC.

            "Security Entitlement": The meaning specified in Section 8-102(a)(17) of the UCC.

            "Seller": The meaning specified in the applicable Collateral Debt Securities Purchase Agreement.

            "Senior Collateral Management Fee": The fee payable quarterly in arrears on each Payment Date to the Collateral Manager pursuant to this Indenture and the Collateral Management Agreement, equal to 0.10% per annum of the Net Outstanding Portfolio Balance for such Payment Date, to the extent funds are available for such purpose in accordance with the Priority of Payments.

            "Senior Securitization": The securitization transaction, if any, in which the Senior Tranche related to Collateral Debt Securities that are Loans have been included.

            "Senior Tranche": (i) With respect to a Participation or B Note, any senior interest in the same Underlying Term Loan as a Participation or any senior debt secured by the same Underlying Mortgage Property as a B Note or Participation and (ii) with respect to a Mezzanine Loan, any commercial mortgage loan related to the same Underlying Mortgage Property or Properties as the Mezzanine Loan.

            "Share Registrar": LaSalle Bank National Association, a national banking association organized and existing under the laws of the United States of America, unless a successor Person shall have become the Share Registrar pursuant to the applicable provisions of the Preferred Shares Paying Agency Agreement, and thereafter "Share Registrar" shall mean such successor Person.

            "Similar Law": The meaning specified in Section 2.5(g)(vi).

            "Single Asset Mortgage Security": A commercial mortgage pass-through certificate or similar security backed primarily by a single mortgage loan on one or more commercial properties included in a property-specific securitization transaction.

            "Single Borrower Mortgage Security": A commercial mortgage pass-through certificate or similar security backed primarily by one or more mortgage loans to the same borrower (or affiliated borrowers) on one or more commercial properties included in a securitization.

            "Special Amortization": The meaning specified in Section 9.7.

            "Special Amortization Amount": The meaning specified in Section 9.7.

            "Specified Person": The meaning specified in Section 2.6(a) hereof.

            "Specified Type": A CMBS Security, REIT Debt Security, Mezzanine Loan, Loan or Preferred Equity Security.

            "Spread Excess": As of any Measurement Date, a fraction (expressed as a percentage), the numerator of which is equal to the product of (a) the greater of zero and the excess, if any, of the Weighted Average Spread for such Measurement Date over 5.30% and (b) the Aggregate Principal Balance of all Collateral Debt Securities that are Floating Rate Securities (excluding all Defaulted Securities and Written Down Securities) and the denominator of which is the Aggregate Principal Balance of all Collateral Debt Securities that are Fixed Rate Securities (excluding all Defaulted Securities and Written Down Securities), multiplying the resulting figure by 365 and then dividing by 360.

            "Stated Maturity": February 20, 2040.

            "Step-Down Bond": A security which by the terms of the related Underlying Instruments provides for a decrease, in the case of a Fixed Rate Security, in the per annum interest rate on such security or, in the case of a Floating Rate Security, in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided, that a Step-Down Bond shall not include any such security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer.

            "Step-Up Security": A security with a current interest rate of zero percent per annum at the time of purchase but which increases to predetermined levels on specific dates.

            "Subordinate Collateral Management Fee": The fee payable quarterly in arrears on each Payment Date to the Collateral Manager pursuant to this Indenture and the Collateral Management Agreement, in an amount equal to 0.15% per annum of the Net Outstanding Portfolio Balance, to the extent funds are available for such purpose in accordance with the Priority of Payments.

            "Subordinate Interests": The Class B Subordinate Interest, the Class C Subordinate Interest and/or the Class D Subordinate Interest, as the context may require.

            "Subsequent Collateral Debt Security": Any Collateral Debt Security that is acquired after the Closing Date.

            "Substitute Collateral Debt Security": A Collateral Debt Security that is acquired in substitution for securities previously pledged to the Trustee in accordance herewith.

            "Successful Auction": (i) An Auction which is conducted in accordance with Section 9.2(b) or (ii) the purchase of Collateral Debt Securities by the Collateral Manager or its Affiliates for a price equal to the Total Redemption Price pursuant to Section 12.4(c).

            "Tax Event": Means (i) any obligor is, or on the next scheduled payment date under any Collateral Debt Security, will be, required to deduct or withhold from any payment under any Collateral Debt Security to the Issuer for or on account of any tax for whatever reason and such obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required,
(ii) any jurisdiction imposes net income, profits, or similar tax on the Issuer,
(iii) the Issuer is required to deduct or withhold from any payment under a Hedge Agreement for or on account of any tax and the Issuer is obligated to make a gross up payment (or otherwise pay additional amounts) to the Hedge Counterparty, or (iv) a Hedge Counterparty is required to deduct or withhold from any payment under a Hedge Agreement for or on account of any tax for whatever reason and such Hedge Counterparty is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required or (v) the Issuer fails to maintain its status as a qualified REIT subsidiary (within the meaning of Section 856(i)(2) of the Code).

            "Tax Materiality Condition": The condition that will be satisfied if either (i) (A) as a result of the occurrence of a Tax Event, a tax or taxes are imposed on the Issuer or withheld from payments to the Issuer and with respect to which the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred, and (B) "gross up payments" required to be made by the Issuer exceed the amounts that the Issuer would have been required to pay had no deduction or withholding been required exceeds, in the aggregate, U.S. $1 million during any 12-month period or (ii) the Issuer fails to maintain its status as a qualified REIT subsidiary (within the meaning of Section 856(i)(2) of the Code).

            "Tax Redemption": The meaning specified in Section 9.1(b) hereof.

            "Total Redemption Price": The amount equal to funds sufficient to pay all amounts and expenses described under clauses (1) through (5), (16), (17) and (18) of Section 11.1(a)(i) and to redeem all Notes at their applicable Redemption Prices.

            "Transaction Documents": This Indenture, the Collateral Management Agreement, the Collateral Debt Securities Purchase Agreements, the Company Administration Agreement, the Preferred Shares Paying Agency Agreement and each Hedge Agreement.

            "Transfer Agent": The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

            "Treasury Regulations": Temporary or final regulations promulgated under the Code by the United States Treasury Department.

            "Treasury Security": A U.S. Treasury security, which may or may not bear interest.

            "Trust Officer": When used with respect to the Trustee, any officer within the CDO Trust Services Group of the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president or officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the CDO Trust Services Group of the Corporate Trust Office because of his knowledge of and familiarity with the particular subject.

            "Trustee": LaSalle Bank National Association, a national banking association organized and existing under the laws of the United States of America, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Person.

            "Trustee Fee Proposal": The letter dated as of October 20, 2004, to Arbor Parent, as revised to date.

            "UCC": The applicable Uniform Commercial Code.

            "UCC Account": "Account," as such term is defined in Section 9-102(a)(2) of the UCC.

            "Uncertificated Security": The meaning specified in Section 3.3(a)(ii).

            "Underlying Instruments": The indenture, loan agreement, note, mortgage, intercreditor agreement, participation agreement or other agreement pursuant to which a Collateral Debt Security or Eligible Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Debt Security or Eligible Investment or of which holders of such Collateral Debt Security or Eligible Investment are the beneficiaries.

            "Underlying Mortgage Property": With respect to (i) a Loan (other than a Participation or Mezzanine Loan), the commercial mortgage property or properties securing the Loan, (ii) a Participation, the commercial mortgage property or properties securing the Underlying Term Loan, or (iii) a Mezzanine Loan, the commercial mortgage property or properties related to the Mezzanine Loan.

            "Underlying Term Loan": With respect to (i) a Loan (other than Participation or Mezzanine Loan), such Loan or (ii) a Participation, the underlying commercial mortgage loan.

            "United States": The United States of America, including any state and any territory or possession administered thereby.

            "Unregistered Securities": The meaning specified in Section 5.17(c) hereof.

            "Unscheduled Principal Payments": Any proceeds received by the Issuer from an unscheduled prepayment or redemption (in whole but not in part) by the obligor of a Collateral Debt Security prior to the stated maturity date of such Collateral Debt Security.

            "Unused Proceeds Account": The trust account established pursuant to
Section 10.4(a) hereof.

            "U.S. Person": The meaning specified in Regulation S.

            "WCM": Wachovia Capital Markets, LLC or its successors and assigns.

            "Weighted Average Coupon": As of any Measurement Date, (a) the number obtained (rounded up to the next 0.001%) by (i) summing the products obtained by multiplying (x) the current interest rate on each Collateral Debt Security that is a Fixed Rate Security (excluding all Defaulted Securities and Written Down Securities) by (y) the Principal Balance of each such Collateral Debt Security and (ii) dividing such sum by the Aggregate Principal Balance of all Collateral Debt Securities that are Fixed Rate Securities (excluding all Defaulted Securities and Written Down Securities) plus (b) if the amount obtained pursuant to clause (a) is less than 8.25%, the Spread Excess, if any, as of such Measurement Date.

            "Weighted Average Life": As of any Measurement Date with respect to the Collateral Debt Securities (other than Defaulted Securities), the number obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each Collateral Debt Security (other than Defaulted Securities) by (b) the outstanding Principal Balance of such

Collateral Debt Security and (ii) dividing such sum by the Aggregate Principal Balance at such time of all Collateral Debt Securities (other than Defaulted Securities).

            "Weighted Average Life Test": With respect to any Collateral Debt Securities, a test that will be satisfied as of any Measurement Date if the Weighted Average Life of such Collateral Debt Securities as of such Measurement Date is less than or equal to 7.0 years.

            "Weighted Average Moody's Rating Factor": The amount determined by summing the products obtained by multiplying the Principal Balance of each Collateral Debt Security (excluding Defaulted Securities) by its Moody's Rating Factor, dividing such sum by the Aggregate Principal Balance of all such obligations and rounding the result up to the nearest whole number.

            "Weighted Average Spread": As of any Measurement Date, (a) the number obtained (rounded up to the next 0.001%), by (i) summing the products obtained by multiplying (x) the stated spread above LIBOR at which interest accrues on each Collateral Debt Security that is a Floating Rate Security (other than a Defaulted Security or Written Down Security) as of such date by (y) the Principal Balance of such Collateral Debt Security as of such date, and (ii) dividing such sum by the Aggregate Principal Balance of all Collateral Debt Securities that are Floating Rate Securities (excluding all Defaulted Securities and Written Down Securities) plus (b) if the amount obtained pursuant to clause
(a) is less than 5.30%, the Fixed Rate Excess, if any, as of such Measurement Date. For purposes of this definition, a Fixed Rate Security that is subject to an Asset Specific Hedge will be deemed to be a Floating Rate Security and the floating rate applicable thereto shall be the rate payable taking into account the related Asset Specific Hedge.

            "Written Down Security": As of any date of determination, any Collateral Debt Security as to which the aggregate par amount of the entire issue of such Collateral Debt Security and all other securities secured by the same pool of collateral and that rank senior in priority of payment to such issue exceeds the aggregate par amount of all collateral (giving effect to any appraisal reductions) securing such issue (excluding defaulted collateral).

            Section 1.2 Assumptions as to Pledged Obligations.

            (a) In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Pledged Obligation, or any payments on any other assets included in the Assets, and with respect to the income that can be earned on Scheduled Distributions on such Pledged Obligations and on any other amounts that may be received for deposit in the applicable Collection Account, the provisions set forth in this Section 1.2 shall be applied.

            (b) All calculations with respect to Scheduled Distributions on the Pledged Obligations securing the Notes shall be made on the basis of information as to the terms of each such Pledged Obligation and upon report of payments, if any, received on such Pledged Obligation that are furnished by or on behalf of the issuer of such Pledged Obligation and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations.

            (c) For each Due Period, the Scheduled Distribution on any Pledged Obligation (other than a Defaulted Security, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) shall be the sum of (i) the total amount of payments and collections in respect of such Pledged Obligation (including all Sales Proceeds received during the Due Period and not reinvested in Substitute Collateral Debt Securities or retained in the Principal Collection Account for subsequent reinvestment) that, if paid as scheduled, will be available in the Collection Accounts at the end of such Due Period for payment on the Notes and of expenses of the Issuer and the Co-Issuer pursuant to the Priority of Payments and (ii) any such amounts received in prior Due Periods that were not disbursed on a previous Payment Date and do not constitute amounts which have been used as reimbursement with respect to a prior Interest Advance pursuant to the terms of this Indenture.

            (d) With respect to any Collateral Debt Security as to which any interest or other payment thereon is subject to withholding tax of any relevant jurisdiction, each Scheduled Distribution thereon shall, for purposes of the Coverage Tests and the Collateral Quality Tests, be deemed to be payable net of such withholding tax unless the issuer thereof or obligor thereon is required to make additional payments to fully compensate the Issuer for such withholding taxes (including in respect of any such additional payments). On any date of determination, the amount of any Scheduled Distribution due on any future date shall be assumed to be made net of any such uncompensated withholding tax based upon withholding tax rates in effect on such date of determination.

            (e) For purposes of calculating any Interest Coverage Ratio, the expected interest income on floating rate Collateral Debt Securities and Eligible Investments and under each Hedge Agreement and the expected interest payable on the Notes shall be calculated using the (i) interest rates applicable thereto on the applicable Measurement Date and (ii) accrued original issue discount on Eligible Investments shall be deemed to be Scheduled Distributions of interest due on the date such original issue discount is scheduled to be paid. Notwithstanding the foregoing, for the purposes of calculating any Interest Coverage Ratio, there shall be excluded all scheduled or deferred payments of interest on or principal of Collateral Debt Securities and any payment, including any amount payable to the Issuer by each Hedge Counterparty, which the Collateral Manager has determined in its reasonable judgment shall not be made in cash or received when due.

            (f) Each Scheduled Distribution receivable with respect to a Pledged Obligation shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the applicable Collection Account except to the extent the Collateral Manager has a reasonable expectation that such Scheduled Distribution will not be received on the applicable Due Date. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the applicable Collection Account for transfer to the Payment Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Notes or other amounts payable pursuant to this Indenture.

            (g) All calculations required to be made and all reports which are to be prepared pursuant to this Indenture with respect to the Pledged Obligations, shall be made on the basis of the date on which the Issuer makes a commitment to purchase or sell an asset (the "trade date"), not the settlement date.

            (h) For purposes of calculating the Par Value Ratio, an appraisal reduction of a Collateral Debt Security will be assumed to result in an implied reduction of principal balance for such Collateral Debt Security only if such appraisal reduction is intended to reduce the interest payable on such Collateral Debt Security and only in proportion to such interest reduction. For purposes of the Par Value Ratio, any Collateral Debt Security that has sustained an implied reduction of principal balance due to an appraisal reduction will not be considered a Defaulted Security solely due to such implied reduction. The Collateral Manager will notify the Trustee of any appraisal reductions of Collateral Debt Securities if the Collateral Manager has actual knowledge thereof.

            Section 1.3 Interest Calculation Convention.

            All calculations of interest hereunder that are made with respect to the Notes shall be made on the basis of the actual number of days during the related Interest Accrual Period divided by 360.

            Section 1.4 Rounding Convention.

            Unless otherwise specified herein, test calculations that evaluate to a percentage will be rounded to the nearest ten thousandth of a percentage point and test calculations that evaluate to a number or decimal will be rounded to the nearest one hundredth of a percentage point.

                                   ARTICLE 2

                                    THE NOTES

            Section 2.1 Forms Generally.

            The Notes and the Trustee's or Authenticating Agent's certificate of authentication thereon (the "Certificate of Authentication") shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer and the Co-Issuer, executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

            Section 2.2 Forms of Notes and Certificate of Authentication.

            (a) Form. The form of each of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes including the Certificate of
Authentication, shall be substantially as set forth in Exhibits A, B, C and D hereto.

            (b) Global Securities.

            (i) The Class A Notes, Class B Notes, Class C Notes and Class D Notes offered and sold to U.S. Persons in reliance on the exemption from registration under Rule 144A under the Securities Act (except for any sale directly from the Issuer) shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibits A, B, C and D hereto, as applicable, added to the form of such Notes (each, a "Rule 144A Global Security"), which shall be registered in the name of the nominee of the Depository and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depository, duly executed by the Issuer and the Co-Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

            (ii) The Class A Notes, Class B Notes, Class C Notes and Class D Notes sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibits A, B, C and D hereto, as applicable, added to the form of such Notes (each, a "Regulation S Global Security"), which shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for the Depository and registered in the name of a nominee of the Depository for the respective accounts of Euroclear and Clearstream, Luxembourg or their respective depositories, duly executed by the Issuer and the Co-Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

            (c) Book-Entry Provisions. This Section 2.2(c) shall apply only to Global Securities deposited with or on behalf of the Depository.

            Each of the Issuer and Co-Issuer shall execute and the Trustee shall, in accordance with this Section 2.2(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the nominee of the Depository for such Global Security or Global Securities and (ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee's agent as custodian for the Depository.

            Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Trustee, as custodian for the Depository or under the Global Security, and the Depository may be treated by the Issuer, the Co-Issuer, the Trustee, and any agent of the Issuer, the Co-Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Co-Issuer, the Trustee, or any agent of the Issuer, the Co-Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Global Security.

            (d) Delivery of Notes in Definitive Form in Lieu of Global Securities. Except as provided in Section 2.10 hereof, owners of beneficial interests in a Class of Global Securities shall not be entitled to receive physical delivery of a Class A Note, Class B Note, Class C Note or Class D Note in definitive form representing such Class of Global Securities ("Definitive Securities").

            Section 2.3 Authorized Amount; Stated Maturity; and Denominations.

            (a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $305,319,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.5, 2.6 or
8.5 hereof.

            Such Notes shall be divided into 4 Classes having designations and original principal amounts as follows:

                                                             ORIGINAL
                                                            PRINCIPAL
              DESIGNATION                                     AMOUNT
              -----------                                  ------------
Class A Senior Secured Floating Rate
Term Notes Due 2040............................            $182,910,000
Class B Second Priority Floating Rate
Term Notes Due 2040............................            $ 51,590,000
Class C Third Priority Floating Rate
Term Notes Due 2040............................            $ 50,417,000
Class D Fourth Priority Floating Rate
Term Notes Due 2040............................            $ 20,402,000

            (b) The Notes shall be issuable in minimum denominations of $500,000 and integral multiples of $1,000 in excess thereof (plus any residual amount).

            Section 2.4 Execution, Authentication, Delivery and Dating.

            The Notes shall be executed on behalf of the Issuer and the Co-Issuer by an Authorized Officer of the Issuer and the Co-Issuer, respectively. The signature of such Authorized Officers on the Notes may be manual or facsimile.

            Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer or the Co-Issuer shall bind the Issuer or the Co-Issuer, as the case may be, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

            At any time and from time to time after the execution and delivery of this Indenture, the Issuer and the Co-Issuer may deliver Notes executed by the Issuer and the Co-Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

            Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

            Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article 2, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

            Section 2.5 Registration, Registration of Transfer and Exchange.

            (a) The Issuer and the Co-Issuer shall cause to be kept a register (the "Notes Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer and the Co-Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed "Notes Registrar" for the purpose of registering Notes and transfers of such Notes with respect to any duplicate copy of the Notes Register kept in the United States as herein provided. Upon any resignation or removal of the Notes Registrar, the

Issuer and the Co-Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Notes Registrar.

            If a Person other than the Trustee is appointed by the Issuer and the Co-Issuer as Notes Registrar, the Issuer and the Co-Issuer shall give the Trustee prompt written notice of the appointment of a Notes Registrar and of the location, and any change in the location, of the Notes Registrar, and the Trustee shall have the right to inspect the Notes Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Notes Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and numbers of such Notes.

            Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer and the Co-Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount.

            At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer and the Co-Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive.

            All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer and the Co-Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

            Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Notes Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            None of the Notes Registrar, the Issuer or the Co-Issuer shall be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption.

            (b) No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt from the registration requirements under applicable state securities laws.

            (c) No Class A Note, Class B Note, Class C Note or Class D Note may be offered, sold, resold or delivered, within the United States or to, or for the benefit of, U.S. Persons except in accordance with Section 2.5(e) below and in accordance with Rule 144A to QIBs who are Qualified Purchasers purchasing for their own account or for the accounts of one or more QIBs who are Qualified Purchasers, for which the purchaser is acting as fiduciary or agent. The Class A Notes, Class B Notes, Class C Notes and Class D Notes may be offered, sold, resold or delivered, as the case may be, in offshore transactions to non-U.S. Persons in reliance on Regulation S under the Securities Act. None of the Issuer, the Co-Issuer, the Trustee or any other Person may register the Class A Notes, Class B Notes, Class C Notes or Class D Notes under the Securities Act or any state securities laws.

            (d) Upon final payment due on the Stated Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of the Paying Agent (outside the United States if then required by applicable law in the case of a Note in definitive form issued in exchange for a beneficial interest in a Regulation S Global Security pursuant to Section 2.10).

            (e) Transfers of Global Securities. Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depository, transfers of a Global Security, in whole or in part, shall only be made in accordance with Section 2.2(c) and this
Section 2.5(e).

            (i) Subject to clauses (ii) through (iv) of this Section 2.5(e), transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee.

            (ii) Regulation S Global Security to Rule 144A Global Security. If a holder of a beneficial interest in a Regulation S Global Security wishes to transfer all or a part of its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of a Rule 144A Global Security, such holder may, subject to the terms hereof and the rules and procedures of Euroclear, Clearstream, Luxembourg or the Depository, as the case may be, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Security of the same Class. Upon receipt by the Trustee, as Notes Registrar, of (A) instructions from Euroclear, Clearstream, Luxembourg or the Depository, as the case may be, directing the Trustee, as Notes Registrar, to cause such Rule 144A Global Security to be increased by an amount equal to such beneficial interest in such Regulation S Global Security but not less than the minimum denomination applicable to the related Class of Notes, and (B) a certificate substantially in the form of Exhibit F hereto given by the prospective transferee of such beneficial interest and stating, among other things, that such transferee acquiring such interest in a Rule 144A Global Security is a QIB and a Qualified Purchaser, is obtaining such beneficial interest in a transaction pursuant to Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then Euroclear, Clearstream, Luxembourg or the Trustee, as Notes Registrar, as the case may be, shall approve the instruction at the Depository to reduce such Regulation S Global Security by the aggregate principal amount of the interest in such

      Regulation S Global Security to be transferred and increase the Rule 144A Global Security specified in such instructions by an Aggregate Outstanding Amount equal to such reduction in such principal amount of the Regulation S Global Security.

            (iii) Rule 144A Global Security to Regulation S Global Security. If a holder of a beneficial interest in a Rule 144A Global Security wishes to transfer all or a part of its interest in such Rule 144A Global Security to a Person who wishes to take delivery thereof in the form of a Regulation S Global Security, such holder may, subject to the terms hereof and the rules and procedures of Euroclear, Clearstream, Luxembourg or the Depository, as the case may be, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Security of the same Class. Upon receipt by the Trustee, as Notes Registrar, of (A) instructions from Euroclear, Clearstream, Luxembourg or the Depository, as the case may be, directing the Trustee, as Notes Registrar, to cause such Regulation S Global Security to be increased by an amount equal to the beneficial interest in such Rule 144A Global Security but not less than the minimum denomination applicable to the related Class of Notes to be exchanged, and (B) a certificate substantially in the form of Exhibit E hereto given by the prospective transferee of such beneficial interest and stating, among other things, that such transferee acquiring such interest in a Regulation S Global Security is a not a U.S. Person and that such transfer is being made pursuant to Rule 903 or 904 under Regulation S of the Securities Act, then Euroclear, Clearstream, Luxembourg or the Trustee, as Notes Registrar, as the case may be, shall approve the instruction at the Depository to reduce such Rule 144A Global Security by the aggregate principal amount of the interest in such Rule 144A Global Security to be transferred and increase the Regulation S Global Security specified in such instructions by an Aggregate Outstanding Amount equal to such reduction in the principal amount of the Rule 144A Global Security.

            (iv) Other Exchanges. In the event that, pursuant to Section 2.10 hereof, a Global Security is exchanged for Class A Notes, Class B Notes, Class C Notes or Class D Notes in definitive form, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to ensure that such transfers are to a QIB who is also a Qualified Purchaser or are to a non-U.S. Person, or otherwise comply with Rule 144A or Regulation S or Regulation D under the Securities Act, as the case may be) and as may be from time to time adopted by the Issuer, the Co-Issuer and the Trustee.

            (f) Removal of Legend. If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in Exhibits A, B, C, and D hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Co-Issuer such satisfactory evidence, which may include an Opinion of Counsel of an attorney at law licensed to practice law in the State of New York (and addressed to the Issuer and the Trustee), as may be reasonably required by the Issuer and the Co-Issuer, if applicable, to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Regulation S under the Securities Act, as applicable, the Investment Company Act or ERISA. So long as the Issuer or the Co-Issuer is relying on an exemption under or promulgated pursuant to the Investment Company Act, the Issuer or the Co-Issuer shall not remove that portion of the legend required to maintain an exemption under or promulgated pursuant to the Investment Company Act. Upon provision of such satisfactory evidence, as confirmed in writing by the Issuer and the Co-Issuer, if applicable, to the Trustee, the Trustee, at the direction of the Issuer and the Co-Issuer, if applicable, shall authenticate and deliver Notes that do not bear such applicable legend.

            (g) Each beneficial owner of Rule 144A Global Securities shall be deemed to represent and agree as follows (terms used in this paragraph that are defined in Rule 144A under the Securities Act are used herein as defined therein):

            (i) In the case of a Rule 144A Global Security, the owner is (1) a QIB and a Qualified Purchaser, (2) is aware that the sale of the Notes to it (other than the initial sale by the Issuer and the Co-Issuer, as applicable,) is being made in reliance on the exemption from registration provided by Rule 144A under the Securities Act, and (3) is acquiring the Notes for its own account or for one or more accounts, each of which is a QIB and a Qualified Purchaser, and as to each of which the owner exercises sole investment discretion, (4) in a principal amount of not less than $100,000, for each such account.

            (ii) The owner understands that the Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes have not been and shall not be registered under the Securities Act, and, if in the future the owner decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may only be offered, resold, pledged or otherwise transferred in accordance with this Indenture and the applicable legend on such Notes set forth in Exhibits A, B, C and D, as applicable. The owner acknowledges that no representation is made by the Issuer, the Co-Issuer, or the Initial Purchaser, as the case may be, as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes.

            (iii) The owner is not purchasing the Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act. The owner understands that an investment in the Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The owner has had access to such financial and other information concerning the Issuer, the Co-Issuer and the Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Notes, including an opportunity to ask questions of and request information from the Collateral Manager, the Issuer and the Co-Issuer.

            (iv) In connection with the purchase of the Notes (A) none of the Issuer, the Co-Issuer, the Initial Purchaser, the Collateral Manager or the Trustee is acting as a fiduciary or financial or investment adviser for the owner; (B) the owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Co-Issuer, the Initial Purchaser, the Collateral Manager or the Trustee other than in a current offering memorandum for such Notes and any representations expressly set forth in a written agreement with such party; (C) none of the Issuer, the Co-Issuer, the Initial Purchaser, the Collateral Manager or the Trustee has given to the owner (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of its purchase, (D) the owner has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Initial Purchaser, the Collateral Manager or the Trustee; and (E) the owner is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks.

            (v) The owner understands that the Notes shall bear the applicable legend set forth in Exhibits A, B, C and D, as applicable. The Rule 144A Global Securities may not at any time be held by or on behalf of any U.S. Person that is not a QIB who is a Qualified Purchaser. The owner must inform a prospective transferee of the transfer restrictions.

            (vi) Unless a prospective Holder of a Class A Note, Class B Note, Class C Note or Class D Note otherwise provides another representation acceptable to the Trustee, the Collateral Manager, the Issuer and the Co-Issuer, each Holder of a Global Security, by its acquisition thereof, shall be deemed to have represented to the Issuer, the Co-Issuer, the Collateral Manager and the Trustee that either (a) no part of the funds being used to pay the purchase price for such Notes constitutes an asset of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan" (as defined in Section 4975(e)(1) of the Code) that is subject to ERISA or Section 4975 of the Code or any other plan which is subject to any federal, state or local law ("Similar Law") that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (each a "Benefit Plan" and funds of such a Benefit Plan, "Plan Assets"), or an entity whose underlying assets include Plan Assets of any such Benefit Plan, or (b) if the funds being used to pay the purchase price for such Global Securities include Plan Assets of any Benefit Plan, its purchase and holding are eligible for the exemptive relief from the prohibited transaction rules granted by Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, or a
      similar exemption, or in the case of any Benefit Plan subject to Similar Law, do not result in a non-exempt violation of Similar Law.

            (vii) The owner shall not, at any time, offer to buy or offer to sell the Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or at a seminar or meeting whose attendees have been invited by general solicitations or advertising.

            (viii) The owner shall not, at any time, make an offer or invitation to subscribe to the public in the Cayman Islands, within the meaning of
      Section 194 of the Cayman Islands Companies Law (2004 Revision), unless the Notes being purchased have been listed on the Cayman Islands Stock Exchange.

            (ix) The owner understands that the Issuer, Co-Issuer, Trustee or Paying Agent shall require certification acceptable to it (i) as a condition to the payment of principal of and interest on any Notes without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (ii) to enable the Issuer, Co-Issuer, Trustee and Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the Holder of such Notes under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms). In addition, the Issuer, Co-Issuer, Trustee or Paying Agent may require certification acceptable to it to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets. Each owner agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments.

            (x) The owner hereby agrees that, for purposes of U.S. federal, state and local income and franchise tax and any other income taxes, (i) the Notes will be treated as indebtedness, and (ii) the Preferred Shares will be treated as equity; the owner agrees to such treatment and agrees to take no action inconsistent with such treatment, unless required by law.

            (xi) The owner, if not a "United States person" (as defined in Section 7701(a)(30) of the Code), either: (A) is not a bank (within the meaning of Section 881(c)(3)(A) of the Code); (B) if such owner is a bank (within the meaning of Section 881(c)(3)(A) of the Code), after giving effect to its purchase of the Notes, the owner (x) will not own more than 50% of the Preferred Shares (by number) or 50% by value of the aggregate of the preferred and all classes of notes that are treated as equity for US federal income tax purposes either directly or indirectly, and will not otherwise be related to the Issuer (within the meaning of section 267(b) of the Code) and (y) has not purchased the Notes in whole or in part to avoid any U.S. federal tax liability (including, without limitation, any U.S. withholding tax that would be imposed on the Notes with respect to the Collateral Debt Securities if held directly by the owner); (C) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with the conduct of a trade or business in the United States, or (D) is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States and the Issuer is treated as a fiscally transparent entity (as defined in Treasury regulations section 1.894-1(d)(3)(ii)) under the laws of owner's jurisdiction with respect to payments made on the Collateral Debt Securities held by the owner.

            (h) Each beneficial owner of Regulation S Global Securities shall be deemed to have made the representations set forth in clauses (ii), (iii), (iv),
(vi), (vii), (viii), (ix), (x) and (xi) of Section 2.5(g) and shall be deemed to have further represented and agreed as follows:

            (i) The owner is aware that the sale of such Class A Notes, Class B Notes, Class C Notes or Class D Notes to it is being made in reliance on the exemption from registration provided by Regulation S and understands that the Class A Notes, Class B Notes, Class C Notes and Class D Notes offered in reliance on Regulation S under the Securities Act will bear the appropriate legend set forth in Exhibit A, B, C or D, as applicable, and be represented by one or more Regulation S Global Securities. The Class A Notes, Class B Notes, Class C Notes and Class D Notes so represented may not at any time be held by or on behalf of U.S. Persons. Each of the owner and the related Holder is not, and shall not be, a U.S. Person. Before any interest in a Regulation S Global Security may be offered, resold, pledged or otherwise transferred to a person who takes delivery in the form of a Rule 144A Global Security, the transferee shall be required to provide the Trustee with a written certification substantially in the form of Exhibits E and F (as applicable) hereto as to compliance with the transfer restrictions. The owner must inform a prospective transferee of the transfer restrictions.

            (j) Any purported transfer of a Note not in accordance with this
Section 2.5 shall be null and void and shall not be given effect for any purpose hereunder.

            (k) Notwithstanding anything contained in this Indenture to the contrary, neither the Trustee nor the Notes Registrar (nor any other Transfer Agent) shall be responsible or liable for compliance with applicable federal or state securities laws (including, without limitation, the Securities Act or Rule 144A or Regulation S promulgated thereunder), the Investment Company Act, ERISA or the Code (or any applicable regulations thereunder); provided, however, that if a specified transfer certificate or Opinion of Counsel is required by the express terms of this Section 2.5 to be delivered to the Trustee or Notes Registrar prior to registration of transfer of a Note, the Trustee and/or Notes Registrar, as applicable, is required to request, as a condition for registering the transfer of the Note, such certificate or Opinion of Counsel and to examine the same to determine whether it conforms on its face to the requirements hereof (and the Trustee or Notes Registrar, as the case may be, shall promptly notify the party delivering the same if it determines that such certificate or Opinion of Counsel does not so conform).

            (l) If the Trustee determines or is notified by the Issuer, Co-Issuer or the Collateral Manager that (i) a transfer or attempted or purported transfer of any interest in any Note was consummated in compliance with the provisions of this Section 2.5 on the basis of a materially incorrect certification from the transferee or purported transferee, (ii) a transferee failed to deliver to the Trustee any certification required to be delivered hereunder or (iii) the holder of any interest in a Note is in breach of any representation or agreement set forth in any certification or any deemed representation or agreement of such holder, the Trustee shall not register such attempted or purported transfer and if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee (such purported transferee, a "Disqualified Transferee") and the last preceding holder of such interest in such Note that was not a Disqualified Transferee shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such Holder.

            In addition, the Trustee may require that the interest in the Note referred to in (i), (ii) or (iii) in the preceding paragraph be transferred to any person designated by the Issuer or the Collateral Manager at a price determined by the Issuer or the Collateral Manager, as applicable, based upon its estimation of the prevailing price of such interest and each Holder, by acceptance of an interest in a Note, authorizes the Trustee to take such action. In any case, the Trustee shall not be held responsible for any losses that may be incurred as a result of any required transfer under this Section 2.5(l).

            (m) Each Holder of Notes approves and consents to (i) the initial purchase of the Collateral Debt Securities by the Issuer from Affiliates of the Collateral Manager on or prior to the Closing Date and (ii) any other transaction between the Issuer and the Collateral Manager or its Affiliates that are permitted under the terms of this Indenture or the Collateral Management Agreement.

            Section 2.6 Mutilated, Defaced, Destroyed, Lost or Stolen Note.

            If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Co-Issuer, the Trustee and the relevant Transfer Agent (each a "Specified Person") evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Specified Person such security or indemnity as may be required by each Specified Person to save each of them and any agent of any of them harmless (an unsecured indemnity agreement delivered to the Trustee by an institutional investor with a net worth of at least $200,000,000 being deemed sufficient to satisfy such security or indemnity requirement), then, in the absence of notice to the Specified Persons that such Note has been acquired by a bona fide purchaser, the Issuer and the Co-Issuer shall execute and, upon Issuer Request, the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

            If, after delivery of such new Note, a bona fide purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, any Specified Person shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and each Specified Person shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by such Specified Person in connection therewith.

            In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer and the Co-Issuer, if applicable, in their discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

            Upon the issuance of any new Note under this Section 2.6, the Issuer and the Co-Issuer, if applicable, may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and the Co-Issuer, if applicable, and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

            Section 2.7 Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved.

            (a) The Class A Notes shall accrue interest during each Interest Accrual Period at the applicable Class A Rate. Interest on each Class A Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class A Note bears to the Aggregate Outstanding Amount of all Class A Notes.

            (b) The Class B Notes shall accrue interest during each Interest Accrual Period at the applicable Class B Rate. Interest on each Class B Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class B Note bears to the Aggregate Outstanding Amount of all Class B Notes; provided, however, that payment of interest on the Class B Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including any Class A Defaulted Interest Amount) and other amounts in accordance with the Priority of Payments.

            (c) The Class C Notes shall accrue interest during each Interest Accrual Period at the applicable Class C Rate. Interest on each Class C Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class C Note bears to the Aggregate Outstanding Amount of all Class C Notes; provided, however, that payment of interest on the Class C Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes and the Class B Notes (including any Class A Defaulted Interest Amount and Class B Defaulted Interest Amount) and other amounts in accordance with the Priority of Payments.

            For so long as any Class B Notes are Outstanding, any payment of interest due on the Class C Notes which is not available to be paid (the "Class C Capitalized Interest") in accordance with the Priority of Payments on any Payment Date shall not be considered "due and payable" for the purpose of Section 5.1(a) hereof (and the failure to pay such Class C Capitalized Interest shall not be an Event of Default) until the Payment Date on which funds are available to pay all or any portion of such Class C Capitalized Interest in accordance with the Priority of Payments. On or after such Payment Date, only such portion of any payment of Class C Capitalized Interest for which funds are available in accordance with the Priority of Payments shall be considered "due and payable" and the failure to pay such portion of Class C Capitalized Interest shall be an Event of Default. Class C Capitalized Interest shall be added to the principal amount of the Class C Notes, shall bear interest thereafter at the Class C Rate (to the extent lawful) and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. On or after the Payment Date on which the Class B Notes are no longer Outstanding, to the extent interest is due (excluding any previously deferred Class C Capitalized Interest) but not paid on the Class C Notes, the failure to pay such interest shall constitute an Event of Default hereunder.

            (d) The Class D Notes shall accrue interest during each Interest Accrual Period at the applicable Class D Rate. Interest on each Class D Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class D Note bears to the Aggregate Outstanding Amount of all Class D Notes; provided, however, that payment of interest on the Class D Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes, the Class B Notes and the Class C Notes (including any Class A Defaulted Interest Amount, Class B Defaulted Interest Amount, Class C Defaulted Interest Amount and Class C Capitalized Interest) and other amounts in accordance with the Priority of Payments.

            For so long as any Class C Notes are Outstanding, any payment of interest due on the Class D Notes which is not available to be paid ("Class D Capitalized Interest") in accordance with the Priority of Payments on any Payment Date shall not be considered "due and payable" for the purpose of
Section 5.1(a) hereof (and the failure to pay such Class D Capitalized Interest shall not be an Event of Default) until the Payment Date on which funds are available to pay all or any portion of such Class D Capitalized Interest in accordance with the Priority of Payments. On or after such Payment Date, only such portion of any payment of Class D Capitalized Interest for which funds are available in accordance with the Priority of Payments shall be considered "due and payable" and the failure to pay such portion of Class D Capitalized Interest shall be an Event of Default. Class D Capitalized Interest shall be added to the principal amount of the Class D Notes, shall bear interest thereafter at the Class D Rate (to the extent lawful) and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. On or after the Payment Date on which the Class C Notes are no longer Outstanding, to the extent interest is due (excluding any previously deferred Class D Capitalized Interest) but not paid on the Class D Notes, the failure to pay such interest shall constitute an Event of Default hereunder.

            (e) Upon any Optional Redemption, Tax Redemption, Auction Call Redemption or Clean-up Call, all net proceeds from such liquidation and all available Cash (other than the Issuer's right, title and interest in the Excepted Assets), after the payment of the amounts referred to in subclauses (1) through (19) of Section 11.1(a)(i) and subclauses (1) through (12) of Section 11.1(a)(ii) will be distributed by Trustee to the holders of the Preferred

Shares, whereupon the Preferred Shares will be cancelled and deemed paid in full for all purposes.

            (f) Interest shall cease to accrue on each Class of Notes, or in the case of a partial repayment, on such part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a Default has occurred with respect to such payments of principal.

            (g) The principal of each Class of Notes matures at par and is due and payable on the Stated Maturity, unless the unpaid principal of such Class of Notes becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that the payment of principal of the Class B Notes (other than payment of principal pursuant to Section 9.6 or Section 9.7) may only occur after the principal of the Class A Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and other amounts in accordance with the Priority of Payments and any payment of principal of the Class B Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered "due and payable" solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A Notes have been paid in full; provided, further, that the payment of principal of the Class C Notes (other than payment of the amounts constituting Class C Capitalized Interest, notwithstanding that such Class C Capitalized Interest may be deemed to constitute additions to principal, and other than the payment of principal pursuant to Section 9.6 or Section 9.7) may only occur after the principal of the Class A Notes and the Class B Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class B Notes and other amounts in accordance with the Priority of Payments and any payment of principal of the Class C Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered "due and payable" solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A Notes and the Class B Notes have been paid in full; provided, further, that the payment of principal of the Class D Notes (other than payment of the amounts constituting Class D Capitalized Interest, notwithstanding that such Class D Capitalized Interest may be deemed to constitute additions to principal, and other than the payment of principal pursuant to Section 9.6 or Section 9.7) may only occur after the principal of the Class A Notes, the Class B Notes and the Class C Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class B Notes, the Class C Notes and other amounts in accordance with the Priority of Payments and any payment of principal of the Class D Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered "due and payable" solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A Notes, the Class B Notes and the Class C Notes have been paid in full.

            (h) As a condition to the payment of principal of and interest on any Note without the imposition of U.S. withholding tax, the Issuer shall require certification acceptable to it to enable the Issuer, the Co-Issuer, the Trustee, the Preferred Shares Paying Agent and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Security under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

            (i) Payments in respect of interest on and principal of the Notes shall be payable by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided, that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States of America, or by a Dollar check mailed to the Holder at its address in the Notes Register. The Issuer expects that the Depository or its nominee, upon receipt of any payment of principal or interest in respect of a Global Security held by the Depository or its nominee, shall immediately credit the applicable Agent Members' accounts with payments in amounts proportionate to the respective beneficial interests in such Global Security as shown on the records of the Depository or its nominee. The Issuer also expects that payments by Agent Members to owners of beneficial interests in such Global Security held through Agent Members will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of the Agent Members. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of the Paying Agent (outside of the United States if then required by applicable law in the case of a Definitive Security issued in exchange for a beneficial interest in the Regulation S Global Security) on or prior to such Maturity. None of the Issuer, the Co-Issuer, the Trustee or the Paying Agent will have any responsibility or liability with respect to any records maintained by the Holder of any Note with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein. In the case where any final payment of principal and interest is to be made on any Note (other than on the Stated Maturity thereof) the Issuer or, upon Issuer Request, the Trustee, in the name and at the expense of the Issuer shall, not more than 30 nor fewer than five (5) Business Days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Notes Register, a notice which shall state the date on which such payment will be made and the amount of such payment per $500,000 initial principal amount of Notes and shall specify the place where such Notes may be presented and surrendered for such payment.

            (j) Subject to the provisions of Sections 2.7(a) through (h) hereof, Holders of Notes as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable in accordance with the Priority of Payments and principal payable in accordance with the Priority of Payments on such Payment Date. All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Issuer and the Co-Issuer to be maintained as provided in Section
7.2 (or returned to the Trustee).

            (k) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

            (l) Payments of principal to Holders of the Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on such Record Date bears to the Aggregate Outstanding Amount of all Notes of such Class on such Record Date.

            (m) Interest accrued with respect to the Notes shall be calculated as described in the applicable form of Note attached hereto.

            (n) All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date, Redemption Date or upon Maturity shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

            (o) Notwithstanding anything contained in this Indenture to the contrary, the obligations of the Issuer and the Co-Issuer under the Notes and this Indenture are non-recourse obligations of the Issuer and the Co-Issuer payable solely from the Assets and following realization of the Assets, any claims of the Noteholders or the Trustee shall be extinguished. No recourse shall be had for the payment of any amount owing in respect of the Notes against any Officer, director, employee, shareholder, limited partner or incorporator of the Issuer, the Co-Issuer or any of their respective successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture (to the extent it relates to the obligation to make payments on the Notes) until such Assets have been realized, whereupon any outstanding indebtedness or obligation in respect of the Notes shall be extinguished. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

            (p) Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

            (q) Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes (but subject to Section 2.7(h)), if the Notes have become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.5 are not applicable, then payments of principal of and interest on such Notes shall be made in accordance with Section 5.7 hereof.

            (r) Payments in respect of the Preferred Shares as contemplated by Sections 11.1(a)(i)(22) and 11.1(a)(ii)(15) shall be made by the Trustee to the Preferred Shares Paying Agent.

            Section 2.8 Persons Deemed Owners.

            The Issuer, the Co-Issuer, the Trustee, and any agent of the Issuer, the Co-Issuer or the Trustee may treat as the owner of a Note the Person in whose name such Note is registered on the Notes Register on the applicable Record Date for the purpose of receiving payments of principal of and interest and other amounts on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Co-Issuer or the Trustee nor any agent of the Issuer, the Co-Issuer or the Trustee shall be affected by notice to the contrary; provided, however, that the Depository, or its nominee, shall be deemed the owner of the Global Securities, and owners of beneficial interests in Global Securities will not be considered the owners of any Notes for the purpose of receiving notices. With respect to the Preferred Shares, on any Payment Date, the Trustee shall deliver to the Preferred Shares Paying Agent the distributions thereon for distribution to the Preferred Shareholders.

            Section 2.9 Cancellation.

            All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and shall be promptly canceled by the Trustee and may not be reissued or resold. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer and the Co-Issuer shall direct by an Issuer Order that they be returned to them.

            Section 2.10 Global Securities; Temporary Notes.

            (a) In the event that the Depository notifies the Issuer and the Co-Issuer that it is unwilling or unable to continue as Depository for a Global Security or if at any time such Depository ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depository is not appointed by the Issuer within 90 days of such notice, the Global Securities deposited with the Depository pursuant to Section 2.2 hereof shall be transferred to the beneficial owners thereof subject to the procedures and conditions set forth in this Section 2.10.

            (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to Section 2.10(a) above shall be surrendered by the Depository to the Trustee's Corporate Trust Office together with necessary instruction for the registration and delivery of Class A Notes, Class B Notes, Class C Notes and Class D Notes in definitive registered form without interest coupons to the beneficial owners (or such owner's nominee) holding the ownership interests in such Global Security. Any such transfer shall be made, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of the same Class and authorized denominations. Any Definitive Securities delivered in exchange for an interest in a

Global Security shall, except as otherwise provided by Section 2.5(f), bear the applicable legend set forth in Exhibit A, B, C or D, as applicable, and shall be subject to the transfer restrictions referred to in such applicable legends. The holder of such a registered individual Global Security may transfer such Global Security by surrendering it at the Corporate Trust Office of the Trustee, or at the office of the Paying Agent or Irish Paying Agent.

            (c) Subject to the provisions of Section 2.10(b) above, the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            (d) In the event of the occurrence of either of the events specified in Section 2.10(a) above, the Issuer and the Co-Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Securities.

            Pending the preparation of Definitive Securities pursuant to this
Section 2.10, the Issuer and the Co-Issuer may execute and, upon Issuer Order, the Trustee shall authenticate and deliver, temporary Class A Notes, Class B Notes, Class C Notes or Class D Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Definitive Securities may determine, as conclusively evidenced by their execution of such Definitive Securities.

            If temporary Definitive Securities are issued, the Issuer and the Co-Issuer shall cause permanent Definitive Securities to be prepared without unreasonable delay. The Definitive Securities shall be printed, lithographed, typewritten or otherwise reproduced, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable notes exchange, all as determined by the Officers executing such Definitive Securities. After the preparation of Definitive Securities, the temporary Notes shall be exchangeable for Definitive Securities upon surrender of the applicable temporary Class A Notes, Class B Notes, Class C Notes or Class D Notes at the office or agency maintained by the Issuer and the Co-Issuer for such purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Class A Notes, Class B Notes, Class C Notes or Class D Notes, the Issuer and the Co-Issuer shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the same aggregate principal amount of Definitive Securities of authorized denominations. Until so exchanged, the temporary Class A Notes, Class B Notes, Class C Notes or Class D Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

            Section 2.11 US Tax Treatment of Notes.

            (a) Each of the Issuer and the Co-Issuer intends that, for U.S. federal income tax purposes, the Notes be treated as debt. Each prospective purchaser and any subsequent transferee of a Note or any interest therein shall, by virtue of its purchase or other acquisition of such Note or interest therein, be deemed to have agreed to treat such Note as debt for U.S. federal income tax purposes.

            (b) In the case of the Preferred Shares and any Class of Notes that is deemed equity for U.S. federal income tax purposes by the Internal Revenue Service (the "IRS"), if the Holder of such Security so requests, the Issuer agrees to timely provide each Holder of such a Security with a PFIC Annual Information Statement, signed by the Issuer or its authorized representative, on an annual basis that contains the following information as required under Treasury Regulation section 1.1295-1(g)(i):

            (i) the first and last days of the taxable year of the Issuer to which the PFIC Annual Information Statement applies;

            (ii) sufficient information to enable each Holder of such Securities to calculate its pro rata share of the Issuer's ordinary earnings and net capital gain for that taxable year;

            (iii) the amount of cash and the fair market value of other property distributed or deemed distributed to such Holder of such Securities during the taxable year of the Issuer to which the PFIC Annual Information Statement pertains; and

            (iv) a statement that the Issuer shall permit the Holder of any such Securities to inspect and copy the Issuer's permanent books of account, records and such other documents as may be maintained by the Issuer to establish that the Issuer's ordinary earnings and net capital gain are computed in accordance with U.S. federal income tax principles and to verify these amounts and the Holder's pro rata interest thereof.

            Notwithstanding the foregoing, if the Holder of such Security so requests and such Holder informs the Issuer or its authorized representative of the par value of each Class of Securities held by such Holder during such taxable year (including, if any Securities were acquired or sold during such taxable year, the date such Securities were acquired or sold, and par value of such Securities), the Issuer or its authorized representative will inform such Holder of its pro rata share of the Issuer's ordinary earnings and net capital gain in a timely manner.

            (c) The Issuer and the Co-Issuer shall account for the aforementioned Securities and prepare any reports to Noteholders and tax authorities, including without limitation the report specified in paragraph (b) above, consistent with the intentions expressed in Sections 2.11(a) above.

            (d) Each Holder of Notes shall timely furnish to the Issuer, the Co-Issuer or its agents any U.S. federal income tax form or certification (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner) (with
Part III marked), Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms that the Issuer, the Co-Issuer or its agents may reasonable request and shall update or replace such forms or certification in accordance with its terms or its subsequent amendments.

            Section 2.12 Authenticating Agents.

            Upon the request of the Issuer and the Co-Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may pursuant to this Indenture, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5 hereof, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 2.12 shall be deemed to be the authentication of Notes by the Trustee.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee, the Issuer and the Co-Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Issuer and the Co-Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

            The Trustee agrees to pay to each Authenticating Agent appointed by it from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.7 hereof. The provisions of Sections 2.9, 6.4 and 6.5 hereof shall be applicable to any Authenticating Agent.

            Section 2.13 Forced Sale on Failure to Comply with Restrictions.

            (a) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a Note or interest therein to a U.S. Person who is determined not to have been both a QIB and a Qualified Purchaser at the time of acquisition of the Note or interest therein shall be null and void and any such proposed transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes.

            (b) If the Issuer determines that any Holder of a Note has not satisfied the applicable requirement described in Section 2.13(a) above (any such person a "Non-Permitted Holder"), then the Issuer shall promptly after discovery that such Person is a Non-Permitted Holder by the Issuer, the Co-Issuer or the Trustee (and notice by the Trustee or the Co-Issuer to the Issuer, if either of them makes the discovery), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within 30 days of the date of such notice. If such Non-Permitted Holder fails to so transfer its Note or interest therein, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Note or interest therein to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Trustee acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Note, and selling such Note to the highest such bidder. However, the Issuer or the Trustee may select a purchaser by any other means determined by it in its sole discretion. The Holder of such Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Note, agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this Section 2.13(b) shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Note sold as a result of any such sale of exercise of such discretion.

                                   ARTICLE 3

                    CONDITIONS PRECEDENT; PLEDGED OBLIGATIONS

            Section 3.1 General Provisions.

            The Notes to be issued on the Closing Date shall be executed by the Issuer and the Co-Issuer upon compliance with Section 3.2 and shall be delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request and upon receipt by the Trustee of the items described below:

            (a) an Officer's Certificate of the Issuer (A) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture, the Collateral Management Agreement, each Hedge Agreement and related documents, the execution, authentication and delivery of the Notes and specifying the Stated Maturity of each Class of Notes, the principal amount of each Class of Notes and the applicable Note Interest Rate of each Class of Notes to be authenticated and delivered, and (B) certifying that (1) the attached copy of the Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date, (3) the Directors authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon and (4) at least $163,707,380 of proceeds on account of the sale on the Closing Date of the Preferred Shares shall have been received;

            (b) an Officer's Certificate of the Co-Issuer (A) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture and related documents, the execution, authentication and delivery of the Notes and specifying the Stated Maturity of each Class of Notes, the principal amount of each Class of Notes and the applicable Note Interest Rate of each Class of Notes to be authenticated and delivered, and (B) certifying that
(1) the attached copy of the Board Resolution is a true and complete copy thereof, (2) such resolutions have not

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been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

            (c) (i) either (1) certificates of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of such Notes, or (2) an Opinion of Counsel of the Issuer reasonably satisfactory in form and substance to the Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as may have been given;

            (ii) either (1) certificates of the Co-Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Co-Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of such Notes, or (2) an Opinion of Counsel of the Co-Issuer reasonably satisfactory in form and substance to the Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as may have been given;

            (d) opinions of Cadwalader, Wickersham & Taft LLP, special U.S. counsel to the Issuer and the Co-Issuer (which opinions may be limited to the laws of the State of New York and the federal law of the United States and may assume, among other things, the correctness of the representations and warranties made or deemed made by the owners of Notes pursuant to Sections 2.5(g) and (i)) dated the Closing Date, substantially in the form of Exhibit G attached hereto;

            (e) an opinion of Maples and Calder, Cayman Islands counsel to the Issuer (which opinion shall be limited to the laws of the Cayman Islands), dated the Closing Date, substantially in the form of Exhibit H attached hereto;

            (f) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Arbor Parent regarding its qualification and taxation as a REIT in the form of Exhibit I attached hereto;

            (g) an Officer's Certificate, given on behalf of the Issuer and without personal liability, stating that the Issuer is not in Default under this Indenture and that the issuance of the Notes will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Governing Documents of the Issuer, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for and all conditions precedent provided in the Preferred Shares Paying Agency Agreement relating to the execution and delivery by the Issuer of the Preferred Shares have been complied with;

            (h) an Officer's Certificate stating that the Co-Issuer is not in Default under this Indenture and that the issuance of the Securities will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Governing Documents of the Co-Issuer, any indenture or other agreement or instrument to which the Co-Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Co-Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for have been complied with; and that all expenses due or accrued with respect to the offering or relating to actions taken on or in connection with the Closing Date have been paid;

            (i) an executed counterpart of each Collateral Debt Securities Purchase Agreement and the Collateral Management Agreement;

            (j) an executed copy of each Hedge Agreement;

            (k) an executed counterpart of the Preferred Shares Paying Agency Agreement;

            (l) an opinion of counsel to each Hedge Counterparty dated the Closing Date, substantially in the form of Exhibit J attached hereto;

            (m) (A) an opinion of Kronish Lieb Weiner & Hellman LLP, special counsel to the Collateral Manager, the Arbor Parent and the Advancing Agent dated the Closing Date, substantially in the form of Exhibit K-1 attached hereto and (B) an opinion of Shearman & Sterling LLP, special counsel (regarding certain Investment Company Act issues) to the Arbor Parent and Arbor Realty Limited Partnership, dated the Closing Date, substantially in the form of Exhibit K-2 attached hereto;

            (n) an opinion of counsel to the Trustee dated the Closing Date, substantially in the form of Exhibit L attached hereto;

            (o) an opinion of counsel to each Seller dated the Closing Date, substantially in the form of Exhibit M attached hereto;

            (p) an Accountants' Report confirming the following information as of the Closing Date: (i) the information (other than the Principal Balance and the Purchase Price) with respect to each Collateral Debt Security set forth on the Schedule of Closing Date Collateral Debt Securities attached hereto as Schedule E by reference to such sources as shall be specified therein, (ii) compliance as of the Closing Date with each of the Moody's Weighted Average Rating Factor/Weighted Average Recovery Rate Test, the Minimum Weighted Average Coupon Test, the Minimum Weighted Average Spread Test and the Weighted Average Life Test and (iii) specifying the procedures undertaken by the accountants to review data and computations relating to the foregoing;

            (q) an Officer's Certificate from the Collateral Manager (i) confirming that each Collateral Debt Security set forth on the Schedule E attached hereto meets the Eligibility Criteria and that Schedule E correctly lists the Collateral Debt Securities to be Granted to the

Trustee on the Closing Date, and (ii) stating the Aggregate Principal Amount of the Collateral Debt Securities;

            (r) evidence of preparation for filing at the appropriate filing office in the District of Columbia of a financing statement executed on behalf of the Issuer relating to the perfection of the lien of this Indenture;

            (s) an Issuer Order executed by the Issuer and the Co-Issuer directing the Trustee to (i) authenticate the Notes specified therein, in the amounts set forth therein and registered in the name(s) set forth therein and
(ii) deliver the authenticated Notes as directed by the Issuer and the Co-Issuer; and

            (t) such other documents as the Trustee may reasonably require.

            Section 3.2 Security for Notes.

            Prior to the issuance of the Notes on the Closing Date, the Issuer shall cause the following conditions to be satisfied:

            (a) Grant of Security Interest; Delivery of Collateral Debt Securities. The Grant pursuant to the Granting clauses of this Indenture of all of the Issuer's right, title and interest in and to the Assets and the transfer of all Collateral Debt Securities acquired in connection therewith purchased by the Issuer on the Closing Date (as set forth in the Schedule of Closing Date Collateral Debt Securities) to the Trustee, without recourse (except as expressly provided in each applicable Collateral Debt Security Purchase Agreement), in the manner provided in Section 3.3(a) and the crediting to the Custodial Account by the Custodial Securities Intermediary of such Collateral Debt Securities shall have occurred;

            (b) Certificate of the Issuer. A certificate of an Authorized Officer of the Issuer given on behalf of the Issuer and without personal liability, dated as of the Closing Date, delivered to the Trustee, to the effect that, in the case of each Collateral Debt Security pledged to the Trustee for inclusion in the Assets on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

            (i) the Issuer is the owner of such Collateral Debt Security free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date;

            (ii) the Issuer has acquired its ownership in such Collateral Debt Security in good faith without notice of any adverse claim, except as described in paragraph (i) above;

            (iii) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Debt Security (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

            (iv) the Underlying Instrument with respect to such Collateral Debt Security does not prohibit the Issuer from Granting a security interest in and assigning and pledging such Collateral Debt Security to the Trustee;

            (v) the information set forth with respect to such Collateral Debt Security in the Schedule of Closing Date Collateral Debt Securities is correct;

            (vi) the Collateral Debt Securities included in the Assets satisfy the requirements of the definition of Eligibility Criteria and the requirements of Section 3.2(a); and

            (vii) the Grant pursuant to the Granting Clauses of this Indenture shall result in a first priority security interest in favor of the Trustee for the benefit of the Holders of the Notes and each Hedge Counterparty in all of the Issuer's right, title and interest in and to the Collateral Debt Securities pledged to the Trustee for inclusion in the Assets on the Closing Date.

            (c) Rating Letters. The Trustee's receipt of a letter signed by each Rating Agency and confirming that (i) the Class A Notes have been rated "Aaa" by Moody's and "AAA" by S&P and Fitch, (ii) the Class B Notes have been rated at least "Aa2" by Moody's and "AA" by S&P and Fitch, (iii) the Class C Notes have been rated at least "A3" by Moody's and "A-" by S&P and Fitch and (iv) the Class D Notes have been rated at least "Baa2" by Moody's and "BBB" by S&P and Fitch and that such ratings are in full force and effect on the Closing Date.

            (d) Accounts. Evidence of the establishment of the Payment Account, the Collection Account, the Interest Collection Account, the Principal Collection Account, the Unused Proceeds Account, the Delayed Funding Obligations Account, the Expense Account, each Hedge Collateral Account, each Hedge Termination Account, the Preferred Shares Distribution Account and the Custodial Account.

            (e) Deposit to Expense Account. On the Closing Date, the Issuer shall deposit into the Expense Account from the gross proceeds of the offering of the Securities, approximately $2,750,000.

            (f) Deposit to Delayed Funding Obligations Account. On the Closing Date, the Issuer or the applicable Sellers shall deposit into the Delayed Funding Obligations Account an amount, which, in the aggregate is sufficient to fulfill the maximum funding obligations under all Delayed Funding Obligations Loans.

            (g) Deposit to Unused Proceeds Account. On the Closing Date, the Issuer shall deposit into the Unused Proceeds Account, $18,000,000.

            (h) Issuance of Preferred Shares. The Issuer shall have delivered to the Trustee evidence that the Preferred Shares have been, or contemporaneously with the issuance of the Notes will be, (1) issued by the Issuer and (2) acquired in their entirety by ARMS Equity.

            Section 3.3 Transfer of Pledged Obligations.

            (a) LaSalle Bank National Association is hereby appointed as Securities Intermediary (in such capacity, the "Custodial Securities Intermediary") to hold all Pledged Obligations delivered to it in physical form at its office in Chicago, Illinois. Any successor to such Securities Intermediary shall be a U.S. state or national bank or trust company that is not an Affiliate of the Issuer or the Co-Issuer and has capital and surplus of at least $100,000,000. Subject to the limited right to relocate Pledged Obligations set forth in Section 7.5(b), the Custodial Securities Intermediary, as a Securities Intermediary, shall hold all Collateral Debt Securities in the Custodial Account and Eligible Investments and other investments purchased in accordance with this Indenture in the respective Accounts in which the funds used to purchase such investments are held in accordance with Article 10, and, in respect of each Account (other than the Payment Account), the Trustee shall have entered into an agreement with the Securities Intermediary (the "Securities Account Control Agreement") providing, inter alia, that the establishment and maintenance of such Account will be governed by a law satisfactory to the Issuer, the Trustee and the Custodial Securities Intermediary. To the maximum extent feasible, Pledged Obligations shall be transferred to the Trustee as Security Entitlements in the manner set forth in clause (i) below. In the event that the measures set forth in clause (i) below cannot be taken as to any Pledged Obligations, such Pledged Obligation may be transferred to the Trustee in the manner set forth in clauses (ii) through (vii) below, as appropriate. The security interest of the Trustee in Pledged Obligations shall be perfected and otherwise evidenced as follows:

            (i) in the case of such Pledged Obligations consisting of Security Entitlements by (A) the Issuer causing the Custodial Securities Intermediary, in accordance with the Securities Account Control Agreement, to indicate by book entry that a Financial Asset has been credited to the Custodial Account and (B) the Issuer causing the Custodial Securities Intermediary to agree pursuant to the Securities Account Control Agreement that it will comply with Entitlement Orders originated by the Trustee with respect to each such Security Entitlement without further consent by the Issuer;

            (ii) in the case of Pledged Obligations that are "uncertificated securities" (as such term is defined in the UCC) to the extent that any such uncertificated securities do not constitute Financial Assets forming the basis of Security Entitlements by the Trustee pursuant to clause (i) (the "Uncertificated Securities"), by the Issuer (A) causing the issuer(s) of such Uncertificated Securities to register on their respective books the Trustee as the registered owner thereof upon original issue or transfer thereof or (B) causing another Person, other than a Securities Intermediary, either to become the registered owner of such Uncertificated Securities on behalf of the Trustee, or such Person having previously become the registered owner, to acknowledge that it holds such Uncertificated Securities for the Trustee;

            (iii) in the case of Pledged Obligations consisting of Certificated Securities in registered form to the extent that any such Certificated Securities do not constitute Financial Assets forming the basis of Security Entitlements acquired by the Trustee pursuant to clause (i) (the "Registered Securities"), by the Issuer (A) causing (1) the Trustee to obtain possession of such Registered Securities in the State of Illinois or (2) another Person, other than a Securities Intermediary, either to acquire possession of such

      Registered Securities on behalf of the Trustee, or having previously acquired such Registered Securities, in either case, in the State of Illinois to acknowledge that it holds such Registered Securities for the Trustee and (B) causing (1) the endorsement of such Registered Securities to the Trustee by an effective endorsement; or (2) the registration of such Registered Securities in the name of the Trustee by the issuer thereof upon its original issue or registration of transfer;

            (iv) in the case of Pledged Obligations consisting of Certificated Securities in bearer form to the extent that any such Certificated Securities do not constitute Financial Assets forming the basis of Security Entitlements acquired by the Trustee pursuant to clause (i) (the "Bearer Securities"), by the Issuer causing (A) the Trustee to obtain possession of such Bearer Securities in the State of Illinois or (B) another Person, other than a Securities Intermediary, either to acquire possession of such Bearer Securities on behalf of the Trustee or, having previously acquired possession of such Bearer Securities, in either case, in the State of Illinois to acknowledge that it holds such Bearer Securities for the Trustee;

            (v) in the case of Pledged Obligations that consist of Money or Instruments (the "Illinois Collateral"), to the extent that any such Illinois Collateral does not constitute a Financial Asset forming the basis of a Security Entitlement acquired by the Trustee pursuant to clause
      (i), by the Issuer causing (A) the Trustee to acquire possession of such Illinois Collateral in the State of Illinois or (B) another Person (other than the Issuer or a Person controlling, controlled by, or under common control with, the Issuer) (1) to (x) take possession of such Illinois Collateral in the State of Illinois and (y) authenticate a record acknowledging that it holds such possession for the benefit of the Trustee or (2) to (x) authenticate a record acknowledging that it will hold possession of such Illinois Collateral for the benefit of the Trustee and
      (y) take possession of such Illinois Collateral in the State of Illinois;

            (vi) in the case of Pledged Obligations that consist of UCC Accounts or General Intangibles ("Accounts Receivable"), by the Issuer (A) notifying, or causing the notification of, the account debtors (as such term is defined in Section 9-102(a) of the UCC) for such Accounts Receivable of the security interest of the Trustee in such Accounts Receivable and causing the Securities Intermediary to credit such Accounts Receivable to the Custodial Account and to treat such Accounts Receivable as Financial Assets within the meaning of Article 8 of the UCC and (B) to the extent that doing so would be effective to perfect a security interest in such Accounts Receivable under the UCC as in effect at the time of transfer of such Accounts Receivable to the Trustee hereunder, filing or causing the filing of a UCC financing statement that encompasses such Accounts Receivable with the Recorder of Deeds of the District of Columbia and such other offices as applicable; and

            (vii) to the maximum extent reasonably possible, in the case of any Loans, Preferred Equity Securities or Participations that are not evidenced by Instruments, Certificated Securities or Uncertificated Securities, by the Issuer (A) taking all steps necessary (including obtaining any necessary consents to the transfer of the Loan, Participation or Preferred Equity Security, as applicable) to make the Custodial Securities

      Intermediary the registered owner thereof, (B) causing the Custodial Securities Intermediary to credit such Loans, Participations or Preferred Equity Securities, as applicable, to the Custodial Account and to treat such Loans, Participations or Preferred Equity Securities, as applicable, as Financial Assets within the meaning of Article 8 of the UCC and (C) to the extent that doing so would be effective to perfect a security interest in such Loans, Participations or Preferred Equity Securities, as applicable, under the UCC as in effect at the time of transfer of such Loans, Participations or Preferred Equity Securities to the Trustee hereunder, filing or causing the filing of a UCC financing statement that encompasses such Loans, Participations or Preferred Equity Securities, as applicable, with the Recorder of Deeds of the District of Columbia and such other offices as applicable.

            (b) The Issuer hereby authorizes the filing of UCC financing statements describing as the collateral covered thereby "all of the debtor's personal property and assets," or words to that effect, notwithstanding that such wording may be broader in scope than the Assets described in this Indenture.

            (c) Without limiting the foregoing, the Issuer and the Trustee on behalf of the Bank agree, and the Bank shall cause the Custodial Securities Intermediary, to take such different or additional action as the Trustee may reasonably request in order to maintain the perfection and priority of the security interest of the Trustee in the event of any change in applicable law or regulation, including Articles 8 and 9 of the UCC and regulations of the U.S. Department of the Treasury governing transfers of interests in Government Items (it being understood that the Trustee shall be entitled to rely upon an Opinion of Counsel, including an Opinion of Counsel delivered in accordance with Section 3.1(d), as to the need to file any financing statements or continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

            (d) Without limiting any of the foregoing,

            (i) in connection with each Grant of a Collateral Debt Security hereunder, the Issuer shall deliver (or cause to be delivered by the applicable Seller) to the Custodial Securities Intermediary (A) the original of any note, certificate or other instrument constituting or evidencing such Collateral Debt Security and any other Underlying Instrument related to such Collateral Debt Security the delivery of which is necessary in order to perfect the security interest of the Trustee in such Collateral Debt Security granted pursuant to this Indenture and (B) copies of the other Underlying Instruments then in possession of the Issuer;

            (ii) from time to time upon the request of the Trustee or Collateral Manager, the Issuer shall deliver (or cause to be delivered) to the Custodial Securities Intermediary any Underlying Instrument in the possession of the Issuer and not previously delivered hereunder (including originals of Underlying Instruments not previously required to be delivered as originals) and as to which the Trustee or Collateral Manager, as applicable, shall have reasonably determined to be necessary or appropriate for the administration of such Collateral Debt Security hereunder or under the Collateral Management Agreement or for the protection of the security interest of the Trustee under this Indenture;

            (iii) in connection with any delivery of documents to the Custodial Securities Intermediary pursuant to clauses (i) and (ii) above, the Trustee shall deliver to the Collateral Manager, on behalf of the Issuer, a Trust Receipt in the form of Exhibit N acknowledging the receipt of such documents by the Custodial Securities Intermediary and that it is holding such documents subject to the terms of this Indenture;

            (iv) from time to time upon request of the Collateral Manager, the Custodial Securities Intermediary shall, upon delivery by the Collateral Manager of a duly completed Request for Release in the form of Exhibit O hereto, release to the Collateral Manager such of the Underlying Instruments then in its custody as the Collateral Manager reasonably so requests. By submission of any such Request for Release, the Collateral Manager shall be deemed to have represented and warranted that it has determined, in accordance with the Collateral Manager Servicing Standard, that the requested release is necessary for one or more of the purposes described in clause (ii) above. The Collateral Manager shall return to the Custodial Securities Intermediary each Underlying Instrument released from custody pursuant to this clause (iv) within 20 Business Days of receipt thereof (except such Underlying Instruments as are released in connection with a sale, exchange or other disposition, in each case only as permitted under this Indenture, of the related Collateral Debt Security that is consummated within such 20-day period). Notwithstanding the foregoing provisions of this clause (iv), (A) any note, certificate or other instrument evidencing a Pledged Collateral Debt Security shall be released only for the purpose of (1) a sale, exchange or other disposition of such Pledged Collateral Debt Security that is permitted in accordance with the terms of this Indenture or (2) presentation, collection, renewal or registration of transfer of such Collateral Debt Security and (B) the Custodial Securities Intermediary may refuse to honor any Request for Release following the occurrence of an Event of Default under this Indenture.

            (e) As of the Closing Date (with respect to the Assets) and each date on which an Asset is acquired (only with respect to the Asset so acquired) the Issuer represents and warrants as follows:

            (i) this Indenture creates a valid and continuing security interest (as defined in the UCC) in the Assets in favor of the Trustee for the benefit of the Noteholders and each Hedge Counterparty, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;

            (ii) the Issuer owns and has good and marketable title to such Assets free and clear of any lien, claim or encumbrance of any Person;

            (iii) in the case of each Asset, the Issuer has acquired its ownership in such Asset in good faith without notice of any adverse claim as defined in Section 8-102(a)(1) of the UCC as in effect on the date hereof;

            (iv) other than the security interest granted to the Trustee for the benefit of the Noteholders and each Hedge Counterparty pursuant to this Indenture, the Issuer has not, pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets;

            (v) the Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Assets other than any financing statement relating to the security interest granted to the Trustee for the benefit of the Noteholders and each Hedge Counterparty hereunder or that has been terminated; the Issuer is not aware of any judgment or Pension Benefit Guarantee Corporation lien and tax lien filings against the Issuer;

            (vi) the Issuer has received all consents and approvals required by the terms of each Asset and the Underlying Instruments to grant to the Trustee its interest and rights in such Asset hereunder;

            (vii) the Issuer has caused or will have caused, within 10 days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee for the benefit of the Noteholders and each Hedge Counterparty hereunder;

            (viii) each Asset is an Instrument, a General Intangible or a Certificated Security or Uncertificated Security or has been and will have been credited to a Securities Account;

            (ix) the Custodial Securities Intermediary has agreed to treat all assets credited to the Securities Account as Financial Assets;

            (x) the Issuer has delivered a fully executed Securities Account Control Agreement pursuant to which the Custodial Securities Intermediary has agreed to comply with all instructions originated by the Trustee relating to the Custodial Account without further consent of the Issuer; the Custodial Account is not in the name of any person other than the Issuer or the Trustee; the Issuer has not consented to the Securities Intermediary of the Custodial Account to comply with Entitlement Orders of any person other than the Trustee;

            (xi) (A) all original executed copies of each promissory note or other writings that constitute or evidence any pledged obligation that constitutes Instruments have been delivered to the Custodial Securities Intermediary for the benefit of the Trustee, (B) the Issuer has received a written acknowledgement from the Custodial Securities Intermediary that the Custodial Securities Intermediary is acting solely as agent of the Trustee and
(C) none of the promissory notes or other writings that constitute or evidence such collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Issuer to any Person other than the Trustee;

            (xii) (A) the Collection Accounts, the Unused Proceeds Account, the Delayed Funding Obligations Account, each Hedge Termination Account, each Hedge Collateral Account, the Expense Account and the Payment Account (collectively, the "Deposit Accounts") constitute "deposit accounts" within the meaning of the UCC, (B) the Issuer has taken all steps necessary to cause the Trustee to become the customer and account holder of the Deposit Accounts, (C) other than the security interest granted to the Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Deposit Accounts, and (D) the Deposit Accounts are not in the name of any person

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other than the Issuer or the Trustee. The Issuer has not consented to the bank maintaining the Deposit Accounts to comply with the instructions of any person other than the Trustee; and

            (xiii) The Issuer has established procedures such that any Eligible Investments purchased with funds withdrawn from the Deposit Accounts will be either (i) credited to a Securities Account over which the Trustee will have a first priority perfected security interest, (ii) purchased in the name of the Trustee, or (iii) held in another manner sufficient to establish the Trustee's first priority perfected security interest over such Eligible Investments.

            (f) The Trustee shall only invest in Eligible Investments which the applicable Custodial Securities Intermediary agrees to credit to the applicable account. To the extent any Eligible Investment shall not be delivered to the Trustee by causing the Custodial Securities Intermediary to create a Security Entitlement in the Securities Account in favor of the Trustee, the Issuer shall deliver an Opinion of Counsel to the Trustee to the effect that any other delivery will effect a first priority security interest in favor of the Trustee in such Eligible Instrument.

                                   ARTICLE 4

                           SATISFACTION AND DISCHARGE

            Section 4.1 Satisfaction and Discharge of Indenture.

            This Indenture shall be discharged and shall cease to be of further effect with respect to the Assets securing the Notes and the Issuer's obligations under each Hedge Agreement except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon as provided herein, (iv) the rights, obligations and immunities of the Trustee on their behalf hereunder, (v) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Trustee on their behalf and payable to all or any of them; and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

            (a) either:

            (i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

            (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Section 9.1 or Section 9.2 under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer and the Co-Issuer pursuant to Section 9.4 and the Issuer or the

      Co-Issuer, in the case of clauses (A), (B) or (C) of this subsection (ii), has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; provided, that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated "Aaa" by Moody's, "AAA" by Fitch and "AAA" by S&P in an amount sufficient, as verified by a firm of certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness (including, in the case of a redemption pursuant to Section 9.1 or Section 9.2, the Redemption Price) on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to the Stated Maturity or the Redemption Date, as the case may be (and in each case in respect of the Notes, subject to the Priority of Payments); provided, further, that any such deposit of funds with the Trustee in satisfaction of this Indenture shall be subject to the Rating Agency Condition; provided, however, this subsection (ii) shall not apply if an election to act in accordance with the provisions of
      Section 5.5(a) shall have been made and not rescinded;

            (b) (i) the Issuer has paid or caused to be paid or provided for (to the satisfaction of the Person entitled thereto) all other sums payable hereunder and under the Collateral Management Agreement and the Company Administration Agreement, and (ii) all Hedge Agreements then in effect have been terminated and Issuer has paid all amounts, including payments due and payable in connection with such termination and has paid all other outstanding amounts, including any outstanding payments due and payable for any previously terminated Hedge Agreement.

            (c) Each of the Issuer and the Co-Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

            Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Co-Issuer, the Trustee, and, if applicable, the Noteholders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.7 and 7.3 hereof shall survive.

            Section 4.2 Application of Trust Money.

            All Monies deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture to the payment of the principal and interest, either directly or through the Paying Agent, as the Trustee may determine, to the Person entitled thereto of the principal and interest for whose payment such Money has been deposited with the Trustee; but such Money need not be segregated from other funds except to the extent required herein or when commingling of funds is prohibited by law.

            Section 4.3 Repayment of Monies Held by Paying Agent.

            In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Monies then held by the Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer and the Co-Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and, in the case of Monies payable on the Notes, in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

                                   ARTICLE 5

                                    REMEDIES

            Section 5.1 Events of Default.

            "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) a default in the payment of any interest on any Note when the same becomes due and payable (provided that, (a) if any Class A Notes are Outstanding, solely for the purposes of this Section 5.1(a), no interest shall be "due and payable" on any Class C Notes or Class D Notes, (b) if any Class B Notes are Outstanding, solely for the purposes of this Section 5.1(a), no interest shall be "due and payable" on any Class C Notes or Class D Notes, (c) if any Class C Notes are Outstanding, solely for the purposes of this Section 5.1(a), no interest shall be "due and payable" on any Class D Notes and (d) if any Class D Notes are Outstanding, solely for the purposes of this Section 5.1(a), no dividends or other distributions shall be payable on the Preferred Shares, in each case unless such amount is available pursuant to the Priority of Payments), which default continues for a period of three (3) Business Days or, in the case of a default in payment due to an administrative error or omission by the Trustee or Paying Agent, which default continues for five (5) Business Days;

            (b) a default in the payment of principal (or the related Redemption Price, if applicable) of any Class A Note when the same becomes due and payable, at its Stated Maturity or any Redemption Date, or if there are no Class A Notes Outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class B Note when the same becomes due and payable at its Stated Maturity or any Redemption Date, or if there are no Class B Notes Outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class C Note (plus any Class C Capitalized Interest) when the same becomes due and payable at its Stated Maturity or any Redemption Date, or if there are no Class C Notes Outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class D Note (plus any Class D Capitalized Interest) when the same becomes due and payable at its Stated Maturity or any Redemption Date;

            (c) the failure on any Payment Date to disburse amounts available in the Payment Account in accordance with the Priority of Payments set forth under
Section 11.1(a) (other than a default in payment described in clause (a) or (b) above), which failure continues for a period of three (3) Business Days or, in the case of a failure to disburse such amounts due to an administrative error or omission by the Trustee or Paying Agent, which failure continues for five Business Days;

            (d) either the Issuer, the Co-Issuer or the pool of Assets becomes an investment company required to be registered under the Investment Company Act;

            (e) a default in the performance, or breach, of any other covenant or other agreement (other than the covenant to meet or improve the Collateral Quality Tests or the Coverage Tests) of the Issuer or the Co-Issuer hereunder or any representation or warranty of the Issuer or the Co-Issuer hereunder or in any certificate or other writing delivered pursuant hereto or in connection therewith proves to be incorrect in any material respect when made, and the continuation of such default or breach continues for a period of 30 days (or, if such default, breach or failure has an adverse effect on the validity, perfection or priority of the security interest granted hereunder, 15 days) after either the Issuer, the Co-Issuer or the Collateral Manager has actual knowledge thereof or after notice thereof to the Issuer, the Co-Issuer and the Collateral Manager by the Trustee or to the Issuer, the Co-Issuer, the Collateral Manager and the Trustee by Holders of at least 25% of the Aggregate Outstanding Amount of the Controlling Class; provided that a default in the performance by the Issuer of the obligations imposed on it by this Indenture in connection with the entry into a replacement Hedge Agreement upon the early termination of a Hedge Agreement shall not be an Event of Default if the Rating Agency Condition has been satisfied;

            (f) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

            (g) the institution by the Issuer or the Co-Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action; or

            (h) one or more final judgments being rendered against the Issuer or the Co-Issuer which exceed, in the aggregate, U.S. $1,000,000 (or such lesser amount as any Rating Agency may specify) and which remain unstayed, undischarged and unsatisfied for 30 days after such judgment(s) becomes nonappealable, unless adequate funds have been reserved or set aside for the payment thereof, and unless (except as otherwise specified in writing by each Rating Agency) the Rating Agency Condition shall have been satisfied; or \

            (i) the Issuer loses its status as a qualified REIT subsidiary (within the meaning of Section 856(i)(2) of the Code), unless (A) within 90 days, the Issuer either (1) delivers an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that, notwithstanding the Issuer's loss of qualified REIT subsidiary status, the Issuer is not, and has not been, an association (or publicly traded partnership) taxable as a corporation, or is not, and has not been, otherwise subject to U.S. federal income tax on a net basis and the Noteholders are not otherwise materially adversely affected by the loss of qualified REIT subsidiary status or (2) receives an amount from the Preferred Shareholders sufficient to discharge in full the amounts then due and unpaid on the Notes and amounts and expenses described in clauses (1) through (5), (16), (17) and (18) under Section 11.1(a)(i) in accordance with the Priority of Payments or (B) all Classes of the Notes are subject to a Tax Redemption announced by the Issuer in compliance with this Indenture, and such redemption has not been rescinded.

            Upon becoming aware of the occurrence of an Event of Default, the Issuer, shall promptly notify the Trustee, the Collateral Manager, the Noteholders, the Preferred Shares Paying Agent, the Preferred Shareholders, each Rating Agency, each Hedge Counterparty and, for so long as any Notes are listed on the Irish Stock Exchange, the Irish Paying Agent in writing. If the Collateral Manager has actual knowledge of the occurrence of an Event of Default, the Collateral Manager shall promptly notify, in writing, the Trustee, the Noteholders, each Rating Agency and each Hedge Counterparty of the occurrence of such Event of Default.

            Section 5.2 Acceleration of Maturity;Rescission and Annulment.

            (a) If an Event of Default shall occur and be continuing (other than the Events of Default specified in Section 5.1(f), 5.1(g) or 5.1(i)), the Trustee may (and shall at the direction of each Class of Notes voting as a separate Class) declare the principal of and accrued and unpaid interest on all the Notes to be immediately due and payable and terminate the Reinvestment Period. If an Event of Default described in Section 5.1(f), 5.1(g) or 5.1(i) above occurs, such an acceleration shall occur automatically and without any further action. If the Notes are accelerated, payments shall be made in the order and priority set forth in Section 11.1(a)(i) and Section 11.1(a)(ii) hereof.

            (b) At any time after such a declaration of acceleration of Maturity of the Notes has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article 5, a Majority of each and every Class of Notes (voting as a separate Class), by written notice to the Issuer and the Co-Issuer, the Trustee and each Hedge Counterparty, may rescind and annul such declaration and its consequences if:

            (i) the Issuer or the Co-Issuer has paid or deposited with the Trustee a sum sufficient to pay:

                        (A) all unpaid installments of interest on and principal of the Notes that would be due and payable hereunder if the Event of Default giving rise to such acceleration had not occurred;

                        (B) to the extent that payment of such interest is lawful, interest on the Class C Capitalized Interest at the Class C Rate and interest on the Class D Capitalized Interest at the Class D Rate;

                        (C) all unpaid taxes of the Issuer and the Co-Issuer, Company Administrative Expenses and other sums paid or advanced by or otherwise due and payable to the Trustee hereunder;

                        (D) with respect to each Hedge Agreement, any amount
                  then due and payable thereunder; and

                        (E) with respect to the Collateral Management Agreement,
                  any Senior Collateral Administration Fee then due and any Company Administrative Expense due and payable to the Collateral Manager thereunder.

            (ii) if any Hedge Agreement has been reduced or terminated, the Rating Agency Condition has been satisfied with respect to such reduction or termination; and

            (iii) the Trustee has determined that all Events of Default of which it has actual knowledge, other than the non-payment of the interest and principal on the Notes that have become due solely by such acceleration, have been cured and a Majority of the Controlling Class, by written notice to the Trustee and each Hedge Counterparty has agreed with such determination (which agreement shall not be unreasonably withheld or delayed) or waived as provided in Section 5.14.

            At any such time that the Trustee shall rescind and annul such declaration and its consequences as permitted hereinabove, the Trustee shall preserve the Assets in accordance with the provisions of Section 5.5 with respect to the Event of Default that gave rise to such declaration; provided, however, that if such preservation of the Assets is rescinded pursuant to
Section 5.5, the Notes may be accelerated pursuant to the first paragraph of this Section 5.2, notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this paragraph.

            No such rescission shall affect any subsequent Default or impair any right consequent thereon. In addition, no such rescission shall affect any Hedge Agreement if it has been terminated in accordance with its terms.

            (c) Subject to Sections 5.4 and 5.5, a Majority of the Controlling Class shall have the right to direct the Trustee in the conduct of any proceedings for any remedy available to the Trustee; provided, that (i) such direction will not conflict with any rule of law or this Indenture; (ii) the Trustee may take any other action not inconsistent with such direction; (iii) the Trustee has been provided with an indemnity or reasonable security satisfactory to it (and the Trustee need not take any action that it determines might involve it in liability unless it has received such indemnity or security against such liability); and (iv) any direction to undertake a sale of the Assets may be made only as described in Section 5.17. The Trustee shall provide written notice of the receipt of such direction to each Hedge Counterparty promptly after receipt thereof.

            (d) As security for the payment by the Issuer of the compensation and expenses of the Trustee and any sums the Trustee may be entitled to receive as indemnification by the Issuer, the Issuer hereby grants the Trustee a lien on the Assets, which lien is senior to the lien of the Noteholders. The Trustee's lien shall be subject to the Priority of Payments and exercisable by the Trustee only if the Notes have been declared due and payable following an Event of Default and such acceleration has not been rescinded or annulled.

            (e) A Majority of the Controlling Class, may, prior to the time a judgment or decree for the payment of money due has been obtained by the Trustee, waive any past Default on behalf of the holders of all the Notes and its consequences in accordance with Section 5.14.

            (f) In determining whether the holders of the requisite percentage of Notes have given any direction, notice or consent hereunder, (i) Notes owned by the Issuer, the Co-Issuer or any Affiliate thereof shall be disregarded and deemed not to be outstanding and (ii) in relation to any amendment or other modification of, or assignment or termination of, any of the express rights or obligations of the Collateral Manager under the Collateral Management Agreement or this Indenture (including the exercise of any rights to remove the Collateral Manager or terminate the Collateral Management Agreement or approve or object to a replacement for the Collateral Manager except as specifically provided in the Collateral Management Agreement with respect to the termination of the Collateral Manager without cause and with respect to the replacement of the Collateral Manager in instances where the Collateral Manager has not been terminated for cause or where such replacement is not an Affiliate of the Collateral Manager), Notes owned by the Collateral Manager or any of its Affiliates, or by any accounts managed by them, shall be disregarded and deemed not to be outstanding. The Collateral Manager and its Affiliates shall be entitled to vote Notes held by them, and by accounts managed by them, with respect to all other matters other than those described in clause (ii).

            Section 5.3 Collection of Indebtedness and Suits for Enforcement by
                        Trustee.

            The Issuer covenants that if a Default shall occur in respect of the payment of any interest on any Class A Note, the payment of principal on any Class A Note (but only after interest with respect to the Class A Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class B Note (but only after interest with respect to the Class A Notes and any amounts payable pursuant to
Section 11.1(a) having a higher priority have been paid in full), the payment of principal on any Class B Note (but only after interest and principal with respect to the Class A Notes and interest with respect to the Class B Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class C Note (but only after interest with respect to the Class A Notes and the Class B Notes and any amounts payable pursuant to Section 11.1(a) hereof having a higher priority have been paid in full), the payment of principal on any Class C Note (but only after interest and principal with respect to the Class A Notes and the Class B Notes and interest with respect to the Class C Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class D Note (but only after interest with respect to the Class A Notes, the Class B Notes and the Class C Notes and any amounts payable pursuant to Section 11.1(a) hereof having a higher priority have been paid in full) or the payment of principal on any Class D

Note (but only after interest and principal with respect to the Class A Notes, the Class B Notes and the Class C Notes and interest with respect to the Class D Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full) the Issuer and Co-Issuer shall, upon demand of the Trustee or any affected Noteholder, pay to the Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal and interest or other payment with interest on the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable interest rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and such Noteholder and their respective agents and counsel.

            If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and the Co-Issuer or any other obligor upon the Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

            If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Trustee shall deem most effectual (if no direction by a Majority of the Controlling Class is received by the Trustee), or the Trustee shall proceed to protect and enforce its rights and the rights of the Noteholders by such Proceedings as the Trustee may be directed by Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

            In case there shall be pending Proceedings relative to the Issuer or the Co-Issuer under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or the Co-Issuer, or their respective property, or in case of any other comparable Proceedings relative to the Issuer or the Co-Issuer, or the creditors or property of the Issuer or the Co-Issuer, the Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

            (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in any Proceedings relative to the Issuer, the Co-

                                      -106

Issuer or other obligor upon the Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

            (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable Proceedings; and

            (c) to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its own negligence or bad faith.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

            All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, shall be applied as set forth in Section 5.7.

            In any Proceedings brought by the Trustee on behalf of the Holders, the Trustee shall be held to represent all the Holders of the Notes.

            Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 unless the conditions specified in Section 5.5(a) are met.

            Section 5.4 Remedies.

            (a) If anEvent of Default shall have occurred and be continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer and the Co-Issuer agree that the Trustee may, after notice to the Noteholders and each Hedge Counterparty, and shall, upon direction by a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

            (i) institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

            (ii) sell all or a portion of the Assets or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

            (iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets; (iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Notes hereunder; and

            (v) exercise any other rights and remedies that may be available at law or in equity;

provided, however, that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 unless either of the conditions specified in Section 5.5(a) is met.

            The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation with demonstrated capabilities in structuring and distributing notes or certificates similar to the Notes as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Notes and other amounts payable hereunder, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

            (b) If an Event of Default as described in Section 5.1(e) hereof shall have occurred and be continuing, the Trustee may, and at the request of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

            (c) Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Noteholder or Noteholders or Preferred Shareholder or Preferred Shareholders or the Collateral Manager or any of its Affiliates may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of Sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such Sale may, in paying the purchase Money, turn in any of the Notes in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so turned in by such Holder (taking into account the Class of such Notes). Such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after proper notation has been made thereon to show partial payment.

            Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee or of the Officer making a sale under judicial proceedings shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money and such purchaser or purchasers shall not be obliged to see to the application thereof.

            Any such Sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind the Issuer, the Co-Issuer, the Trustee, the Noteholders and the Preferred Shareholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

            (d) Notwithstanding any other provision of this Indenture, the Trustee may not, prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or State bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day (or, if longer, the applicable preference period then in effect) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or the Co-Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding. Section

            5.5   Preservation of Assets.

            (a) Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing when any of the Notes are Outstanding, the Trustee shall retain the Assets securing the Notes, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Notes in accordance with the Priority of Payments and the provisions of Articles 10, 12 and 13 unless either:

            (i) the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due and unpaid on the Notes, Company Administrative Expenses due and payable pursuant to sub-clauses (3) and (16) of Section 11.1(a)(i) and sub-clauses (1) and (9) of Section 11.1(a)(ii), the Senior Collateral Management Fees due and payable pursuant to subclause (4) of Section 11.1(a)(i), the Subordinate Collateral Management Fees due and payable pursuant to subclause (17) of
      Section 11.1(a)(i), any amounts due and unpaid to each Hedge Counterparty, including without limitation, any payments (however described) due and payable by the Issuer under each Hedge Agreement upon a termination of such Hedge Agreement (including any interest that may accrue thereon) and amounts due and payable to the Advancing Agent and the Trustee in respect of unreimbursed Interest Advances and Reimbursement Interest, and a Majority of the Controlling Class agrees with such determination; or

            (ii) the Holders of 66 2/3% of the Aggregate Outstanding Amount of each Class of Notes (each voting as a separate Class) (and each Hedge Counterparty, unless each shall be paid in full the amounts due and unpaid, including, without limitation, any payments (however described) due and payable by the Issuer under each Hedge Agreement upon a termination of such Hedge Agreement (including any interest that may accrue thereon)), direct, subject to the provisions of this Indenture, the sale and liquidation of the Assets.

            The Trustee shall give written notice of the retention of the Assets to the Issuer, the Co-Issuer, the Collateral Manager, each Hedge Counterparty and the Rating Agencies. So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) above exist.

            (b) Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Notes if the conditions set forth in Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Notes if prohibited by applicable law.

            (c) In determining whether the condition specified in Section 5.5(a)(i) exists, the Collateral Manager shall obtain bid prices with respect to each Pledged Collateral Debt Security from two dealers (Independent of the Collateral Manager and any of its Affiliates) at the time making a market in such Pledged Collateral Debt Securities (or, if there is only one market maker, then the Collateral Manager shall obtain a bid price from that market maker or, if no market maker, from a pricing service). The Collateral Manager shall compute the anticipated proceeds of sale or liquidation on the basis of the lowest of such bid prices for each such Pledged Collateral Debt Security. For the purposes of determining issues relating to the Market Value of the Pledged Collateral Debt Security and the execution of a sale or other liquidation thereof, the Trustee may, but need not, retain at the expense of the Issuer and rely on an opinion of an Independent investment banking firm of national reputation in connection with a determination (notwithstanding that such opinion will not be the basis for such determination) as to whether the condition specified in Section 5.5(a)(i) exists.

            The Trustee shall promptly deliver to the Noteholders and each Hedge Counterparty a report stating the results of any determination required to be made pursuant to Section 5.5(a)(i). The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default if requested by a Majority of the Controlling Class.

            Section 5.6 Trustee May Enforce Claims Without Possession of Notes.

            All rights of action and claims under this Indenture or under any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment in respect of the Notes shall be applied as set forth in Section 5.7 hereof.

            In any Proceedings brought by the Trustee (and any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), in respect of the Notes, the Trustee shall be held to represent all the Holders of the Notes.

            Section 5.7 Application of MoneyCollected.

            Any Money collected by the Trustee with respect to the Notes pursuant to this Article 5 and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied subject to Section 13.1 hereof and in accordance with the Priority of Payments set forth in Section 11.1 hereof, at the date or dates fixed by the Trustee. Section

            5.8   Limitation on Suits.

            No Holder of any Notes shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:


            (a) such Holder has previously given to the Trustee written notice of an Event of Default;

            (b) except as otherwise provided in Section 5.9 hereof, the Holders of at least 25% of the then Aggregate Outstanding Amount of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (c) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

            (d) no direction inconsistent with such written request has been given to the Trustee during such 30 day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 hereof and the Priority of Payments.

            In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

            Section 5.9 Unconditional Rights of Noteholders to Receive Principal and Interest.

            Notwithstanding any other provision in this Indenture (except for Section 2.7(n)), the Holder of any Class of Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Class of Note as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, and, subject to the provisions of Section 5.8 to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided, however, that the right of such Holder to institute proceedings for the enforcement of any such payment shall not be subject to the 25% threshold requirement set forth in Section 5.8(b).

            Section 5.10 Restoration of Rights and Remedies.

            If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, or to such Noteholder, then and in every such case the Issuer, the Co-Issuer, the Trustee, and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, and the Noteholders shall continue as though no such Proceeding had been instituted. Section

            5.11  Rights and Remedies Cumulative.

            No right or remedy herein conferred upon or reserved to the Trustee, or to the Noteholders, is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            Section 5.12 Delay or Omission Not Waiver.

            No delay or omission of the Trustee, or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or a waiver of a subsequent Event of Default. Every right and remedy given by this Article 5 or by law to the Trustee, or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, or by the Noteholders, as the case may be.

            Section 5.13 Control by the Controlling Class.

            Notwithstanding any other provision of this Indenture, if an Event of Default shall have occurred and be continuing when any of the Notes are Outstanding, a Majority of the Controlling Class shall have the right to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee for exercising any trust, right, remedy or power conferred on the Trustee in respect of the Notes; provided, that:

            (a) such direction shall not conflict with any rule of law or with this Indenture;

            (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received satisfactory indemnity against such liability as set forth below);

            (c) the Trustee shall have been provided with indemnity satisfactory to it; and

            (d) any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders Notes secured thereby representing 662/3% of the Aggregate Outstanding Amount of each Class of Notes.

            Section 5.14  Waiver of Past Defaults.

            Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article 5, a Majority of each and every Class of Notes voting as a separate Class may on behalf of the Holders of all the Notes waive any past Default in respect of the Notes and its consequences, except a Default:

            (a)   in the payment of principal of any Note;

            (b)   in the payment of interest in respect of the Controlling
Class;

            (c)   in respect of a covenant or provision hereof that under
Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby; or

            (d) in respect of any covenant or provision hereof for the individual protection or benefit of the Trustee (without the Trustee's express written consent thereto).

            In the case of any such waiver, the Issuer, the Co-Issuer, the Trustee, and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to the Collateral Manager, each Noteholder and each Hedge Counterparty.

            Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

            Section 5.15 Undertaking for Costs.

            All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note or any other amount payable hereunder on or after the Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

            Section 5.16 Waiver of Stay or Extension Laws.

            Each of the Issuer and the Co-Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and each of the Issuer and the Co-Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            Section 5.17 Sale of Assets.

            (a) The power to effect any sale (a "Sale") of any portion of the Assets pursuant to Sections 5.4 and 5.5 hereof shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until all amounts secured by the Assets shall have been paid or if there are insufficient proceeds to pay such amount until the entire Assets shall have been sold. The Trustee may upon notice to the Securityholders and each Hedge Counterparty, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale; provided, however, that if the Sale is rescheduled for a date more than three Business Days after the date of the determination by the Trustee pursuant to Section 5.5 hereof, such Sale shall not occur unless and until the Trustee has again made the determination required by
Section 5.5 hereof. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided, that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 hereof.

            (b) The Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Notes or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof. The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

            (c) If any portion of the Assets consists of securities issued without registration under the Securities Act ("Unregistered Securities"), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities. In no event shall the Trustee be required to register Unregistered Securities under the Securities Act.

            (d) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee's authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

            (e) In the event of any Sale of the Assets pursuant to Section 5.4 or Section 5.5, payments shall be made in the order and priority set forth in
Section 11.1(a)(i) and Section 11.1(a)(ii) in the same manner as if the Notes had been accelerated.

            Section 5.18 Action on the Notes.

            The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee, or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or the Co-Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer or the Co-Issuer.

                                    ARTICLE 6

                                   THE TRUSTEE

            Section 6.1 Certain Duties and Responsibilities.

            (a)   Except during the continuance of an Event of Default:

            (i) the Trustee undertakes to perform such duties and only such duties as are set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of manifest error, or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer's Certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders.


            (b) In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class (or other Noteholders to the extent provided in Article 5 hereof), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (c) If, in performing its duties under this Agreement, the Trustee is required to decide between alternative courses of action, the Trustee may request written instructions from the Collateral Manager as to courses of action desired by it. If the Trustee does not receive such instructions within two Business Days after it has requested them, it may, but shall be under no duty to, take or refrain from taking such action. The Trustee shall act in accordance with instructions received after such two-Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Trustee shall be entitled to rely on the advice of legal counsel and Independent accountants in performing its duties hereunder and be deemed to have acted in good faith if it acts in accordance with such advice.

            (d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer in accordance with this Indenture and/or the Controlling Class relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee in respect of any Note or exercising any trust or power conferred upon the Trustee under this Indenture;

            (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability does not exceed the amount payable to the Trustee pursuant to Section 11.1(a)(i)(3) and Section 11.1(a)(ii)(1) net of the amounts specified in Section 6.7(a)(i), the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to its ordinary services under this Indenture, except where this Indenture provides otherwise; and

            (v) the Trustee shall not be liable to the Noteholders for any action taken or omitted by it at the direction of the Issuer, the Co-Issuer, the Collateral Manager, the Controlling Class and/or a Noteholder under circumstances in which such direction is required or permitted by the terms of this Indenture.

            (e) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in
Section 5.1(d), 5.1(f), 5.1(g), 5.1(h) or 5.1(i) or any Default described in
Section 5.1(e) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references, as applicable, the Notes generally, the Issuer, the Assets or this Indenture. For purposes of determining the Trustee's responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this
Section 6.1.

            (f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of
Section 6.1(a), (b), (c), (d) and (e).

            (g) The Trustee shall, upon reasonable prior written notice to the Trustee, permit the Issuer, the Co-Issuer, the Collateral Manager or the Rating Agencies, during the Trustee's normal business hours, to examine all books of account, records, reports and other papers of the Trustee relating to the Notes, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee by such Person) and to discuss the Trustee's actions, as such actions relate to the Trustee's duties with respect to the Notes, with the Trustee's officers and employees responsible for carrying out the Trustee's duties with respect to the Notes.

            Section 6.2 Notice of Default.

            Promptly (and in no event later than three Business Days) after the occurrence of any Default known to the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to the Collateral Manager, the Irish Paying Agent (for so long as any Notes are listed on the Irish Stock Exchange), each Hedge Counterparty and each Rating Agency (for so long as any Class of Notes is Outstanding and rated by such Rating Agency), to all Holders of Notes as their names and addresses appear on the Notes Register, notice of all Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

            Section 6.3 Certain Rights of Trustee.

            Except as otherwise provided in Section 6.1:

            (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

            (c) whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

            (d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper documents, but the Trustee, in its discretion, may and, upon the written direction of a Majority of the Controlling Class or of a Rating Agency, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed and shall have received indemnification reasonably acceptable to the Trustee, and, the Trustee shall be entitled, on reasonable prior notice to the Issuer, the Co-Issuer and the Collateral Manager, to examine the books and records relating to the Notes and the Assets, as applicable, at the premises of the Issuer, the Co-Issuer and the Collateral Manager, personally or by agent or attorney during the Issuer's, the Co-Issuer's or the Collateral Manager's normal business hours upon not less than three Business Days' prior written notice; provided, that the Trustee shall, and shall cause its agents to, hold in confidence

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all such information, except (i) to the extent disclosure may be required by law by any regulatory authority and (ii) except to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder (except with respect to its duty to make any Interest Advance under the circumstances specified in Section 10.7) either directly or by or through agents or attorneys; provided, that, the Trustee shall not be responsible for any willful misconduct or negligence on the part of any agent appointed and supervised, or attorney appointed, with due care by it hereunder;

            (h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and prudently believes to be authorized or within its rights or powers hereunder;

            (i) the Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, the Depository, any Transfer Agent (other than the Trustee itself acting in that capacity), Clearstream, Luxembourg, Euroclear, any Calculation Agent (other than the Trustee itself acting in that capacity) or any Paying Agent (other than the Trustee itself acting in that capacity); and

            (j) the Trustee shall not be liable for the actions or omissions of the Collateral Manager; and without limiting the foregoing, the Trustee shall not (except to the extent, if at all, otherwise expressly stated in this Indenture) be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or the Collateral Management Agreement, or to verify or independently determine the accuracy of information received by it from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral Debt Securities.

            Section 6.4 Not Responsible for Recitals or Issuance of Notes.

            The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer and the Co-Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee's obligations hereunder), the Assets or the Notes. The Trustee shall not be accountable for the use or application by the Issuer or the Co-Issuer of the Notes or the proceeds thereof or any Money paid to the Issuer or the Co-Issuer pursuant to the provisions hereof.

            Section 6.5 May Hold Notes.

            The Trustee, the Paying Agent, the Notes Registrar or any other agent of the Issuer or the Co-Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer and the Co-Issuer with the same rights it would have if it were not Trustee, Paying Agent, Notes Registrar or such other agent.

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            Section 6.6 Money Held in Trust.

            Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

            Section 6.7 Compensation and Reimbursement.

            (a)   The Issuer agrees:

            (i) to pay the Trustee on each Payment Date the fee specified in the Trustee Fee Proposal as compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (ii) except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the Trustee) in a timely manner upon its request for all reasonable expenses, disbursements and advances (except as otherwise provided herein with respect to Interest Advances) incurred or made by the Trustee in accordance with any provision of this Indenture (including securities transaction charges to the extent not waived due to the Trustee's receipt of payments from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 10.9 or 10.11 hereof, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith);


            (iii) to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

            (iv) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13 hereof.

            (b) The Issuer may remit payment for such fees and expenses to the Trustee or, in the absence thereof, the Trustee may from time to time deduct payment of its fees and expenses hereunder from Monies on deposit in the Payment Account in accordance with the Priority of Payments.

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

            (c) The Trustee in its capacity as Trustee, Paying Agent, Calculation Agent, Transfer Agent, Custodial Securities Intermediary and Notes Registrar, hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer until at least one year and one day or, if longer, the applicable preference period then in effect after the payment in full of all Notes issued under this Indenture. This provision shall survive termination of this Agreement.

            (d) The Trustee agrees that the payment of all amounts to which it is entitled pursuant to sub-sections 6.7(a)(i), (a)(ii), (a)(iii) and (a)(iv) shall be subject to the Priority of Payments, shall be payable only to the extent funds are available in accordance with such Priority of Payments, shall be payable solely from the Assets and following realization of the Assets, any such claims of the Trustee against the Issuer shall be extinguished. The Trustee will have a lien upon the Assets to secure the payment of such payments to it in accordance with the Priority of Payments; provided, that the Trustee shall not institute any proceeding for enforcement of such lien except in connection with an action taken pursuant to Section 5.3 hereof for enforcement of the lien of this Indenture for the benefit of the Noteholders.

            Fees shall be accrued on the actual number of days in the related Interest Accrual Period. The Trustee shall receive amounts pursuant to this
Section 6.7 and Sections 11.1(a)(i) and (ii) only to the extent that such payment is made in accordance with the Priority of Payments and the failure to pay such amounts to the Trustee will not, by itself, constitute an Event of Default. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder. No direction by a Majority of the Controlling Class shall affect the right of the Trustee to collect amounts owed to it under this Indenture.

            If on any Payment Date when any amount shall be payable to the Trustee pursuant to this Indenture is not paid because there are insufficient funds available for the payment thereof, all or any portion of such amount not so paid shall be deferred and payable on any later Payment Date on which a fee shall be payable and sufficient funds are available therefor in accordance with the Priority of Payments.

            Section 6.8 Corporate Trustee Required; Eligibility.

            There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $200,000,000, subject to supervision or examination by federal or State authority, having a rating of at least "A2" by Moody's, a rating of at least "BBB" by Fitch and a long-term senior unsecured debt rating of at least "A+" and a short-term debt rating of at least "A-1" by S&P and having an office within the United States. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

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            Section 6.9 Resignation and Removal; Appointment of Successor.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

            (b) The Trustee may resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Collateral Manager, each Hedge Counterparty (if any), the Noteholders and each Rating Agency. Upon receiving such notice of resignation, the Issuer and the Co-Issuer shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Noteholder, each Hedge Counterparty and the Collateral Manager; provided, that such successor Trustee shall be appointed only upon the written consent of a Majority of the Notes (or if there are no Notes Outstanding, a Majority of the Preferred Shares) or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, the Controlling Class of Notes or any Holder of a Note, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (c) The Trustee may be removed at any time by Act of 66-2/3% of the Notes (or if there are no Notes Outstanding, a Majority of the Preferred Shares) or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.10, by Act of the Controlling Class, upon written notice delivered to the Trustee and to the Issuer and the Co-Issuer.

            (d)   If at any time:

            (i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer, the Co-Issuer, or by any Holder; or

            (ii) the Trustee shall become incapable of acting or there shall be instituted any proceeding pursuant to which it could be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (a) the Issuer or the Co-Issuer, by Issuer Order, subject to the written consent of each Hedge Counterparty, may remove the Trustee or (b) subject to Section 5.15, a Majority of the Controlling Class or any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Issuer and the Co-Issuer, by Issuer Order, subject to the written consent of each Hedge Counterparty and the Collateral Manager, shall promptly appoint a successor Trustee. If the Issuer and the Co-Issuer shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by Act of a Majority of the Controlling Class delivered to the Issuer, the Co-Issuer, the Collateral Manager and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer and the Co-Issuer. If no successor Trustee shall have been so appointed by the Issuer and the Co-Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, each Hedge Counterparty, the Controlling Class or any Holder may, on behalf of itself or himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) The Issuer and the Co-Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to each Rating Agency, each Hedge Counterparty, the Preferred Shares Paying Agent and to the Holders of the Notes as their names and addresses appear in the Notes Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer or the Co-Issuer fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer or the Co-Issuer, as the case may be.

            Section 6.10 Acceptance of Appointment by Successor.


            Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Co-Issuer, each Hedge Counterparty, the Collateral Manager and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer and the Co-Issuer or a Majority of the Controlling Class or the Collateral Manager or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(d). Upon request of any such successor Trustee, the Issuer and the Co-Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this Article 6 and (a) such successor shall have long term debt rated within the four highest rating categories by each Rating Agency, and (b) each Rating Agency has confirmed in writing that the employment of such successor would not adversely affect the rating on the Notes.

            Section 6.11 Merger, Conversion, Consolidation or Succession to Business of Trustee.

            Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

            Section 6.12 Co-Trustees and Separate Trustee.

            At any time or times, including for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Issuer, the Co-Issuer and the Trustee shall have power to appoint, one or more Persons to act as co-trustee jointly with the Trustee of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders of the Notes as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

            Each of the Issuer and the Co-Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer and the Co-Issuer do not both join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment.

            Should any written instrument from the Issuer or the Co-Issuer be required by any co-trustee, so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer or the Co-Issuer, as the case may be. The Issuer agrees to pay (but only from and to the extent of the Assets) to the extent funds are available therefor under subclauses (3) and (16) of Section 11.1(a)(i), for any reasonable fees and expenses in connection with such appointment.

            Every co-trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

            (a) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

            (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly in the case of the appointment of a co-trustee as shall be provided in the instrument appointing such co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee;

            (c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer and the Co-Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer or the Co-Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

            (d) no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

            (e) the Trustee shall not be liable by reason of any act or omission of a co-trustee; and (f) any Act of Securityholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

            Section 6.13 Certain Duties of Trustee Related to Delayed Payment of
                         Proceeds.

            In the event that in any month the Trustee shall not have received a Scheduled Distribution, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Trustee, or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall request the obligor of such Pledged Obligation, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(d), shall take such action as the Collateral Manager reasonably shall direct in writing. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Collateral Manager requests a release of a Pledged Obligation in connection with any such action under the Collateral Management Agreement, such release shall be subject to Section 10.10 and Article 12 of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Pledged Obligation received after the Due Date thereof to the extent the

Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

            Section 6.14 Representations and Warranties of the Trustee.

            The Trustee represents and warrants that:

            (a) the Trustee is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture, and is duly eligible and qualified to act as trustee under this Indenture;

            (b) this Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (c) neither the execution or delivery by the Trustee of this Indenture nor the performance by the Trustee of its obligations under this Indenture requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Trustee;

            (d) neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Trustee to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Trustee or any of its properties or assets, (ii) will violate the provisions of the Governing Documents of the Trustee or (iii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Trustee is a party or by which it or any of its property is bound, the violation of which would have a material adverse effect on the Trustee or its property; and

            (e) there are no proceedings pending or, to the best knowledge of the Trustee, threatened against the Trustee before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Pledged Obligations or the performance by the Trustee of its obligations under this Indenture.

            Section 6.15 Requests for Consents.

            In the event that the Trustee receives written notice of any proposed amendment, consent or waiver under the Underlying Instruments of any Collateral Debt Security (before or after any default) or in the event any action is required to be taken in respect to an Underlying Instrument, the Trustee shall promptly contact the Issuer and the Collateral Manager. The Collateral Manager may, on behalf of the Issuer, instruct the Trustee pursuant to an Issuer Order to, and the Trustee shall, with respect to which a Collateral Debt Security as to which a consent or wavier under the Underlying Instruments of such Collateral Debt Security (before or after any default) has been proposed or with respect to action required to be taken in respect of an Underlying Instrument, give consent, grant a waiver, vote or exercise any or all other rights or remedies with respect to any such Collateral Debt Security in accordance with such Issuer Order. In the absence of any instruction from the Collateral Manager, the Trustee shall not engage in any vote or take any action with respect to such a Collateral Debt Security.

                                   ARTICLE 7

                                    COVENANTS

            Section 7.1 Payment of Principal and Interest.

            The Issuer and the Co-Issuer shall duly and punctually pay the principal of and interest on each Class of Notes in accordance with the terms of such Notes and this Indenture. Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer and the Co-Issuer, and, with respect to the Preferred Shares, by the Issuer, to such Preferred Shareholder for all purposes of this Indenture.

            The Trustee shall, unless prevented from doing so for reasons beyond its reasonable control, give notice to each Securityholder of any such withholding requirement no later than ten days prior to the related Payment Date from which amounts are required (as directed by the Issuer or the Collateral Manager on behalf of the Issuer) to be withheld, provided, that despite the failure of the Trustee to give such notice amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Issuer and the Co-Issuer, as provided above.

            Section 7.2 Maintenance of Office or Agency.

            The Issuer and the Co-Issuer hereby appoint the Trustee as a Paying Agent for the payment of principal of and interest on the Notes and where Notes may be surrendered for registration of transfer or exchange and the Issuer and the Co-Issuer hereby appoint CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as their agent where notices and demands to or upon the Co-Issuer in respect of the Notes or this Indenture, or the Issuer in respect of the Notes or this Indenture, may be served.

            The Issuer and the Co-Issuer hereby appoint the Irish Paying Agent as a Paying Agent for the payment of principal of and interest on the Notes and to act as their agent where notices and demands to or upon the Issuer or the Co-Issuer in respect of the Notes or this Indenture may be served and where Notes may be surrendered for registration of transfer or exchange.

            The Issuer or the Co-Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that the Issuer and the Co-Issuer, if applicable, will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer and the Co-Issuer in respect of the Notes and this Indenture may be served, and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented and surrendered for payment; provided, further, that no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax. The Issuer or the Co-Issuer, as the case may be, shall give prompt written notice to the Trustee, each Rating Agency and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

            If at any time the Issuer and the Co-Issuer, if applicable, shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Issuer and the Co-Issuer, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office and the Issuer and the Co-Issuer hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands.

            Section 7.3 Money for Note Payments to be Held in Trust.

            All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer and the Co-Issuer by the Trustee or a Paying Agent (in each case, from and to the extent of available funds in the Payment Account and subject to the Priority of Payments) with respect to payments on the Notes.

            When the Paying Agent is not also the Notes Registrar, the Issuer and the Co-Issuer shall furnish, or cause the Notes Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders of Notes and of the certificate numbers of individual Notes held by each such Holder.

            Whenever the Paying Agent is not also the Trustee, the Issuer, the Co-Issuer, and such Paying Agent shall, on or before the Business Day next preceding each Payment Date or Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account, and subject to the Priority of Payments), such sum to be held for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer and the Co-Issuer shall promptly notify

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the Trustee of its action or failure so to act. Any Monies deposited with a
Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article 11. Any such Paying Agent shall be deemed to agree by assuming such role not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for the non-payment to the Paying Agent of any amounts payable thereto until at least one year and one day or, if longer, the applicable preference period then in effect after the payment in full of all Notes issued under this Indenture.

            The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order of the Issuer and Issuer Order of the Co-Issuer with written notice thereof to the Trustee; provided, however, that so long as any Class of the Notes are rated by a Rating Agency and with respect to any additional or successor Paying Agent for the Notes, either (i) such Paying Agent has a long-term debt rating of "Aa3" or higher by Moody's, "AA-"or higher by Fitch and "AA-" or higher by S&P or a short-term debt rating of "P-1" by Moody's, "F1+" by Fitch and "A1+" by S&P or
(ii) each Rating Agency confirms that employing such Paying Agent shall not adversely affect the then-current ratings of the Notes. In the event that such successor Paying Agent ceases to have a long-term debt rating of "Aa3" or higher by Moody's, "AA-"or higher by Fitch or "AA-" or higher by S&P or a short-term debt rating of at least "P-1" by Moody's, "F1+" by Fitch and "A-1+" by S&P, the Issuer and the Co-Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer and the Co-Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer and the Co-Issuer shall cause the Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

            (a) allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and Redemption Date among such Holders in the proportion specified in the applicable report or Redemption Date Statement, as the case may be, in each case to the extent permitted by applicable law;

            (b) hold all sums held by it for the payment of amounts due with respect to the Notes for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

            (c) if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

            (d) if such Paying Agent is not the Trustee, immediately give the Trustee notice of any Default by the Issuer or the Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

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            (e)   if such Paying Agent is not the Trustee at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

            The Issuer or the Co-Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct the Paying Agent to pay, to the Trustee all sums held by the Issuer or the Co-Issuer or held by the Paying Agent for payment of the Notes, such sums to be held by the Trustee in trust for the same Noteholders as those upon which such sums were held by the Issuer, the Co-Issuer or the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such Money.

            Except as otherwise required by applicable law, any Money deposited with the Trustee in trust or deposited with the Paying Agent for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts and all liability of the Trustee or the Paying Agent with respect to such Money (but only to the extent of the amounts so paid to the Issuer or the Co-Issuer, as applicable) shall thereupon cease; provided, however, that the Irish Paying Agent, before being required to make any such payment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in Dublin, Ireland, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer. The Trustee or the Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer or the Co-Issuer, as the case may be, any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of the Paying Agent, at the last address of record of each such Holder.

            Section 7.4 Existence of the Issuer and Co-Issuer.

            (a) So long as any Note is outstanding, the Issuer shall maintain in full force and effect its existence and rights as an exempted company incorporated with limited liability under the laws of the Cayman Islands and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Assets; provided, that the Issuer shall be entitled to change its jurisdiction of registration from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer so long as (i) such change is not disadvantageous in any material respect to the Holders of the Notes or the Preferred Shares, (ii) written notice of such change shall have been given by the Trustee to the Holders of the Notes or Preferred Shares, the Preferred Shares Paying Agent and each Rating Agency fifteen Business Days prior to such change and (iii) on or prior to the 15th Business Day following such notice the Trustee shall not have received written notice from a Majority of the Controlling Class or a Majority of the Preferred Shares objecting to such change.

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

So long as any Note is outstanding, the Issuer will maintain at all times at least one director who is Independent of the Collateral Manager and its Affiliates.

            (b) So long as any Note is outstanding, the Co-Issuer shall maintain in full force and effect its existence and rights as a limited liability company organized under the laws of Delaware and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture or the Notes; provided, however, that the Co-Issuer shall be entitled to change its jurisdiction of formation from Delaware to any other jurisdiction reasonably selected by the Co-Issuer so long as (i) such change is not disadvantageous in any material respect to the Holders of the Notes, (ii) written notice of such change shall have been given by the Trustee to the Holders of the Notes and each Rating Agency fifteen Business Days prior to such change and (iii) on or prior to the 15th Business Day following such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change. So long as any Note is outstanding, the Co-Issuer shall maintain at all times at least one manager who is Independent of the Collateral Manager and its Affiliates.

            (c) So long as any Note is outstanding, the Issuer shall ensure that all corporate or other formalities regarding its existence are followed (including correcting any known misunderstanding regarding its separate existence). So long as any Note is outstanding, the Issuer shall not take any action or conduct its affairs in a manner that is likely to result in its separate existence being ignored or its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. So long as any Note is outstanding, the Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Issuer's obligations hereunder, and the Issuer shall at all times keep and maintain, or cause to be kept and maintained, separate books, records, accounts and other information customarily maintained for the performance of the Issuer's obligations hereunder. Without limiting the foregoing, so long as any Note is outstanding, (i) the Issuer shall (A) pay its own liabilities only out of its own funds and (B) use separate stationery, invoices and checks, (ii) the Issuer shall not have any subsidiaries, and (iii) the Issuer shall not have any employees, (B) engage in any transaction with any shareholder that is not permitted under the terms of the Collateral Management Agreement, (C) pay dividends other than in accordance with the terms of this Indenture or (D) conduct business under an assumed name (i.e. no DBAs).

            (d) So long as any Note is outstanding, the Co-Issuer shall ensure that all limited liability company or other formalities regarding its existence) are followed, as well as correcting any known misunderstanding regarding its separate existence. The Co-Issuer shall not take any action or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. The Co-Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Co-Issuer's obligations hereunder, and the Co-Issuer shall at all times keep and maintain, or cause to be kept and maintained, books, records, accounts and other information customarily maintained for the performance of the Co- Issuer's obligations hereunder. Without limiting the foregoing, (i) the Co-Issuer shall not have any subsidiaries, and (ii) the Co-Issuer shall not (A) have any employees (other than its managers), (B) join in any transaction with any member that is not permitted under the terms of the Collateral Management Agreement or (C) pay dividends other than in accordance with the terms of this Indenture.

            Section 7.5 Protection of Assets.

            (a) The Trustee, on behalf of the Issuer, pursuant to any Opinion of Counsel received pursuant to Section 7.5(d) shall execute and deliver all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders and each Hedge Counterparty hereunder and to:

            (i)   Grant more effectively all or any portion of the Assets;

            (ii) maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

            (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);


            (iv) enforce any of the Pledged Obligations or other instruments or property included in the Assets;

            (v) preserve and defend title to the Assets and the rights of the Trustee, the Holders of the Notes and each Hedge Counterparty in the Assets against the claims of all persons and parties; and

            (vi) pursuant to Sections 11.1(a)(i)(1) and 11.1(a)(ii)(1), pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

            The Issuer hereby designates the Trustee, its agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5. The Trustee agrees that it will from time to time execute and cause to be filed Financing Statements and continuation statements (it being understood that the Trustee shall be entitled to rely upon an Opinion of Counsel described in Section 7.5(d), at the expense of the Issuer, as to the need to file such Financing Statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

            (b) The Trustee shall not (i) except in accordance with Section 10.10(a), (b) or (c) and except for payments, deliveries and distributions otherwise expressly permitted under this Indenture, remove any portion of the Assets that consists of Cash or is evidenced by an instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date as described in the Opinion of Counsel delivered at the Closing Date pursuant to
Section 3.1(d) or (B) from the possession of the Person who held it on such date or (ii) cause or permit the Custodial Account or the Custodial Securities Intermediary to be located in a different jurisdiction from the jurisdiction in which such securities accounts and Custodial Securities

Intermediary were located on the Closing Date, unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.


            (c) The Issuer shall pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Pledged Obligations that secure the Notes.

            (d) For so long as the Notes are Outstanding, (i) on January 31, 2010 and (ii) every 60 months after such date, the Issuer (or the Collateral Manager on behalf of the Issuer) shall deliver to the Trustee for the benefit of the Trustee, the Collateral Manager, each Hedge Counterparty and each Rating Agency, at the expense of the Issuer, an Opinion of Counsel stating what is required, in the opinion of such counsel, as of the date of such opinion, to maintain the lien and security interest created by this Indenture with respect to the Assets, and confirming the matters set forth in the Opinion of Counsel, furnished pursuant to Section 3.1(d), with regard to the perfection and priority of such security interest (and such Opinion may likewise be subject to qualifications and assumptions similar to those set forth in the Opinion delivered pursuant to Section 3.1(d)).

            Section 7.6 Notice of Any Amendments.

            Each of the Issuer and the Co-Issuer shall give notice to the Rating Agencies of, and satisfy the Rating Agency Condition with respect to, any amendments to its Governing Documents.

            Section 7.7 Performance of Obligations.

            (a) Each of the Issuer and the Co-Issuer shall not take any action, and will use its best effort not to permit any action to be taken by others, that would release any Person from any of such Person's covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Security in accordance with the provisions hereof and as otherwise required hereby.

            (b) The Issuer or the Co-Issuer may, with the prior written consent of the Majority of the Notes (or if there are no Notes Outstanding, a Majority of the Preferred Shares), contract with other Persons, including the Collateral Manager or the Trustee, for the performance of actions and obligations to be performed by the Issuer or the Co-Issuer, as the case may be, hereunder by such Persons and the performance of the actions and other obligations with respect to the Assets of the nature set forth in the Collateral Management Agreement by the Collateral Manager. Notwithstanding any such arrangement, the Issuer or the Co-Issuer, as the case may be, shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer or the Co-Issuer; and the Issuer or the Co-Issuer shall punctually perform, and use its best efforts to cause the Collateral Manager or such other Person to perform, all of their obligations and agreements contained in the Collateral Management Agreement or such other agreement.

            Section 7.8 Negative Covenants.

            (a)   The Issuer and the Co-Issuer shall not:

            (i) sell, assign, participate, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture or the Collateral Management Agreement;

            (ii) claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal or interest payable in respect of the Notes (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of any governmental authority) or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Assets;

            (iii) (A) incur or assume or guarantee any indebtedness, other than the Notes and this Indenture and the transactions contemplated hereby; (B) issue any additional class of securities, other than the Notes, the Preferred Shares, the ordinary shares of the Issuer and the limited liability company membership interests of the Co-Issuer; or (C) issue any additional shares of stock, other than the ordinary shares of the Issuer and the Preferred Shares;

            (iv) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be expressly permitted hereby, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Assets or any part thereof, any interest therein or the proceeds thereof, except as may be expressly permitted hereby or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets, except as may be expressly permitted hereby;

            (v) amend the Collateral Management Agreement except pursuant to the terms thereof;

            (vi) amend the Preferred Shares Paying Agency Agreement, except pursuant to the terms thereof;

            (vii) dissolve or liquidate in whole or in part, except as permitted hereunder;

            (viii) make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Indenture;

            (ix) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees or pay any dividends to its shareholders, except with respect to the Preferred Shares in accordance with the Priority of Payments;

            (x) maintain any bank accounts other than the Accounts and the bank account in the Cayman Islands in which (inter alia) the proceeds of the Issuer's issued share capital and the transaction fees paid to the Issuer for agreeing to issue the Securities will be kept;

            (xi) conduct business under an assumed name, or change its name without first delivering at least 30 days' prior written notice to the Trustee, the Noteholders and the Rating Agencies and an Opinion of Counsel to the effect that such name change will not adversely affect the security interest hereunder of the Trustee;

            (xii) engage in any activity that would cause the Issuer to be subject to U.S. Federal, state or local income or franchises tax; or

            (xiii) except for any agreements (other than a Hedge Agreement) involving the purchase and sale of Collateral Debt Securities having customary purchase or sale terms and documented with customary loan trading documentation, enter into any agreements unless such agreements contain "non-petition" and "limited recourse" provisions.


            (b) Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Assets, or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted or required by this Indenture or the Collateral Management Agreement.

            (c) The Co-Issuer shall not invest any of its assets in "securities" (as such term is defined in the Investment Company Act) and shall keep all of the Co-Issuer's assets in Cash.

            (d) For so long as any of the Notes are Outstanding, the Co-Issuer shall not issue any limited liability company membership interests of the Co-Issuer to any Person other than the Arbor Parent or a wholly-owned subsidiary of the Arbor Parent.

            (e) The Issuer shall not enter into any material new agreements (other than any Hedge Agreement, Hedge Counterparty Credit Support, Collateral Debt Security, Collateral Debt Security Purchase Agreement or other agreement (including, without limitation, in connection with the sale of Assets by the Issuer) contemplated by this Indenture) without the prior written consent of Holders of a Majority of the Notes (or if there are no Notes Outstanding, a Majority of the Preferred Shares) and shall provide notice of all new agreements (other than any Hedge Agreement, Collateral Debt Security or other agreement specifically contemplated by this Indenture) the Holders of the Notes. The foregoing notwithstanding, the Issuer may agree to any new agreements; provided that (i) the Issuer, or the Collateral Manager on behalf of the Issuer, determines that such new agreements would not, upon or after becoming effective, adversely affect the rights or interests of any Class or Classes of Noteholders and (ii) subject to satisfaction of the Rating Agency Condition.

            (f) As long as any Note is outstanding, ARMS Equity may not transfer the Preferred Shares to any other Person.

            Section 7.9 Statement as to Compliance.

            (a) On or before January 31, in each calendar year, commencing in 2006 or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Issuer shall deliver to the Trustee (which will deliver a copy to each Hedge Counterparty and each Rating Agency) an Officer's Certificate given on behalf of the Issuer and without personal liability stating, as to each signer thereof, that, since the date of the last certificate or, in the case of the first certificate, the Closing Date, to the best of the knowledge, information and belief of such Officer, the Issuer has fulfilled all of its obligations under this Indenture or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to them and the nature and status thereof.

            Section 7.10 Issuer and Co-Issuer May Consolidate or Merge Only on Certain Terms.

            (a) The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by the Governing Documents and Cayman Islands law and unless:

            (i) the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall be an entity organized and existing under the laws of the Cayman Islands or such other jurisdiction approved by a Majority of each and every Class of the Notes (each voting as a separate Class) and a Majority of the Preferred Shares; provided, that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of registration pursuant to Section 7.4 hereof; and provided, further, that the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and other amounts payable hereunder and under each Hedge Agreement and the Collateral Management Agreement and the performance and observance of every covenant of this Indenture and under each Hedge Agreement and the Collateral Management Agreement on the part of the Issuer to be performed or observed, all as provided herein;

            (ii) each Rating Agency shall have been notified in writing of each proposed consolidation or merger of the Issuer and the Trustee shall have received written confirmation from each Rating Agency that the ratings issued with respect to each Class of Notes shall not be reduced or withdrawn as a result of the consummation of such transaction;

            (iii) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10, unless in connection with a sale of the Assets pursuant to Article 5, Article 9 or Article 12;

            (iv) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have delivered to the Trustee, each Hedge Counterparty, the Collateral Manager and each Rating Agency an Officer's Certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Assets securing, in the case of a consolidation or merger of the Issuer, all of the Notes or, in the case of any transfer or conveyance of the Assets securing any of the Notes, such Notes, (B) the Trustee continues to have a valid perfected first priority security interest in the Assets securing, in the case of a consolidation or merger of the Issuer, all of the Notes, or, in the case of any transfer or conveyance of the Assets securing any of the Notes, such Notes and (C) such other matters as the Trustee, each Hedge Counterparty, the Collateral Manager or any Noteholder may reasonably require;

            (v) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (vi) the Issuer shall have delivered to the Trustee, the Preferred Shares Paying Agent, each Hedge Counterparty, the Collateral Manager and each Noteholder, an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Holders of the Notes, the Preferred Shareholders and any Hedge Counterparty; and

            (vii) after giving effect to such transaction, the Issuer shall not be required to register as an investment company under the Investment Company Act.

            (b) The Co-Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless no Notes remain Outstanding or:

            (i) the Co-Issuer shall be the surviving entity, or the Person (if other than the Co-Issuer) formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred shall be a company organized and existing under the laws of Delaware or such other jurisdiction approved by a Majority of the Controlling Class; provided, that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of formation pursuant to Section 7.4; and provided, further, that the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and the performance and observance of every covenant of this Indenture on the part of the Co-Issuer to be performed or observed, all as provided herein;

            (ii) each Rating Agency shall have been notified in writing of each proposed consolidation or merger of the Co-Issuer and the Trustee shall have received written confirmation from each Rating Agency that the ratings issued with respect to each Class of Notes shall not be reduced or withdrawn as a result of the consummation of such transaction;

            (iii) if the Co-Issuer is not the surviving entity, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Co-Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

            (iv) if the Co-Issuer is not the surviving entity, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred shall have delivered to the Trustee and each Rating Agency an Officer's Certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); such other matters as the Trustee or any Noteholder may reasonably require;

            (v) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (vi) the Co-Issuer shall have delivered to the Trustee, the Preferred Shares Paying Agent and each Noteholder an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this
      Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Holders of the Notes or the Preferred Shareholders; and

            (vii) after giving effect to such transaction, the Co-Issuer shall not be required to register as an investment company under the Investment Company Act.

            Section 7.11 Successor Substituted.

            Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer, in accordance with Section 7.10 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer or the Co-Issuer), or the Person to which such consolidation, merger, transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Co-Issuer, as the case may be, under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the "Issuer" or the "Co-Issuer" in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article 7 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes or Notes, as applicable, and from its obligations under this Indenture.

            Section 7.12 No Other Business.

            The Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture and any supplements thereto, issuing and selling the Preferred Shares in accordance with its Governing Documents, entering into any Hedge Agreement, the Collateral Management Agreement, and acquiring, owning, holding and pledging the Assets in connection with the Notes and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Co-Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture and any supplements thereto and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

            Section 7.13 Reporting.

            At any time when the Issuer and/or the Co-Issuer is not subject to
Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer and/or the Co-Issuer shall promptly furnish or cause to be furnished "Rule 144A Information" (as defined below) to such holder or beneficial owner, to a prospective purchaser of such Note designated by such holder or beneficial owner or to the Trustee for delivery to such holder or beneficial owner or a prospective purchaser designated by such holder or beneficial owner, as the case may be, in order to permit compliance by such holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note by such holder or beneficial owner. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto). The Trustee shall reasonably cooperate with the Issuer and/or the Co-Issuer in mailing or otherwise distributing (at the Issuer's expense) to such Noteholders or prospective purchasers, at and pursuant to the Issuer's and/or the Co-Issuer's written direction the foregoing materials prepared by or on behalf of the Issuer and/or the Co-Issuer; provided, however, that the Trustee shall be entitled to prepare and affix thereto or enclose therewith reasonable disclaimers to the effect that such Rule 144A Information was not assembled by the Trustee, that the Trustee has not reviewed or verified the accuracy thereof, and that it makes no representation as to such accuracy or as to the sufficiency of such information under the requirements of Rule 144A or for any other purpose.

            Section 7.14 Calculation Agent.

            (a) The Issuer and the Co-Issuer hereby agree that for so long as any Notes remain Outstanding there shall at all times be an agent appointed to calculate LIBOR in respect of each Interest Accrual Period in accordance with the terms of Schedule F hereto (the "Calculation Agent"). The Issuer and the Co-Issuer have initially appointed the Trustee as Calculation Agent for purposes of determining LIBOR for each Interest Accrual Period. The Calculation Agent may be removed by the Issuer and the Co-Issuer at any time. The Calculation Agent may resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Collateral Manager, each Hedge Counterparty, the Noteholders and each Rating Agency. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer and the Co-Issuer in respect of any Interest Accrual Period, the Issuer and the Co-Issuer shall, with the prior written consent of each Hedge Counterparty, promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the Issuer or the Co-Issuer. The Calculation Agent may not resign its duties without a successor having been duly appointed, and shall promptly inform the Hedge Counterparty of any such appointment. If no successor Calculation Agent shall have been appointed within 30 days after giving of a notice of resignation, the resigning Calculation Agent, each Hedge Counterparty, a Majority of the Notes or any Holder of a Note, on behalf of himself and all others similarly situated, may petition a court of competent jurisdiction for the appointment of a successor Calculation Agent.

            (b) The Calculation Agent shall be required to agree that, as soon as practicable after 11:00 a.m. (London time) on each LIBOR Determination Date (as defined in

Schedule F hereto), but in no event later than 11:00 a.m. (New York time) on the London Banking Day immediately following each LIBOR Determination Date, the Calculation Agent shall calculate (x) LIBOR for the next Interest Accrual Period and (y) the amount of interest for such Interest Accrual Period payable in respect of each U.S. $1,000 principal amount of each Class of Notes (rounded to the nearest cent, with half a cent being rounded upward) on the related Payment Date, and will communicate such rates and amounts to the Issuer, the Co-Issuer, the Trustee, the Collateral Manager, the Paying Agent, each Hedge Counterparty and, if any Floating Rate Note is in the form of a Regulation S Global Security, to Euroclear and Clearstream, Luxembourg. The Calculation Agent shall also specify to the Issuer and the Co-Issuer the quotations upon which LIBOR is based, and in any event the Calculation Agent shall notify the Issuer and the Co-Issuer before 5:00 p.m. (New York time) on each LIBOR Determination Date if it has not determined and is not in the process of determining LIBOR and the Interest Distribution Amounts for each Class of Notes, together with the reasons therefor. The determination of the Class A Rate, Class B Rate, Class C Rate and Class D Rate and the related Class A Interest Distribution Amount, Class B Interest Distribution Amount, Class C Interest Distribution Amount and Class D Interest Distribution Amount, respectively, by the Calculation Agent shall, absent manifest error, be final and binding on all parties.

            Section 7.15 Certain Tax Matters.

            The Issuer will provide, upon request of any Holder of any Class of Notes deemed equity for U.S. federal income tax purposes, any information that such Holder with regard to any filing requirements such Holder may have as a result of the Issuer being classified as a "passive foreign investment company," a "controlled foreign corporation" or a "foreign personal holding company" (as applicable) for U.S. federal income tax purposes.

            Section 7.16 Maintenance of Listing.

            (a) For so long as any of the Notes remain Outstanding, the Issuer and Co-Issuer shall use all reasonable efforts to arrange and maintain the listing of the Notes on the Irish Stock Exchange.

            (b) If the Notes are listed on the Irish Stock Exchange, the Issuer shall:

            (i) in each calendar year commencing in 2005, request from the Irish Stock Exchange a waiver of the Irish Stock Exchange's requirement to publish annual reports and accounts;

            (ii) submit to the Irish Stock Exchange draft copies of any proposed amendments to the Governing Documents which would affect the rights of the Holders of the Notes listed on the Irish Stock Exchange;

            (iii) pay the annual fee for listing the Notes on the Irish Stock Exchange, if any; and

            (iv) inform the Irish Stock Exchange if the rating assigned to any of the Notes is reduced or withdrawn.

            (c) All notices, documents, reports and other announcements delivered to such Company Announcements Office shall be in the English language.

            (d) Notwithstanding the foregoing, if the Collateral Manager on behalf of the Co-Issuers determines that the maintenance of the listing of any Class of Notes on the Irish Stock Exchange (or any alternative listing on another securities exchange) is unduly onerous or burdensome, the Co-Issuers will have the right to cause such Class of Notes to be delisted from the Irish Stock Exchange (or such other securities exchange). Without limiting the Collateral Manager's discretion with respect to any determination that maintaining or obtaining a listing is unduly onerous or burdensome, the Collateral Manager may take into account various factors, including any requirement, resulting from a listing, that either Co-Issuer prepare financial statements of any particular kind or provide additional disclosure of any particular kind, in each case including any such requirement arising out of disclosure or transparency directives of the European Union or any other law or governmental rule.

            Section 7.17 Purchase of Assets.

            The Issuer (or the Collateral Manager on behalf of the Issuer) shall use reasonable commercial efforts to invest Principal Proceeds and any remaining Deposit and any Reinvestment Income during the Ramp-Up Period in Collateral Debt Securities in accordance with the provisions hereof. Subject to the provisions of this Section 7.17, Principal Proceeds and all or any portion of any remaining Deposit and any Reinvestment Income thereon may be applied prior to the Effective Date to purchase Collateral Debt Securities (which shall be, and hereby are, Granted to the Trustee pursuant to the Granting Clause of this Agreement) for inclusion in the Assets upon receipt by the Trustee of an Issuer Order executed by the Issuer (or the Collateral Manager on behalf of the Issuer) with respect thereto directing the Trustee to pay out the amount specified therein against delivery of the Collateral Debt Security specified therein and a certificate of an Authorized Officer of the Issuer (or the Collateral Manager), dated as of the trade date, and delivered to the Trustee on or prior to the date of such purchase and Grant, to the effect that the criteria set forth below in this Section 7.17 will be satisfied (such criteria to be applied as of the trade date) after giving effect to such purchase and Grant of the Collateral Debt
Securities:

            (a) the Eligibility Criteria are met with respect to the Collateral Debt Securities purchased;

            (b) the Reinvestment Criteria are satisfied after giving effect to such investment; and

            (c) the procedures relating to the perfection of the Trustee's security interest in the Collateral Debt Securities described in this Agreement have been satisfied.

            Section 7.18 Effective Date Actions.

            (a) The Issuer (or the Collateral Manager on behalf of the Issuer) shall cause to be delivered to the Trustee and each Rating Agency on the Effective Date an amended Schedule of Closing Date Collateral Debt Securities listing all Collateral Debt Securities Granted to the Trustee pursuant to Section 7.17 on or before the Effective Date, which schedule shall supersede any prior Schedule of Closing Date Collateral Debt Securities delivered to the Trustee.

            (b) Within ten (10) Business Days after the Effective Date, the Issuer (or the Collateral Manager on behalf of the Issuer) shall request each Rating Agency rating a Class of Notes to confirm within twenty (20) Business Days after the Effective Date, and to so notify in writing the Trustee and any Hedge Counterparty, that it has not reduced or withdrawn the ratings assigned by it on the Closing Date to such Class of Notes. In the event that the Issuer fails to obtain a rating confirmation from each Rating Agency in accordance with this Section 7.18 within twenty (20) days following the Effective Date (a "Rating Confirmation Failure"), on the first Payment Date thereafter, (i) as provided in Section 9.7, all amounts remaining on deposit in the Unused Proceeds Account, (ii) as provided in Sections 11.1(a)(i), all Interest Proceeds remaining after payment of the amounts referred to in subclauses (1) through
(14) of Section 11.1(a)(i) and (iii) as provided in Sections 11.1(a)(ii), all Principal Proceeds remaining after payment of the amounts referred to in subclauses (1) through (6) of Section 11.1(a)(ii), in each case will be used to pay principal of each such Class of Notes, in each case sequentially, until each such rating is reinstated or such Class of Notes have been paid in full.

            (c) The Collateral Manager on behalf of the Issuer shall cause to be delivered to the Trustee, each Hedge Counterparty and each Rating Agency, within six (6) Business Days after the Effective Date, an Accountants' Report, dated as of the Effective Date, confirming that the Collateral Quality Tests and the Coverage Tests have been satisfied and that the Collateral Debt Securities have an aggregate par amount equal to at least the Minimum Ramp-Up Amount and certifying the procedures applied and such accountants' associated findings with respect to the Eligibility Criteria and specifying the procedures undertaken by them to review data and computations relating to such information. The Collateral Manager may on any date, prior to the 180th day following the Closing Date or the purchase of Collateral Debt Securities having an aggregate par amount equal to the Minimum Ramp-Up Amount, upon written notice to the Trustee, the Issuer and the Co-Issuer and each Rating Agency (with a copy to each Hedge Counterparty), declare that the Effective Date shall occur on the date specified in such notice; provided that each of the Collateral Quality Tests and the Coverage Tests will be satisfied as of such Effective Date and the Rating Agency Condition has been satisfied. The Issuer (or the Collateral Manager on behalf of the Issuer) shall cause to be delivered to S&P on the Effective Date a Microsoft Excel file that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied.

                                   ARTICLE 8

                             SUPPLEMENTAL INDENTURES

            Section 8.1 Supplemental Indentures Without Consent of
                        Securityholders.

            Without the consent of the Holders of any Notes or any Preferred Shareholders, the Issuer, the Co-Issuer, when authorized by Board Resolutions, and the Trustee, with the written consent of each Hedge Counterparty delivered to the Issuer, the Co-Issuer and the Trustee, and, at any time and from time to time subject to the requirement provided below in this

Section 8.1, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (a) to evidence the succession of another Person to the Issuer or the Co-Issuer and the assumption by any such successor Person of the covenants of the Issuer or the Co-Issuer herein and in the Notes;

            (b) to add to the covenants of the Issuer, the Co-Issuer or the Trustee for the benefit of the Holders of the Notes, Preferred Shareholders, each Hedge Counterparty or to surrender any right or power herein conferred upon the Issuer or the Co-Issuer;

            (c) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;

            (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

            (e) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or to subject to the lien of this Indenture any additional property;

            (f) to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in applicable law or regulation (or the interpretation thereof) or to enable the Issuer and the Co-Issuer to rely upon any exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder;

            (g) to accommodate the issuance, if any, of Notes in global or book-entry form through the facilities of the Depository Trust Company or otherwise;

            (h) to enable the Issuer and the Trustee to rely upon any exemption from registration under the Exchange Act or the Investment Company Act or to remove certain existing restrictions to the extent not required under such exemption;

            (i) otherwise to correct any inconsistency or cure any ambiguity or mistake;

            (j) to take any action commercially reasonably necessary or advisable to prevent the Issuer from failing to qualify as a qualified REIT subsidiary (within the meaning of Section 856(i)(2) of the Code) or to prevent the Issuer from being subject to U.S. federal, state or local income or franchise tax on a net income tax basis; and

            (k) to conform this Indenture to the provisions described in the Offering Memorandum dated January 14, 2005 (or any supplement thereto).

            The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

            If any Class of Notes is Outstanding and rated by a Rating Agency, the Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, such Rating Agency would cause the rating of any such Notes to be reduced or withdrawn. At the cost of the Issuer, for so long as any Class of Notes shall remain Outstanding and is rated by a Rating Agency, the Trustee shall provide to such Rating Agency a copy of any proposed supplemental indenture at least 15 days prior to the execution thereof by the Trustee, and, for so long as such Notes are Outstanding and so rated, request written confirmation that such Rating Agency will not, as a result of such supplemental indenture, cause the rating of any such Class of Notes to be reduced or withdrawn, and, as soon as practicable after the execution by the Trustee, the Issuer and the Co-Issuer of any such supplemental indenture, provide to such Rating Agency a copy of the executed supplemental indenture.

            The Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, the interests of any Holder of Securities would be materially and adversely affected thereby, unless the Majority of each and every Class of Notes or the Preferred Shares so affected have approved such Supplemental Indenture. The Trustee shall be entitled to rely upon an Opinion of Counsel provided by and at the expense of the party requesting such supplemental indenture in determining whether or not the Holders of Securities would be adversely affected by such change (after giving notice of such change to the Holders of Securities). Such determination shall be conclusive and binding on all present and future Holders of Securities. The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Trustee as described in
Section 8.3 hereof.

            Furthermore, the Trustee shall not enter into any such supplemental indenture unless the Trustee has received an Opinion of Counsel from Cadwalader, Wickersham & Taft LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters that (i) the modification will not cause the Noteholders to experience any material change to the timing, character or source of the income from the Notes and will not be considered a significant modification resulting in an exchange for purposes of section 1.1001 3 of the U.S. Treasury regulations, and (ii) the proposed supplemental indenture will not cause the Issuer to fail to be treated as a qualified REIT subsidiary (within the meaning of Section 856(i)(2) of the Code) or otherwise be subject to U.S. federal income tax on a net income tax basis.

            Section 8.2 Supplemental Indentures with Consent of Securityholders.

            With the written consent of each Hedge Counterparty, a Majority of each and every Class of Notes adversely affected thereby and a Majority of the Preferred Shares adversely affected thereby, by Act of said Securityholders delivered to the Trustee, the Issuer and the Co-Issuer, the Trustee, the Issuer and the Co-Issuer may enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes of such Class or Preferred Shareholders under this Indenture; provided, however, that notwithstanding anything in this Indenture to the contrary, no such supplemental indenture shall, without the consent of each Preferred Shareholder and Holder of each Outstanding Note of each Class adversely affected thereby to:

            (a) change the Stated Maturity of the principal of or the due date of any installment of interest on any Note, reduce the principal amount thereof or the Note Interest Rate thereon or the Redemption Price with respect to any Note, change the date of any scheduled distribution on the Preferred Shares, or the Redemption Price with respect thereto, or change the earliest date on which any Note may be redeemed at the option of the Issuer, change the provisions of this Indenture that apply the proceeds of any Assets to the payment of principal of or interest on Notes or of distributions to the Preferred Shares Paying Agent for the payment of distributions in respect of the Preferred Shares or change any place where, or the coin or currency in which, any Note or the principal thereof or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

            (b) reduce the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class or the Notional Amount of Preferred Shares of Preferred Shareholders whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder or their consequences provided for in this Indenture;

            (c) impair or adversely affect the Assets except as otherwise permitted in this Indenture;

            (d) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Note, or the Holder of any Preferred Share as an indirect beneficiary, of the security afforded to such Holder by the lien of this Indenture;

            (e) reduce the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee's election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section
5.4 or 5.5 hereof;

            (f) modify any of the provisions of this Section 8.2, except to increase any percentage of outstanding Notes whose holders' consent is required or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby;

            (g) modify the definition of the term "Outstanding" or the provisions of Section 13.1 hereof;

            (h) modify the Priority of Payments set forth in Section 11.1(a);

            (i) modify or amend any of the non-petition and non-recourse provisions set forth herein or in any of the related Transaction Documents; or

            (j) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal on any Note on any Payment Date or of distributions to the Preferred Shares Paying Agent for the payment of distributions in respect of the Preferred Shares on any Payment Date (or any other date) or to affect the rights of the Holders of Securities to the benefit of any provisions for the redemption of such Securities contained herein;

provided, however, that no supplemental indenture may reduce the permitted minimum denominations of the Notes or modify any provisions regarding limited recourse or non-petition covenants with respect to the Issuer and the Co-Issuer.

            The Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, the interests of any Holder of Securities would be materially and adversely affected thereby, unless the Majority of each and every Class of Notes or the Preferred Shares so affected have approved such Supplemental Indenture.

            If any Class of Notes are Outstanding and rated by a Rating Agency, the Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, such Rating Agency would cause the rating of any such Notes to be immediately reduced or withdrawn. At the cost of the Issuer, for so long as any Class of Notes shall remain Outstanding and is rated by a Rating Agency, the Trustee shall provide to such Rating Agency a copy of any proposed supplemental indenture at least 15 days prior to the execution thereof by the Trustee, and, for so long as such Notes are Outstanding and so rated, request written confirmation that such Rating Agency will not, as a result of such supplemental indenture, cause the rating of any such Class of Notes to be reduced or withdrawn.

            The Trustee shall be entitled to rely upon an Opinion of Counsel provided by and at the expense of the party requesting such supplemental indenture in determining whether or not the Holders of Securities would be adversely affected by such change (after giving notice of such change to the Holders of Securities). Such determination shall be conclusive and binding on all present and future Holders of Securities. The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3 hereof.

            It shall not be necessary for any Act of Securityholders under this
Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            Promptly after the execution by the Issuer, the Co-Issuer and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Issuer, shall mail to the Securityholders, each Hedge Counterparty, the Preferred Shares Paying Agent, the Collateral Manager, and, so long as the Notes are Outstanding and so rated, each Rating Agency a copy thereof based on an outstanding rating. Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

            Section 8.3 Execution of Supplemental Indentures.

            In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. The Collateral Manager will be bound to follow any amendment or supplement to this Indenture of which it has received written notice at least ten Business Days prior to the execution and delivery of such amendment or supplement; provided, however, that with respect to any amendment or supplement to this Indenture which may, in the judgment of the Collateral Manager adversely affect the Collateral Manager, the Collateral Manager shall not be bound (and the Issuer agrees that it will not permit any such amendment to become effective) unless the Collateral Manager gives written consent to the Trustee and the Issuer to such amendment. The Issuer and the Trustee shall give written notice to the Collateral Manager of any amendment made to this Indenture pursuant to its terms. In addition, the Collateral Manager's written consent shall be required prior to any amendment to this Indenture by which it is affected.

            Section 8.4 Effect of Supplemental Indentures.

            Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes and Preferred Shares theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

            Section 8.5 Reference in Notes to Supplemental Indentures.

            Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Trustee shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer and the Co-Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Trustee and the Issuer and the Co-Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and the Co-Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                   ARTICLE 9

                 REDEMPTION OF SECURITIES; REDEMPTION PROCEDURES

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            Section 9.1 Clean-up Call; Tax Redemption and Optional Redemption.

            (a) The Notes may be redeemed at the option of and at the direction of the Collateral Manager, in whole but not in part, on any Payment Date (the "Clean-up Call Date"), on or after the Payment Date on which the Aggregate Outstanding Amount of the Notes has been reduced to 10% of the Aggregate Outstanding Amount of the Notes on the Closing Date, at a price equal to the applicable Redemption Price (such redemption, a "Clean-up Call"); provided, that any payments due and payable upon a termination of each Hedge Agreement will be made on the Clean-up Call Date in accordance with the terms thereof and this Indenture; and provided, further, the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

            (b) The Notes and the Preferred Shares shall be redeemable, in whole but not in part, by Act of a Majority of the Preferred Shares delivered to the Trustee, on the Payment Date (the "Tax Redemption Date") following the occurrence of a Tax Event and satisfaction of the Tax Materiality Condition at a price equal to the applicable Redemption Price (such redemption, a "Tax Redemption"); provided, that any payments due and payable upon a termination of each Hedge Agreement will be made in accordance with the terms thereof and this Indenture; and provided, further, the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price. Upon the occurrence of a Tax Event, the Issuer and the Co-Issuer, at the direction of the Collateral Manager shall provide written notice thereof to the Trustee, the Irish Paying Agent (for so long as any Notes are listed on the Irish Stock Exchange), each Hedge Counterparty and each Rating Agency.

            (c) The Notes and the Preferred Shares shall be redeemable, in whole but not in part, at a price equal to the applicable Redemption Price, on any Payment Date on or after the Payment Date occurring in January 2008 at the direction of the Issuer (such redemption, an "Optional Redemption") (i) by Act of a Majority of the Preferred Shares delivered to the Trustee, or (ii) at the direction of the Collateral Manager unless a Majority of the Preferred Shares object; provided, however, that any payments due and payable upon a termination of each Hedge Agreement will be made in accordance with the terms thereof and this Indenture; and provided, further, the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price.

            (d) The election by the Collateral Manager to redeem the Notes pursuant to a Clean-up Call shall be evidenced by an Officer's Certificate from the Collateral Manager directing the Trustee to make the payment to the Paying Agent of the applicable Redemption Price of all of the Notes to be redeemed from funds in the Payment Account in accordance with the Priority of Payments. In connection with a Tax Redemption, the occurrence of a Tax Event and satisfaction of the Tax Materiality Condition shall be evidenced by an Issuer Order from the Issuer or from the Collateral Manager on behalf of the Issuer certifying that such conditions for a Tax Redemption have occurred. The election by the Collateral Manager to redeem the Notes pursuant to an Optional Redemption shall be evidenced by an Officer's Certificate from the Collateral Manager on behalf of the Issuer certifying that the conditions for an Optional Redemption have occurred.

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            (e) A redemption pursuant to Sections 9.1(a), 9.1(b) or 9.1(c) shall not occur unless (1) (i) at least six (6) Business Days before the scheduled Redemption Date, the Collateral Manager shall have certified to the Trustee that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements, with (A) one or more financial institutions whose long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) have a credit rating from each Rating Agency of at least equal to the highest rating of any Notes then Outstanding or whose short-term unsecured debt obligations have a credit rating of "P-1" by Moody's as long as the term of such agreement is ninety (90) day or less and "A-1" by S&P or (B) one or more Affiliates of the Collateral Manager, to sell all or part of the Pledged Obligations, not later than the Business Day immediately preceding the scheduled Redemption Date or
(ii) the Trustee shall have received written confirmation that the method of redemption satisfies the Rating Agency Condition and (2) the related Sale Proceeds (in immediately available funds), together with all other available funds (including proceeds from the sale of the Assets, Eligible Investments maturing on or prior to the scheduled Redemption Date, all amounts in the Collection Accounts and available Cash), shall be an aggregate amount sufficient to pay all amounts, payments, fees and expenses in accordance with the Priority of Payments due and owing on such Redemption Date.

            Section 9.2 Auction Call Redemption.

            (a) During the period from and including the Payment Date occurring in January 2015 and to but not including the first Payment Date on which the Clean-up Call may be exercised (the "Auction Call Period"), the Notes and the Preferred Shares will be redeemed in whole but not in part, if a Successful Auction is completed (such redemption, an "Auction Call Redemption"), at their applicable Redemption Prices; provided, that any payments due and payable upon a termination of each Hedge Agreement will be made on the Auction Call Redemption Date in accordance with the terms thereof and this Indenture; and provided, further, the funds available to be used for such Auction Call Redemption will be sufficient to pay the Total Redemption Price. An Auction Call Redemption may only occur on a Payment Date occurring in January or July during the Auction Call Period (such Payment Date, the "Auction Call Redemption Date").

            (b) The Trustee shall sell and transfer the Collateral Debt Securities to the highest bidder for all of the Collateral Debt Securities (or to each highest bidder for one or more (but not all) of the Collateral Debt Securities), at the Auction, as long as:

            (i) the Auction has been conducted in accordance with the Auction Procedures, as evidenced by a certification of the Collateral Manager;

            (ii) at least one bidder delivers to the Collateral Manager a bid (which bid may be based upon a fixed spread above or below a generally recognized price index) for (x) the purchase of all of the Collateral Debt Securities or (y) the purchase of each Collateral Debt Security (which bid may be for one or more (but not all) of the Collateral Debt Securities);

            (iii) based on the Collateral Manager's certification to the Trustee of the amount of the cash purchase price of each bid, the Trustee, in consultation with the

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      Collateral Manager, determines that the Highest Auction Price would result in a cash purchase price for the Collateral Debt Securities which, together with the balance of all Eligible Investments and Cash in the Collection Accounts, the Payment Account and the Expense Account, will be at least equal to the Total Redemption Price; and

            (iv) each bidder who offered the Highest Auction Price for all of the Collateral Debt Securities or for one or more of the Collateral Debt Securities enters into a written agreement with the Issuer (which the Issuer shall execute if the conditions set forth in clauses (i) through
      (iii) above are satisfied) obligating the highest bidder for all of the Collateral Debt Securities (or the highest bidder for one or more (but not all) of the Collateral Debt Securities) to purchase all (either individually or together with other bidders, as applicable) of the Collateral Debt Securities with the closing of such purchase (and full payment in Cash to the Trustee) to occur on or before the tenth Business Day prior to the scheduled Redemption Date.

            (c) If any of the foregoing conditions is not met with respect to any Auction, or if the highest bidder or the Collateral Manager, as the case may be, fails to pay the purchase price on or before the sixth Business Day following the relevant Auction Date, (A) the Auction Call Redemption shall not occur on the Payment Date following the relevant Auction Date, (B) the Trustee shall give notice of the withdrawal pursuant to Section 9.3, (C) subject to subclause (D) below, the Trustee shall decline to consummate such sale and shall not solicit any further bids or otherwise negotiate any further sale of Collateral Debt Securities in relation to such Auction and (D) unless the Notes and the Preferred Shares are redeemed in full prior to the next succeeding Auction Date, or the Collateral Manager notifies the Trustee that market conditions are such that such Auction is not likely to be successful, the Trustee shall conduct another Auction on the next succeeding Auction Date.

            Section 9.3 Notice of Redemption.

            (a) In connection with an Optional Redemption, a Clean-up Call or a Tax Redemption pursuant to Section 9.1 or an Auction Call Redemption pursuant to
Section 9.2, the Trustee on behalf of the Issuer and the Co-Issuer shall (i) set the applicable Record Date and (ii) at least 45 days prior to the proposed Redemption Date, notify the Collateral Manager, each Hedge Counterparty, the Rating Agencies and each Preferred Shareholder at such Preferred Shareholder's address in the register maintained by the Share Registrar, of such proposed Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the Redemption Price of such Notes in accordance with Section 9.1 or Section 9.2. The Redemption Price shall be determined no earlier than 60 days prior to the proposed Redemption Date.

            (b) Any such notice of an Auction Call Redemption, an Optional Redemption, a Clean-up Call or a Tax Redemption may be withdrawn by the Issuer and the Co-Issuer at the direction of the Collateral Manager up to the fourth Business Day prior to the scheduled Redemption Date by written notice to the Trustee, the Irish Paying Agent (for so long as any Notes are listed on the Irish Stock Exchange), each Hedge Counterparty, to each Holder of Notes to be redeemed, and the Collateral Manager only if (i) in the case of an Optional Redemption, a Clean-up Call or a Tax Redemption the Collateral Manager is unable to deliver the sale agreement or agreements or certifications referred to in Section 9.1(e), as the case may be or (ii) in the case of an Auction Call Redemption, the Auction is unable to be consummated pursuant to the Auction Procedures.

            Section 9.4 Notice of Redemption or Maturity by the Issuer.

            Notice of redemption pursuant to Section 9.1, Section 9.2 or the Maturity of any Notes shall be given by first class mail, postage prepaid, mailed not less than ten (10) Business Days (or four (4) Business Days where the notice of an Auction Call Redemption, an Optional Redemption, a Clean-up Call or a Tax Redemption is withdrawn pursuant to Section 9.3(b)) prior to the applicable Redemption Date or Maturity, to each Holder of Notes to be redeemed, at its address in the Notes Register.

            All notices of redemption shall state:

            (a) the applicable Redemption Date;

            (b) the applicable Redemption Price;

            (c) that all the Notes are being paid in full, and that interest on the Notes shall cease to accrue on the Redemption Date specified in the notice; and

            (d) the place or places where such Notes to be redeemed in whole are to be surrendered for payment of the Redemption Price which shall be the office or agency of the Paying Agent as provided in Section 7.2.

            Notice of redemption shall be given by the Issuer and Co-Issuer, or at their request, by the Trustee in their names and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Notes.

            Section 9.5 Notes Payable on Redemption Date.

            Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall Default in the payment of the Redemption Price and accrued interest) the Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided, however, that if there is delivered to the Issuer, the Co-Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless (an unsecured indemnity agreement delivered to the Issuer, the Co-Issuer and the Trustee by an institutional investor with a net worth of at least $200,000,000 being deemed to satisfy such security or indemnity requirement) and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer, the Co-Issuer and the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Notes of a Class so to be redeemed whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or

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more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(i).

            If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Accrual Period the Note remains Outstanding.

            Section 9.6 Mandatory Redemption.

            On any Payment Date on which any of the Coverage Tests applicable to any Class of Notes is not met on the most recent Measurement Date, the Notes shall be redeemed (a "Mandatory Redemption"), first from Interest Proceeds, net of amounts set forth in Section 11.1(a)(i)(1) through (5), and then from Principal Proceeds, net of amounts set forth in clause (1) of Section 11.1(a)(ii), in an amount necessary, and only to the extent necessary, to cause each of the Coverage Tests to be satisfied, but only in accordance with the Priority of Payments. Further, each Hedge Agreement will be terminated in part in accordance with the terms thereof and any payments due and payable on the Hedge Agreement in connection with the termination of the Hedge Agreement will be made on such Payment Date in accordance with the terms thereof and this Indenture, including satisfaction of the Rating Agency Condition. Such Principal Proceeds and Interest Proceeds shall be applied to each of the outstanding Classes of Notes in accordance with its relative seniority in accordance with the Priority of Payments. On or promptly after such Mandatory Redemption, the Issuer and the Co-Issuer shall certify or cause to be certified to each of the Rating Agencies and the Trustee whether the Coverage Tests have been met.

            Section 9.7 Special Amortization.

            The Notes may be amortized in part by the Issuer (at the elections and direction of the Collateral Manager) if, at any time during the Reinvestment Period, the Collateral Manager has been unable, for a period of at least 30 consecutive days, to identify Substitute Collateral Debt Securities that it determines would be appropriate and would meet the Eligibility Criteria in sufficient amounts to permit the reinvestment of all or a portion of the Principal Proceeds then on deposit in the Principal Collection Account and the amounts on deposit in the Unused Proceeds Account in Substitute Collateral Debt Securities. The Collateral Manager shall notify the Trustee, the Issuer, the Co-Issuer and each Hedge Counterparty (if any) of such election (a "Special Amortization") and the amount to be amortized (such amount, the "Special Amortization Amount"). On the first Payment Date following the date on which such notice is given, the Special Amortization Amount will be applied as Principal Proceeds to the extent available in accordance with the Priority of Payments to redeem the Notes. Such amortization will occur in accordance with the Priority of Payments and (i) (A) if the Collateral Quality Tests (other than the Weighted Average Coupon Test and the Weighted Average Spread Test) are satisfied, on a pro rata basis (based on the Aggregate Outstanding Amount of each Class) among all Classes of Notes or (B) the Rating Agency Condition is satisfied with respect thereto, on a pro rata basis (based on the Aggregate Outstanding Amount of each Class) among all Classes of Notes; or (ii) otherwise, sequentially among all Classes of Notes; provided, however, that

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amounts representing recoveries in respect of Defaulted Securities will be distributed sequentially in any event, in accordance with Section
11.1(a)(ii)(8).

                                   ARTICLE 10

                       ACCOUNTS, ACCOUNTINGS AND RELEASES

            Section 10.1 Collection of Money; Custodial Account.

            (a) Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Pledged Obligations in accordance with the terms and conditions of such Pledged Obligations. The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Notes and each Hedge Counterparty, and shall apply it as provided in this Indenture.

            (b) The Trustee shall credit all Collateral Debt Obligations to an account designated as the "Custodial Account".

            Section 10.2 Collection Accounts.

            (a) The Trustee shall, prior to the Closing Date, establish a segregated trust account which shall be designated as the "Collection Account" and will consist of two subaccounts, the "Interest Collection Account" and the "Principal Collection Account" (collectively, the "Collection Accounts"), which shall be held in trust in the name of the Trustee for the benefit of the Noteholders and each Hedge Counterparty, into which Collection Accounts, as applicable, the Trustee shall from time to time deposit (i) all amounts, if any, received by the Issuer pursuant to the Hedge Agreements (other than amounts received by the Issuer by reason of an event of default or termination event (each as defined in the related Hedge Agreement) or other comparable event that are required, pursuant to Section 16.1(g) to be used for the purchase by the Issuer of a replacement Hedge Agreement) and amounts held in each Hedge Collateral Account pursuant to Section 16.1(e), (ii) all Sale Proceeds (unless simultaneously reinvested in Substitute Collateral Debt Securities, subject to the Reinvestment Criteria and (iii) all Interest Proceeds and all Principal Proceeds. In addition, the Issuer may, but under no circumstances shall be required to, deposit from time to time such Monies in the Collection Accounts as it deems, in its sole discretion, to be advisable. All Monies deposited from time to time in the Collection Accounts pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided. The Collection Accounts shall remain at all times with the Corporate Trust Office or a financial institution having a long-term debt rating at least equal to "BBB+" or "A2," as applicable, or a short-term debt rating at least equal to "A-1," "P-1" or "F1," as applicable.

            (b) All distributions of principal or interest received in respect of the Assets, and any Sale Proceeds from the sale or disposition of a Collateral Debt Security or other Assets received by the Trustee in Dollars shall be immediately deposited into the Interest Collection

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Account or the Principal Collection Account, as Interest Proceeds or Principal
Proceeds, respectively (unless, in the case of proceeds received from the sale or disposition of any Assets, such proceeds are simultaneously reinvested pursuant to Section 10.2(d) in Substitute Collateral Debt Securities, subject to the Reinvestment Criteria, or in Eligible Investments). Subject to Sections 10.2(d), 10.2(e) and 11.2, all such property, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, shall be held by the Trustee in the Collection Accounts as part of the Assets subject to disbursement and withdrawal as provided in this
Section 10.2. Subject to Section 10.2(e) by Issuer Order (which may be in the form of standing instructions), the Issuer or the Collateral Manager, on behalf of the Issuer, shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds received into the Collection Accounts during a Due Period, and amounts received in prior Due Periods and retained in the Collection Accounts, as so directed in Eligible Investments having stated maturities no later than the Business Day immediately preceding the next Payment Date. The Trustee, within one Business Day after receipt of any Scheduled Distribution or other proceeds in respect of the Assets which is not Cash, shall so notify the Issuer and the Collateral Manager and the Issuer, or the Collateral Manager on behalf of the Issuer, shall, within five Business Days of receipt of such notice from the Trustee, sell such Scheduled Distribution or other non-Cash proceeds for Cash in an arm's length transaction to a Person which is not an Affiliate of the Issuer or the Collateral Manager and deposit the proceeds thereof in the applicable Collection Account for investment pursuant to this Section 10.2; provided, however, that the Issuer, or the Collateral Manager on behalf of the Issuer, need not sell such Scheduled Distributions or other non-Cash proceeds if it delivers an Officer's Certificate to the Trustee certifying that such Scheduled Distributions or other proceeds constitute Collateral Debt Securities or Eligible Investments.

            (c) If prior to the occurrence of an Event of Default, the Issuer, or the Collateral Manager on behalf of the Issuer, shall not have given any investment directions pursuant to Section 10.2(b), the Trustee shall seek instructions from the Issuer, or the Collateral Manager on behalf of the Issuer, within three Business Days after transfer of such funds to the applicable Collection Account. If the Trustee does not thereupon receive written instructions from the Issuer, or the Collateral Manager on behalf of the Issuer, within five Business Days after transfer of such funds to the applicable Collection Account, it shall invest and reinvest the funds held in the applicable Collection Account in one or more Eligible Investments described in clause (ii) of the definition of Eligible Investments maturing no later than the Business Day immediately preceding the next Payment Date. If after the occurrence of an Event of Default, the Issuer, or the Collateral Manager on behalf of the Issuer, shall not have given investment directions to the Trustee pursuant to Section 10.2(b) for three consecutive days, the Trustee shall invest and reinvest such Monies as fully as practicable in Eligible Investments described in clause (ii) of the definition of Eligible Investments maturing not later than the earlier of (i) 30 days after the date of such investment or (ii) the Business Day immediately preceding the next Payment Date. All interest and other income from such investments shall be deposited in the applicable Collection Account, any gain realized from such investments shall be credited to the applicable Collection Account, and any loss resulting from such investments shall be charged to the applicable Collection Account. The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such applicable Collection Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof.

            (d) During the Reinvestment Period (and thereafter to the extent necessary to acquire Collateral Debt Securities pursuant to contracts entered into during the Reinvestment Period), the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, reinvest Principal Proceeds in Collateral Debt Securities selected by the Collateral Manager as permitted under and in accordance with the requirements of Article 12 and such Issuer Order.

            (e) The Trustee shall transfer to the Payment Account for application pursuant to Section 11.1(a) and in accordance with the calculations and the instructions contained in the Notes Valuation Report prepared by the Trustee on behalf of the Issuer pursuant to Section 10.9(e), on or prior to the Business Day prior to each Payment Date, any amounts then held in the Collection Accounts other than (i) Interest Proceeds or Principal Proceeds received after the end of the Due Period with respect to such Payment Date and (ii) amounts that the Issuer is entitled to reinvest in accordance with Section 12.2 and which the Issuer so elects to reinvest in accordance with the terms of this Indenture.

            Section 10.3 Payment Account.

            The Trustee shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the "Payment Account," which shall be held in trust for the benefit of the Noteholders and each Hedge Counterparty and over which the Trustee shall have exclusive control and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Trustee for the benefit of the Noteholders. Except as provided in Sections 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be (i) to pay the interest on and the principal of the Notes and make other payments in respect of the Notes in accordance with their terms and the provisions of this Indenture,
(ii) to pay the Preferred Share Paying Agent for deposit into the Preferred Share Distribution Account for distributions to the Preferred Shareholders in accordance with the terms and the provisions of the Preferred Shares Paying Agency Agreement, (iii) upon Issuer Order, to pay other amounts specified therein, and (iv) otherwise to pay amounts payable pursuant to and in accordance with the terms of this Indenture, each in accordance with the Priority of Payments. The Trustee agrees to give the Issuer and the Co-Issuer immediate notice if it becomes aware that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. Neither the Issuer nor the Co-Issuer shall have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. The Payment Account shall remain at all times with the Corporate Trust Office or a financial institution having a long-term debt rating by each Rating Agency at least equal to "BBB+" or "A2," as applicable, or a short-term debt rating by each Rating Agency at least equal to "A-1," "P-1" or "F1," as applicable. Amounts in the Payment Account shall not be invested.

            Section 10.4 Unused Proceeds Account.

            (a) The Trustee shall prior to the Closing Date establish a single, segregated trust account which shall be designated as the "Unused Proceeds Account" which shall be held in trust in the name of the Trustee for the benefit of the Noteholders, into which the amount specified in Section 3.2(g) shall be deposited. All Monies deposited from time to time in the Unused Proceeds Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided.

            (b) The Trustee agrees to give the Issuer immediate notice if it becomes aware that the Unused Proceeds Account or any funds on deposit therein, or otherwise to the credit of the Unused Proceeds Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Unused Proceeds Account shall remain at all times with the Corporate Trust Office of a financial institution having a long-term debt rating by each Rating Agency at least equal to "BBB+" or "A2," as applicable, or a short-term debt rating at least equal to "A-1," "P-1" or "F1," as applicable.

            (c) During the Reinvestment Period, amounts on deposit in the Unused Proceeds Account may or shall be designated by the Collateral Manager as Special Amortization Amounts to be included as Principal Proceeds pursuant to
Section 9.7. If the Aggregate Principal Balance of the Collateral Debt Securities exceeds the Minimum Ramp-Up Amount on the Effective Date, amounts remaining on deposit in the Unused Proceeds Account at the end of the Ramp-Up Period not to exceed an amount equal to 15% of the Deposit may, at the option of the Collateral Manager, be designated as Interest Proceeds. Any such election will be made on a one-time basis and must be made by written notice to the Trustee not later than the twentieth (20th) Business Day after the Effective Date, which notice shall set forth any such amounts in the Unused Proceeds Account so designated (and any interest or earnings thereon). Upon receipt of such notice, the Trustee shall transfer such amount to the Interest Collection Account (for subsequent transfer to the Payment Account), which will be treated as Interest Proceeds and applied in accordance with the Priority of Payments. Any amounts remaining in the Unused Proceeds Account on the twentieth (20th) Business Day after the Effective Date, to the extent not designated as Interest Proceeds and provided that a Ratings Confirmation Failure has not occurred, shall be transferred by the Trustee to the Principal Collection Account (for subsequent transfer to the Payment Account) and treated as Principal Proceeds and applied in accordance with the Priority of Payments.

            (d) If a Rating Confirmation Failure occurs, upon receipt of notice from the Collateral Manager pursuant to Section 7.18, the Trustee shall transfer amounts in the Unused Proceeds Account to the Payment Account for application on the immediately following Payment Date to pay principal of the Notes, first, to the payment of principal of the Class A Notes, second, the payment of principal of the Class B Notes, third, the payment of principal of the Class C Notes and fourth the payment of principal of the Class D Notes, in each case until the ratings assigned on the Closing Date to each Class of Notes have been reinstated or such Class has been paid in full. Any excess amount shall be treated as Principal Proceeds and applied in accordance with the Priority of Payments. If no Ratings Confirmation Failure occurs, to the extent the Collateral Manager has not identified such amounts as Interest Proceeds pursuant to Section 10.4(c), the Trustee shall transfer the amounts on deposit in the Unused Proceeds Account to the Principal Collection Account, and such amounts will be treated as Principal Proceeds and applied in accordance with the Priority of Payments.

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            (e)   During the Ramp-Up Period, the Issuer (or the Collateral
Manager on behalf of the Issuer) may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, apply amounts on deposit in the Unused Proceeds Account to acquire Collateral Debt Securities selected by the Collateral Manager as permitted under and in accordance with the requirements of Section 7.17 and such Issuer Order.

            (f) To the extent not applied pursuant to Section 7.17, the Collateral Manager on behalf of the Issuer may direct the Trustee to, and upon such direction the Trustee shall, invest all funds in the Unused Proceeds Account in Eligible Investments designated by the Collateral Manager. All interest and other income from such investments shall be deposited in the Unused Proceeds Account, any gain realized from such investments shall be credited to the Unused Proceeds Account, and any loss resulting from such investments shall be charged to the Unused Proceeds Account. The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of the Unused Proceeds Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof. If the Trustee does not receive investment instructions from an Authorized Officer of the Collateral Manager, the Trustee may invest funds received in the Unused Proceeds Account in Eligible Investments of the type described in clause (ii) of the definition thereto.

            Section 10.5 Delayed Funding Obligations Account.

            (a) The Trustee shall prior to the Closing Date establish a single, segregated trust account which shall be designated as the "Delayed Funding Obligations Account" which shall be held in trust in the name of the Trustee for the benefit of the Noteholders and each Hedge Counterparty, into which Delayed Draw Funding Obligations Account the Trustee shall deposit funds for any additional funding commitments of the Issuer under any Delayed Draw Term Loans included in the Collateral Debt Securities. All amounts in the Delayed Funding Obligations Account shall be deposited in overnight funds in Eligible Investments and released to fulfill such commitments. If a Delayed Draw Term Loan is sold or otherwise disposed before the full commitment thereunder has been drawn, or if excess funds remain following the termination of the funding obligation giving rise to the deposit of such funds in the Delayed Funding Obligations Account, such Eligible Investments on deposit in the Delayed Funding Obligations Account for the purpose of fulfilling such commitment shall be transferred to the Principal Collection Account as Principal Proceeds. The Delayed Funding Obligations Account shall remain at all times with the Corporate Trust Office or a financial institution having a long-term debt rating from each Rating Agency at least equal to "BBB+" or "A2," as applicable, or a short-term debt rating at least equal to "A-1," "P-1" or "F-1," as applicable.

            (b) Funds in the Delayed Funding Obligations Account shall be available solely to fulfill any additional funding commitments of the Issuer under any Delayed Draw Term Loans included in the Collateral Debt Securities, and only funds in the Delayed Funding Obligations Account shall be used for such purpose. Upon the purchase of any Collateral Debt Security that is a Delayed Draw Term Loan, the Collateral Manager shall direct the Trustee to deposit Principal Proceeds into the Delayed Funding Obligation Account in an amount equal to the Issuer's maximum future funding obligation under the terms of such Delayed Draw Term Loan, and the Principal Proceeds so deposited shall be considered part of the purchase price of such Delayed Draw Term Loan for purposes of Article 12. The Collateral Manager shall not permit all amounts then on deposit in the Delayed Funding Obligation Account to be less than the aggregate amount of all future funding obligations outstanding under the terms of all Delayed Draw Term Loans that constitute Collateral Debt Securities.

            (c) The Collateral Manager shall direct the Trustee to withdraw funds from the Delayed Funding Obligation Account to fund amounts drawn under any Delayed Draw Term Loan. Pursuant to an Issuer Order, all or a portion of the funds, as specified in such Issuer Order, on deposit in the Delayed Funding Obligation Account at any time in excess of the aggregate principal amount of commitments which may be drawn upon under the Delayed Draw Term Loan shall be transferred by the Trustee to the Collection Account as Principal Proceeds.

            Section 10.6 Expense Account.

            (a) The Trustee shall prior to the Closing Date establish a single, segregated trust account which shall be designated as the "Expense Account" which shall be held in trust in the name of the Trustee for the benefit of the Noteholders and each Hedge Counterparty. The only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Expense Account shall be to pay (on any day other than a Payment Date) accrued and unpaid Company Administrative Expenses of the Issuer and the Co-Issuer (other than accrued and unpaid expenses and indemnities payable to the Collateral Manager under the Collateral Management Agreement). On the Closing Date, the Trustee shall deposit into the Expense Account an amount equal to approximately U.S.$500,000 from the net proceeds received by the Issuer on such date from the initial issuance of the Notes. Funds in the Expense Account shall be replenished on each Payment Date, if necessary, in accordance with the Priority of Payments. On the date on which substantially all of the Issuer's assets have been sold or otherwise disposed of, the Issuer by Issuer Order executed by an Authorized Officer of the Collateral Manager shall direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, transfer all amounts on deposit in the Expense Account to the Interest Collection Account for application pursuant to Section 11.1(a)(i) as Interest Proceeds. Amounts credited to the Expense Account may be applied on or prior to the Determination Date preceding the first Payment Date to pay amounts due in connection with the offering of the Notes.

            (b) The Trustee agrees to give the Issuer immediate notice if it becomes aware that the Expense Account or any funds on deposit therein, or otherwise to the credit of the Expense Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Expense Account. The Expense Account shall remain at all times with the Corporate Trust Office of a financial institution having a long-term debt rating by each Rating Agency at least equal to "BBB+" or its "A2," as applicable.

            (c) The Collateral Manager on behalf of the Issuer may direct the Trustee to, and upon such direction the Trustee shall, invest all funds in the Expense Account in Eligible Investments designated by the Collateral Manager. All interest and other income from such investments shall be deposited in the Expense Account, any gain realized from such investments shall be credited to the Expense Account, and any loss resulting from such investments shall be charged to the Expense Account. The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such Expense Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof. If the Trustee does not receive investment instructions from an Authorized Officer of the Collateral Manager, the Trustee may invest funds received in the Expense Account in Eligible Investments of the type described in clause (ii) of the definition thereto.

            Section 10.7 Interest Advances.

            (a) With respect to each Determination Date for which the sum of Interest Proceeds and, if applicable, Principal Proceeds, collected during the related Due Period that are available to pay interest on the Class A Notes and the Class B Notes in accordance with the Priority of Payments, are insufficient to remit the interest due and payable with respect to the Class A Notes and the Class B Notes on the following Payment Date (the amount of such insufficiency, an "Interest Shortfall"), the Trustee shall provide the Advancing Agent with written notice of such Interest Shortfall no later than the close of business on the Business Day following such Determination Date. The Trustee shall provide the Advancing Agent with notice, prior to any funding of an Interest Advance by the Advancing Agent, of any additional interest remittances received by the Trustee after delivery of such initial notice that reduce such Interest Shortfall. No later than 5:00 p.m. (New York time) on the Business Day immediately preceding the related Payment Date (but in any event no earlier than one Business Day following the Advancing Agent's receipt of notice of such Interest Shortfall), the Advancing Agent shall advance the difference between such amounts (each such advance, an "Interest Advance") by deposit of an amount equal to such Interest Advance in the Payment Account, subject to a determination of recoverability by the Advancing Agent as described in Section 10.7(b), and subject to a maximum limit in respect of any Payment Date equal to the lesser of (i) the aggregate of such interest shortfalls that would otherwise occur on the Class A Notes and Class B Notes and (ii) the aggregate of the interest payments not received in respect of Non-Advancing Collateral Debt Securities. Any Interest Advance made by the Advancing Agent with respect to a Payment Date that is in excess of the actual Interest Shortfall for such Payment Date shall be refunded to the Advancing Agent by the Trustee on the same Business Day that such Interest Advance was made (or, if such Interest Advance is made prior to final determination by the Trustee of such Interest Shortfall, on the Business Day of such final determination). The Advancing Agent shall provide the Trustee written notice of a determination by the Advancing Agent that a proposed Interest Advance would constitute a Nonrecoverable Advance no later than the close of business on the Business Day immediately preceding the related Payment Date (or, in the event that the Advancing Agent did not receive notice of the related Interest Shortfall on the related Determination Date, no later than the close of business on the Business Day immediately following the Advancing Agent's receipt of notice of such Interest Shortfall). If the Advancing Agent shall fail to make any required Interest Advance at or prior to the time at which distributions are to be made pursuant to Section 11.1(a), the Trustee shall be required to make such Interest Advance, subject to a determination of recoverability by the Trustee as described in Section 10.7(b). The Trustee shall be entitled to conclusively rely on any affirmative determination by the Advancing Agent that an Interest Advance, if made, would constitute a Nonrecoverable Advance. Based upon available information at the time, the Trustee, the Collateral Manager or the Advancing Agent will provide fifteen (15) days prior notice to each Rating Agency if recovery of a Nonrecoverable Advance would result in an Interest

Shortfall on the next succeeding Payment Date. No later than the close of business on the Determination Date related to a Payment Date on which the recovery of a Nonrecoverable Advance would result in an Interest Shortfall, the Collateral Manager will provide each Rating Agency notice of such recovery.

            (b) Notwithstanding anything herein to the contrary, neither the Advancing Agent nor the Trustee shall be required to make any Interest Advance unless (a) such Person determines, in its sole discretion, exercised in good faith that such Interest Advance, plus interest expected to accrue thereon at the Reimbursement Rate, will be recoverable from subsequent payments or collections with respect to all Collateral Debt Securities and has determined in its reasonable judgment that the recovery would not result in an Interest Shortfall and (b) as of the most recent Measurement Date, the Aggregate Collateral Balance exceeds the Aggregate Outstanding Amount of the Class A Notes and Class B Notes. In determining whether any proposed Interest Advance will be, or whether any Interest Advance previously made is, a Nonrecoverable Advance, the Advancing Agent or the Trustee, as applicable, will take into account:

            (i) amounts that may be realized on each Underlying Mortgage Property in its "as is" or then current condition and occupancy;

            (ii) that the related Senior Tranches of any Collateral Debt Security may be required to be fully paid and any advances (and interest thereon) made in respect of such Senior Tranches may be required to be fully reimbursed, prior to any amounts recovered in respect of the Underlying Mortgage Properties are allocated or otherwise made available to the Collateral Debt Securities;

            (iii) the possibility and effects of future adverse change with respect to the Underlying Mortgage Properties, the potential length of time before such Interest Advance may be reimbursed and the resulting degree of uncertainty with respect to such reimbursement; and

            (iv) the fact that Interest Advances are intended to provide liquidity only and not credit support to the Class A Noteholders and the Class B Noteholders.

            For purposes of any such determination of whether an Interest Advance constitutes or would constitute a Nonrecoverable Advance, an Interest Advance will be deemed to be nonrecoverable if the Advancing Agent or the Trustee, as applicable, determines that future Interest Proceeds and Principal Proceeds may be insufficient to fully reimburse such Interest Advance, plus interest thereon at the Reimbursement Rate within a reasonable period of time. Absent bad faith, the determination by the Advancing Agent or the Trustee, as applicable, as to the nonrecoverability of any Interest Advance shall be conclusive and binding on the Holders of the Notes. All reimbursements of Nonrecoverable Advances hereunder will be made first, from Principal Proceeds and second (to the extent that there are insufficient Principal Proceeds for such reimbursement), from Interest Proceeds.

            (c) The Advancing Agent and the Trustee will each be entitled to recover any previously unreimbursed Interest Advance made by it (including any Nonrecoverable Advance), together with interest thereon, first, from Principal Proceeds and second (to the extent that there are insufficient Principal Proceeds for such reimbursement), from Interest Proceeds; provided, that if at any time an Interest Advance is determined to be a Nonrecoverable Advance, the Advancing Agent or the Trustee shall be entitled to recover all outstanding Interest Advances from the Collection Accounts on any Business Day during any Interest Accrual Period prior to the related Determination Date (or on a Payment Date prior to any payment of interest on or principal of the Notes in accordance with the Priority of Payments). The Advancing Agent shall be permitted (but not obligated) to defer or otherwise structure the timing of recoveries of Nonrecoverable Advances in such manner as the Advancing Agent determines is in the best interest of the Noteholders as a collective whole, which may include being reimbursed for Nonrecoverable Advances in installments.

            (d) The Advancing Agent and the Trustee will each be entitled with respect to any Interest Advance made by it (including Nonrecoverable Advances) to interest accrued on the amount of such Interest Advance for so long as it is outstanding at the Reimbursement Rate.

            (e) The Advancing Agent's and the Trustee's obligations to make Interest Advances in respect of the Collateral Debt Securities will continue through the Stated Maturity, unless the Class A Notes and the Class B Notes are previously redeemed or repaid in full.

            (f) In no event will the Advancing Agent or the Trustee be required to advance any payments in respect of principal or with respect to any Class of Notes other than the Class A Notes and the Class B Notes.

            (g) In consideration of the performance of its obligations hereunder, the Advancing Agent shall be entitled to receive, at the times set forth herein and subject to the Priority of Payments, to the extent funds are available therefor, the Advancing Agent Fee.

            (h) The determination by the Advancing Agent or the Trustee, as applicable, (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Interest Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate delivered promptly to the Trustee (or, if applicable, retained thereby), the Issuer, S&P, Fitch and Moody's, setting forth the basis for such determination; provided, that failure to give such notice, or any defect therein, shall not impair or affect the validity of, or the Advancing Agent or the Trustee's entitlement to reimbursement with respect to, any Interest Advance.

            (i) If a Scheduled Distribution on any Collateral Debt Security is not paid to the Trustee on the Due Date therefor, the Trustee shall provide the Advancing Agent with notice of such default on the Business Day immediately following such default. In addition, upon request, the Trustee shall provide the Advancing Agent (either electronically or in hard-copy format), with copies of all reports received from any trustee, trust administrator, master servicer or similar administrative entity with respect to the Collateral Debt Securities and the Trustee shall promptly make available to the Advancing Agent any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder to permit the Advancing Agent to make a determination of recoverability with respect to any Interest Advance and to otherwise perform its advancing functions under this Indenture.

            Section 10.8 Reports by Parties.

            (a) The Trustee shall supply, in a timely fashion, to the Issuer, the Co-Issuer, the Preferred Shares Paying Agent and the Collateral Manager any information regularly maintained by the Trustee that the Issuer, the Co-Issuer, the Preferred Shares Paying Agent or the Collateral Manager may from time to time request with respect to the Pledged Obligations or the Accounts and provide any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.9 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement. The Trustee shall forward to the Collateral Manager and each Hedge Counterparty copies of notices and other writings received by it from the issuer of any Collateral Debt Security or from any Clearing Agency with respect to any Collateral Debt Security advising the holders of such security of any rights that the holders might have with respect thereto (including, without limitation, notices of calls and redemptions of securities) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer. Each of the Issuer and Collateral Manager shall promptly forward to the Trustee any information in their possession or reasonably available to them concerning any of the Pledged Obligations that the Trustee reasonably may request or that reasonably may be necessary to enable the Trustee to prepare any report or perform any duty or function on its part to be performed under the terms of this Indenture.

            Section 10.9 Reports; Accountings.

            (a) The Trustee shall monitor the Assets on an ongoing basis and provide access to the information maintained by the Trustee to, and upon reasonable request of the Collateral Manager, shall assist the Collateral Manager in performing its duties under the Collateral Management Agreement, each in accordance with this Indenture.

            (b) The Trustee shall perform the following functions during the term of this Agreement:

            (i) Create and maintain a database with respect to the Collateral Debt Securities (the "Database");

            (ii) Permit access to the information contained in the Database by the Collateral Manager and the Issuer;

            (iii) On a monthly basis monitor and update the Database for ratings changes;

            (iv) Update the Database for Collateral Debt Securities or Eligible Investments acquired or sold or otherwise disposed of;

            (v) Prepare and arrange for the delivery to each Rating Agency, the Collateral Manager, each Hedge Counterparty, the Initial Purchaser, and upon request therefor, any Holder of a Note shown on the Note Registrar, any Preferred Shareholder shown on the register maintained by the Share Registrar, and, for so long as any Notes are listed on the Irish Stock Exchange, the Irish Paying Agent of the Monthly Reports;

            (vi) prepare and arrange for the delivery to the Collateral Manager, each Hedge Counterparty, and upon request therefor, any Holder of a Note shown on the Notes Register, any Preferred Shareholder shown on the register maintained by the Share Registrar, the firm of Independent certified public accountants appointed pursuant to Section 10.11(a) hereof, each Rating Agency, the Depository (with instructions to forward it to each of its participants who are holders of any Notes) and, for so long as any Notes are listed on the Irish Stock Exchange, the Irish Paying Agent, of the Notes Valuation Report;

            (vii) Assist in preparation and arrange for the delivery to the Collateral Manager and each Hedge Counterparty of the Redemption Date Statement;

            (viii) Arrange for the delivery to each Rating Agency of all information or reports required under this Indenture, including, but not limited to, providing S&P, Moody's and Fitch with (A) written notice of
      (1) any breaches under any of the Transaction Documents and (2) the termination or change of any parties to the Transaction Documents, in each case, for which the Trustee has received prior written notice pursuant to the terms of the Transaction Document and (B) each Monthly Report in Excel spreadsheet format; and

            (ix) Assist the Independent certified public accountants in the preparation of those reports required under Section 10.11 hereof by providing access to the information contained in the Database.

            (c) The Trustee, on behalf of the Issuer, shall compile and provide or make available on its website initially located at www.cdotrustee.net to each Rating Agency, the Collateral Manager, each Hedge Counterparty, the Initial Purchaser, for so long as any Notes are listed on the Irish Stock Exchange, and upon request therefor, any Holder of a Note shown on the Notes Register, any Preferred Shareholder shown on the register maintained by the Share Registrar, not later than the fifth Business Day after the first day of each month commencing in March 2005 (or solely in the case of the first Monthly Report, the fifteenth Business Day), determined as of the last Business Day of the preceding month, a monthly report (the "Monthly Report"). The Monthly Report shall contain the following information and instructions with respect to the Pledged Obligations included in the Assets based in part on information provided by the Collateral Manager:

            (i) (1) the Aggregate Principal Balance of all Collateral Debt Securities, together with a calculation, in reasonable detail, of the sum of (A) the Aggregate Principal Balance of all Collateral Debt Securities (other than Defaulted Securities and Written Down Securities) plus (B) the Principal Balance of each Pledged Obligation which is Written Down Security and (C) the Principal Balance of each Pledged Obligation which is a Defaulted Security;

            (ii) the balance of all Eligible Investments and Cash in each of the Interest Collection Account, the Principal Collection Account, the Delayed Funding Obligations Account and the Expense Account;

            (iii) the nature, source and amount of any proceeds in the Collection Accounts, including Interest Proceeds, Principal Proceeds, Unscheduled Principal Payments and Sale Proceeds, received since the date of determination of the last Monthly Report;

            (iv) with respect to each Collateral Debt Security and each Eligible Investment that is part of the Assets, its Principal Balance, annual interest rate, average life, issuer, Moody's Rating, S&P Rating and Fitch Rating;

            (v) the identity of each Collateral Debt Security that was sold or disposed of pursuant to Section 12.1 (indicating whether such Collateral Debt Security is a Defaulted Security, Credit Risk Security or otherwise (in each case, as reported in writing to the Issuer by the Collateral Manager) and whether such Collateral Debt Security was sold pursuant to
      Section 12.1(a)(i) or (ii)) or Granted to the Trustee since the date of determination of the most recent Monthly Report;

            (vi) the identity of each Collateral Debt Security which became a Defaulted Security, Credit Risk Security or a Written Down Security since the date of determination of the last Monthly Report;

            (vii) the identity of each Collateral Debt Security that has been upgraded or downgraded by one or more Rating Agencies;

            (viii) the Aggregate Principal Balance of all Fixed Rate Securities;

            (ix)  the Aggregate Principal Balance of all Floating Rate
      Securities;

            (x) based on information provided by the Collateral Manager, the Aggregate Principal Balance of all Floating Rate Securities that constitute Covered Fixed Rate Securities;

            (xi) the Aggregate Principal Balance of all Collateral Debt Securities that are guaranteed as to ultimate or timely payment of principal or interest;

            (xii) with respect to each Specified Type of Collateral Debt Security, the Aggregate Principal Balance of all Collateral Debt Securities consisting of such Specified Type of Collateral Debt Securities;

            (xiii) based on information provided by the Collateral Manager, the identity of, and the Aggregate Principal Balance of all Collateral Debt Securities whose Moody's Rating is determined as provided in each clause of the definition of "Moody's Rating" and the identity of, and the Aggregate Principal Balance of all Collateral Debt Securities whose S&P Rating is determined as provided in each of clauses of the definition of "S&P Rating," identifying in reasonable detail the basis for such calculation with respect to Collateral Debt Securities with an S&P Rating assigned pursuant to Annex 1, 2 or 3 of Schedule D, based on information provided by the Collateral Manager;

            (xiv) with respect to each Collateral Debt Security, the Aggregate Principal Balance of all Collateral Debt Securities that are part of the same issuance;

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

            (xv) the Aggregate Principal Balance of all Collateral Debt Securities that are securities that provide for periodic payments of interest less frequently than quarterly;

            (xvi) based upon the information supplied by the Collateral Manager, the Aggregate Principal Balance of all Collateral Debt Securities issued by any single issuer (provided that, for avoidance of doubt, with respect to any Loan, the issuer of such Loan shall be deemed to be the borrower of such Loan);

            (xvii) based upon the information supplied by the Collateral Manager, the Aggregate Collateral Balance of the Collateral Debt Securities consisting of CMBS Securities issued in any single calendar year;

            (xviii) the Aggregate Principal Balance of all Collateral Debt Securities (other than CMBS Securities and REIT Debt Securities) backed by each single Property Type based on information provided by the Collateral Manager;

            (xix) the Aggregate Principal Balance of all Collateral Debt Securities (other than CMBS Securities and REIT Debt Securities) that are backed or otherwise invested in properties located in any single U.S. State (for each such U.S. State) based on information provided by the Collateral Manager;

            (xx) the Class A/B Par Value Ratio, the Class A/B Interest Coverage Ratio, the Class C Par Value Ratio, the Class C Interest Coverage Ratio, the Class D Par Value Ratio and the Class D Interest Coverage Ratio, and a statement as to whether the Interest Coverage Test and the Par Value Test are satisfied;

            (xxi) the Moody's Rating Factor and the Moody's Recovery Rate and a statement as to whether the Moody's Weighted Average Rating
      Factor/Weighted Average Recovery Rate Test is satisfied;

            (xxii) the Herfindahl Score, the amount of Cash that has been received in respect of Principal Proceeds of the Collateral Debt Securities since the immediately preceding Measurement Date but has not been reinvested in additional Collateral Debt Securities (and what the Herfindahl score would have been had such Cash in respect of such Principal Proceeds not existed), a statement as to whether the Herfindahl Test was satisfied or deemed satisfied on the immediately preceding Measurement Date and a statement as to whether the Herfindahl Diversity Test is satisfied;

            (xxiii) the Weighted Average Coupon and a statement as to whether the Minimum Weighted Average Coupon Test is satisfied;

            (xxiv) the Weighted Average Spread and a statement as to whether the Minimum Weighted Average Spread Test is satisfied;

            (xxv) the Extended Weighted Average Maturity and a statement as to whether the Moody's Weighted Average Extended Maturity Test is satisfied;

            (xxvi) the Initial Weighted Average Maturity and a statement as to whether the Moody's Weighted Average Initial Maturity Test is satisfied;

            (xxvii) based upon information supplied by the Collateral Manager, the Average Life of each Collateral Debt Security, the Weighted Average Life and a statement as to whether the Weighted Average Life Test is satisfied;

            (xxviii) the Class A Loss Differential, the Class B Loss Differential, the Class C Loss Differential and the Class D Loss Differentia of the Current Portfolio and a statement as to whether the S&P CDO Monitor Test is satisfied;

            (xxix) the S&P Weighted Average Recovery Rate and a statement as to whether the S&P Recovery Test is satisfied;

            (xxx) a calculation in reasonable detail necessary to determine compliance with each of the other Collateral Quality Tests;

            (xxxi) the Principal Balance of each Collateral Debt Security that is on credit watch with negative implications;

            (xxxii) the Principal Balance of each Collateral Debt Security that is on credit watch with positive implications;

            (xxxiii) the amount of the current portion and the unpaid portion, if any, of the Senior Collateral Management Fee and the Subordinated Collateral Management Fee with respect to the related Payment Date;

            (xxxiv) based upon information supplied by the Collateral Manager, the current ratings of any Hedge Counterparty and the credit support provider of any Hedge Counterparty; and

            (xxxv) such other information as the Collateral Manager, the Trustee or any Hedge Counterparty may reasonably request.

            (d) The Trustee, on behalf of the Issuer, shall perform the following functions and report to the Issuer, the Co-Issuer and the Collateral Manager on each Measurement Date:

            (i) Calculate the Class A/B Par Value Ratio and the Class A/B Interest Coverage Ratio and indicate whether the Class A/B Par Value Test and the Class A/B Interest Coverage Test are met;

            (ii) Calculate the Class C Par Value Ratio and the Class C Interest Coverage Ratio and indicate whether the Class C Par Value Test and the Class C Interest Coverage Test are met; and

            (iii) Calculate the Class D Par Value Ratio and the Class D Interest Coverage Ratio and indicate whether the Class D Par Value Test and the Class D Interest Coverage Test are met.

            (e) The Trustee, on behalf of the Issuer, shall perform the following functions and prepare a report thereof relating to the most recently ended Due Period determined as of each Determination Date not later than the Business Day preceding the Payment Date (the "Notes Valuation Report"), which shall contain the following information, based in part on information provided by the Collateral Manager:

            (i) Calculate the percentage (based on the outstanding Aggregate Principal Balances of the Pledged Collateral Debt Securities) of the Pledged Collateral Debt Securities which have a maturity date occurring on or prior to each Payment Date;

            (ii)  Identify the Principal Proceeds and Interest Proceeds;

            (iii) Determine the Net Outstanding Portfolio Balance as of the close of business on the last Business Day of each Due Period after giving effect to the Principal Proceeds as of the last Business Day of such Due Period, principal collections received from Collateral Debt Securities in the related Due Period, the reinvestment of such proceeds in Eligible Investments during such Due Period and the Collateral Debt Securities that were released during such Due Period;

            (iv) Determine the Aggregate Outstanding Amount of the Notes of each Class at the beginning of the Due Period and such Aggregate Outstanding Amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class, the amount of principal payments to be made on the Notes of each Class on the next Payment Date, the amount of any Class C Capitalized Interest on the Class C Notes, the amount of any Class D Capitalized Interest on the Class D Notes, the Aggregate Outstanding Amount of the Notes of each Class after giving effect to the payment of principal (and with respect to the Class C Notes and the Class D Notes, Class C Capitalized Interest or Class D Capitalized Interest, as applicable), on the related Payment Date and such Aggregate Outstanding Amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class;

            (v) Calculate the Class A Interest Distribution Amount, the Class B Interest Distribution Amount, the Class C Interest Distribution and the Class D Interest Distribution Amount, for the related Payment Date and the aggregate amount paid for all prior Payment Dates in respect of such amounts;

            (vi) With the assistance of the Collateral Manager, determine the Company Administrative Expenses on an itemized basis, the Senior Collateral Management Fee and the Subordinate Collateral Management Fee payable by the Issuer on the related Payment Date;

            (vii) With the assistance of the Collateral Manager as set forth in
      Section 10.9(f), determine (A) the balance on deposit in the Interest Collection Account and the Principal Collection Account at the end of the related Due Period, (B) the amounts payable from the Collection Accounts to the Payment Account in order to make payments pursuant to Section 11.1(a)(i) and Section 11.1(a)(ii) on the related Payment Date (the amounts payable pursuant to each such clause to be set forth and identified separately) and (C) the balance of Principal Proceeds and the balance of Interest Proceeds remaining in the Collection Accounts immediately after all payments and deposits to be made on the related Payment Date;

            (viii) Calculate the amount to be paid to each Hedge Counterparty and the amount to be paid by each Hedge Counterparty in each case, specifying (a) the amount to be paid under each Hedge Agreement (other than any payments due and payable upon a termination of the related Hedge Agreement) and (b) the amount owing as a result of a termination with respect to each Hedge Agreement;

            (ix) Calculate the amount to be paid to the Advancing Agent or the Trustee, as applicable, as reimbursement of Interest Advances and Reimbursement Interest and calculate the amount of the Nonrecoverable Advances to be paid to the Advancing Agent or the Trustee, as applicable;

            (x) Calculate the amount on deposit in the Expense Account, the Unused Proceeds Account, the Delayed Funding Obligations Account, each Hedge Collateral Account and each Hedge Termination Account;

            (xi) the nature, source and amount of any proceeds in the Collection Accounts, including Interest Proceeds, Principal Proceeds, Unscheduled Principal Payments and Sale Proceeds, received since the date of determination of the last Monthly Report;

            (xii) with respect to each Collateral Debt Security and each Eligible Investment that is part of the Assets, its Principal Balance, annual interest rate, average life, issuer, Moody's Rating, S&P Rating and Fitch Rating;

            (xiii) the identity of each Collateral Debt Security that was sold or disposed of pursuant to Section 12.1 (indicating whether such Collateral Debt Security is a Defaulted Security, Credit Risk Security or otherwise (in each case, as reported in writing to the Issuer by the Collateral Manager) and whether such Collateral Debt Security was sold pursuant to Section 12.1(a)(i) or (ii)) or Granted to the Trustee since the date of determination of the most recent Monthly Report;

            (xiv) subject to the availability of such information to the Collateral Manager and the delivery of such information by the Collateral Manager to the Trustee, with respect to each Collateral Debt Security on a semi-annual basis, the net cash flow on each real property underlying or related to such Collateral Debt Security; and

            (xv) the identity of each Collateral Debt Security which became a Defaulted Security, Credit Risk Security or a Written Down Security since the date of determination of the last Monthly Report;

            (f) Upon receipt of each Monthly Report, each Notes Valuation Report and each Redemption Date Statement, the Collateral Manager shall compare the information contained in its records with respect to the Pledged Obligations and shall, within five Business Days after receipt of each such Monthly Report, such Notes Valuation Report or such Redemption Date Statement, notify the Issuer and the Trustee whether such information contained in the Monthly Report, the Notes Valuation Report or the Redemption Date Statement, as the case may be, conforms to the information maintained by the Collateral Manager with respect to the Pledged Obligations, or detail any discrepancies. If any discrepancy exists, the Trustee, the Issuer and the Collateral Manager shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall cause the firm of Independent certified public accountants appointed by the Issuer pursuant to Section 10.11 hereof to review such Monthly Report, Notes Valuation Report or Redemption Date Statement, as the case may be, and the Collateral Manager's records and the Trustee's records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report, Notes Valuation Report or Redemption Date Statement, as the case may be, or the Trustee's or the Collateral Manager's records, the Monthly Report, Notes Valuation Report or Redemption Date Statement, as the case may be, or the Trustee's or the Collateral Manager's records, shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture. Each Rating Agency (in each case only so long as any Class of Notes is rated), the Initial Purchaser and the Collateral Manager shall be notified in writing of any such revisions by the Trustee on behalf of the Issuer.

            (g) The Trustee shall prepare the Notes Valuation Report and shall deliver or make available on its website initially located at www.cdotrustee.net such Notes Valuation Report to the Collateral Manager, each Hedge Counterparty, and upon request therefor, any Holder of a Note shown on the Notes Register, any Holder of a Preferred Share shown on the register maintained by the Share Registrar, the firm of Independent certified public accountants appointed pursuant to Section 10.11(a) hereof, each Rating Agency, the Depository (with instructions to forward it to each of its participants who are holders of any Notes) and, for so long as any Notes are listed on the Irish Stock Exchange, the Irish Paying Agent not later than the related Payment Date. The Notes Valuation Report shall have attached to it (with the exception of the first Notes Valuation Report) the most recent Monthly Report.

            The Notes Valuation Report shall also contain the following statements:

                    "Instruction to Participant: Please send
                   this to the beneficial owners of the Notes"

            REMINDER TO OWNERS OF EACH CLASS OF NOTES:

            Each owner or beneficial owner of Notes must be either a U.S. Person who is a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933 and a Qualified Purchaser as defined by the Investment Company Act of 1940 or not a U.S. Person, and if a U.S. Person, can represent as follows:

            (i) it is not a broker-dealer which owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers;

            (ii) it is not a participant-directed employee plan such as a 401(k) plan;

            (iii) it is acting for its own account or for the account of another who is a qualified institutional buyer and a qualified purchaser that is not included in (i) or (ii) above;

            (iv)  it is not formed for the purpose of investing in the Notes;

            (v) it, and each account for which it holds the Notes, shall hold at least the minimum denomination therefor;

            (vi) it will provide notice of these transfer restrictions to any transferee from it.

            (h) Each Notes Valuation Report (after approval by the Collateral Manager after giving effect to any revisions thereto in accordance with Section 10.9(f)) shall constitute instructions from the Collateral Manager, on behalf of the Issuer, to the Trustee to transfer funds from the Collection Accounts to the Payment Account pursuant to Section 10.2(d) and to withdraw on the related Payment Date from the Payment Account and pay or transfer the amounts set forth in the Notes Valuation Report, as applicable, in the manner specified, and in accordance with the priorities established, in Section 11.1 hereof.

            (i) Not more than five Business Days after receiving an Issuer Request requesting information regarding a redemption of the Notes of a Class as of a proposed Redemption Date set forth in such Issuer Request, the Trustee shall compute the following information and provide such information in a statement (the "Redemption Date Statement") delivered to the Collateral Manager (which shall review such statement in the manner provided for in Section 10.9(f)), the Preferred Shares Paying Agent and each Hedge Counterparty:

            (i) the Aggregate Outstanding Amount of the Notes of the Class or Classes to be redeemed as of such Redemption Date;

            (ii) the amount of accrued interest due on such Notes as of the last day of the Interest Accrual Period immediately preceding such Redemption Date;

            (iii) the Redemption Price;

            (iv) the sum of all amounts due and unpaid under Section 11.1(a) (other than amounts payable on the Notes being redeemed or to the Noteholders thereof);

            (v) the amount due and payable to each Hedge Counterparty pursuant to the applicable Hedge Agreement; and

            (vi) the amount in the Accounts available for application to the redemption of such Notes.

            (j) The Trustee shall make available on its website, initially located at www.cdotrustee.net, to S&P, together with each Monthly Report, any reports received by the Trustee with respect to the Loans no later than five Business Days prior to the delivery of such Monthly Report and not previously delivered to S&P.

            (k) In the event of a sale by the Issuer of any Collateral Debt Security that is subject to an Asset Specific Hedge, the Issuer (at the direction Collateral Manager) shall provide written notice to each Hedge Counterparty under such Asset Specific Hedge at least [5] Business Days prior to such sale.

            Section 10.10 Release of Pledged Collateral Debt Securities; Release of Assets.

            (a) If no Event of Default has occurred and is continuing and subject to Article 12 hereof, the Issuer may, by Issuer Order delivered to the Trustee at least two Business Days prior to the settlement date for any sale of a Pledged Collateral Debt Security certifying that (i) it has sold such Pledged Collateral Debt Security pursuant to and in compliance with Article 12 or (ii) in the case of a redemption pursuant to Section 9.1 or Section 9.2 the proceeds from any such sale of Pledged Collateral Debt Securities are sufficient to redeem the Notes pursuant to Section 9.1 or Section 9.2, direct the Trustee to release such Pledged Collateral Debt Security and, upon receipt of such Issuer Order, the Trustee shall deliver any such Pledged Collateral Debt Security, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Pledged Collateral Debt Security is represented by a Security Entitlement, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as set forth in such Issuer Order; provided, however, that the Trustee may deliver any such Pledged Collateral Debt Security in physical form for examination (prior to receipt of the sales proceeds) in accordance with street delivery custom. The Trustee shall
(i) deliver any agreements and other documents in its possession relating to such Pledged Collateral Debt Security and (ii) if applicable, duly assign each such agreement and other document, in each case, to the broker or purchaser designated in such Issuer Order.

            (b) The Issuer may, by Issuer Order, delivered to the Trustee at least three Business Days prior to the date set for redemption or payment in full of a Pledged Collateral Debt Security, certifying that such Pledged Collateral Debt Security is being redeemed or paid in full, direct the Trustee, or at the Trustee's instructions, the Custodial Securities Intermediary, to deliver such Pledged Collateral Debt Security, if in physical form, duly endorsed, or, if such Pledged Collateral Debt Security is a Clearing Corporation Security, to cause it to be presented, to the appropriate paying agent therefor on or before the date set for redemption or payment, in each case against receipt of the applicable redemption price or payment in full thereof.

            (c) If no Event of Default has occurred and is continuing and subject to Article 12, the Issuer may, by Issuer Order delivered to the Trustee at least two Business Days prior to the date set for an exchange, tender or sale, certifying that a Collateral Debt Security is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer, direct the Trustee or at the Trustee's instructions, the Custodial Securities Intermediary, to deliver such security, if in physical form, duly endorsed, or, if such security is a Clearing Corporation Security, to cause it to be delivered, in accordance with such Issuer Order, in each case against receipt of payment therefor.

            (d) The Trustee shall deposit any proceeds received by it from the disposition of a Pledged Collateral Debt Security in the Principal Collection Account unless simultaneously applied to the purchase of Substitute Collateral Debt Securities, subject to the Reinvestment Criteria, or Eligible Investments under and in accordance with the requirements of Article 12 and this Article 10. Neither the Trustee nor the Custodial Securities Intermediary shall be responsible for any loss resulting from delivery or transfer of any security prior to receipt of payment in accordance herewith.

            (e) The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release the Assets from the lien of this Indenture.

            Section 10.11 Reports by Independent Accountants.

            (a) On or about the Closing Date, the Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture. The Collateral Manager, on behalf of the Issuer, shall have the right to remove such firm or any successor firm. Upon any resignation by or removal of such firm, the Collateral Manager, on behalf of the Issuer, shall promptly appoint, by Issuer Order delivered to the Trustee, each Hedge Counterparty and each Rating Agency, a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation. If the Collateral Manager, on behalf of the Issuer, shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned or been removed, within 30 days after such resignation or removal, the Issuer shall promptly notify the Trustee of such failure in writing. If the Collateral Manager, on behalf of the Issuer, shall not have appointed a successor within 10 days thereafter, the Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer or by the Trustee as provided in the Priority of Payments.

            (b) Within 60 days after December 31 of each year (commencing with December 31, 2006), the Issuer shall cause to be delivered to the Trustee, the Collateral Manager and each Rating Agency an Accountants' Report specifying the procedures applied and the associated findings with respect to the Monthly Reports, the Notes Valuation Reports and any Redemption Date Statements prepared in the year ending on such date. At least 60 days prior to the Payment Date in April 2006 (and, if at any time a successor firm of Independent certified public accountants is appointed, to the Payment Date following the date of such appointment), the Issuer shall deliver to the Trustee an Accountant's Report specifying in advance the procedures that such firm will apply in making the aforementioned findings throughout the term of its service as accountants to the Issuer. The Trustee shall promptly forward a copy of such Accountant's Report to the Collateral Manager and each Holder of Notes of the Controlling Class, at the address shown on the Note Register. The Issuer shall not approve the institution of such procedures if a Majority of the Aggregate Outstanding Amount of Notes of the Controlling Class, by written notice to the Issuer and the Trustee within 30 days after the date of the related notice to the Trustee, object thereto.

            (c) If any Hedge Counterparty is required to post collateral pursuant to the related Hedge Agreement during any Due Period, then on or prior to the Payment Date following such Due Period and on or prior to each anniversary of such Payment Date the Issuer shall cause a firm of Independent certified public accountants to review and verify that the value of collateral posted is in accordance with the applicable provisions of the related Hedge Agreement.

            Section 10.12 Reports to Rating Agencies.

            (a) In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Trustee shall provide each Rating Agency and each Hedge Counterparty with all information or reports delivered by the Trustee hereunder, and such additional information as each Rating Agency may from time to time reasonably request and the Trustee determines in its sole discretion may be obtained and provided without unreasonable burden or expense. The Issuer shall promptly notify the Trustee and the Preferred Shares Paying Agent if a Rating Agency's rating of any Class of Notes has been, or it is known by the Issuer that such rating will be, reduced, or qualified or withdrawn.

            (b) All additional reports to be sent to the Rating Agencies pursuant to clause (a) above shall be reviewed prior to such transmission by the Collateral Manager.

            (c) The Collateral Manager shall provide Fitch with the current portfolio of all Collateral Debt Securities in electronic, and modifiable form containing such fields as may be mutually agreed upon by Fitch and the Collateral Manager from time to time, no later than the 15th day of each month.

            (d) For all Collateral Debt Securities which are not rated by Fitch, the Collateral Manager shall provide Fitch, upon request by Fitch, with the following:

                  (i) all offering memoranda and the most recent remittance reports for all Collateral Debt Securities in the possession of the Collateral Manager as of the Closing Date and for all Collateral Debt Securities acquired by the Issuer after the Closing Date (in each case, subject to availability thereof and as may be mutually agreed upon by Fitch and the Collateral Manager from time to time); and

                  (ii) within 10 days of receipt thereof by the Collateral Manager, ongoing remittance reports for all Collateral Debt Securities (subject to the availability thereof and as may be mutually agreed upon by Fitch and the Collateral Manager from time to time).

      The information referenced in paragraphs (c) and (d) of this Section 10.12 should be sent to Fitch by e-mail to cdo.surveillance@fitchratings.com or hardcopy to FitchRatings, One State Street Plaza, New York, New York 10004,
Attention: Credit Products Surveillance - Additional Reporting.

            Section 10.13 United States Federal Income Tax Reporting.

            (a) If the Class D Notes (or any other Notes) are deemed equity for U.S. federal income tax purposes, the Trustee shall provide information as it may possess necessary for a Holder of D Notes (or any other Notes deemed equity for U.S. federal income tax purposes) to make an election to treat the Issuer as a Qualified Electing Fund under Section 1295 of the Code, and for such Holder to file returns consistent with such election.

            The Issuer shall provide the Trustee with such information as is required for the Trustee to perform its obligations under this Section 10.13.

            Section 10.14 Certain Procedures.

            (a) For so long as the Notes may be transferred only in accordance with Rule 144A or another exemption from registration under the Securities Act, the Issuer (or the Collateral Manager on behalf of the Issuer) will ensure that any Bloomberg screen containing information about the Rule 144A Global Notes includes the following (or similar) language:

            (i) the "Note Box" on the bottom of the "Security Display" page describing the Rule 144A Global Notes will state: "Iss'd Under 144A/3c7";

            (ii) the "Security Display" page will have the flashing red indicator "See Other Available Information,"; and

            (iii) the indicator will link to the "Additional Security Information" page, which will state that the Notes "are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are both (i) qualified institutional buyers (as defined in Rule 144A under the Securities Act) and (ii) qualified purchasers (as defined under Section 3(c)(7) under the Investment Company Act of 1940).

            (b) For so long as the Rule 144A Global Notes are registered in the name of DTC or its nominee, the Issuer (or the Collateral Manager on behalf of the Issuer) will instruct DTC to take these or similar steps with respect to the Rule 144A Global Notes:

            (i) the DTC 20-character security descriptor and 48-character additional descriptor will indicate with marker "3c7" that sales are limited to (i) QIBs and (ii) Qualified Purchasers;

            (ii) where the DTC deliver order ticket sent to purchasers by DTC after settlement is physical, it will have the 20-character security descriptor printed on it. Where the DTC deliver order ticket is electronic, it will have a "3c7" indicator and a related user manual for participants, which will contain a description of the relevant restriction; and

            (iii) DTC will send an "Important Notice" outlining the 3(c)(7) restrictions applicable to the Rule 144A Global Notes to all DTC participants in connection with the initial offering of Notes by the issuers.

                                   ARTICLE 11

                              APPLICATION OF MONIES

            Section 11.1 Disbursements of Monies from Payment Account.

            (a) Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and Section 13.1 hereof, on each Payment Date, or Redemption Date the Trustee shall disburse amounts transferred to the Payment Account from the Interest Collection Account and the Principal Collection Account pursuant to
Section 10.2 hereof in accordance with the following priorities (the "Priority of Payments"): (i) Interest Proceeds. On each Payment Date or Redemption Date, (except as otherwise provided in Section 11.1(d)) Interest Proceeds with respect to the related Due Period shall be distributed in the following order of priority:

                  (1) to the payment of taxes and filing fees (including any registered office and government fees) owed by the Issuer and the Co-Issuer, if any;

                  (2) (a) first, to the extent not previously reimbursed, to the Advancing Agent or the Trustee, the aggregate amount of any Nonrecoverable Advances due and payable to such party, (b) second, to the Advancing Agent, the Advancing Agent Fee and any previously due but unpaid Advancing Agent Fee and (c) third, to the Advancing Agent and the Trustee (i) to the extent due and payable to such party, Reimbursement Interest and (ii) reimbursement of any outstanding Interest Advances not (in the case of this clause (ii)) to exceed the amount that would result in an Interest Shortfall with respect to such Payment Date;

                  (3) (a) first, to the payment to the Trustee (as back-up advancing agent) of the accrued and unpaid Back-Up Advancing Fee,
            (b) second, to the payment to the Trustee of the accrued and unpaid fees (other than the Back-Up Advancing Fee) in respect of its services specified in the Trustee Fee Proposal equal to the greater of (i) 0.01500% per annum of the Aggregate Collateral Balance and
            (ii) U.S. $25,000 per annum, (c) third, to the payment of other accrued and unpaid Company Administrative Expenses of the Trustee, the Paying Agent, the Preferred Shares Paying Agent and the Calculation Agent and (d) fourth, to the payment of any other accrued and unpaid Company Administrative Expenses, the aggregate of all such amounts in clauses (c) and (d) above (including such amounts paid since the previous Payment Date from the Expense Account) not to exceed 0.055% per annum of the Aggregate Collateral Balance;

                  (4) to the payment of the Senior Collateral Management Fee and any previously due but unpaid Senior Collateral Management Fees;

                  (5) pro rata on the basis of amounts payable under each Hedge Agreement (if any), to the payment of any amounts (including, without limitation, any Hedge Payment Amounts) scheduled to be paid to each Hedge Counterparty, if any, pursuant to any Hedge Agreement, along with any payments (however described) due and payable by the Issuer under any Hedge Agreement in connection with a termination (in whole or in part) of any Hedge Agreement (including any interest that may accrue thereon), other than by reason of an Event of Default (as defined in the related Hedge Agreement) or Termination Event (other than Illegality or Tax Event) (each as defined in the related Hedge Agreement) in each case, with respect to which the Hedge Counterparty is the Defaulting Party or the sole Affected Party (as defined in the related Hedge Agreement);

                  (6) to the payment of the Class A Interest Distribution Amount, plus, any Class A Defaulted Interest Amount;

                  (7)   to the payment of the Class B Interest
            Distribution Amount, plus, any Class B Defaulted Interest Amount;

                  (8) as long as any of the Class A Notes and the Class B Notes are Outstanding, to the payment of the following amounts:

                  (a) in the event that the Class A Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean-up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class A Notes;

                  (b) in the event that the Class B Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean-up Call or a Tax Redemption or (z) upon Stated Maturity of the Class B Notes, to the payment in full of principal of the Class B Notes; or

                  (c) in the event of a Mandatory Redemption of the Class A Notes and the Class B Notes, first, to the payment of principal of the Class A Notes and second, to the payment of principal of the Class B Notes, to the extent necessary to cause each of the Class A/B Coverage Tests to be satisfied (after giving effect to the payment of all amounts previously paid on such Payment Date pursuant to this Section 11.1(a)(i)).

                  (9) to the payment of the Class C Interest Distribution Amount, plus, any Class C Defaulted Interest Amount;

                  (10) to the payment of the Class C Capitalized Interest (if any);

                  (11) as long as any of the Class C Notes are Outstanding, to the payment of the following amounts:

                  (a) in the event that the Class C Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean-up Call or a Tax Redemption or (z) upon Stated Maturity of the Class C Notes, to the payment in full of principal of first, the Class A Notes, second, the Class B Notes and third, the Class C Notes; or

                  (b) in the event of a Mandatory Redemption of the Class C Notes, first, to the payment of principal of the Class A Notes, second, to the payment of principal of the Class B Notes, and third, to the payment of principal of the Class C Notes, to the extent necessary to cause each of the Class C Coverage Tests to be satisfied (after giving effect to the payment of all amounts previously paid on such Payment Date pursuant to this Section 11.1(a)(i));

                  (12) to the payment of the Class D Interest Distribution Amount, plus, any Class D Defaulted Interest Amount;

                  (13) to the payment of the Class D Capitalized Interest (if any);

                  (14) as long as any of the Class D Notes are Outstanding, to the payment of the following amounts:

                  (a) in the event that the Class D Notes become due and payable (x) as a result of an acceleration following an Event of Default, (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean-up Call or a Tax Redemption or (z) upon Stated Maturity of the Class D Notes, to the payment in full of principal of first, the Class A Notes, second, the Class B Notes, third, the Class C Notes and fourth, the Class D Notes; or

                  (b) in the event of a Mandatory Redemption of the Class D Notes, first, to the payment of principal of the Class A Notes, second, to the payment of principal of the Class B Notes, third, to the payment of principal of the Class C Notes and fourth, to the payment of principal of the Class D Notes, to the extent necessary to cause the Class D Coverage Tests to be satisfied (after giving effect to the payment of all amounts previously paid on such Payment Date pursuant to this Section 11.1(a)(i));

                  (15) on the first Payment Date following receipt of a Ratings Confirmation Failure, to the extent that application of any unused proceeds remaining on deposit on the Unused Proceeds Account is insufficient to cause the ratings assigned to each Class of Notes to be reinstated or any affected Class to be paid in full, to the payment of principal of each Class of Notes, (i) first, to the Class A Notes, (ii) second, to the Class B Notes, (iii) third, to the Class C Notes and (iv) fourth, to the Class D Notes, in each case until the ratings assigned on the Closing Date to each Class of Notes have been reinstated or such Class has been paid in full;

                  (16) to the payment of any Company Administrative Expenses not paid pursuant to paragraph (3) above;

                  (17) the payment of the Subordinate Collateral Management Fee and any accrued and unpaid Subordinate Collateral Management Fee;

                  (18) pro rata on the basis of amounts payable under each Hedge Agreement (if any), to the payment of any amounts (including, without limitation, any Hedge Payment Amounts) (including any interest accrued thereon), if any, payable by the Issuer to the Hedge Counterparty under the related Hedge Agreement following an Event of Default or Termination Event (other than Illegality or Tax Event) (each as defined in the related Hedge Agreement) with respect to which the Hedge Counterparty is the Defaulting Party or the sole Affected Party (as defined in the related Hedge Agreement);

                  (19) to the payment of the Scheduled Amortization Amounts, if any, on the Class C Notes and the Class D Notes (on a pari passu basis within each such Class); and

                  (20) any remaining Interest Proceeds to the Preferred Shares Paying Agent for deposit into the Preferred Shares Distribution Account for distribution to the holders of the Preferred Shares as payments of the Preferred Shares Distribution Amount.

            (ii) Principal Proceeds. On each Payment Date or Redemption Date, Principal Proceeds with respect to the related Due Period shall be distributed in the following order of priority:

                  (1)   to the payment of the amounts referred to in sub-clauses
      (1) through (7) of Section 11.1(a)(i) in the same order of priority specified therein, but only to the extent not paid in full thereunder;

                  (2) to the extent that the amounts paid pursuant to sub-clause (9) of Section 11.1(a)(i) hereof are insufficient to pay such amounts in full thereunder and any Class B Notes are Outstanding, to the payment of the following amounts:

                  (a) in the event that the Class A Notes become due and payable (x) as a result of an acceleration following an Event of Default,
      (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean-up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class A Notes, to the payment in full of principal of the Class A Notes;

                  (b) in the event that the Class B Notes become due and payable (x) as a result of an acceleration following an Event of Default,
      (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean-up Call or a Tax Redemption or (z) upon the Stated Maturity of the Class B Notes, to the payment in full of principal of the Class B Notes; or

                  (c) in the event of a Mandatory Redemption of the Class A Notes and the Class B Notes, first, to the payment of principal of the Class A Notes and second, to the payment of principal of the Class B Notes, to the extent necessary to cause each of the Class A/B Coverage Tests to be satisfied (after giving effect to the payment of all amounts previously paid on such Payment Date pursuant to Section 11.1(a)(i) and this Section 11.1(a)(ii));

                  (3) if the Class A Notes and the Class B Notes are no longer Outstanding, to the payment of first, the amounts referred to in sub-clause (9) of Section 11.1(a)(i) and second, the amounts referred to in sub-clause (10) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;

                  (4) to the extent that the amounts paid pursuant to sub-clause (11) of Section 11.1(a)(i) above are insufficient to pay such amounts in full thereunder and any Class C Notes are Outstanding, to the payment of the following amounts:

                  (a) in the event that the Class C Notes become due and payable (x) as a result of an acceleration following an Event of Default,
      (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean-up Call or a Tax Redemption or (z) upon Stated Maturity of the Class C Notes, to the payment in full of principal of first, the Class A Notes, second, the Class B Notes and third, the Class C Notes; or

                  (b) in the event of a Mandatory Redemption of the Class C Notes, first, to the payment of principal of the Class A Notes, second, to the payment of principal of the Class B Notes and third, to the payment of principal of the Class C Notes, to the extent necessary to cause the Class C Coverage Tests to be satisfied (after giving effect to the payment of all amounts previously paid on such Payment Date pursuant to Section 11.1(a)(i) and this Section 11.1(a)(ii);

                  (5) if the Class A Notes, the Class B Notes and the Class C Notes are no longer Outstanding, to the payment of first, the amounts referred to in sub-clause (12) of Section 11.1(a)(i) and second, the amounts referred to in sub-clause (13) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;

                  (6) to the extent that the amounts paid pursuant to sub-clause (14) of Section 11.1(a)(i) above are insufficient to pay such amounts in full thereunder and any Class D Notes are Outstanding, to the payment of the following amounts:

                  (a) in the event that the Class D Notes become due and payable (x) as a result of an acceleration following an Event of Default,
      (y) pursuant to an Auction Call Redemption, an Optional Redemption, a Clean-up Call or a Tax Redemption or (z) upon Stated Maturity of the Class D Notes, to the payment in full of principal of first, the Class A Notes, second, the Class B Notes, third, the Class C Notes and fourth, the Class D Notes; or

                  (b) in the event of a Mandatory Redemption of the Class D Notes, first, to the payment of principal of the Class A Notes, second, to the payment of principal of the Class B Notes, third, to the payment of principal of the Class C Notes and fourth, to the payment of principal of the Class D Notes, to the extent necessary to cause the Class D Coverage Tests to be satisfied (after giving effect to the payment of all amounts previously paid on such Payment Date pursuant to Section 11.1(a)(i) and this Section 11.1(a)(ii);

                  (7) to the extent that the amounts paid pursuant to sub-clause (15) of Section 11.1(a)(i) above are insufficient to pay such amounts in full thereunder and any Notes are Outstanding, on the first Payment Date following receipt of a Ratings Confirmation Failure, to the payment of principal of each Class of Notes, (i) first, to the Class A Notes, (ii) second, to the Class B Notes, (iii) third, to the Class C Notes and (iv) fourth, to the Class D Notes, in each case until the ratings assigned on the Closing Date to each Class of Notes have been reinstated or such Class has been paid in full

                  (8) prior to the last day of the Reinvestment Period, to the investment in Eligible Investments and reinvestment in Substitute Collateral Debt Securities subject to the Reinvestment Criteria or, if determined by the Collateral Manager, to pay any Special Amortization Amount, to amortize the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes as follows:
            (x) (1) if the Collateral Quality Tests (other than the Minimum Weighted Average Coupon Test and the Minimum Weighted Average Spread
            Test) are satisfied or (2) the Rating Agency Condition is satisfied with respect thereto, on a pro rata basis (based on the Aggregate Outstanding Amount of each Class) among all Classes of Notes; or (y) otherwise, sequentially among all Classes of Notes provided, however, that amounts representing recoveries in respect of Defaulted Securities will be distributed sequentially in any event;

                  (9) after the Reinvestment Period (X) on each Payment Date that is not also a Redemption Date or the Stated Maturity of the Notes and (Y) in the absence of an acceleration following an Event of Default, to the payment of principal of (i) first, the Class A Notes, until the Class A Notes have been paid in full, (ii) second, the Class B Notes, until the Class B Notes have been paid in full,
            (iii) third, the Class C Notes, until the Class C Notes have been paid in full and (iv) fourth, the Class D Notes, until the Class D Notes have been paid in full;

                  (10) to the payment of amounts referred to in sub-clause (16) of Section 11.1(a)(i) above to the extent not paid thereunder;

                  (11) to the payment of amounts referred to in sub-clause (17) of Section 11.1(a)(i) above to the extent not paid thereunder;

                  (12) to the payment of amounts referred to in sub-clause (18) of Section 11.1(a)(i) above to the extent not paid thereunder; and

                  (13) any remaining Principal Proceeds to the Preferred Shares Paying Agent for deposit into the Preferred Shares Distribution Account for distribution to the holders of the Preferred Shares as payments of the Preferred Shares Distribution Amount.

            (b) On or before the Business Day prior to each Payment Date, the Issuer shall, pursuant to Section 10.2(e), remit or cause to be remitted to the Trustee for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) required to be paid on such Payment Date.

            (c) If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Trustee pursuant to Section 10.9(e) hereof, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1 hereof, to the extent funds are available therefor.

            (d) Except as otherwise expressly provided in this Section 11.1, if on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period are insufficient to make the full amount of the disbursements required by any lettered subclause of Section 11.1(a)(i) or
Section 11.1(a)(ii), the Trustee shall make the disbursements called for by such subclause ratably in accordance with the respective amounts of such disbursements then due and payable to the extent funds are available therefor, unless such subclause provides otherwise.

            (e) In connection with the application of funds to pay Company Administrative Expenses of the Issuer, in accordance with sub-clauses (3) and
(4) of clause (i) of Section 11.1(a) and sub-clause (1) of clause (ii) of
Section 11.1(a), the Trustee shall remit such funds, to the extent available, to the Issuer (or as the Issuer may otherwise direct), as directed by the Issuer to the Trustee or otherwise set forth in the written instructions delivered to the Trustee by the Issuer (net of amounts payable to the Trustee) no later than the Business Day prior to the applicable Payment Date. All such payments shall be made pursuant to the Priority of Payments.

            (f) In connection with the payment to each Hedge Counterparty pursuant to each Hedge Agreement of any amount scheduled to be paid from time to time between Payment Dates from amounts received with respect to the Collateral Debt Securities, such amounts shall be distributed to each Hedge Counterparty pursuant to the related Hedge Agreement.

            Section 11.2 Trust Accounts.

            All Monies held by, or deposited with the Trustee in the Collection Accounts, the Payment Account, the Expense Account, the Unused Proceeds Account or the Delayed Funding Obligations Account pursuant to the provisions of this Indenture, and not invested in Eligible Investments as herein provided, shall be deposited in one or more trust accounts, maintained at the Corporate Trust Office or at a financial institution whose long-term rating is at least equal to, "A2" by Moody's and "BBB+" by S&P to be held in trust for the benefit of the Noteholders. To the extent Monies deposited in such trust account exceed amounts insured by the Bank Insurance Fund or Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation, or any agencies succeeding to the insurance functions thereof, and are not fully collateralized by direct obligations of the United States of America, such excess shall be invested in Eligible Investments as directed by Issuer Order.

                                   ARTICLE 4

                       SALE OF COLLATERAL DEBT SECURITIES

            Section 12.1 Sales of Collateral Debt Securities.

            (a) Except as otherwise expressly permitted or required by this Indenture, the Issuer shall not sell or otherwise dispose of any Collateral Debt Security, provided that, subject to satisfaction of any applicable conditions in
Section 10.10, so long as (A) no Event of Default has occurred and is continuing and (B) on or prior to the trade date for such sale the Collateral Manager has certified to the Trustee that each of the conditions applicable to such sale set forth below has been satisfied, the Collateral Manager on behalf of the Issuer acting pursuant to the

Collateral Management Agreement may direct the Trustee in writing to sell, and the Trustee shall sell in the manner directed by the Collateral Manager in writing (which writing shall specify whether such security is a Defaulted Security or Credit Risk Security, if applicable, or whether such security is otherwise permitted to be sold pursuant to this Section 12.1(a)):

            (i)   any Defaulted Security at any time;

            (ii) a Credit Risk Security, (a) during the Reinvestment Period, if the Collateral Manager has certified to the Trustee that it shall use commercially reasonable efforts to purchase one or more Substitute Collateral Debt Securities having an Aggregate Principal Balance no less than the Sale Proceeds (excluding accrued interest) from such sale, and after giving effect to such sale and to the purchase of Substitute Collateral Debt Securities with the Sale Proceeds thereof, in the judgment of the Collateral Manager (which shall not be called into question solely as a result of subsequent events), the Reinvestment Criteria shall be met and (b) after the Reinvestment Period, at any time;

            (iii) if a Collateral Debt Security that is a Defaulted Security is not sold by the Issuer (at the direction of the Collateral Manager) within three (3) years of such Collateral Debt Security becoming a Defaulted Security, the Collateral Manager, on behalf of the Issuer, shall use its commercially reasonable efforts to sell such Collateral Debt Security as soon as commercially practicable thereafter; and

            (iv) without limiting the foregoing, any Collateral Debt Security that is a CMBS Security or a REIT Debt Security and is not a Defaulted Security or a Credit Risk Security may be sold during the Reinvestment Period, if (a) the Aggregate Principal Balance of Collateral Debt Securities sold pursuant to this paragraph for a given calendar year does not exceed 10% of the Aggregate Collateral Balance at the beginning of that year and (b) the Collateral Manager believes in good faith that proceeds from the sale of such Collateral Debt Security can be reinvested, within five (5) Business Days after the trade date on which such Collateral Debt Security is sold in one or more Substitute Collateral Debt Securities having an Aggregate Principal Balance of not less than 100% of the Principal Balance of the Collateral Debt Security being sold.

            (b) Notwithstanding the foregoing, the Collateral Manager (at its option and at any time) shall be permitted to effect a sale of a Credit Risk Security or a Defaulted Security hereunder by purchasing (or causing its Affiliate to purchase) such Defaulted Security or Credit Risk Security from the Issuer for a cash purchase price that shall be equal to the sum of (i) the Aggregate Principal Balance thereof plus (ii) all accrued and unpaid interest (or, in the case of a Preferred Equity Security, all accrued and unpaid dividends or other distributions not attributable to the return of capital by its governing documents) thereon. Notwithstanding anything to the contrary set forth herein, no Advisory Committee consent shall be required in connection with such cash purchase (the "Credit Risk/Defaulted Security Cash Purchase").

                  In addition and notwithstanding anything to the contrary set forth herein (and provided that no Event of Default has occurred and is continuing), the Collateral Manager (at its option but only upon disclosure to, and with the prior consent of, the Advisory Committee) shall be permitted to effect a sale of a Defaulted Security or a Credit Risk Security hereunder by directing the Issuer to exchange such Defaulted Security or Credit Risk Security for (i) a Substitute Collateral Debt Security (that is not a Defaulted Security or a Credit Risk Security) owned by an Affiliate of the Collateral Manager (such Substitute Collateral Debt Security, the "Exchange Security") or (ii) a combination of an Exchange Security and cash, provided that:

            (i) (A) the sum of (1) the Aggregate Principal Balance of such Exchange Security plus (2) all accrued and unpaid interest (or, in the case of a Preferred Equity Security, all accrued and unpaid dividends or other distributions not attributable to the return of capital by its governing documents) thereon plus (3) the cash amount (if any) to be paid to the Issuer in respect of such exchange by such Affiliate of the Collateral Manager, shall be equal to or greater than (B) the sum of (1) the Aggregate Principal Balance of such Defaulted Security or Credit Risk Security sought to be substituted plus (2) all accrued and unpaid interest (or, in the case of a Preferred Equity Security, all accrued and unpaid dividends or other distributions not attributable to the return of capital by its governing documents) thereon;

            (ii) the Eligibility Criteria and the Reinvestment Criteria shall be satisfied immediately after such exchange; and

            (iii) the Aggregate Principal Balance of the Defaulted Securities and Credit Risk Securities so exchanged shall not exceed 10% of the Aggregate Collateral Balance as of the Closing (such limitation, the "10% Limit").

            (c) After the Issuer has notified the Trustee of an Optional Redemption, a Clean-Up Call or a Tax Redemption in accordance with Section 9.1 or an Auction Call Redemption in accordance with Section 9.2, the Collateral Manager on behalf of the Issuer acting pursuant to the Collateral Management Agreement may at any time direct the Trustee in writing to sell, and the Trustee shall sell in the manner directed by the Collateral Manager in writing, any Collateral Debt Security without regard to the foregoing limitations in Section 12.1(a), provided that:

            (i) the Sale Proceeds therefrom must be used to pay certain expenses and redeem all of the Notes in whole but not in part pursuant to Sections 9.1 and Section 9.2, and upon any such sale the Trustee shall release such Collateral Debt Security pursuant to Section 10.10;

            (ii) the Issuer may not direct the Trustee to sell (and the Trustee shall not be required to release) a Collateral Debt Security pursuant to this Section 12.1(c) unless:

                  (1) the Collateral Manager certifies to the Trustee that (x) in the Collateral Manager's reasonable business judgment based on calculations included in the certification (which shall include the sales prices of the Collateral Debt Securities), the Sale Proceeds from the sale of one or more of the Collateral Debt Securities and all Cash and proceeds from Eligible Investments will be at least equal to the Total Redemption Price, and (y) an Independent bond pricing service (which shall be one or more broker-dealers selected by the Collateral Manager which are rated at least "P-1" by Moody's and at least "A-1+" by

            Standard & Poor's and which make a market in the applicable Collateral Debt Securities) has confirmed (which confirmation may be in the form of a firm bid) the sales prices contained in the certification in clause (x) above (and attaching a copy of such confirmation); and

                  (2) the Independent accountants appointed by the Issuer pursuant to Section 10.11 shall confirm in writing the calculations made in clause (1)(x) above.

                  (iii) in connection with an Optional Redemption, an Auction
            Call Redemption, a Clean-up Call or a Tax Redemption, all the Collateral Debt Securities to be sold pursuant to this Section 12.1(c) must be sold in accordance with the requirements set forth in Section 9.1(e) and Section 9.2, as applicable.

            (d) In the event that any Collateral Debt Security becomes the subject of a conversion, exchange, redemption or offer, whether voluntary or involuntary, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall take no action to acquire the asset or instrument into which such Collateral Debt Security is convertible or exchangeable unless such asset or instrument would qualify as a Substitute Collateral Debt Security. In the event of an involuntary exchange or conversion of an Collateral Debt Security, if the resulting asset or instrument would not qualify as a Substitute Collateral Debt Security, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall use its best efforts to sell such Collateral Debt Security prior to conversion or exchange and, in any event, shall refuse to accept, and shall not acquire or hold, the asset or instrument offered in exchange.

            (e) In the event that any Notes remain Outstanding as of the Payment Date occurring six months prior to the Stated Maturity of the Notes, the Collateral Manager will be required to determine whether the expected proceeds of the Assets to be received prior to the Stated Maturity of the Notes will be sufficient to pay in full the principal amount of (and accrued interest on) the Notes on the Stated Maturity. If the Collateral Manager determines, in its sole discretion, that such proceeds will not be sufficient to pay the outstanding principal amount of and accrued interest on the Notes (a "Note Liquidation Event") on the Stated Maturity of the Notes, the Issuer will, at the direction of the Collateral Manager, be obligated to liquidate the portion of Collateral Debt Securities sufficient to pay the remaining principal amount of and interest on the Notes on or before the Stated Maturity. The Collateral Debt Securities to be liquidated by the Issuer will be selected by the Collateral Manager.

            Section 12.2 Reinvestment Criteria and Trading Restrictions.

            (a) Except as provided in Section 12.3(c), during the Reinvestment Period, Unscheduled Principal Payments, Sale Proceeds and other Principal Proceeds will be reinvested in Substitute Collateral Debt Securities (which shall be, and hereby are, Granted to the Trustee pursuant to the Granting Clause of this Agreement) only if after giving effect to such reinvestment, the following criteria (which criteria shall also apply with respect to investments in Collateral Debt Securities during the Ramp-Up Period) (the "Reinvestment Criteria") are satisfied, as evidenced by an Officer's Certificate of the Issuer or the Collateral Manager delivered to the Trustee, as of the date of the commitment to purchase such Substitute Collateral Debt Securities:

            (i) the Collateral Quality Tests are satisfied, or, if any Collateral Quality Test was not satisfied immediately prior to such reinvestment, the extent of compliance with such Collateral Quality Test will be maintained or improved following such reinvestment, except as otherwise specified in the Reinvestment Criteria below;

            (ii) the Coverage Tests are satisfied (or, if not satisfied, are maintained or improved);

            (iii) if immediately prior to such investment the S&P CDO Monitor Test or the S&P Recovery Test was not satisfied, such test result is maintained or improved after giving effect to such reinvestment; provided, however, that, notwithstanding the foregoing, Sale Proceeds of Collateral Debt Securities may be reinvested as long as the Collateral Manager provides written notice of each such sale and reinvestment to S&P within three (3) Business Days after such reinvestment; and

            (iv)  no Event of Default has occurred and is continuing.

            (b) Notwithstanding the foregoing provisions, (i) Cash on deposit in the Collection Accounts may be invested in Eligible Investments, pending investment in Substitute Collateral Debt Securities and (ii) if an Event of Default shall have occurred and be continuing, no Substitute Collateral Debt Security may be acquired unless it was the subject of a commitment entered into by the Issuer prior to the occurrence of such Event of Default.

            Section 12.3 Conditions Applicable to all Transactions Involving Sale or Grant.

            (a)   Any transaction effected after the Closing Date under this
Article 12 or Section 10.10 shall be conducted in accordance with the requirements of the Collateral Management Agreement, provided that, (1) the Collateral Manager shall not direct the Trustee to acquire any Substitute Collateral Debt Security for inclusion in the Assets from the Collateral Manager or any of its Affiliates as principal or to sell any Collateral Debt Security from the Assets to the Collateral Manager or any of its Affiliates as principal unless the transaction is effected in accordance with the Collateral Management Agreement and (2) the Collateral Manager shall not direct the Trustee to acquire any Substitute Collateral Debt Security for inclusion in the Assets from any account or portfolio for which the Collateral Manager serves as investment adviser or direct the Trustee to sell any Collateral Debt Security to any account or portfolio for which the Collateral Manager serves as investment adviser unless such transactions comply with the requirements of any applicable laws. The Trustee shall have no responsibility to oversee compliance with this clause by the other parties.

            (b) Upon any Grant pursuant to this Article 12, all of the Issuer's right, title and interest to the Pledged Obligation or Securities shall be Granted to the Trustee pursuant to this Indenture, such Pledged Obligation or Securities shall be registered in the name of the Trustee, and, if applicable, the Trustee shall receive such Pledged Collateral Debt Security or Securities. The Trustee shall also receive, not later than the date of delivery of any Collateral Debt Security delivered after the Closing Date, an Officer's Certificate of the Collateral Manager certifying that, as of the date of such Grant, such Grant complies with the applicable conditions of and is permitted by this Article 12 (and setting forth, to the extent appropriate, calculations in reasonable detail necessary to determine such compliance).

            (c) Notwithstanding anything contained in this Article 12 to the contrary, the Issuer shall, subject to this Section 12.3(c), have the right to effect any transaction which has been consented to (i) by the Holders of Notes evidencing 100% of the Aggregate Outstanding Amount of each and every Class of Notes (or if there are no Notes Outstanding, 100% of the Preferred Shares) and
(ii) each Hedge Counterparty, and of which each Rating Agency has been notified.

            Section 12.4 Sale of Collateral Debt Securities with respect to an Auction Call Redemption.

            (a)   Pre-Auction Process.

            (i) Each Auction will occur on the Business Day that is at least 13 Business Days prior to the proposed Auction Call Redemption Date (such date, the "Auction Date").

            (ii) The Collateral Manager will initiate the Auction Procedures at least 24 Business Days before the proposed Auction Call Redemption Date by: (a) preparing a list of Collateral Debt Securities (including CUSIP Number, if any, par amount and issuer name for each Collateral Debt Security); (b) deriving a list of not less than three qualified bidders (the "Listed Bidders") and requesting from each Listed Bidder bids by the applicable Auction Date; and (c) notifying the Trustee of the list of Listed Bidders (the "List").

            (iii) The Collateral Manager will deliver a general solicitation package to the Listed Bidders consisting of: (a) a form of a purchase agreement ("Auction Purchase Agreement") provided to the Trustee by the Collateral Manager (which shall provide that (I) upon satisfaction of all conditions precedent therein, the purchaser is irrevocably obligated to purchase, and the Issuer is irrevocably obligated to sell, the Collateral Debt Securities on the date and on the terms stated therein, (II) each bidder may tender a separate bid for one or more Collateral Debt Securities in an Auction, (III) if the Collateral Debt Securities are to be sold to different bidders, that the consummation of the purchase of all Collateral Debt Securities must occur simultaneously and that the closing of each purchase is conditional on the closing of the other purchases,
      (IV) if for any reason whatsoever the Trustee has not received, by a specified Business Day (which shall be more than ten Business Days before the proposed Auction Call Redemption Date), payment in full in immediately available funds of the purchase price for all Collateral Debt Securities, the obligations of the parties shall terminate and the Issuer shall have no obligation or liability whatsoever and (V) any prospective purchasers will be subject to the "limited recourse" and "non-petition" provisions set forth in this Indenture), (b) the minimum aggregate Cash purchase price (which shall be determined by the Collateral Manager as the Total Redemption Price less the balance of all Eligible Investments and Cash in the Collection Accounts, the Payment Account, the Delayed

      Funding Obligations Account, each Hedge Termination Account and the Expense Account; (c) the list of Collateral Debt Securities; (d) a formal bid sheet (which will permit a bidder to bid for all of the Collateral Debt Securities or separately for any one or more (but not all) Collateral Debt Securities and will include a representation from the bidder that it is eligible to purchase all of the Collateral Debt Securities or any any one or more (but not all) Collateral Debt Securities) to be provided to the Trustee by the Collateral Manager; (e) a detailed timetable; and (f) copies of all transfer documents provided to the Trustee by the Collateral Manager (including transfer certificates and subscription agreements which a bidder must execute pursuant to the underlying instruments and a list of the requirements which the bidder must satisfy under the underlying instruments (i.e., Qualified Institutional Buyer status, Qualified Purchaser status, etc.)).

            (iv) The Collateral Manager will send solicitation packages to all Listed Bidders on the List at least 20 Business Days before the proposed Auction Call Redemption Date. The Listed Bidders will be required to submit any due diligence questions (or comments on the draft purchase agreement) in writing to the Collateral Manager by a date specified in the solicitation package. The Collateral Manager will be required to answer all reasonable and relevant questions by the date specified in the solicitation package and the Collateral Manager will distribute the questions and answers and the revised final Auction Purchase Agreement to all Listed Bidders (with a copy to the Issuer and the Trustee).

            (b)   Auction Process.

            (i) LaSalle Bank National Association or its Affiliates may, but shall not be required to, bid at the Auction. The Collateral Manager and its Affiliates may bid in the Auction if the Collateral Manager deems such bidding to be appropriate but is not required to do so.

            (ii) On the Second Business Day prior to the Auction Date (the "Auction Bid Date"), all bids will be due by facsimile at the offices of the Trustee by 11:00 a.m. New York City time, with the winning bidder or bidders to be notified by 2:00 p.m. New York City time. All bids from Listed Bidders on the List will be due on the bid sheet contained in the solicitation package. Each bid shall be for the purchase and delivery to one purchaser (i) of all (but not less than all) of the Collateral Debt Securities or (ii) of one or more (but not all) of the Collateral Debt Securities.

            (iii) Unless the Trustee receives (A) at least one bid from a Listed Bidder to purchase all of the Collateral Debt Securities or (B) receives bids from one or more Listed Bidders (to purchase one or more (but not all) Collateral Debt Securities) for all Collateral Debt Securities in the aggregate, the Trustee will decline to consummate the sale.

            (iv) Subject to clause (iii) above, with the advice of the Collateral Manager, the Trustee shall select the bid or bids which result in the Highest Auction Price from one or more Listed Bidders (in excess of the specified minimum purchase price). "Highest

      Auction Price" means the higher of (i) the highest price bid by any Listed Bidder for all of the Collateral Debt Securities or (ii) the sum of the highest prices bid by one or more Listed Bidders (for one or more (but not all) Collateral Debt Securities) for all Collateral Debt Securities in the aggregate. In each case, the price bid by a Listed Bidder will be the dollar amount which the Collateral Manager certifies to the Trustee based on the Collateral Manager's review of the bids, which certification shall be binding and conclusive.

            (v) Upon notification to the winning bidder or bidders, the winning bidder (or, if the Highest Auction Price requires the sale of the Collateral Debt Securities to more than one bidder, each winning bidder) will be required to deliver to the Trustee a signed counterpart of the Auction Purchase Agreement no later than 4:00 p.m. New York City time on the Auction Date. The winning bidder (or, if the Highest Auction Price requires the sale of the Collateral Debt Securities to more than one bidder, each winning bidder) will make payment in full of the purchase price on the Business Day (the "Auction Purchase Closing Date") specified in the general solicitation package (which will be no later than ten Business Days prior to the proposed Auction Call Redemption Date). If a winning bidder so requests, the Trustee and the Issuer will enter into a bailee letter in the form agreed upon by the Trustee and the Collateral Manager to this Indenture (a "Bailee Letter") with each winning bidder and its designated bank (which bank will be subject to approval by the Issuer or the Collateral Manager on behalf of the Issuer), provided that such bank enters into an account control agreement with the Trustee and the Issuer and has a long term debt rating of at least "BBB+" by Standard & Poor's and (if rated by Fitch) at least "BBB+" by Fitch and (if rated by Moody's) at least "A2" by Moody's. If the above requirements are satisfied, the Trustee will deliver the Collateral Debt Securities (to be sold to such bidder) pursuant thereto to the bailee bank at least one Business Day prior to the closing on the sale of the Collateral Debt Securities and accept payment of the purchase price pursuant thereto. If payment in full of the purchase price is not made by the Auction Purchase Closing Date for any reason whatsoever (or, if the Collateral Debt Securities are to be sold to more than one bidder, if any bidder fails to make payment in full of the purchase price by the Auction Purchase Closing Date for any reason whatsoever), the Issuer will decline to consummate the sale of all Collateral Debt Securities, the Trustee and the Issuer will direct the bailee bank to return the Collateral Debt Securities to the Trustee, and (if notice of redemption has been given by the Trustee) the Trustee will give notice (in accordance with the terms of this Indenture) that the Auction Call Redemption will not occur.

            (vi) Notwithstanding the foregoing, but subject to the satisfaction of the conditions set forth in Section 9.2(b), the Collateral Manager or any of its Affiliates, although it may not have been the highest bidder, will have the option to purchase any one or more Collateral Debt Securities for a purchase price equal to the highest bid therefor.

            (c)   Notwithstanding anything to the contrary set forth in this
Section 12.4, but subject to the satisfaction of the conditions set forth in
Section 9.2(b) and the consummation of the Auction Call Redemption, at the election of the Collateral Manager, in lieu of initiating or conducting any Auction, the Collateral Manager or any of its Affiliates will have the option to purchase all of the Collateral Debt Securities that would otherwise be subject to such Auction for a price equal to the Total Redemption Price. Such purchase of Collateral Debt Securities by the Collateral Manager or its Affiliates pursuant to this Section 12.4(c) will be deemed to be a Successful Auction pursuant to this Indenture.

                                   ARTICLE 13

                             NOTEHOLDERS' RELATIONS

            Section 13.1 Subordination.

            (a) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class B Notes, the Class C Notes and the Class D Notes agree for the benefit of the Holders of the Class A Notes and each Hedge Counterparty that the Class B Notes, the Class C Notes, the Class D Notes and the Issuer's rights in and to the Assets (the "Class B Subordinate Interests") shall be subordinate and junior to the Class A Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article 5, including as a result of an Event of Default specified in Section 5.1(f) or (g), the Class A Notes shall be paid in full before any further payment or distribution is made on account of the Class B Subordinate Interests. The Holders of the Class B Notes, the Class C Notes and the Class D Notes agree, for the benefit of the Holders of the Class A Notes and each Hedge Counterparty, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class B Notes, the Class C Notes and the Class D Notes hereunder until the payment in full of the Class A Notes and not before one year and one day, or, if longer, the applicable preference period then in effect, has elapsed since such payment.

            (b) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class C Notes and the Class D Notes agree for the benefit of the Holders of the Class A Notes, the Class B Notes and each Hedge Counterparty that the Class C Notes, the Class D Notes and the Issuer's rights in and to the Assets (the "Class C Subordinate Interests") shall be subordinate and junior to the Class A Notes and the Class B Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article 5, including as a result of an Event of Default specified in Section 5.1(f) or (g), the Class A Notes and the Class B Notes shall be paid in full before any further payment or distribution is made on account of the Class C Subordinate Interests. The Holders of the Class C Notes and the Class D Notes agree, for the benefit of the Holders of the Class A Notes and the Class B Notes and each Hedge Counterparty, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class C Notes and the Class D Notes hereunder until the payment in full of the Class A Notes and the Class B Notes and not before one year and one day, or, if longer, the applicable preference period then in effect, have elapsed since such payment.

            (c) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class D Notes agree for the benefit of the Holders of the Class

A Notes, the Class B Notes, the Class C Notes and each Hedge Counterparty that the Class D Notes and the Issuer's rights in and to the Assets (the "Class D Subordinate Interests") shall be subordinate and junior to the Class A Notes, the Class B Notes and the Class C Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article 5, including as a result of an Event of Default specified in Section 5.1(f) or (g), the Class A Notes, the Class B Notes and the Class C Notes shall be paid in full before any further payment or distribution is made on account of the Class D Subordinate Interests. The Holders of the Class D Notes agree, for the benefit of the Holders of the Class A Notes, the Class B Notes, and the Class C Notes and each Hedge Counterparty, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class D Notes hereunder until the payment in full of the Class A Notes, the Class B Notes and the Class C Notes and not before one year and one day, or, if longer, the applicable preference period then in effect, have elapsed since such payment.

            (d) In the event that notwithstanding the provisions of this Indenture, any holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Indenture, then, unless and until the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, as the case may be, shall have been paid in full in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, as the case may be, in accordance with this Indenture.

            (e) Each Holder of Subordinate Interests agrees with all Holders of the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes, as the case may be, that such Holder of Subordinate Interests shall not demand, accept, or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of this Indenture including this
Section 13.1; provided, however, that after the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes, as the case may be, have been paid in full, the Holders of Subordinate Interests shall be fully subrogated to the rights of the Holders of the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes, as the case may be. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of Subordinate Interests.

            Section 13.2 Standard of Conduct.

            In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Securityholder under this Indenture, subject to the terms and conditions of this Indenture, including, without limitation, Section 5.9, a Securityholder or Securityholders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Securityholder, the Issuer, or any other Person, except for any liability to which such Securityholder may be subject to the extent the same results from such Securityholder's taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

                                   ARTICLE 14

                                  MISCELLANEOUS

            Section 14.1 Form of Documents Delivered to the Trustee.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an Authorized Officer of the Issuer or the Co-Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or the Co-Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Collateral Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Manager or such other Person, unless such Authorized Officer of the Issuer or the Co-Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer or the Co-Issuer, stating that the information with respect to such matters is in the possession of the Issuer or the Co-Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer or the Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer's or the Co-Issuer's rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(k).

            Section 14.2 Acts of Securityholders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer and/or the Co-Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Issuer and the Co-Issuer, if made in the manner provided in this Section 14.2.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

            (c) The principal amount and registered numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Notes Register. The Notional Amount and registered numbers of the Preferred Shares held by any Person, and the date of his holding the same, shall be proved by the register maintained with respect to the Preferred Shares.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Securityholder shall bind such Securityholder (and any transferee thereof) of such Security and of every Security issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Preferred Shares Paying Agent, the Issuer or the Co-Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

            Section 14.3 Notices, etc., to the Trustee, the Issuer, the Co-Issuer, the Collateral Manager, the Initial Purchaser, each Hedge Counterparty and each Rating Agency.

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

            (a) the Trustee by any Securityholder or by the Issuer or the Co-Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form, to the Trustee addressed to it at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: CDO Trust Services Group - Arbor Realty Mortgage Securities Series 2004-1, Facsimile
Number: (312) 904-0524, or at any other address previously furnished in writing to the Issuer, the Co-Issuer or Securityholders by the Trustee;

            (b) the Issuer by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Issuer addressed to it c/o Arbor Realty Mortgage Securities Series 2004-1, Ltd. at Maples Finance Limited, P.O. Box 1093 GT, Queensgate House, South Church Street, George Town, Grand Cayman, Cayman Islands, telecopy number: 345-945-7100, Attention: The Director, or at any other address previously furnished in writing to the Trustee by the Issuer, with a copy to the Collateral Manager at its address set forth below;

            (c) the Co-Issuer by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Co-Issuer addressed to it in c/o Puglisi & Associates, 830 Library Avenue, Suite 204, Newark, Delaware 19711, Attention: Donald J. Puglisi, or at any other address previously furnished in writing to the Trustee by the Co-Issuer, with a copy to the Collateral Manager at its address set forth below;

            (d) the Preferred Shares Paying Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form, to the Preferred Shares Paying Agent addressed to it at its Corporate Trust Office at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: CDO Trust Services Group - Arbor Realty Mortgage Securities Series 2004-1, Facsimile Number: (312) 904-0524 or at any other address previously furnished in writing by the Trustee;

            (e) the Collateral Manager by the Issuer, the Co-Issuer or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Collateral Manager addressed to it at Arbor Realty Collateral Management, LLC, 333 Earle Ovington Boulevard, 9th Floor, Uniondale, New York 11553, Attention: Executive Vice President - Structured Securitization, or at any other address previously furnished in writing to the Issuer, the Co-Issuer or the Trustee;

            (f) each Rating Agency, as applicable, by the Issuer, the Co-Issuer, the Collateral Manager or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to each Rating Agency addressed to it at Standard & Poor's, Structured Finance Ratings, 55 Water Street, 41st Floor, New York, New York 10041-0003, telecopy no. (212) 438-2664, Attention: CBO/CLO Surveillance (and by electronic mail at cdosurveillance@standardandpoors.com; provided, that all reports required to be submitted to S&P pursuant to this Indenture only shall be provided in electronic form to such e-mail address); Moody's Investor Services, Inc., 99 Church Street, New York, New York 10007, telecopy no.: (212) 553-4170, Attention: CBO/CLO Monitoring (or by electronic mail at cdomonitoring@moodys.com) and Fitch Ratings, One State Street Plaza, New York, New York 10004, telecopy no.: (212) 558-2415, Attention: Credit Products Surveillance - Additional Reporting (or by electronic mail at cdo.surveillance@fitchratings.com) or such other address that a Rating Agency shall designate in the future;

            (g) each Hedge Counterparty by the Issuer, the Co-Issuer, the Collateral Manager or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to each Hedge Counterparty addressed to it at the address specified in the related Hedge Agreement or at any other address previously furnished in writing to the Issuer, the Co-Issuer, the Collateral Manager and the Trustee by each Hedge Counterparty;

            (h) the Initial Purchaser by the Issuer, the Co-Issuer, the Trustee or the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form to the Initial Purchaser c/o at Wachovia Capital Markets, LLC, 12 East 49th Street, 45th Floor, New York, NY 10017, Attention: Michelle Tan, facsimile no.: (212) 909-0047.

            Section 14.4 Notices to Noteholders; Waiver.

            Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Notes of any event,

            (a) such notice shall be sufficiently given to Holders of Notes if in writing and mailed, first class postage prepaid, to each Holder of a Note affected by such event, at the Address of such Holder as it appears in the Notes Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice;

            (b) such notice shall be in the English language;

            (c) such notice shall also be provided to the Irish Paying Agent (for so long as any Notes are listed on the Irish Stock Exchange); and

            (d) All reports or notices to Preferred Shareholders shall be sufficiently given if provided in writing and mailed, first class postage prepaid, to the Preferred Shares Paying Agent.

            Notwithstanding clause (a) above, a Holder of Notes may give the Trustee a written notice that it is requesting that notices to it be given by facsimile transmissions and stating the telecopy number for such transmission. Thereafter, the Trustee shall give notices to such Holder by facsimile transmission; provided, that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause
(a) above.

            The Trustee shall deliver to the Holders of the Notes any information or notice requested to be so delivered by at least 25% of the Holders of any Class of Notes.

            Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Notes as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders of Notes for every purpose hereunder.

            Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

            For so long as any Notes are listed on the Irish Stock Exchange and the rules of such exchange so require, all notices to Noteholders of such Notes will be published in the Daily Official List of the Irish Stock Exchange.

            Section 14.5 Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            Section 14.6 Successors and Assigns.

            All covenants and agreements in this Indenture by the Issuer and the Co-Issuer shall bind their respective successors and assigns, whether so expressed or not.

            Section 14.7 Severability.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 14.8 Benefits of Indenture.

            Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than (i) the parties hereto and their successors hereunder and (ii) the Collateral Manager, each Hedge Counterparty, the Preferred Shareholders, the Preferred Shares Paying Agent and the Noteholders (each of whom, in the case of this subclause (ii), shall be an express third party beneficiary hereunder), any benefit or any legal or equitable right, remedy or claim under this Indenture.

            Section 14.9 Governing Law.

            THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

            Section 14.10 Submission to Jurisdiction.

            Each of the Issuer and the Co-Issuer hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and each of the Issuer and the Co-Issuer hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. Each of the Issuer and the Co-Issuer hereby irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Issuer and the Co-Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Issuer's and the Co-Issuer's agent set forth in Section 7.2. Each of the Issuer and the Co-Issuer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            Section 14.11 Counterparts.

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            Section 14.12 Liability of Co-Issuers.

            Notwithstanding any other terms of this Indenture, the Notes or any other agreement entered into between, inter alios, the Issuer and the Co-Issuer or otherwise, neither the Issuer nor the Co-Issuer shall have any liability whatsoever to the Co-Issuer or the Issuer, respectively, under this Indenture, the Notes, any such agreement or otherwise and, without prejudice to the generality of the foregoing, neither the Issuer nor the Co-Issuer shall be entitled to take any steps to enforce, or bring any action or proceeding, in respect of this Indenture, the Notes, any such agreement or otherwise against the other Co-Issuer or the Issuer, respectively. In particular, neither the Issuer nor the Co-Issuer shall be entitled to petition or take any other steps for the winding up or bankruptcy of the Co-Issuer or the Issuer, respectively or shall have any claim in respect of any assets of the Co-Issuer or the Issuer, respectively.

                                   ARTICLE 15

          ASSIGNMENT OF COLLATERAL DEBT SECURITIES PURCHASE AGREEMENTS
                      AND COLLATERAL MANAGEMENT AGREEMENT

            Section 15.1 Assignment of Collateral Debt Securities Purchase Agreement and the Collateral Management Agreements.

            (a) The Issuer, in furtherance of the covenants of this Indenture and as security for the Notes and amounts payable to the Noteholders hereunder and the performance and observance of the provisions hereof, hereby collaterally assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Noteholders and each Hedge Counterparty, all of the

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Issuer's estate, right, title and interest in, to and under each Collateral Debt
Securities Purchase Agreement (now or hereafter entered into) and the Collateral Management Agreement (each, an "Article 15 Agreement"), including, without limitation, (i) the right to give all notices, consents and releases thereunder,
(ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of a Seller or the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, the Trustee hereby grants the Issuer a license to exercise all of the Issuer's rights pursuant to the Article 15 Agreements without notice to or the consent of the Trustee (except as otherwise expressly required by this Indenture, including, without limitation, as set forth in subsection (f) of this Section 15.1) which license shall be and is hereby deemed to be automatically revoked upon the occurrence of an Event of Default hereunder until such time, if any, as such Event of Default is cured or waived.

            (b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of each of the Article 15 Agreements, nor shall any of the obligations contained in each of the Article 15 Agreements be imposed on the Trustee.

            (c) Upon the retirement of the Notes, the payment by the Issuer of all amounts payable under each Hedge Agreement and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Noteholders and each Hedge Counterparty shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under each of the Article 15 Agreements shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

            (d) The Issuer represents that it has not executed any assignment of any of the Article 15 Agreements other than this collateral assignment.

            (e) The Issuer agrees that this assignment is irrevocable, and that it shall not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer shall, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may specify.

            (f) The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Sellers and the Collateral Manager, as applicable, in the Collateral Debt Securities Purchase Agreements and the Collateral Management Agreement, as applicable, to the following:

            (i) each of the Sellers and the Collateral Manager consents to the provisions of this collateral assignment and agrees to perform any provisions of this Indenture made expressly applicable to each of the Sellers and the Collateral Manager pursuant to the applicable Article 15 Agreement.

            (ii) each of the Sellers and the Collateral Manager, as applicable, acknowledges that the Issuer is collaterally assigning all of its right, title and interest in, to and under the Collateral Debt Securities Purchase Agreements and the Collateral Management Agreement, as applicable, to the Trustee for the benefit of the Noteholders, each Hedge Counterparty and each of the Sellers and the Collateral Manager, as applicable, agrees that all of the representations, covenants and agreements made by each of the Sellers and the Collateral Manager, as applicable, in the applicable Article 15 Agreement are also for the benefit of, and enforceable by, the Trustee, the Noteholders and each Hedge Counterparty.

            (iii) each of the Sellers and the Collateral Manager, as applicable, shall deliver to the Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the applicable Article 15 Agreement.

            (iv) none of the Issuer, the Sellers or the Collateral Manager shall enter into any agreement amending, modifying or terminating the applicable
      Article 15 Agreement, (other than in respect of an amendment or modification to cure any inconsistency, ambiguity or manifest error) or selecting or consenting to a successor collateral manager, without notifying each Rating Agency and without the prior written consent and written confirmation of each Rating Agency that such amendment, modification or termination will not cause the rating of the Notes to be reduced.

            (v) except as otherwise set forth herein and therein (including, without limitation, pursuant to Sections 12 and 13 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement, notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts pursuant to the Priority of Payments. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Notes issued under this Indenture and the expiration of a period equal to the applicable preference period under the Bankruptcy Code plus ten days following such payment.

            (vi) the Collateral Manager irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Collateral Manager irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The Collateral Manager irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Collateral Manager irrevocably consents to the service of any and all process in any action or Proceeding by the mailing by certified mail, return receipt requested, or delivery requiring signature and proof of delivery of copies of such initial process to it at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, 9th Floor,

                                     -199-

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      Uniondale, New York 11553, Attention: Executive Vice President--Structured
      Securitization. The Collateral Manager agrees that a final and non-appealable judgment by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                                   ARTICLE 16

                                 HEDGE AGREEMENT

            Section 16.1 Issuer's Obligations under Hedge Agreement.

            (a) On the Closing Date and thereafter, and on and after any date on which the Issuer enters into an additional or replacement Hedge Agreement (including any related Hedge Counterparty Credit Support), the Issuer as directed by the Collateral Manager shall (i) require that each Hedge Counterparty thereto (A) shall have absolutely and unconditionally guaranteed the obligations of the Hedge Counterparty under the related Hedge Agreement (with such form of guaranty as shall be satisfactory to each Rating Agency then rating any Notes hereunder), (B) shall have entered into credit intermediation arrangements in respect of the obligations of the Hedge Counterparty under the related Hedge Agreement satisfactory to each Rating Agency then rating any Notes hereunder, (C) shall be the issuing bank on one or more letters of credit supporting the obligations of the Hedge Counterparty under the related Hedge Agreement and that shall be reasonably acceptable to each Rating Agency then rating any Notes hereunder or (D) shall have provided any other additional credit support and such inclusion of additional credit support shall have satisfied the Rating Agency Condition (any such third party, a "Hedge Counterparty Credit Support Provider") and have obtained, and will maintain (at the Hedge Counterparty's or the Hedge Counterparty's Credit Support Provider's expense), with respect to itself as an issuer or with respect to its indebtedness, credit ratings at least equal to the Hedge Counterparty Required Ratings, if any, by each Rating Agency then rating any Notes hereunder, (ii) except with respect to a Form-Approved Assets Specific Hedge, obtain a written confirmation from each Rating Agency then rating any Notes hereunder that any additional or replacement Hedge Agreement and the related Hedge Counterparty would not cause such Rating Agency's then-current rating on any Class of Notes to be adversely qualified, reduced, suspended or withdrawn and (iii) assign and grant a security interest in such Hedge Agreement to the Trustee pursuant to this Indenture. Each Hedge Agreement will provide that, no amendment, modification, or waiver in respect of such will be effective unless (A) evidenced by a writing executed by each party thereto, and (B) the Trustee has acknowledged its consent thereto in writing and each Rating Agency confirms that the amendment, modification or waiver will not cause the reduction or withdrawal of its then current rating on any Class of Notes.

            (b) The Trustee shall, on behalf of the Issuer, pay amounts due to each Hedge Counterparty under the related Hedge Agreements in accordance with the Priority of Payments and Section 16.1(g) hereof.

            (c) The notional amount of each Hedge Agreement providing for floating rate payments to the Issuer will be calculated as a percentage of the principal amount of the Notes originally anticipated to be Outstanding on each Payment Date based on certain assumptions. In

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

accordance with the terms of each Hedge Agreement, such notional amount will be reduced by the Issuer (or the Collateral Manager on behalf of the Issuer) or each Hedge Counterparty on each Payment Date to the extent that (i) the outstanding principal amount of the Notes is less than the scheduled aggregate notional amount of the related Hedge Agreements for such Payment Date and/or
(ii) the Net Outstanding Portfolio Balance is less than the scheduled aggregate notional amount of the related Hedge Agreements for such Payment Date; provided, that if any Notes are then Outstanding, the Trustee shall first have received written evidence that the Rating Agency Condition with respect to Moody's and S&P has been satisfied with respect to such reduction other than as scheduled and Fitch shall have been notified of such reduction other than as scheduled. Additionally, subject to satisfaction of the Rating Agency Condition with respect to Moody's and S&P and the notification of Fitch in respect thereof, a termination in part of a Hedge Agreement and a corresponding reduction in the notional amount of the Hedge Agreement may occur, in the event of a Mandatory Redemption or Special Amortization of the Notes. The Issuer's remaining obligations in accordance with the Priority of Payments will not be affected by any such reduction. Notwithstanding any right of the Issuer to terminate each Hedge Agreement or related Hedge Counterparty Credit Support upon the occurrence of a Termination Event or an Event of Default (each as defined in each Hedge Agreement) or otherwise pursuant to a Hedge Agreement, the Issuer shall not terminate any Hedge Agreement or Hedge Counterparty Credit Support unless the Issuer notifies Fitch thereof and obtains a written confirmation from Moody's and S&P that such termination would not cause such Rating Agency's then-current rating on any Class of Notes, as applicable, to be adversely qualified, reduced, suspended or withdrawn.

            (d) Each Hedge Agreement shall provide for termination, and (i) shall be capable of being terminated by or on behalf of the Issuer upon the failure of the related Hedge Counterparty to post collateral under a Hedge Counterparty Credit Support within the time period specified in the related Hedge Agreement, provide other alternate credit enhancement in accordance with the related Hedge Agreement, or upon the failure of the related Hedge Counterparty to transfer (at the Hedge Counterparty's sole cost and expense) all of its rights and obligations under the related Hedge Agreement to a Qualified Hedge Party within the time period specified in the related Hedge Agreement, after the failure of the related Hedge Counterparty (or any Hedge Counterparty Credit Support Provider) to have the Hedge Counterparty Threshold Ratings; (ii) shall be capable of being terminated by or on behalf of the Issuer upon the failure of the related Hedge Counterparty to transfer (at the related Hedge Counterparty's sole cost and expense) all of its rights and obligations under the related Hedge Agreement to a Qualified Hedge Party within the time period specified in the related Hedge Agreement after the failure of the related Hedge Counterparty (or any Hedge Counterparty Credit Support Provider) to have the Hedge Counterparty Required Ratings (provided, however, that the related Hedge Counterparty shall continue to post collateral and use its best efforts to find a replacement pursuant to the related Hedge Agreement until the earlier to occur of termination of the related Hedge Agreement by or on behalf of the Issuer or consummation of a Permitted Transfer (as defined in and in accordance with the terms of the related Hedge Agreement)) unless the Issuer has received written confirmation from each Rating Agency that such failure would not cause such Rating Agency's then-current rating on any Class of Notes to be adversely qualified, reduced, suspended or withdrawn, (iii) shall be capable of being terminated by the related Hedge Counterparty, upon the failure of the Issuer to make, when due, any scheduled periodic payments under the related Hedge Agreement, (iv) shall be capable of being terminated, in whole or in part as provided in the related Hedge Agreement, upon the final sale of the Assets, an Auction Call Redemption, an Optional Redemption, a Clean-up Call or a Tax Redemption, (v) shall be capable of being terminated, in part as provided in the related Hedge Agreement, subject to satisfaction of the Rating Agency Condition with respect to Moody's and S&P, upon a Mandatory Redemption or a Special Amortization, (vi) shall be capable of being terminated by the related Hedge Counterparty upon any declaration by the Trustee that the Notes have become due and payable or (vii) as otherwise expressly provided for in the related Hedge Agreement. Each Hedge Agreement will further require a Hedge Counterparty, under the conditions described in clause
(ii) of the preceding sentence, to provide Hedge Counterparty Credit Support, although the provision of Hedge Counterparty Credit Support will not satisfy or discharge each Hedge Counterparty's obligation to transfer all of its rights and obligations under the related Hedge Agreement to a Qualified Hedge Party. The Issuer shall satisfy the Rating Agency Condition with respect to Moody's and S&P with respect to any such termination of any provision of Hedge Counterparty Credit Support and of any transfer of all of the rights and obligations of any Hedge Counterparty under any Hedge Agreement.

            (e) The Trustee shall, prior to the Closing Date, establish a single, segregated trust account with respect to each Hedge Counterparty in the name of the Trustee, each designated as the "Hedge Collateral Account," which shall be held in trust for the benefit of the Noteholders, over which the Trustee shall have exclusive control and the sole right of withdrawal, and in which no Person other than the Trustee and the Noteholders and the applicable Hedge Counterparty shall have any legal or beneficial interest. The Trustee shall deposit all collateral received from the related Hedge Counterparty under the related Hedge Agreement in the related Hedge Collateral Account. Any and all funds at any time on deposit in, or otherwise to the credit of, each Hedge Collateral Account shall be held in trust by the Trustee for the benefit of the Noteholders. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, each Hedge Collateral Account shall be (i) for application to obligations of the applicable Hedge Counterparty to the Issuer under the related Hedge Agreement in accordance with the terms of such Hedge Agreement or (ii) to return collateral to the applicable Hedge Counterparty when and as required by the related Hedge Agreement, which the Trustee shall return to the applicable Hedge Counterparty in accordance with the related Hedge Agreement. Each Hedge Collateral Account shall remain at all times with the Corporate Trust Office or a financial institution having a long-term debt rating at least equal to "BBB+" or "A2," as applicable, or a short-term debt rating at least equal to "A-1," "P-1" or "F1," as applicable.

            (f) Upon the default by a Hedge Counterparty in the payment when due of its obligations to the Issuer under the related Hedge Agreement (following the expiration of any applicable grace period), the Trustee or the Collateral Manager shall forthwith provide facsimile notice thereof to the Issuer, each of the Rating Agencies and, if applicable, any Hedge Counterparty Credit Support Provider. When the Trustee becomes aware of such default, the Trustee shall make a demand on the applicable Hedge Counterparty, or any Hedge Counterparty Credit Support Provider, if applicable, demanding payment forthwith. The Trustee shall give notice to the Noteholders and further notice to the Collateral Manager upon the continuing failure by such Hedge Counterparty or any Hedge Counterparty Credit Support Provider to perform its obligations during the two Business Days following a demand made by the Trustee on such Hedge Counterparty or any such Hedge Counterparty Credit Support Provider.

            (g) Upon the termination or partial termination of each Hedge Agreement, the Issuer at the direction of the Collateral Manager and the Trustee shall take such commercially reasonable actions (following the expiration of any applicable grace period and after the expiration of the applicable time period set forth in the related Hedge Agreement) to enforce the rights of the Issuer and the Trustee thereunder as may be permitted by the terms of the related Hedge Agreement and consistent with the terms hereof, and shall apply the proceeds of any such actions (including, without limitation, the proceeds of the liquidation of any collateral pledged by or on behalf of each Hedge Counterparty) to enter into an additional or replacement Hedge Agreements within 30 days of the expiration of any such grace period and such applicable time period as set forth in the related Hedge Agreement on substantially identical terms or on such other terms as required by the related Hedge Counterparty to any such additional or replacement Hedge Agreement as each Rating Agency may confirm in writing would not cause such Rating Agency's then-current rating of any Class of Notes, as applicable, to be reduced or withdrawn. The Trustee will, promptly after the Closing Date, in respect of each Hedge Counterparty, establish a single segregated trust account in the name of the Trustee, each designated the "Hedge Termination Account," which shall be held in trust for the benefit of the Noteholders and each Hedge Counterparty and over which the Trustee will have exclusive control and the sole right of withdrawal, and in each of which no person other than the Trustee, the Noteholders and the Hedge Counterparty will have any legal or beneficial interest. Each Hedge Collateral Account shall remain at all times with the Corporate Trust Office or a financial institution having a long-term debt rating at least equal to "BBB+" or "A2," as applicable, or a short-term debt rating at least equal to "A-1," "P-1" or "F1," as applicable. Notwithstanding anything contained in this Indenture to the contrary, any payments (other than payments relating to past-due scheduled payments on a Hedge Agreement) received by the Issuer or Trustee in connection with either (x) the termination (in whole or in part) of a related Hedge Agreement or (y) the execution of an additional or replacement Hedge Agreements shall be immediately transferred to the Trustee for deposit into the related Hedge Termination Account. Any costs attributable to entering into an additional or replacement Hedge Agreements (other than in connection with a Permitted Transfer as provided for and defined in the related Hedge Agreement) with respect to the related Hedge Counterparty shall be paid from the related Hedge Termination Account, and any such amounts which are payable but exceed the balance in the related Hedge Termination Account shall be borne solely by the Issuer and shall constitute expenses payable under subclause (5) of Section 11.1(a)(i) hereof. Additionally, any amounts that are due and payable to a Hedge Counterparty upon a termination of a Hedge Agreement shall be paid from any amounts on deposit in the related Hedge Termination Account, and, to the extent the amounts on deposit in such Hedge Termination Account are insufficient to pay all such amounts, then such amounts will be payable in accordance with Sections 11.1(a)(i) and (ii) hereof. Any amounts remaining on deposit in a Hedge Termination Account related to a Hedge Agreement following payment to the Hedge Counterparty shall be transferred to the Principal Collection Account and shall constitute Principal Proceeds. If determining the amount payable under the terminated Hedge Agreement, the Issuer or the Collateral Manager on behalf of the Issuer shall seek quotations in accordance with the terms of the related Hedge Agreement from reference market-makers who satisfy the definition of Qualified Hedge Party herein. Each Hedge Agreement may provide that the applicable Hedge Counterparty is responsible for determining the amounts payable in certain

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circumstances. In addition, the Issuer or the Collateral Manager on behalf of the Issuer shall use commercially reasonable efforts to cause the termination of the related Hedge Agreement to become effective simultaneously with the effectiveness of a replacement thereto, described as aforesaid.

            (h) Notwithstanding anything to the contrary set forth herein, for so long as any Class of Notes are Outstanding under this Indenture and are rated by Fitch, if any Hedge Counterparty fails to maintain the Hedge Counterparty Collateral Threshold Rating with respect to Fitch, then such Hedge Counterparty shall, within 10 Business Days, at such Hedge Counterparty's election,

                  (i) obtain a guaranty of its obligations under each related
            Hedge Agreements from a Person that satisfies the Hedge Counterparty Collateral Threshold Rating with respect to Fitch;

                  (ii) assign its obligations under the related Hedge Agreement to a Person that satisfies the Hedge Counterparty Collateral Threshold Rating with respect to Fitch; or

                  (iii) post collateral in respect of its obligations under the related Hedge Agreement.

            In addition, for so long as any Class of Notes are Outstanding under this Indenture and are rated by Fitch, if any Hedge Counterparty fails to maintain a rating by Fitch of at least "BBB-", then such Hedge Counterparty shall within 30 days, at such Hedge Counterparty's expense, transfer and assign its obligations under each related Hedge Agreement to a substitute Hedge Counterparty that has the same rating level of such Hedge Counterparty before the downgrade.

            (i)Notwithstanding anything to the contrary set forth herein, for so long as any Class of Notes are Outstanding under this Indenture and are rated by Moody's, if any Hedge Counterparty drops to (A) a rating by Moody's of at least "Aa3" and such Hedge Counterparty is added to the Moody's "negative watch" list (if such Hedge Counterparty does not have a short-term debt rating from Moody's) or (B) a rating by Moody's of at least "A1" and such Hedge Counterparty is added to the Moody's "negative watch" list (or a short-term debt of at least "P-1" and such Hedge Counterparty is added to the Moody's "negative watch" list), then such Hedge Counterparty shall, within 10 Business Days, post collateral in respect of its obligations under the related Hedge Agreement.

            Section 16.2 Collateral Debt Securities Purchase Agreements.

            Following the Closing Date, unless a Collateral Debt Securities Purchase Agreement is necessary to comply with the provisions of this Indenture, the Issuer may acquire Collateral Debt Securities in accordance with customary settlement procedures in the relevant markets. In any event, the Issuer shall obtain from any seller of a Loan, all Underlying Instruments with respect to each Collateral Debt Security, and all Underlying Instruments related to any related Senior Tranche that govern, directly or indirectly, the rights and obligations of the owner of the Collateral Debt Security with respect to the Underlying Term Loan, the Underlying

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Mortgage Property and the Collateral Debt Security and any certificate evidencing the Collateral Debt Security.

            Section 16.3 Cure Rights.

            (a) If the Issuer, as holder of a Loan, has the right pursuant to the related Underlying Instruments to cure an event of default on the Underlying Term Loan, the Collateral Manager may, in accordance with the Collateral Manager Servicing Standard advance from its own funds with respect to the Loan as a reimbursable Cure Advance, all such amounts as are necessary to effect the timely cure of such event of default pursuant to the terms of the related Underlying Instruments; provided, that (i) such advances may only be made (A) to the extent that the Collateral Manager reasonably believes that such cash advances can be repaid from future payments on the related underlying commercial mortgage loan and in accordance with the Collateral Manager Servicing Standard and (B) if the Collateral Manager receives written instruction from holders of at least a Majority of the aggregate outstanding notional amount of the Preferred Shares with respect thereto, and (ii) the particular advance would not, if made, constitute a Nonrecoverable Cure Advance. The determination by the Collateral Manager that it has made a Nonrecoverable Cure Advance or that any proposed Cure Advance, if made, would constitute a Nonrecoverable Cure Advance shall be made by the Collateral Manager in its reasonable, good faith judgment in accordance with the Collateral Manager Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee, setting forth the basis for such determination, accompanied by an appraisal, if available, or an independent broker's opinion of the value of the Underlying Mortgage Property and any information that the Collateral Manager may have obtained and that supports such determination. All such advances shall be reimbursable only from subsequent collections from the specific Collateral Debt Security (the "Cure Collateral Debt Security") with respect to which the Cure Advance was made, in the manner specified in Section 17.2(b).

            (b) No later than 11:00 a.m. on the Business Day preceding each Determination Date, the Collateral Manager may request by Officer's Certificate delivered to the Trustee, reimbursement for any Cure Advance made pursuant to
Section 17.2(a), from any amounts received with respect to the related Collateral Debt Security. No later than the Payment Date related to the Determination Date for which the Collateral Manager has delivered an Officer's Certificate requesting reimbursement of a Cure Advance, the Trustee shall transfer to Collateral Manager, by wire transfer to an account identified to the Trustee in writing, the amount of such Cure Advance.

            (c) Notwithstanding anything to the contrary set forth herein, the Collateral Manager shall not be required to make any Cure Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Cure Advance as determined pursuant to Section 17.2(a).

            Section 16.4 Purchase Right; Majority Preferred Shareholder.

            If the Issuer, as holder of a Participation or B Note, has the right pursuant to the related Underlying Instruments to purchase any related Senior Tranche(s), the Issuer may, and shall if directed by the Majority Preferred Shareholder, exercise such right, if the Collateral

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

Manager determines based on the Collateral Manager Servicing Standard that the exercise of the option would be in the best interest of the Noteholders, but may not exercise such right if the Collateral Manager determines otherwise. The Collateral Manager shall deliver to the Trustee an Officer's Certificate certifying such determination, accompanied by an Act of the Majority Preferred Shareholder directing the Issuer to exercise such right. In connection with the purchase of any such Senior Tranche(s), the Issuer shall assign to the Majority Preferred Shareholder or its designee all of its right, title and interest in such Senior Tranche(s) in exchange for a purchase price (such price and any other associated expense of such exercise to be paid by the Majority Preferred Shareholder) of the Senior Tranche(s) (or, if the Underlying Instruments permit, the Issuer may assign the purchase right to the Majority Preferred Shareholder or its designee; otherwise the Majority Preferred Shareholder or its designee shall fund the purchase by the Issuer, which shall then assign the Senior Tranche(s) to the Majority Preferred Shareholder or its designee) (the "Purchase Option Purchase Price"), which amount shall be delivered by the Majority Preferred Shareholder or its designee from its own funds to or upon the instruction of the Collateral Manager in accordance with terms of the Underlying Instruments related to the acquisition of such Senior Tranche(s). The Trustee or the Issuer shall execute and deliver at the Majority Preferred Shareholder's direction such instruments of transfer or assignment prepared by the Majority Preferred Shareholder, in each case without recourse, as shall be necessary to transfer title to the Majority Preferred Shareholder or its designee of the Senior Tranche(s) and the Trustee shall have no responsibility with regard to such Senior Tranche(s).

            Section 16.5 Representations and Warranties Related to Subsequent Collateral Debt Securities.

            (a) If the Collateral Debt Security is a Subsequent Collateral Debt Security, upon the acquisition of such Subsequent Collateral Debt Security by the Issuer, the Loan seller has made or assigned to the Issuer the following:

            (i) (A) representations and warranties in form and substance substantially similar to the representations and warranties set forth as Schedule H with respect to the Underlying Term Loan and the Underlying Mortgage Property (except with respect to Mezzanine Loans) and (B) representations and warranties regarding good title, no liens, no modifications, no defaults and valid assignment with respect to the Loan itself; and

            (ii) in the case of a B Note, the representations and warranties in form and substance substantially similar to the representations and warranties set forth as Schedule I with respect to such B Note;

            (iii) in the case of a Participation, the representations and warranties in form and substance substantially similar to the representations and warranties set forth as Schedule J with respect to such Participation;

            (iv) in the case of a Mezzanine Loan, the representations and warranties in form and substance substantially similar to the representations and warranties set forth as Schedule K with respect to such Mezzanine Loan;

            (v) in the case of a Preferred Equity Security, the representations and warranties in form and substance substantially similar to the representations and warranties set forth as Schedule L with respect to such Preferred Equity Security; and

            (vi) in the case of a CMBS Security, the representations and warranties in form and substance substantially similar to the representations and warranties set forth as Schedule M with respect to such CMBS Security.

            (b) The representations and warranties in Section 17.4(a) with respect to the acquisition of a Subsequent Collateral Debt Security may be subject to any modification, limitation or qualification that the Collateral Manager determines to be acceptable in accordance with the Collateral Manager Servicing Standard; provided that the Collateral Manager will provide each Rating Agency with a report attached to each Monthly Report identifying each such modification, exception, limitation or qualification received with respect to the acquisition of any Subsequent Collateral Debt Security during the period covered by the Monthly Report, which report may contain explanations by the Collateral Manager as to its determinations.

            (c) The Issuer shall obtain a covenant from the Person making any representation or warranty to the Issuer pursuant to Section 17.4(a) that such Person shall repurchase the related Collateral Debt Security if any such representation or warranty is breached (but only after the expiration of any permitted cure periods and failure to cure such breach). The purchase price for any Collateral Debt Security repurchased (the "Repurchase Price") shall be a price equal to the sum of the following (in each case, without duplication) as of the date of such repurchase: (i) the outstanding principal amount thereof, plus (ii) accrued and unpaid interest on such Collateral Debt Security, plus
(iii) any unreimbursed advances, plus (iv) accrued and unpaid interest on advances on the Collateral Debt Security, plus (v) any reasonable costs and expenses (including, but not limited to, the cost of any enforcement action, incurred by the Issuer or the Trustee in connection with any such purchase by a seller).

            Section 16.6 Operating Advisor; Additional Debt.

            If the Issuer, as holder of a B Note, a Participation, Preferred Equity Security or a Mezzanine Loan, has the right pursuant to the related Underlying Instruments to appoint the operating advisor, directing holder or Person serving a similar function under the Underlying Instruments, each of the Issuer, the Trustee and the Collateral Manager shall take such actions as are reasonably necessary to appoint the Collateral Manager to such position. If the Issuer, as holder of a B Note, a Participation or a Mezzanine Loan, has the right pursuant to the related Underlying Instruments to consent to the related borrower incurring any additional debt, such consent will be subject to satisfaction of the Rating Agency Condition.

                                   ARTICLE 17

                                 ADVANCING AGENT

            Section 17.1 Liability of the Advancing Agent.

            The Advancing Agent shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Advancing Agent.

            Section 17.2 Merger or Consolidation of the Advancing Agent.

            (a) The Advancing Agent will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction in which it was formed, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture to perform its duties under this Indenture.

            (b) Any Person into which the Advancing Agent may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Advancing Agent shall be a party, or any Person succeeding to the business of the Advancing Agent shall be the successor of the Advancing Agent, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (it being understood and agreed by the parties hereto that the consummation of any such transaction by the Advancing Agent shall have no effect on the Trustee's obligations under Section 10.7, which obligations shall continue pursuant to the terms of Section 10.7) .

            Section 17.3 Limitation on Liability of the Advancing Agent and Others.

            None of the Advancing Agent or any of its affiliates, directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture, or for errors in judgment; provided, however, that this provision shall not protect the Advancing Agent against liability to the Issuer or Noteholders for any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Advancing Agent and any director, officer, employee or agent of the Advancing Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Advancing Agent and any director, officer, employee or agent of the Advancing Agent shall be indemnified by the Issuer pursuant to the priorities set forth in Section 11.1(a) and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Indenture or the Notes, other than any loss, liability or expense (i) specifically required to be borne by the Advancing Agent pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties hereunder (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Indenture); or (ii) incurred by reason of any breach of a representation, warranty or covenant made herein, any misfeasance, bad faith or negligence by the Advancing Agent in the performance of or negligent disregard of, obligations or duties hereunder or any violation of any state or federal securities law.

            Section 17.4 Representations and Warranties of the Advancing Agent.

            The Advancing Agent represents and warrants that:

            (a) the Advancing Agent (i) has been duly organized, is validly existing and is in good standing under the laws of the State of Maryland, (ii) has full power and authority to own the Advancing Agent's assets and to transact the business in which it is currently engaged, and (iii) is duly qualified and in good standing under the laws of each jurisdiction where the Advancing Agent's ownership or lease of property or the conduct of the Advancing Agent's business requires, or the performance of this Indenture would require, such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under, or on the validity or enforceability of, the provisions of this Indenture applicable to the Advancing Agent;

            (b) the Advancing Agent has full power and authority to execute, deliver and perform this Indenture; this Indenture has been duly authorized, executed and delivered by the Advancing Agent and constitutes a legal, valid and binding agreement of the Advancing Agent, enforceable against it in accordance with the terms hereof, except that the enforceability hereof may be subject to
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (c) neither the execution and delivery of this Indenture nor the performance by the Advancing Agent of its duties hereunder conflicts with or will violate or result in a breach or violation of any of the terms or provisions of, or constitutes a default under: (i) the Articles of Incorporation and bylaws of the Advancing Agent, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Advancing Agent is a party or is bound, (iii) any law, decree, order, rule or regulation applicable to the Advancing Agent of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over the Advancing Agent or its properties, and which would have, in the case of any of (i), (ii) or (iii) of this subsection (c), either individually or in the aggregate, a material adverse effect on the business, operations, assets or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under this Indenture; and

            (d) no litigation is pending or, to the best of the Advancing Agent's knowledge, threatened, against the Advancing Agent that would materially and adversely affect the execution, delivery or enforceability of this Indenture or the ability of the Advancing Agent to perform any of its obligations under this Indenture in accordance with the terms hereof.

            (e) no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by the Advancing Agent of its duties hereunder, except such as have been duly made or obtained.

            Section 17.5 Resignation and Removal; Appointment of Successor.

            (a) No resignation or removal of the Advancing Agent and no appointment of a successor Advancing Agent pursuant to this Article 18 shall become effective until the acceptance of appointment by the successor Advancing Agent under Section 18.6.

            (b) The Advancing Agent may resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Trustee, the Collateral Manager, each Hedge Counterparty, the Noteholders and each Rating Agency.

            (c) The Advancing Agent may be removed at any time by Act of 66-2/3% of the Preferred Shares upon written notice delivered to the Trustee and to the Issuer and the Co-Issuer.

            (d) If the Advancing Agent shall resign or be removed, upon receiving such notice of resignation or removal, the Issuer and the Co-Issuer shall promptly appoint a successor advancing agent by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Advancing Agent so resigning and one copy to the successor Advancing Agent, together with a copy to each Noteholder, the Trustee, each Hedge Counterparty and the Collateral Manager; provided, that such successor Advancing Agent shall be appointed only subject to satisfaction of the Rating Agency Condition and upon the written consent of a Majority of the Preferred Shares. If no successor Advancing Agent shall have been appointed and an instrument of acceptance by a successor Advancing Agent shall not have been delivered to the Advancing Agent within 30 days after the giving of such notice of resignation, the resigning Advancing Agent, the Trustee or any Preferred Shareholder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Advancing Agent.

            (e) The Issuer and the Co-Issuer shall give prompt notice of each resignation and each removal of the Advancing Agent and each appointment of a successor Advancing Agent by mailing written notice of such event by first class mail, postage prepaid, to each Rating Agency, each Hedge Counterparty and to the Holders of the Notes as their names and addresses appear in the Notes Register.

            (f) No resignation or removal of the Advancing Agent and no appointment of a Successor Advancing Agent shall become effective until the acceptance of appointment by the Successor Advancing Agent.

            Section 17.6 Acceptance of Appointment by Successor Advancing Agent.

            (a) Every successor Advancing Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Co-Issuer, each Hedge Counterparty, the Collateral Manager, the Trustee and the retiring Advancing Agent an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Advancing Agent shall become effective and such successor Advancing Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Advancing Agent.

            (b) No appointment of a successor Advancing Agent shall become effective unless each Rating Agency has confirmed in writing that the employment of such successor would not adversely affect the rating on the Notes.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the day and year first above written.

                                             Executed as a Deed

                                             ARBOR REALTY MORTGAGE SECURITIES
                                                SERIES 2004-1, LTD., as Issuer

                                             By  /s/ Guy R. Milone, Jr.
                                                 ----------------------
                                                 Name: Guy R. Milone, Jr.
                                                 Title: Authorized Signatory

                                             Witness:

                                                 /s/ Patrice Bourdreau
                                                 ---------------------

                                             ARBOR REALTY MORTGAGE SECURITIES
                                                 SERIES 2004-1 LLC, as Co-Issuer

                                             By: /s/ Guy R. Milone, Jr.
                                                 ----------------------
                                                 Name: Guy R. Milone, Jr.
                                                 Title: Authorized Signatory

                                             LASALLE BANK NATIONAL
                                             ASSOCIATION, solely as Trustee,
                                             Paying Agent, Calculation Agent,
                                             Transfer Agent, Custodial
                                             Securities Intermediary and Notes
                                             Registrar and not in its individual
                                             capacity

                                             By: /s/ Barbara A. Wolf
                                                 -------------------
                                                 Name: Barbara A. Wolf
                                                 Title:  Vice President

                                             ARBOR REALTY SR, INC., as Advancing
                                                 Agent

                                             By: /s/ Guy R. Milone, Jr.
                                                 ----------------------
                                                 Name: Guy R. Milone, Jr.
                                                 Title: Authorized Signatory

                                                                      SCHEDULE A

                          MOODY'S LOSS SCENARIO MATRIX

      The following information has been provided to the Issuer by Moody's and the capitalized terms used therein and not otherwise defined with respect to types of securities have the meanings ascribed thereto by Moody's.

      For CMBS Securities the recovery rate is assumed as follows:

                                                                   RATING OF A TRANCHE AT ISSUANCE
                                                        --------------------------------------------------------
 TRANCHE AS % OF CAPITAL STRUCTURE AT ISSUANCE          Aaa         Aa       A         Baa        Ba         B
-------------------------------------------------       ----       ----     ----       ----      ----       ----
greater than 70%                                         85%        80%      65%        55%       45%        30%
greater than 10% and less than or equal to 70%           75%        70%      55%        45%       35%        25%
greater than 5% and less than or equal to 10%            65%        55%      45%        35%       25%        15%
greater than 2% and less than or equal to 5%             55%        45%      35%        30%       20%        10%
less than or equal to 2%                                 45%        35%      25%        20%       10%         5%

            With respect to Loans (other than Mezzanine Loans), the Recovery Rate is as follows:

                                                                           RATING OF A TRANCHE AT ISSUANCE(1)
                                                                                                                     BELOW
 TRANCHE AS % OF CAPITAL STRUCTURE AT ISSUANCE(1)       Aaa         Aa       A         Baa        Ba         B         B
-------------------------------------------------       ----       ----     ----       ----      ----       ----     ------
greater than 70%                                         85%        80%      65%        55%       45%        30%       15%
greater than 10% and less than or equal to 70%           75%        70%      55%        45%       35%        25%       10%
greater than 5% and less than or equal to 10%            65%        55%      45%        35%       25%        15%        0%
greater than 2% and less than or equal to 5%             55%        45%      35%        30%       20%        10%        0%
less than or equal to 2%                                 45%        35%      25%        20%       10%         5%        0%

            With respect to Mezzanine Loans and Preferred Equity Securities, the Recovery Rate is as follows:

                                                                          RATING OF A TRANCHE AT ISSUANCE(3)
                                                        -------------------------------------------------------------------
                                                                                                                     BELOW
 TRANCHE AS % OF CAPITAL STRUCTURE AT ISSUANCE(2)       Aaa         Aa       A         Baa        Ba         B         B
-------------------------------------------------       ----       ----     ----       ----      ----       ----     ------
greater than 70%                                         75%        70%      55%        45%       35%        35%       10%
greater than 10% and less than or equal to 70%           65%        60%      45%        35%       25%        25%       5%
greater than 5% and less than or equal to 10%            55%        45%      35%        25%       15%        15%       0%
greater than 2% and less than or equal to 5%             45%        35%      25%        20%       10%        10%       0%
less than or equal to 2%                                 35%        25%      15%        10%        0%         0%       0%

                                    Sch. A-3

------------------
1 For purposes of calculating the tranche as a percentage of capital structure at issuance with respect to a Loan, such amount shall be a percentage equal to a fraction, the numerator of which is the aggregate Principal Balance of (a) such Loan and (b) any Loan which is pari passu with such Loan and secured by the same commercial mortgage and the denominator of which is the total principal balance of the commercial mortgage loan related to such Loan.

2 For purposes of calculating the tranche as a percentage of capital structure at issuance with respect to a Mezzanine Loan, such amount shall be a percentage equal to a fraction, the numerator of which is the aggregate Principal Balance of (a) such Mezzanine Loan and (b) any Mezzanine Loan which is pari passu with such Mezzanine Loan and secured by an interest in an entity related to the same commercial property and the denominator of which is the total principal balance of any Loans related to the same commercial property.

                  The Moody's Recovery Rate for REIT unsecured debt securities is 40% (other than for mortgage and healthcare related REIT debt securities, for which it is 10%).

                  If the timely payment of principal of and interest on a Collateral Debt Security is guaranteed by another person or entity, the Moody's Recovery Rate will be determined in consultation with Moody's.

                                                                      SCHEDULE B

                        STANDARD & POOR'S RECOVERY MATRIX

   A. IF THE COLLATERAL DEBT SECURITY IS A CMBS SECURITY THE S&P RECOVERY RATE WILL BE AS FOLLOWS:

                                                                 LIABILITY RATING =>

      SENIOR ASSET CLASS                      AAA        AA         A        BBB        BB        B         CCC
-----------------------------                ----       ----       ----     ----       ----      ----       ----
AAA..........................                80.0%      85.0%      90.0%    90.0%      90.0%     90.0%      90.0%
AA...........................                70.0%      75.0%      85.0%    90.0%      90.0%     90.0%      90.0%
A............................                60.0%      65.0%      75.0%    85.0%      90.0%     90.0%      90.0%
BBB..........................                50.0%      55.0%      65.0%    75.0%      85.0%     85.0%      85.0%

      JUNIOR ASSET CLASS                      AAA        AA         A        BBB        BB        B         CCC
-----------------------------                ----       ----       ----     ----       ----      ----       ----
AAA..........................
AA...........................                55.0%      65.0%      75.0%    80.0%      80.0%     80.0%      80.0%
A............................                40.0%      45.0%      55.0%    65.0%      80.0%     80.0%      80.0%
BBB..........................                30.0%      35.0%      40.0%    45.0%      50.0%     60.0%      70.0%
BB...........................                10.0%      10.0%      10.0%    25.0%      35.0%     40.0%      50.0%
B............................                 2.5%       5.0%       5.0%    10.0%      10.0%     20.0%      25.0%
CCC..........................                 0.0%       0.0%       0.0%     0.0%       2.5%      5.0%       5.0%

      B. If the Collateral Debt Security is a REIT Debt Security or a debt security issued by a real estate operating company, the recovery rate will be 40%. The recovery rate will be 50% for monolines and 40% for all other third party guarantees. If the Underlying Instruments permit investment in non-U.S. securities in excess of 20% of the underlying collateral by principal amount of underlying collateral, the recovery rate will be assigned by S&P upon the acquisition of such security by the Issuer.

      C. If the Collateral Debt Security is a whole Loan, the recovery rate will be 50%. If the Participation is a senior Participation, senior B-Note or Rake Bond at the level of the underlying commercial mortgage loan, the recovery rate will be 35%; all other Participations, B Notes, Single Asset Mortgage Securities or Single Borrower Mortgage Securities will have a recovery rate of 30%. If the Collateral Debt Security is a Mezzanine Loan or Preferred Equity Security, the recovery rate will be 25%.

                                    Sch. B-1

                                                                      SCHEDULE C

                      S&P NON-ELIGIBLE NOTCHING ASSET TYPES

           The following asset classes are not eligible to be notched.
                       Credit estimates must be performed.
    This schedule may be modified or adjusted at any time, so please verify applicability.

ASSET TYPE

(1)   Non-U.S. Structured Finance Securities

(2)   Guaranteed Securities

(3)   CDOs of Structured Finance and Real Estate

(4)   CBOs of CDOs

(5)   CLOs of Distressed Debt

(6)   Mutual Fund Fee Securities

(7)   Catastrophic Bonds

(8)   First Loss Tranches of any public securitization

(9)   Synthetics

(10)  Synthetic CBOs

(11)  Combination Securities

(12)  Re-REMICs

(13)  Market value collateralized debt obligations

(14)  Net Interest Margin Securities (NIMs)

                                    Sch. C-1

                                                                      SCHEDULE D

                        S&P ELIGIBLE NOTCHING ASSET TYPES

                  Asset classes eligible for notching if they are not first loss tranches or combination securities. If the security is rated by two agencies, notch down as shown below based on the lowest rating. If rated only by one agency, then notch down what is shown below plus one more notch. This schedule may be modified or adjusted at any time, so please verify applicability.

                                                         ISSUED PRIOR TO 8/1/01         ISSUED AFTER 8/1/01
                                                           CURRENT RATING IS:            CURRENT RATING IS:
                                                         -----------------------      ------------------------
                                                                        NON INV.                      NON INV.
                                                         INV. GRADE      GRADE        INV. GRADE        GRADE
                                                         ----------     --------      ----------      --------
1.   CONSUMER ABS                                           -1             -2             -2             -3
     Automobile Loan Receivable Securities
     Automobile Lease Receivable Securities
     Credit Card Securities
     Healthcare Securities
     Student Loan Securities

2.   COMMERCIAL ABS                                         -1             -2             -2             -3
     Cargo Securities
     Equipment Leasing Securities
     Aircraft Leasing Securities
     Small Business Loan Securities
     Restaurant and Food Services Securities
     Tobacco Litigation Securities

3.   Non-RE-REMIC RMBS                                      -1             -2             -2             -3
     Manufactured Housing Loan Securities

4.   Non-RE-REMIC CMBS                                      -1             -2             -2             -3
     CMBS - Conduit
     CMBS - Credit Tenant Lease
     CMBS - Large Loan
     CMBS - Single Borrower
     CMBS - Single Property

5.   REITs                                                  -1             -2             -2             -3
     REIT - Multifamily & Mobile Home Park
     REIT - Retail
     REIT - Hospitality
     REIT - Office
     REIT - Industrial
     REIT - Healthcare
     REIT - Warehouse
     REIT - Self Storage
     REIT - Mixed Use

6.   SPECIALTY STRUCTURED                                   -3             -4             -3              -4
     Stadium Financings
     Project Finance
     Future flows

                                    Sch. D-2

                              PRIOR TO 8/1/01     ISSUD PRIOR TO 8/1/01
                                CURRENT RATING IS:        CURRENT RATING IS:
                              ---------------------     ---------------------
7. RESIDENTIAL MORTGAGES      -1                 -2     -2                 -3
   Residential "A"
   Residential "B/C"
   Home equity loans

8. REAL ESTATE OPERATING      -1                 -2     -2                 -3
   COMPANIES

                                                            ANNEX 1 - SCHEDULE D

      Loans (including Participations, B Notes and Mezzanine Loans): With respect to Loans (including Participations, B Notes and Mezzanine Loans), if such Loan is not rated by S&P and the aggregate Principal Balance of Loans not rated (or shadow rated) by S&P does not exceed 15% of the Aggregate Collateral Balance, then the S&P Rating of such Loan will be the rating corresponding to the LTV of such Loan classified by the type of mortgage property securing such Loan or the related underlying Loan as set forth on Annex 1 (whole Loans), Annex 2 (B Notes and Participations) and Annex 3 (Mezzanine Loans) with respect to the specific Loan type.

               STANDARD & POOR'S SHADOW RATING GRID - WHOLE LOANS

                                                                   MALLS
                                                      -------------------------------
           OFFICE, INDUSTRIAL, NON-MALL RETAIL                     ALL IN
       ------------------------------------------      ALL IN        LTV      ALL IN
         ALL IN LTV    ALL IN LTV     ALL IN LTV        LTV        85.1-       LTV
           < 85%       85.1-99.9%      > 100%          < 85%       99.9%      > 100%
       -------------   ----------    -----------      -------     -------    --------
AAA        35.375%       33.625%        31.875%       40.250%     38.250%     36.250%
AA+        37.125%       35.375%        33.625%       42.250%     40.250%     38.250%
AA         38.875%       37.125%        35.375%       44.250%     42.250%     40.250%
AA-        40.042%       38.292%        36.542%       45.583%     43.583%     41.583%
A+         41.208%       39.458%        37.708%       46.917%     44.917%     42.917%
A          42.375%       40.625%        38.875%       48.250%     46.250%     44.250%
A-         43.542%       41.792%        40.042%       49.583%     47.583%     45.583%
BBB+       44.708%       42.958%        41.208%       50.917%     48.917%     46.917%
BBB        45.875%       44.125%        42.375%       52.250%     50.250%     48.250%
BBB-       48.500%       46.750%        45.000%       55.250%     53.250%     51.250%
BB+        52.000%       50.250%        48.500%       59.250%     57.250%     55.250%
BB         55.500%       53.750%        52.000%       63.250%     61.250%     59.250%
BB-        57.250%       55.500%        53.750%       65.250%     63.250%     61.250%
B+         59.000%       57.250%        55.500%       67.250%     65.250%     63.250%
B          60.750%       59.000%        57.250%       69.250%     67.250%     65.250%
B-         62.500%       60.750%        59.000%       71.250%     69.250%     67.250%
CCC+       64.250%       62.500%        60.750%       73.250%     71.250%     69.250%
CCC        66.000%       64.250%        62.500%       75.250%     73.250%     71.250%
CCC-       67.750%       66.000%        64.250%       77.250%     75.250%     73.250%

                                                                    HOTELS
                                                      --------------------------------
            MULTIFAMILY & MANUFACTURED HOUSING                      ALL IN
         ---------------------------------------       ALL IN        LTV       ALL IN
         ALL IN LTV    ALL IN LTV     ALL IN LTV        LTV         85.1-        LTV
            < 85%      85.1-99.9%       > 100%         < 85%        99.9%      > 100%
         ----------    ----------     ----------       ------      ------     --------
AAA        37.125%       35.375%       33.625%         23.125%     21.875%     20.625%
AA+        38.875%       37.125%       35.375%         24.375%     23.125%     21.875%
AA         40.625%       38.875%       37.125%         25.625%     24.375%     23.125%
AA-        41.792%       40.042%       38.292%         26.458%     25.208%     23.958%
A+         42.958%       41.208%       39.458%         27.292%     26.042%     24.792%
A          44.125%       42.375%       40.625%         28.125%     26.875%     25.625%
A-         45.292%       43.542%       41.792%         28.958%     27.708%     26.458%
BBB+       46.458%       44.708%       42.958%         29.792%     28.542%     27.292%
BBB        47.625%       45.875%       44.125%         30.625%     29.375%     28.125%
BBB-       50.250%       48.500%       46.750%         33.750%     32.500%     31.250%
BB+        53.750%       52.000%       50.250%         36.250%     35.000%     33.750%
BB         57.250%       55.500%       53.750%         38.750%     37.500%     36.250%
BB-        59.000%       57.250%       55.500%         40.000%     38.750%     37.500%
B+         60.750%       59.000%       57.250%         41.250%     40.000%     38.750%
B          62.500%       60.750%       59.000%         42.500%     41.250%     40.000%
B-         64.250%       62.500%       60.750%         43.750%     42.500%     41.250%
CCC+       66.000%       64.250%       62.500%         45.000%     43.750%     42.500%
CCC        67.750%       66.000%       64.250%         46.250%     45.000%     43.750%
CCC-       69.500%       67.750%       66.000%         47.500%     46.250%     45.000%

----------------

LTVs are based on MAI appraisal values (no more than 6 months old)

                                                            ANNEX 2 - SCHEDULE D

        STANDARD & POOR'S SHADOW RATING GRID - B NOTES AND PARTICIPATIONS

                                                                   MALLS
                                                    ----------------------------------
          OFFICE, INDUSTRIAL, NON-MALL RETAIL                      ALL IN
         ---------------------------------------     ALL IN          LTV       ALL IN
         ALL IN LTV    ALL IN LTV     ALL IN LTV       LTV          85.1-        LTV
            < 85%      85.1-99.9%       > 100%        < 85%         99.9%      > 100%
         ----------    ----------     ----------     ------        ------     --------
AAA        34.125%      32.375%       30.625%       39.000%       37.000%     35.000%
AA+        35.875%      34.125%       32.375%       41.000%       39.000%     37.000%
AA         37.625%      35.875%       34.125%       43.000%       41.000%     39.000%
AA-        38.792%      37.042%       35.292%       44.333%       42.333%     40.333%
A+         39.958%      38.208%       36.458%       45.667%       43.667%     41.667%
A          41.125%      39.375%       37.625%       47.000%       45.000%     43.000%
A-         42.292%      40.542%       38.792%       48.333%       46.333%     44.333%
BBB+       43.458%      41.708%       39.958%       49.667%       47.667%     45.667%
BBB        44.625%      42.875%       41.125%       51.000%       49.000%     47.000%
BBB-       47.250%      45.500%       43.750%       54.000%       52.000%     50.000%
BB+        50.750%      49.000%       47.250%       58.000%       56.000%     54.000%
BB         54.250%      52.500%       50.750%       62.000%       60.000%     58.000%
BB-        56.000%      54.250%       52.500%       64.000%       62.000%     60.000%
B+         57.750%      56.000%       54.250%       66.000%       64.000%     62.000%
B          59.500%      57.750%       56.000%       68.000%       66.000%     64.000%
B-         61.250%      59.500%       57.750%       70.000%       68.000%     66.000%
CCC+       63.000%      61.250%       59.500%       72.000%       70.000%     68.000%
CCC        64.750%      63.000%       61.250%       74.000%       72.000%     70.000%
CCC-       66.500%      64.750%       63.000%       76.000%       74.000%     72.000%

                                     Sch.D-5

                                                                  HOTELS
                                                    --------------------------------
          MULTIFAMILY & MANUFACTURED HOUSING                      ALL IN
       ---------------------------------------        ALL IN       LTV       ALL IN
       ALL IN LTV    ALL IN LTV     ALL IN LTV          LTV       85.1-        LTV
          < 85%      85.1-99.9%       > 100%           < 85%      99.9%      > 100%
       ----------    ----------     ----------        ------     ------     --------
AAA      35.875%       34.125%        32.375%         21.875%    20.625%     19.375%
AA+      37.625%       35.875%        34.125%         23.125%    21.875%     20.625%
AA       39.375%       37.625%        35.875%         24.375%    23.125%     21.875%
AA-      40.542%       38.792%        37.042%         25.208%    23.958%     22.708%
A+       41.708%       39.958%        38.208%         26.042%    24.792%     23.542%
A        42.875%       41.125%        39.375%         26.875%    25.625%     24.375%
A-       44.042%       42.292%        40.542%         27.708%    26.458%     25.208%
BBB+     45.208%       43.458%        41.708%         28.542%    27.292%     26.042%
BBB      46.375%       44.625%        42.875%         29.375%    28.125%     26.875%
BBB-     49.000%       47.250%        45.500%         32.500%    31.250%     30.000%
BB+      52.500%       50.750%        49.000%         35.000%    33.750%     32.500%
BB       56.000%       54.250%        52.500%         37.500%    36.250%     35.000%
BB-      57.750%       56.000%        54.250%         38.750%    37.500%     36.250%
B+       59.500%       57.750%        56.000%         40.000%    38.750%     37.500%
B        61.250%       59.500%        57.750%         41.250%    40.000%     38.750%
B-       63.000%       61.250%        59.500%         42.500%    41.250%     40.000%
CCC+     64.750%       63.000%        61.250%         43.750%    42.500%     41.250%
CCC      66.500%       64.750%        63.000%         45.000%    43.750%     42.500%
CCC-     68.250%       66.500%        64.750%         46.250%    45.000%     43.750%

------------------
LTVs are based on MAI appraisal values (no more than 6 months old)

                                                                       EXHIBIT A

                              FORM OF CLASS A NOTE
           [REGULATION S GLOBAL SECURITY] [RULE 144A GLOBAL SECURITY]

            THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT"). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A)(1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QIB") WHO IS A QUALIFIED PURCHASER AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT (A "QUALIFIED PURCHASER") AND IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHO IS A QUALIFIED PURCHASER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $500,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF), FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, OR (2) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT IN A PRINCIPAL AMOUNT OF NOT LESS THAN $500,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION
2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, IF APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST IN SUCH SECURITY VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, IF APPLICABLE.

            ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

            THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN

ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

              ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1, LTD.
               ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1 LLC

                             CLASS A SENIOR SECURED
                        FLOATING RATE TERM NOTE DUE 2040

      No. [Reg. S][144A]/R-___ [Up to]
      CUSIP No.                U.S. $182,910,000

            Each of ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1, LTD., an exempted company incorporated in the Cayman Islands (the "Issuer") and ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1 LLC, a limited liability company formed under the laws of Delaware (the "Co-Issuer") for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to ONE HUNDRED EIGHTY TWO MILLION NINE HUNDRED TEN THOUSAND United States Dollars (U.S. $182,910,000) on February 20, 2040 (the "Stated Maturity"), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class A Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on April 21, 2005, and quarterly on each July 21, October 21, January 21 and April 21 thereafter (or if such day is not a Business Day, then on the next succeeding Business Day) (each, a "Payment Date"). Interest shall be computed on the basis of the actual number of days in the Interest Accrual Period applicable to the Class A Notes divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to the applicable Payment Date.

            The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and the Co-Issuer payable solely from the Collateral Debt Securities and other Assets pledged by the Issuer, and in the event the Collateral Debt Securities and other such Assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished.

            The payment of the interest on this Note is senior to the payments of the principal of and interest on the Class B, Class C Notes, the Class D Notes and the Preferred Shares. So long as any Class A Notes are Outstanding, the Class B Notes, Class C Notes, Class D Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

            Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Registered Holder hereof; provided that the Registered Holder shall have provided wiring instructions to the Trustee on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the Registered Holder at its address in the Notes Register.

            Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a Default is otherwise made with respect to such payments of principal.

            Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Trustee or at any Paying Agent.

            The Registered Holder of this Note shall be treated as the owner hereof for all purposes.

            Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

            Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            This Note is one of a duly authorized issue of Class A Senior Secured Floating Rate Term Notes Due 2040, of the Issuer and the Co-Issuer (the "Class A Notes"), limited in aggregate principal amount to U.S. $182,910,000 to be issued under an indenture dated as of January 19, 2005 (the "Indenture") by and among the Issuer, the Co-Issuer, LaSalle Bank National Association as trustee, paying agent, calculation agent, transfer agent, custodial securities intermediary and notes registrar (in such capacity and together with any successor trustee permitted under the Indenture, the "Trustee") and Arbor Realty SR, Inc., as advancing agent. Also authorized under the Indenture are (a) U.S. $51,590,000 Class B Second Priority Floating Rate Term Notes Due 2040 (the "Class B Notes"), (b) U.S. $50,417,000 Class C Third Priority Floating Rate Term Notes Due 2040 (the "Class C Notes") and (c) U.S. $20,402,000 Class D Fourth Priority Floating Rate Term Notes Due 2040 (the "Class D Notes", together with the Class A Notes, the Class B Notes and the Class C Notes, the "Notes").

            The Issuer will also issue 163,707,380 Preferred Shares having a par value of U.S. $0.01 per share and a notional amount of U.S. $1.00 per share (the "Preferred Shares"), under the Issuer's Memorandum and Articles of Association as part of its issued share capital.

            Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Holders of the Notes and the Preferred Shareholders and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

            Payments of principal of the Class A Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

            Pursuant to Section 9.1 of the Indenture, the Notes are subject to redemption by the Issuer at the direction of the Collateral Manager, in whole but not in part, upon notice given in the manner provided in the Indenture, on or after the Payment Date on which the Aggregate Outstanding Amount of the Notes (excluding any Class C Capitalized Interest or Class D Capitalized Interest) has been reduced to 10% of the Aggregate Outstanding Amount of the Notes on the Closing Date; provided that no such redemption may be made until any payments due and payable upon a termination of each Hedge Agreement shall be made in accordance with the procedures as set forth therein; provided, further, that the funds available to be used for such redemption will be sufficient to pay the Total Redemption Price.

            Pursuant to Section 9.1 of the Indenture, the Notes and the Preferred Shares are subject to redemption by the Issuer at a price equal to the applicable Redemption Price, on any Payment Date on or after the Payment Date occurring in January 2008 at the direction of the Issuer (such redemption, an "Optional Redemption"), in whole but not in part (i) by Act of a Majority of the Preferred Shares delivered to the Trustee, or (ii) at the direction of the Collateral Manager unless a Majority of the Preferred Shares object; provided, however, that any payments due and payable upon a termination of each Hedge Agreement will be made in accordance with the terms thereof and the Indenture; and provided further, the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price.

            Pursuant to Section 9.2 of the Indenture, the Notes and the Preferred Shares are subject to redemption by the Issuer, during the period from and including the Payment Date occurring in January 2015 and to but not including the first Payment Date on which the Clean-up Call may be exercised, in whole but not in part, if a Successful Auction is completed (such redemption, an "Auction Call Redemption"), at their applicable Redemption Prices; provided, that any payments due and payable upon a termination of each Hedge Agreement shall be made on the Auction Call Redemption Date in accordance with the terms thereof and in the Indenture; provided, further, that the funds available to be used for such Auction Call Redemption will be sufficient to pay the Total Redemption Price. In addition, the Notes are subject to redemption by the Issuer and the Co-Issuer or, in the case of the Preferred Shares, by the Issuer, upon notice given in the manner provided below, on any Payment Date under certain circumstances as provided in the Indenture. The Redemption Price for any Note redeemed pursuant to Section 9.1 or Section 9.2 of the Indenture shall be as set forth in the Indenture.

            In the case of any redemption of the Notes, interest installments whose Payment Date is on or prior to the applicable redemption date will be payable to the Holders of such Notes (or one or more predecessor Notes) registered as such at the close of business on the relevant Record Date. Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable redemption date (unless the Issuer shall default in the payment of the Redemption Price).

            Pursuant to Section 9.6 of the Indenture, if any Coverage Tests applicable to any Class of Notes are not met on a Measurement Date, then on the following Payment Date certain Interest Proceeds and certain Principal Proceeds may be used to redeem the Notes, in the order and manner provided in Section 9.6 of the Indenture, until each applicable Coverage Test is satisfied.

            Pursuant to Section 9.7 of the Indenture, the Notes may be amortized in part by the Issuer (at the election and direction of the Collateral Manager) if, during the Reinvestment Period, under certain circumstances, the Collateral Manager has been unable, for a period of at least 30 consecutive days, to identify Substitute Collateral Debt Securities that it determines would be appropriate and would meet the Eligibility Criteria in sufficient amounts to permit the reinvestment of all or a portion of the Principal Proceeds then on deposit in the Principal Collection Account and the amounts on deposit in the Unused Proceeds Account in Substitute Collateral Debt Securities.

            If an Event of Default shall occur and be continuing, the Class A Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

            By written notice to the Issuer, the Co-Issuer, the Trustee and each Hedge Counterparty, a Majority of each and every Class of Notes (voting as a separate Class) may rescind a declaration of acceleration of the maturity of the Notes at any time prior to a judgment or decree for payment of money due, provided that certain conditions set forth in the Indenture are satisfied.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Co-Issuer and the rights of the Holders under the Indenture at any time by the Issuer and the Co-Issuer with the consent of each Hedge Counterparty, a Majority of each Class of Notes adversely affected thereby and a Majority of the Preferred Shares adversely affected thereby and subject to satisfaction of the Rating Agency Condition. Upon the execution of any supplemental indenture, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore authenticated and delivered thereunder shall be bound thereby. The Indenture also contains provisions permitting, on behalf of the Holders of all the Notes, a Majority of each and every Class of Notes (voting as a separate Class) to waive compliance by the Issuer with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Issuer and the Co-Issuer, which are absolute and unconditional to the extent permitted by applicable law, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

            The Notes are issuable in minimum denominations of $500,000 and integral multiples of $1,000 in excess thereof.

            The principal of each Note shall be payable at the Stated Maturity thereof unless the unpaid principal of such Note becomes due and payable on an earlier date by declaration of acceleration, call for redemption or otherwise.

            The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture and the term "Co-Issuer" as used in this Note includes any successor to the Co-Issuer under the Indenture.

            The Class A Notes are non-recourse obligations of the Issuer and the Co-Issuer and are limited in right of payment to amounts available from the Assets as provided in the Indenture. No other assets will be available to satisfy payments on the Class A Notes.

            Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

            No service charge shall be made for exchange or registration of transfer of this Note, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The remedies of the Trustee or the Holder hereof, as provided herein or in the Indenture, shall be cumulative and concurrent and may be pursued solely against the assets of the Issuer and the Co-Issuer. No failure on the part of the Holder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER OR THE CO-ISSUER IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY, OR IF LONGER THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT PLUS ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

            AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

            IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of January 19, 2005

                                       ARBOR REALTY MORTGAGE SECURITIES SERIES
                                         2004-1, LTD.,
                                         as Issuer

                                       By: ___________________________________
                                           Name:
                                           Title:

                                       ARBOR REALTY MORTGAGE SECURITIES SERIES
                                         2004-1 LLC,
                                         as Co-Issuer

                                       By: ___________________________________
                                           Name:
                                           Title:

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Notes referred to in the within-mentioned Indenture.

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                         as Trustee

                                       By: ____________________________________
                                           Authorized Signatory

                                 ASSIGNMENT FORM

      For value received _______________________________________________

      hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code,
of assignee:

  the within Note and does hereby irrevocably constitute and
  appoint_____________   Attorney to transfer the Note on the books of the
  Issuer with full power of substitution in the premises.

  Date:                       Your Signature:
                                                     (Sign exactly as your name
                                                     appears on this Note)

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

On the Closing Date the Principal Amount of this Note was $182,910,000. The following exchanges of a part of this Global Security have been made since the Closing Date:

                                                                                 PRINCIPAL AMOUNT         SIGNATURE OF
                            AMOUNT OF                      AMOUNT OF                    OF             AUTHORIZED OFFICER
                  DECREASE IN PRINCIPAL AMOUNT  INCREASE IN PRINCIPAL AMOUNT   THIS GLOBAL SECURITY       OF TRUSTEE OR
                             OF THIS                        OF THIS               FOLLOWING SUCH           SECURITIES
DATE OF EXCHANGE         GLOBAL SECURITY                GLOBAL SECURITY       DECREASE (OR INCREASE)        CUSTODIAN
----------------  ----------------------------  ----------------------------  ----------------------   -------------------


                                                                       EXHIBIT B

                              FORM OF CLASS B NOTE
           [REGULATION S GLOBAL SECURITY] [RULE 144A GLOBAL SECURITY]

            THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT"). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A)(1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QIB") WHO IS A QUALIFIED PURCHASER AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT (A "QUALIFIED PURCHASER") AND IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHO IS A QUALIFIED PURCHASER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $500,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF), FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, OR (2) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT IN A PRINCIPAL AMOUNT OF NOT LESS THAN $500,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION
2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, IF APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST IN SUCH SECURITY VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, IF APPLICABLE.

            ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

            THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN

ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

              ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1, LTD.
               ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1 LLC

                             CLASS B SECOND PRIORITY
                        FLOATING RATE TERM NOTE DUE 2040

No. [Reg. S][144A]/R-___ [Up to]

CUSIP No. U.S. $51,590,000

            Each of ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1, LTD., an exempted company incorporated in the Cayman Islands (the "Issuer") and ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1 LLC, a limited liability company formed under the laws of Delaware (the "Co-Issuer") for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to FIFTY ONE MILLION FIVE HUNDRED NINETY THOUSAND United States Dollars (U.S. $51,590,000) on February 20, 2040 (the "Stated Maturity"), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class B Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on April 21, 2005, and quarterly on each July 21, October 21, January 21 and April 21 thereafter (or if such day is not a Business Day, then on the next succeeding Business Day) (each, a "Payment Date"). Interest shall be computed on the basis of the actual number of days in the Interest Accrual Period applicable to the Class B Notes divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to the applicable Payment Date.

            The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and the Co-Issuer payable solely from the Collateral Debt Securities and other Assets pledged by the Issuer, and in the event the Collateral Debt Securities and other such Assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished.

            The payment of the interest on this Note is senior to the payments of the principal of and interest on the Class C Notes, the Class D Notes and the Preferred Shares. Payments on this Note are subordinate to the payment on any Payment Date of interest on the Class A Notes and payment of other amounts payable in accordance with the Priority of Payments. So long as any Class A Notes are Outstanding, the Class B Notes will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

            Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Registered Holder hereof; provided that the Registered Holder shall have provided wiring instructions to the Trustee on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the Registered Holder at its address in the Notes Register.

            Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a Default is otherwise made with respect to such payments of principal.

            Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Trustee or at any Paying Agent.

            The Registered Holder of this Note shall be treated as the owner hereof for all purposes.

            Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

            Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            This Note is one of a duly authorized issue of Class B Second Priority Floating Rate Term Notes Due 2040, of the Issuer and the Co-Issuer (the "Class B Notes"), limited in aggregate principal amount to U.S. $51,590,000 to be issued under an indenture dated as of January 19, 2005 (the "Indenture") by and among the Issuer, the Co-Issuer, LaSalle Bank National Association as trustee, paying agent, calculation agent, transfer agent, custodial securities intermediary and notes registrar (in such capacity and together with any successor trustee permitted under the Indenture, the "Trustee") and Arbor Realty SR, Inc., as advancing agent. Also authorized under the Indenture are (a) U.S. $182,910,000 Class A Senior Secured Floating Rate Term Notes Due 2040 (the "Class A Notes"), (b) U.S. $50,417,000 Class C Third Priority Floating Rate Term Notes Due 2040 (the "Class C Notes") and (c) U.S. $20,402,000 Class D Fourth Priority Floating Rate Term Notes Due 2040 (the "Class D Notes", together with the Class A Notes, the Class B Notes and the Class C Notes, the "Notes").

            The Issuer will also issuer 163,707,380 Preferred Shares having a par value of U.S. $0.01 per share and a notional amount of U.S. $1.00 per share (the "Preferred Shares"), under the Issuer's Memorandum and Articles of Association as part of its issued share capital.

            Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Holders of the Notes and the Preferred Shareholders and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

            Payments of principal of the Class B Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

            Pursuant to Section 9.1 of the Indenture, the Notes are subject to redemption by the Issuer at the direction of the Collateral Manager, in whole but not in part, upon notice given in the manner provided in the Indenture, on or after the Payment Date on which the Aggregate Outstanding Amount of the Notes (excluding any Class C Capitalized Interest or Class D Capitalized Interest) has been reduced to 10% of the Aggregate Outstanding Amount of the Notes on the Closing Date; provided that no such redemption may be made until any payments due and payable upon a termination of each Hedge Agreement shall be made in accordance with the procedures as set forth therein; provided, further, that the funds available to be used for such redemption will be sufficient to pay the Total Redemption Price.

            Pursuant to Section 9.1 of the Indenture, the Notes and the Preferred Shares are subject to redemption by the Issuer at a price equal to the applicable Redemption Price, on any Payment Date on or after the Payment Date occurring in January 2008 at the direction of the Issuer (such redemption, an "Optional Redemption"), in whole but not in part (i) by Act of a Majority of the Preferred Shares delivered to the Trustee, or (ii) at the direction of the Collateral Manager unless a Majority of the Preferred Shares object; provided, however, that any payments due and payable upon a termination of each Hedge Agreement will be made in accordance with the terms thereof and the Indenture; and provided further, the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price.

            Pursuant to Section 9.2 of the Indenture, the Notes and the Preferred Shares are subject to redemption by the Issuer, during the period from and including the Payment Date occurring in January 2015 and to but not including the first Payment Date on which the Clean-up Call may be exercised, in whole but not in part, if a Successful Auction is completed (such redemption, an "Auction Call Redemption"), at their applicable Redemption Prices; provided, that any payments due and payable upon a termination of each Hedge Agreement shall be made on the Auction Call Redemption Date in accordance with the terms thereof and in the Indenture; provided, further, that the funds available to be used for such Auction Call Redemption will be sufficient to pay the Total Redemption Price. In addition, the Notes are subject to redemption by the Issuer and the Co-Issuer or, in the case of the Preferred Shares, by the Issuer, upon notice given in the manner provided below, on any Payment Date under certain circumstances as provided in the Indenture. The Redemption Price for any Note redeemed pursuant to Section 9.1 or Section 9.2 of the Indenture shall be as set forth in the Indenture.

            In the case of any redemption of the Notes, interest installments whose Payment Date is on or prior to the applicable redemption date will be payable to the Holders of such Notes (or one or more predecessor Notes) registered as such at the close of business on the relevant Record Date. Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable redemption date (unless the Issuer shall default in the payment of the Redemption Price).

            Pursuant to Section 9.6 of the Indenture, if any Coverage Tests applicable to any Class of Notes are not met on a Measurement Date, then on the following Payment Date certain Interest Proceeds and certain Principal Proceeds may be used to redeem the Notes, in the order and manner provided in Section 9.6 of the Indenture, until each applicable Coverage Test is satisfied.

            Pursuant to Section 9.7 of the Indenture, the Notes may be amortized in part by the Issuer (at the election and direction of the Collateral Manager) if, during the Reinvestment Period, under certain circumstances, the Collateral Manager has been unable, for a period of at least 30 consecutive days, to identify Substitute Collateral Debt Securities that it determines would be appropriate and would meet the Eligibility Criteria in sufficient amounts to permit the reinvestment of all or a portion of the Principal Proceeds then on deposit in the Principal Collection Account and the amounts on deposit in the Unused Proceeds Account in Substitute Collateral Debt Securities.

            If an Event of Default shall occur and be continuing, the Class B Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

            By written notice to the Issuer, the Co-Issuer, the Trustee and each Hedge Counterparty, a Majority of each and every Class of Notes (voting as a separate Class) may rescind a declaration of acceleration of the maturity of the Notes at any time prior to a judgment or decree for payment of money due, provided that certain conditions set forth in the Indenture are satisfied.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Co-Issuer and the rights of the Holders under the Indenture at any time by the Issuer and the Co-Issuer with the consent of each Hedge Counterparty, a Majority of each Class of Notes adversely affected thereby and a Majority of the Preferred Shares adversely affected thereby and subject to satisfaction of the Rating Agency Condition. Upon the execution of any supplemental indenture, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore authenticated and delivered thereunder shall be bound thereby. The Indenture also contains provisions permitting, on behalf of the Holders of all the Notes, a Majority of each and every Class of Notes (voting as a separate Class) to waive compliance by the Issuer with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Issuer and the Co-Issuer, which are absolute and unconditional to the extent permitted by applicable law, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

            The Notes are issuable in minimum denominations of $500,000 and integral multiples of $1,000 in excess thereof.

            The principal of each Note shall be payable at the Stated Maturity thereof unless the unpaid principal of such Note becomes due and payable on an earlier date by declaration of acceleration, call for redemption or otherwise.

            The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture and the term "Co-Issuer" as used in this Note includes any successor to the Co-Issuer under the Indenture.

            The Class B Notes are non-recourse obligations of the Issuer and the Co-Issuer and are limited in right of payment to amounts available from the Assets as provided in the Indenture. No other assets will be available to satisfy payments on the Class B Notes.

            Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

            No service charge shall be made for exchange or registration of transfer of this Note, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The remedies of the Trustee or the Holder hereof, as provided herein or in the Indenture, shall be cumulative and concurrent and may be pursued solely against the assets of the Issuer and the Co-Issuer. No failure on the part of the Holder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER OR THE CO-ISSUER IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY, OR IF LONGER THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT PLUS ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

            AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

      IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of January 19, 2005

                                       ARBOR REALTY MORTGAGE SECURITIES SERIES
                                         2004-1, LTD.,
                                         as Issuer

                                       By: ____________________________________
                                           Name:
                                           Title:

                                       ARBOR REALTY MORTGAGE SECURITIES SERIES
                                         2004-1 LLC,
                                         as Co-Issuer

                                       By: ____________________________________
                                           Name:
                                           Title:

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Notes referred to in the within-mentioned Indenture.

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                           as Trustee

                                       By: ____________________________________
                                           Authorized Signatory

                                 ASSIGNMENT FORM

      For value received _________________________________

      hereby sell, assign and transfer unto
____________________________________________________

____________________________________________________

Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code,
of assignee:

   the within Note and does hereby irrevocably constitute and appoint_______ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

   Date:                Your Signature:
                                                     (Sign exactly as your name
                                                     appears on this Note)

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

On the Closing Date the Principal Amount of this Note was $51,590,000. The following exchanges of a part of this Global Security have been made since the Closing Date:

                                                                                 PRINCIPAL AMOUNT         SIGNATURE OF
                            AMOUNT OF                      AMOUNT OF                    OF             AUTHORIZED OFFICER
                  DECREASE IN PRINCIPAL AMOUNT  INCREASE IN PRINCIPAL AMOUNT   THIS GLOBAL SECURITY       OF TRUSTEE OR
                             OF THIS                        OF THIS               FOLLOWING SUCH           SECURITIES
DATE OF EXCHANGE         GLOBAL SECURITY                GLOBAL SECURITY       DECREASE (OR INCREASE)        CUSTODIAN
----------------  ----------------------------  ----------------------------  ----------------------   -------------------


                                                                       EXHIBIT C

                              FORM OF CLASS C NOTE
            [REGULATION S GLOBAL SECURITY][RULE 144A GLOBAL SECURITY]

            THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT"). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A)(1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QIB") WHO IS A QUALIFIED PURCHASER AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT (A "QUALIFIED PURCHASER") AND IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHO IS A QUALIFIED PURCHASER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $500,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF), FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, OR (2) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT IN A PRINCIPAL AMOUNT OF NOT LESS THAN $500,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION
2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, IF APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST IN SUCH SECURITY VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, IF APPLICABLE.

            ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

            THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN

ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

              ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1, LTD.
               ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1 LLC

                             CLASS C THIRD PRIORITY
                        FLOATING RATE TERM NOTE, DUE 2040

      No. [Reg. S][144A]/R-___ [Up to]
      CUSIP No.                U.S. $50,417,000

            Each of ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1, LTD., an exempted company incorporated in the Cayman Islands (the "Issuer") and ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1 LLC, a limited liability company formed under the laws of Delaware (the "Co-Issuer") for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to FIFTY MILLION FOUR HUNDRED SEVENTEEN THOUSAND United States Dollars (U.S. $50,417,000) on February 20, 2040 (the "Stated Maturity"), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class C Interest Distribution Amount allocable to this Note in accordance with the Indenture payable initially on April 21, 2005, and quarterly on each July 21, October 21, January 21 and April 21 thereafter (or if such day is not a Business Day, then on the next succeeding Business Day) (each, a "Payment Date"). Interest shall be computed on the basis of the actual number of days in the Interest Accrual Period applicable to the Class C Notes divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to the applicable Payment Date.

            The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and the Co-Issuer payable solely from the Collateral Debt Securities and other Assets pledged by the Issuer, and in the event the Collateral Debt Securities and other such Assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished.

            The payment of the interest on this Note is senior to the payments of the principal of and interest on the Class D Notes and the Preferred Shares. Except as set forth in the Indenture, the payment of principal of this Note is subordinate to the payments of principal of and interest on the Class A Notes and the Class B Notes and no payments of principal on the Class C Notes will be made until the Class A Notes and the Class B Notes are paid in full, except as otherwise provided in the Indenture. The principal of this Note shall be due and payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that, except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class A Notes and the Class B Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class B Notes and other amounts in accordance with the Priority of Payments.

            Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Registered Holder hereof; provided that the Registered Holder shall have provided wiring instructions to the Trustee on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the Registered Holder at its address in the Notes Register.

            Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a Default is otherwise made with respect to such payments of principal.

            Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Trustee or at any Paying Agent.

            The Registered Holder of this Note shall be treated as the owner hereof for all purposes.

            Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

            Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            This Note is one of a duly authorized issue of Class C Third Priority Floating Rate Term Notes Due 2040, of the Issuer and the Co-Issuer (the "Class C Notes"), limited in aggregate principal amount to U.S. $50,417,000 to be issued under an indenture dated as of January 19, 2005 (the "Indenture") by and among the Issuer, the Co-Issuer, LaSalle Bank National Association as trustee, paying agent, calculation agent, transfer agent, custodial securities intermediary and notes registrar (in such capacity and together with any successor trustee permitted under the Indenture, the "Trustee") and Arbor Realty SR, Inc., as advancing agent. Also authorized under the Indenture are (a) U.S. $182,910,000 Class A Senior Secured Floating Rate Term Notes Due 2040 (the "Class A Notes"), (b) U.S. $51,590,000 Class B Second Priority Floating Rate Term Notes Due 2040 (the "Class B Notes") and (c) U.S. $20,402,000 Class D Fourth Priority Floating Rate Term Notes Due 2040 (the "Class D Notes", together with the Class A Notes, the Class B Notes, and the Class C Notes, the "Notes").

            The Issuer will also issuer 163,707,380 Preferred Shares having a par value of U.S. $0.01 per share and a notional amount of U.S. $1.00 per share (the "Preferred Shares"), under the Issuer's Memorandum and Articles of Association as part of its issued share capital.

            Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee and the Holders of the Notes and the Preferred Shareholders and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

            Payments of principal of the Class C Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

            Pursuant to Section 9.1 of the Indenture, the Notes are subject to redemption by the Issuer at the direction of the Collateral Manager, in whole but not in part, upon notice given in the manner provided in the Indenture, on or after the Payment Date on which the Aggregate Outstanding Amount of the Notes (excluding any Class C Capitalized Interest or Class D Capitalized Interest) has been reduced to 10% of the Aggregate Outstanding Amount of the Notes on the Closing Date; provided that no such redemption may be made until any payments due and payable upon a termination of each Hedge Agreement shall be made in accordance with the procedures as set forth therein; provided, further, that the funds available to be used for such redemption will be sufficient to pay the Total Redemption Price.

            Pursuant to Section 9.1 of the Indenture, the Notes and the Preferred Shares are subject to redemption by the Issuer at a price equal to the applicable Redemption Price, on any Payment Date on or after the Payment Date occurring in January 2008 at the direction of the Issuer (such redemption, an "Optional Redemption"), in whole but not in part (i) by Act of a Majority of the Preferred Shares delivered to the Trustee, or (ii) at the direction of the Collateral Manager unless a Majority of the Preferred Shares object; provided, however, that any payments due and payable upon a termination of each Hedge Agreement will be made in accordance with the terms thereof and the Indenture; and provided further, the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price.

            Pursuant to Section 9.2 of the Indenture, the Notes and the Preferred Shares are subject to redemption by the Issuer, during the period from and including the Payment Date occurring in January 2015 and to but not including the first Payment Date on which the Clean-up Call may be exercised, in whole but not in part, if a Successful Auction is completed (such redemption, an "Auction Call Redemption"), at their applicable Redemption Prices; provided, that any payments due and payable upon a termination of each Hedge Agreement shall be made on the Auction Call Redemption Date in accordance with the terms thereof and in the Indenture; provided, further, that the funds available to be used for such Auction Call Redemption will be sufficient to pay the Total Redemption Price. In addition, the Notes are subject to redemption by the Issuer and the Co-Issuer or, in the case of the Preferred Shares, by the Issuer, upon notice given in the manner provided below, on any Payment Date under certain circumstances as provided in the Indenture. The Redemption Price for any Note redeemed pursuant to Section 9.1 or Section 9.2 of the Indenture shall be as set forth in the Indenture.

            In the case of any redemption of the Notes, interest installments whose Payment Date is on or prior to the applicable redemption date will be payable to the Holders of such Notes (or one or more predecessor Notes) registered as such at the close of business on the relevant Record Date. Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable redemption date (unless the Issuer shall default in the payment of the Redemption Price).

            Pursuant to Section 9.6 of the Indenture, if any Coverage Tests applicable to any Class of Notes are not met on a Measurement Date, then on the following Payment Date certain Interest Proceeds and certain Principal Proceeds may be used to redeem the Notes, in the order and manner provided in Section 9.6 of the Indenture, until each applicable Coverage Test is satisfied.

            Pursuant to Section 9.7 of the Indenture, the Notes may be amortized in part by the Issuer (at the election and direction of the Collateral Manager) if, during the Reinvestment Period, under certain circumstances, the Collateral Manager has been unable, for a period of at least 30 consecutive days, to identify Substitute Collateral Debt Securities that it determines would be appropriate and would meet the Eligibility Criteria in sufficient amounts to permit the reinvestment of all or a portion of the Principal Proceeds then on deposit in the Principal Collection Account and the amounts on deposit in the Unused Proceeds Account in Substitute Collateral Debt Securities.

            If an Event of Default shall occur and be continuing, the Class C Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

            By written notice to the Issuer, the Co-Issuer, the Trustee and each Hedge Counterparty, a Majority of each and every Class of Notes (voting as a separate Class) may rescind a declaration of acceleration of the maturity of the Notes at any time prior to a judgment or decree for payment of money due, provided that certain conditions set forth in the Indenture are satisfied.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Co-Issuer and the rights of the Holders under the Indenture at any time by the Issuer and the Co-Issuer with the consent of each Hedge Counterparty, a Majority of each Class of Notes adversely affected thereby and a Majority of the Preferred Shares adversely affected thereby and subject to satisfaction of the Rating Agency Condition. Upon the execution of any supplemental indenture, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore authenticated and delivered thereunder shall be bound thereby. The Indenture also contains provisions permitting, on behalf of the Holders of all the Notes, a Majority of each and every Class of Notes (voting as a separate Class) to waive compliance by the Issuer with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Issuer and the Co-Issuer, which are absolute and unconditional to the extent permitted by applicable law, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

            The Notes are issuable in minimum denominations of $500,000 and integral multiples of $1,000 in excess thereof.

            The principal of each Note shall be payable at the Stated Maturity thereof unless the unpaid principal of such Note becomes due and payable on an earlier date by declaration of acceleration, call for redemption or otherwise.

            The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture and the term "Co-Issuer" as used in this Note includes any successor to the Co-Issuer under the Indenture.

            The Class C Notes are non-recourse obligations of the Issuer and the Co-Issuer and are limited in right of payment to amounts available from the Assets as provided in the Indenture. No other assets will be available to satisfy payments on the Class C Notes.

            Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

            No service charge shall be made for exchange or registration of transfer of this Note, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The remedies of the Trustee or the Holder hereof, as provided herein or in the Indenture, shall be cumulative and concurrent and may be pursued solely against the assets of the Issuer and the Co-Issuer. No failure on the part of the Holder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER OR THE CO-ISSUER IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY, OR IF LONGER THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT PLUS ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

            AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

    IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of January 19, 2005

                                       ARBOR REALTY MORTGAGE SECURITIES SERIES
                                         2004-1, LTD.,
                                         as Issuer

                                       By:____________________________________
                                          Name:
                                          Title:

                                       ARBOR REALTY MORTGAGE SECURITIES SERIES
                                         2004-1 LLC,
                                         as Co-Issuer

                                       By:____________________________________
                                          Name:
                                          Title:

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                             as Trustee

                                           By:_______________________________
                                              Authorized Signatory

                                 ASSIGNMENT FORM

      For value received _________________________________________________

      hereby sell, assign and transfer unto

______________________________________________

______________________________________________
Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code,
of assignee:

  the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

  Date:                 Your Signature:
                                                    (Sign exactly as your name
                                                    appears on this Note)

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

On the Closing Date the Principal Amount of this Note was $50,417,000. The following exchanges of a part of this Global Security have been made since the Closing Date:


                                                                   PRINCIPAL AMOUNT
                          AMOUNT OF           AMOUNT OF                  OF                 SIGNATURE OF
                        DECREASE IN          INCREASE IN         THIS GLOBAL SECURITY    AUTHORIZED OFFICER
                     PRINCIPAL AMOUNT      PRINCIPAL AMOUNT        FOLLOWING SUCH           OF TRUSTEE OR
                          OF THIS               OF THIS              DECREASE (OR            SECURITIES
DATE OF EXCHANGE      GLOBAL SECURITY       GLOBAL SECURITY            INCREASE)              CUSTODIAN
----------------     ----------------      ----------------       -------------------     -----------------

                                                                       EXHIBIT D

                              FORM OF CLASS D NOTE
           [REGULATION S GLOBAL SECURITY] [RULE 144A GLOBAL SECURITY]

            THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT"). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A)(1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QIB") WHO IS A QUALIFIED PURCHASER AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT (A "QUALIFIED PURCHASER") AND IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHO IS A QUALIFIED PURCHASER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $500,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF), FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, OR (2) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT IN A PRINCIPAL AMOUNT OF NOT LESS THAN $500,000 (AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION
2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, IF APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST IN SUCH SECURITY VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, IF APPLICABLE.

            ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

            THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN

ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

              ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1, LTD.
               ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1 LLC

                             CLASS D FOURTH PRIORITY
                        FLOATING RATE TERM NOTE, DUE 2040

      No. [Reg. S][144A]/R-___ [Up to]
      CUSIP No.                U.S. $20,402,000

            Each of ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1, LTD., an exempted company incorporated in the Cayman Islands (the "Issuer") and ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1 LLC, a limited liability company formed under the laws of Delaware (the "Co-Issuer") for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to TWENTY MILLION FOUR HUNDRED TWO THOUSAND United States Dollars (U.S. $20,402,000) on February 20, 2040 (the "Stated Maturity"), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class D Interest Distribution Amount allocable to this
Note in accordance with the Indenture payable initially on April 21, 2005, and quarterly on each July 21, October 21, January 21 and April 21 thereafter (or if such day is not a Business Day, then on the next succeeding Business Day) (each, a "Payment Date"). Interest shall be computed on the basis of the actual number of days in the Interest Accrual Period applicable to the Class D Notes divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to the applicable Payment Date.

            The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and the Co-Issuer payable solely from the Collateral Debt Securities and other Assets pledged by the Issuer, and in the event the Collateral Debt Securities and other such Assets are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished.

            The payment of the interest on this Note is senior to the payments of the principal of and interest on the Preferred Shares. Except as set forth in the Indenture, payments on this Note are subordinate to the payment on any Payment Date of the principal of and interest on the Class A Notes, the Class B Notes and Class C Notes and payment of other amounts payable in accordance with the Priority of Payments. So long as any Class C Notes are Outstanding, the Class D Notes will receive payments only in accordance with the Priority of Payments and the failure to make payments on the Class D Notes in accordance with the Priority of Payments shall not be an Event of Default under the Indenture. The principal of this Note shall be due and payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that except as set forth in the Indenture, the payment of principal of this Note may only occur after principal on the Class C Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class B Notes and the Class C Notes and other amounts in accordance with the Priority of Payments.

            Payments of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Trustee or a Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the Registered Holder hereof; provided that the Registered Holder shall have provided wiring instructions to the Trustee on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the Registered Holder at its address in the Notes Register.

            Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a Default is otherwise made with respect to such payments of principal.

            Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Trustee or at any Paying Agent.

            The Registered Holder of this Note shall be treated as the owner hereof for all purposes.

            Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

            Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            This Note is one of a duly authorized issue of Class D Fourth Priority Floating Rate Term Notes Due 2040, of the Issuer and the Co-Issuer (the "Class D Notes"), limited in aggregate principal amount to U.S. $20,402,000 to be issued under an indenture dated as of January 19, 2005 (the "Indenture") by and among the Issuer, the Co-Issuer, LaSalle Bank National Association as trustee, paying agent, calculation agent, transfer agent, custodial securities intermediary and notes registrar (in such capacity and together with any successor trustee permitted under the Indenture, the "Trustee") and Arbor Realty SR, Inc., as advancing agent. Also authorized under the Indenture are (a) U.S. $182,910,000 Class A Senior Secured Floating Rate Term Notes Due 2040 (the "Class A Notes"), (b) U.S. $51,590,000 Class B Second Priority Floating Rate Term Notes Due 2040 (the "Class B Notes") and (c) U.S. $50,417,000 Class C Third Priority Floating Rate Term Notes Due 2040 (the "Class C Notes", together with the Class A Notes, the Class B Notes and the Class D Notes, the "Notes").

            The Issuer will also issue 163,707,380 Preferred Shares having a par value of U.S. $0.01 per share and a notional amount of U.S. $1.00 per share (the "Preferred Shares"), under the Issuer's Memorandum and Articles of Association as part of its issued share capital.

            Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee and the Holders of the Notes and the Preferred Shareholders and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

            Payments of principal of the Class D Notes shall be payable in accordance with Section 11.1(a) of the Indenture.

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

            Pursuant to Section 9.1 of the Indenture, the Notes are subject to redemption by the Issuer at the direction of the Collateral Manager, in whole but not in part, upon notice given in the manner provided in the Indenture, on or after the Payment Date on which the Aggregate Outstanding Amount of the Notes (excluding any Class C Capitalized Interest or Class D Capitalized Interest) has been reduced to 10% of the Aggregate Outstanding Amount of the Notes on the Closing Date; provided that no such redemption may be made until any payments due and payable upon a termination of each Hedge Agreement shall be made in accordance with the procedures as set forth therein; provided, further, that the funds available to be used for such redemption will be sufficient to pay the Total Redemption Price.

            Pursuant to Section 9.1 of the Indenture, the Notes and the Preferred Shares are subject to redemption by the Issuer at a price equal to the applicable Redemption Price, on any Payment Date on or after the Payment Date occurring in January 2008 at the direction of the Issuer (such redemption, an "Optional Redemption"), in whole but not in part (i) by Act of a Majority of the Preferred Shares delivered to the Trustee, or (ii) at the direction of the Collateral Manager unless a Majority of the Preferred Shares object; provided, however, that any payments due and payable upon a termination of each Hedge Agreement will be made in accordance with the terms thereof and the Indenture; and provided further, the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price.

            Pursuant to Section 9.2 of the Indenture, the Notes and the Preferred Shares are subject to redemption by the Issuer, during the period from and including the Payment Date occurring in January 2015 and to but not including the first Payment Date on which the Clean-up Call may be exercised, in whole but not in part, if a Successful Auction is completed (such redemption, an "Auction Call Redemption"), at their applicable Redemption Prices; provided, that any payments due and payable upon a termination of each Hedge Agreement shall be made on the Auction Call Redemption Date in accordance with the terms thereof and in the Indenture; provided, further, that the funds available to be used for such Auction Call Redemption will be sufficient to pay the Total Redemption Price. In addition, the Notes are subject to redemption by the Issuer and the Co-Issuer or, in the case of the Preferred Shares, by the Issuer, upon notice given in the manner provided below, on any Payment Date under certain circumstances as provided in the Indenture. The Redemption Price for any Note redeemed pursuant to Section 9.1 or Section 9.2 of the Indenture shall be as set forth in the Indenture.

            In the case of any redemption of the Notes, interest installments whose Payment Date is on or prior to the applicable redemption date will be payable to the Holders of such Notes (or one or more predecessor Notes) registered as such at the close of business on the relevant Record Date. Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable redemption date (unless the Issuer shall default in the payment of the Redemption Price).

            Pursuant to Section 9.6 of the Indenture, if any Coverage Tests applicable to any Class of Notes are not met on a Measurement Date, then on the following Payment Date certain Interest Proceeds and certain Principal Proceeds may be used to redeem the Notes, in the order and manner provided in Section 9.6 of the Indenture, until each applicable Coverage Test is satisfied.

            Pursuant to Section 9.7 of the Indenture, the Notes may be amortized in part by the Issuer (at the election and direction of the Collateral Manager) if, during the Reinvestment Period, under certain circumstances, the Collateral Manager has been unable, for a period of at least 30 consecutive days, to identify Substitute Collateral Debt Securities that it determines would be appropriate and would meet the Eligibility Criteria in sufficient amounts to permit the reinvestment of all or a portion of the Principal Proceeds then on deposit in the Principal Collection Account and the amounts on deposit in the Unused Proceeds Account in Substitute Collateral Debt Securities.

            If an Event of Default shall occur and be continuing, the Class D Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

            By written notice to the Issuer, the Co-Issuer, the Trustee and each Hedge Counterparty, a Majority of each and every Class of Notes (voting as a separate Class) may rescind a declaration of acceleration of the maturity of the Notes at any time prior to a judgment or decree for payment of money due, provided that certain conditions set forth in the Indenture are satisfied.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Co-Issuer and the rights of the Holders under the Indenture at any time by the Issuer and the Co-Issuer with the consent of each Hedge Counterparty, a Majority of each Class of Notes adversely affected thereby and a Majority of the Preferred Shares adversely affected thereby and subject to satisfaction of the Rating Agency Condition. Upon the execution of any supplemental indenture, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore authenticated and delivered thereunder shall be bound thereby. The Indenture also contains provisions permitting, on behalf of the Holders of all the Notes, a Majority of each and every Class of Notes (voting as a separate Class) to waive compliance by the Issuer with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Issuer and the Co-Issuer, which are absolute and unconditional to the extent permitted by applicable law, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

            The Notes are issuable in minimum denominations of $500,000 and integral multiples of $1,000 in excess thereof.

            The principal of each Note shall be payable at the Stated Maturity thereof unless the unpaid principal of such Note becomes due and payable on an earlier date by declaration of acceleration, call for redemption or otherwise.

            The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture and the term "Co-Issuer" as used in this Note includes any successor to the Co-Issuer under the Indenture.

            The Class D Notes are non-recourse obligations of the Issuer and the Co-Issuer and are limited in right of payment to amounts available from the Assets as provided in the Indenture. No other assets will be available to satisfy payments on the Class D Notes.

            Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

            No service charge shall be made for exchange or registration of transfer of this Note, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The remedies of the Trustee or the Holder hereof, as provided herein or in the Indenture, shall be cumulative and concurrent and may be pursued solely against the assets of the Issuer and the Co-Issuer. No failure on the part of the Holder in exercising any right or remedy hereunder shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER OR THE CO-ISSUER IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR AND ONE DAY, OR IF LONGER THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT PLUS ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

            AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

    IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of January 19, 2005

                                     ARBOR REALTY MORTGAGE SECURITIES SERIES
                                       2004-1, LTD.,
                                       as Issuer

                                     By:____________________________________
                                        Name:
                                        Title:

                                     ARBOR REALTY MORTGAGE SECURITIES SERIES
                                       2004-1 LLC,
                                       as Co-Issuer

                                     By:____________________________________
                                        Name:
                                        Title:

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                              as Trustee

                                            By:_______________________________
                                               Authorized Signatory

                                 ASSIGNMENT FORM

      For value received _________________________________________________

      hereby sell, assign and transfer unto

_________________________________________________

_________________________________________________
Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code,
of assignee:

  the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

  Date:                      Your Signature:
                                                  (Sign exactly as your name
                                                  appears on this Note)

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

On the Closing Date the Principal Amount of this Note was $20,402,000. The following exchanges of a part of this Global Security have been made since the Closing Date:


                                                                 PRINCIPAL AMOUNT
                         AMOUNT OF             AMOUNT OF                OF                    SIGNATURE OF
                       DECREASE IN           INCREASE IN       THIS GLOBAL SECURITY        AUTHORIZED OFFICER
                     PRINCIPAL AMOUNT      PRINCIPAL AMOUNT       FOLLOWING SUCH             OF TRUSTEE OR
                         OF THIS               OF THIS              DECREASE (OR              SECURITIES
DATE OF EXCHANGE      GLOBAL SECURITY       GLOBAL SECURITY          INCREASE)                CUSTODIAN
----------------     ----------------      ----------------    -------------------         ------------------

                                                                       EXHIBIT E

                          FORM OF TRANSFER CERTIFICATE
      FOR (1) TRANSFER AT THE CLOSING TO A REGULATION S GLOBAL SECURITY OR
   (2) SUBSEQUENT TRANSFER FROM A RULE 144A GLOBAL SECURITY TO A REGULATION S GLOBAL SECURITY (Transfer pursuant to Section 2.5(e)(iii) of the Indenture)

LaSalle Bank National Association
       as Trustee
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention:  CDO Trust Services Group -  CDO 2004-1

      Re: Arbor Realty Mortgage Securities Series 2004-1, Ltd., as Issuer and Arbor Realty Mortgage Securities Series 2004-1 LLC, as Co-Issuer of:
            Class A Senior Secured Floating Rate Term Notes, Due 2040 Class B Second Priority Floating Rate Term Notes, Due 2040 Class C Third Priority Floating Rate Term Notes, Due 2040 Class D Fourth Priority Floating Rate Term Notes, Due 2040 (the "Transferred Notes")

            Reference is hereby made to the Indenture, dated as of January 19, 2005 (the "Indenture") by and among Arbor Realty Mortgage Securities Series 2004-1, Ltd., as Issuer and Arbor Realty Mortgage Securities Series 2004-1 LLC, as Co-Issuer of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, LaSalle Bank National Association, as Trustee, and Arbor Realty SR, Inc., as Advancing Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture and if not defined in the Indenture then such terms shall have the meanings assigned to them in Regulation S ("Regulation S"), or Rule 144A ("Rule 144A"), under the United States Securities Act of 1933, as amended (the "Securities Act"), and the rules promulgated thereunder or as defined under the Investment Company Act of 1940, as amended (the "Investment Company Act").

            This letter relates to the [transfer] of $[__] aggregate principal amount of [Class A][Class B][Class C][Class D] Notes [being transferred for an equivalent beneficial interest in a Regulation S Global Security of the same Class] in the name of [name of transferee] (the "Transferee").

            In connection with such request, the Transferee hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offering Memorandum dated as of January 19, 2005 and hereby represents, warrants and agrees for the benefit of the Issuer, the Co-Issuer, the Trustee, the Collateral Manager and their counsel that:

                  (i) at the time the buy order was originated, the Transferee was outside the United States;

                  (ii)  the Transferee is not a U.S. Person;

                  (iii) the transfer is being made pursuant to Rule 903 or 904 under Regulation S of the Securities Act;

                  (iv) the Transferee will notify future transferees of the transfer restrictions;

                  (v) the Transferee understands that the Notes, including the Transferred Notes, are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes, including the Transferred Notes, have not been and will not be registered under the Securities Act, and, if in the future the owner decides to offer, resell, pledge or otherwise transfer the Transferred Notes, such Transferred Notes may only be offered, resold, pledged or otherwise transferred in accordance with the Indenture and the legend on such Transferred Notes. The Transferee acknowledges that no representation is made by the Issuer, the Co-Issuer or the Initial Purchaser, as the case may be, as to the availability of any exemption under the Securities Act or any State securities laws for resale of the Transferred Notes;

                  (vi) the Transferee is not purchasing the Transferred Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act. The Transferee understands that an investment in the Transferred Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The Transferee has had access to such financial and other information concerning the Issuer, the Co-Issuer and the Transferred Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Transferred Notes, including an opportunity to ask questions of and request information from the Collateral Manager, the Initial Purchaser, the Issuer and the Co-Issuer, including without limitation, an opportunity to request and review the Moody's Weighted Average Rating Factor/Weighted Average Recovery Rate Matrix incorporated by reference in the Offering Memorandum;

                  (vii) in connection with the purchase of the Transferred Notes
            (A) none of the Issuer, the Co-Issuer, the Initial Purchaser, the Collateral Manager or the Trustee is acting as a fiduciary or financial or investment adviser for the Transferee; (B) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Co-Issuer, the Initial Purchaser, the Collateral Manager or the Trustee other than in a current offering memorandum for such Transferred Notes and any representations expressly set forth in a written agreement with such party; (C) none of the Issuer, the Co-Issuer, the Initial Purchaser, the Collateral Manager or the Trustee has given to the Transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of its purchase; (D) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Initial Purchaser, the Collateral Manager or the Trustee; and (E) the Transferee is purchasing the Transferred Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks;

                  (viii) the Transferee understands that the Transferred Notes will bear the applicable legend set forth on such Transferred Notes;

                  (ix) the Transferee understands that the Issuer, Co-Issuer, Trustee or Paying Agent shall require certification acceptable to it
            (A) as a condition to the payment of principal of and interest on any Notes without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (B) to enable the Issuer, Co-Issuer, Trustee and Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the Holder of such Notes under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI

            (Certification of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms). In addition, the Issuer, Co-Issuer, Trustee or Paying Agent may require certification acceptable to it to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets. Each Transferee agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments;

                  (x) the Transferee hereby agrees that, for purposes of U.S. federal, state and local income and franchise tax and any other income taxes, (A) the Notes will be treated as indebtedness, and (B) the Preferred Shares will be treated as equity; the Transferee agrees to such treatment and agrees to take no action inconsistent with such treatment, unless required by law;

                  (xi) the Transferee, if not a "United States person" (as defined in Section 7701(a)(30) of the Code), either: (A) is not a bank (within the meaning of Section 881(c)(3)(A) of the Code); (B) if such Transferee is a bank (within the meaning of Section 881(c)(3)(A) of the Code), after giving effect to its purchase of the Notes, the Transferee (x) will not own more than 50% of the Preferred Shares (by number) or 50% by value of the aggregate of the preferred and all classes of notes that are treated as equity for US federal income tax purposes either directly or indirectly, and will not otherwise be related to the Issuer (within the meaning of section 267(b) of the Code) and (y) has not purchased the Notes in whole or in part to avoid any U.S. federal income tax liability (including, without limitation, any U.S. withholding tax that would be imposed on the Notes with respect to the Collateral Debt Securities if held directly by the Transferee); (C) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with the conduct of a trade or business in the United States, or (D) is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States and the Issuer is treated as a fiscally transparent entity (as defined in Treasury regulations section 1.894-1(d)(3)(ii)) under the laws of Transferee's jurisdiction with respect to payments made on the Collateral Debt Securities held by the Transferee;

                  (xii) unless the Transferee has provided another
            representation acceptable to the Trustee, the Collateral Manager, the Issuer and the Co-Issuer, the Transferee represents that either
            (a) it is not an "employee benefit plan" (as defined in section 3(3) of ERISA) or "plan" (as defined in section 4975(e)(1) of the Code) that is subject to ERISA or section 4975 of the Code, or any other plan which is subject to any federal, state or local law ("Similar Law") that is substantially similar to section 406 of ERISA or section 4975 of the Code (each a "Benefit Plan" and such funds, "Plan Assets") or an entity whose underlying assets include Plan Assets of any such Benefit Plan or (b) its purchase and holding of Transferred Notes are eligible for the exemption to the prohibited transaction rules granted by Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, or a
            similar exemption; or, in the case of a Benefit Plan subject to Similar Law, do not result in a non-exempt violation of Similar Law;

                  (xiii) the Transferee will not, at any time, make an offer or invitation to subscribe to the public in the Cayman Islands, within the meaning of Section 194 of the Cayman Islands Companies Law (2004 Revision), unless the Transferred Notes have been listed on the Cayman Islands Stock Exchange; and

                  (xiv) the Transferee will not, at any time, offer to buy or offer to sell the Transferred Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or at a seminar or meeting whose attendees have been invited by general solicitations or advertising.

            You, the Issuer, the Co-Issuer and the Collateral Manager are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                          [Name of Transferee]

                                          By:_______________________________
                                             Name:
                                             Title:
Dated:   _______________________

cc:   Arbor Realty Mortgage Securities Series 2004-1, Ltd.

      Arbor Realty Mortgage Securities Series 2004-1 LLC

                                                                       EXHIBIT F

                          FORM OF TRANSFER CERTIFICATE
 FOR (1) TRANSFER AT THE CLOSING TO A RULE 144A GLOBAL SECURITY AND A RULE 144A
          (2) SUBSEQUENT TRANSFER FROM A REGULATIONS GLOBAL SECURITY TO
                                 GLOBAL SECURITY
           (Transfer pursuant to Section 2.5(e)(ii) of the Indenture)

                             ------------------------

LaSalle Bank National Association
        as Trustee
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention:  Trust Services Group - Arbor Realty Mortgage Securities Series
            2004-1

      Re: Arbor Realty Mortgage Securities Series 2004-1, Ltd., as Issuer and Arbor Realty Mortgage Securities Series 2004-1 LLC, as Co-Issuer of:
            Class A Senior Secured Floating Rate Term Notes, Due 2040 Class B Second Priority Floating Rate Term Notes, Due 2040 Class C Third Priority Floating Rate Term Notes, Due 2040 Class D Fourth Priority Floating Rate Term Notes, Due 2040 (the "Transferred Notes")

            Reference is hereby made to the Indenture dated as of January 19, 2005 (the "Indenture"), by and among Arbor Realty Mortgage Securities Series 2004-1, Ltd., as Issuer and Arbor Realty Mortgage Securities Series 2004-1 LLC, as Co-Issuer of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, LaSalle Bank National Association, as Trustee, and Arbor Realty SR, Inc., as Advancing Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture and if not defined in the Indenture then such terms shall have the meanings assigned to them in Regulation S ("Regulation S"), or Rule 144A ("Rule 144A"), under the United States Securities Act of 1933, as amended (the "Securities Act"), and the rules promulgated thereunder or as defined under the Investment Company Act of 1940, as amended (the "Investment Company Act").

            This letter relates to [the purchase of] $[__] aggregate principal amount of [Class A][Class B][Class C][Class D] Notes [being transferred in exchange for an equivalent beneficial interest in a Rule 144A Global Security of the same Class] in the name of [name of transferee] (the "Transferee").

                  In connection with such request, the Transferee hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offering Memorandum dated as of January 14, 2005 and hereby represents, warrants and agrees for the benefit of the Issuer, the Co-Issuer and the Trustee that:

                  (xv) the Transferee is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act and a Qualified Purchaser as defined in Section 2(a)(51) of the Investment Company Act;

                  (xvi) (A) the Transferee is acquiring a beneficial interest in such Transferred Notes for its own account or for an account that is both a qualified institutional buyer within the meaning of Rule 144A and a Qualified Purchaser as defined in Section 2(a)(51) of the Investment Company Act and as to each of which the Transferee exercises sole investment discretion and (B) the Transferee and each such account is acquiring not less than the minimum denomination of the Transferred Notes;

                  (xvii) the Transferee will notify future transferees of the transfer restrictions;

                  (xviii) the Transferee is obtaining the Transferred Notes in a transaction pursuant to Rule 144A;

                  (xix) the Transferee is obtaining the Transferred Notes in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction;

                  (xx) the Transferee understands that the Notes, including the
            Transferred Notes, are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes, including the Transferred Notes, have not been and will not be registered under the Securities Act, and, if in the future the owner decides to offer, resell, pledge or otherwise transfer the Transferred Notes, such Transferred Notes may only be offered, resold, pledged or otherwise transferred in accordance with the Indenture and the legend on such Transferred Notes. The Transferee acknowledges that no representation is made by the Issuer, the Co-Issuer or the Initial Purchaser, as the case may be, as to the availability of any exemption under the Securities Act or any State securities laws for resale of the Transferred Notes;

                  (xxi) the Transferee is not purchasing the Transferred Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act. The Transferee understands that an investment in the Transferred Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The Transferee has had access to such financial and other information concerning the Issuer, the Co-Issuer and the Transferred Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Transferred Notes, including an opportunity to ask questions of and request information from the Collateral Manager, the Initial Purchaser, the Issuer and the Co-Issuer, including without limitation, an opportunity to request and review the Moody's Weighted Average Rating Factor/Weighted Average Recovery Rate Matrix incorporated by reference in the Offering Memorandum;

                  (xxii) in connection with the purchase of the Transferred
            Notes (A) none of the Issuer, the Co-Issuer, the Initial Purchaser, the Collateral Manager or the Trustee is acting as a fiduciary or financial or investment adviser for the Transferee; (B) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Co-Issuer, the Initial Purchaser, the Collateral Manager or the Trustee other than in a current offering memorandum for such Transferred Notes and any representations expressly set forth in a written agreement with such party; (C) none of the Issuer, the Co-Issuer, the Initial Purchaser, the Collateral Manager or the Trustee has given to the Transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of its purchase; (D) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Initial Purchaser, the Collateral Manager or the Trustee; and (E) the Transferee is purchasing the Transferred Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks;

                  (xxiii) the Transferee understands that the Transferred Notes will bear the applicable legend set forth on such Transferred Notes;

                  (xxiv) the Transferee understands that the Issuer, Co-Issuer,
            Trustee or Paying Agent shall require certification acceptable to it
            (A) as a condition to the payment of principal of and interest on any Notes without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (B) to enable the Issuer, Co-Issuer, Trustee and Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the Holder of such Notes under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms). In addition, the Issuer, Co-Issuer, Trustee or Paying Agent may require certification acceptable to it to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets. Each Transferee agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments;

                  (xxv) the Transferee hereby agrees that, for purposes of U.S.
            federal, state and local income and franchise tax and any other income taxes, (A) the Notes will be treated as indebtedness, and (B) the Preferred Shares will be treated as equity; the Transferee agrees to such treatment and agrees to take no action inconsistent with such treatment, unless required by law;

                  (xxvi) the Transferee, if not a "United States person" (as defined in Section 7701(a)(30) of the Code), either: (A) is not a bank (within the meaning of Section 881(c)(3)(A) of the Code); (B) if such Transferee is a bank (within the meaning of Section 881(c)(3)(A) of the Code), after giving effect to its purchase of the Notes, the Transferee (x) will not own more than 50% of the Preferred Shares (by number) or 50% by value of the aggregate of the preferred and all classes of notes that are treated as equity for US federal income tax purposes either directly or indirectly, and will not otherwise be related to the Issuer (within the meaning of section 267(b) of the Code) and (y) has not purchased the Notes in whole or in part to avoid any U.S. federal income tax liability (including, without limitation, any U.S. withholding tax that would be imposed on the Notes with respect to the Collateral Debt Securities if held directly by the Transferee); (C) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with the conduct of a trade or business in the United States, or (D) is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States and the Issuer is treated as a fiscally transparent entity (as defined in Treasury regulations section 1.894-1(d)(3)(ii)) under the laws of Transferee's jurisdiction with respect to payments made on the Collateral Debt Securities held by the Transferee;

                  (xxvii) unless the Transferee has provided another
            representation acceptable to the Trustee, the Collateral Manager, the Issuer and the Co-Issuer, the Transferee represents that either
            (a) it is not and is not investing on behalf of an "employee benefit plan" (as defined in section 3(3) of ERISA) or "plan" (as defined in section 4975(e)(1) of the Code) that is subject to ERISA or section 4975 of the Code or any other plan which is subject to any federal, state or local law ("Similar Law") that is substantially similar to section 406 of ERISA or section 4975 of the Code (each a "Benefit Plan" and such funds "Plan Assets") or an entity whose underlying assets include Plan Assets of any such Benefit Plan or (b) its purchase and holding of the Transferred Notes are eligible for the exemption to the prohibited transaction rules granted by Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, or a similar exemption; or, in the case of a Benefit Plan subject to Similar Law, do not result in a non-exempt violation of Similar Law;

                  (xxviii) the Transferee will not, at any time, make an offer or invitation to subscribe to the public in the Cayman Islands, within the meaning of Section 194 of the Cayman Islands Companies Law (2004 Revision), unless the Transferred Notes have been listed on the Cayman Islands Stock Exchange; and

                  (xxix) the Transferee will not, at any time, offer to buy or offer to sell the Transferred Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or at a seminar or meeting whose attendees have been invited by general solicitations or advertising.

            You, the Issuer, the Co-Issuer and the Collateral Manager are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        [Name of Transferee]

                                        By: __________________________
                                            Name:
                                            Title:
Dated:____________________

cc:   Arbor Realty Mortgage Securities Series 2004-1, Ltd.

      Arbor Realty Mortgage Securities Series 2004-1 LLC

                                                                       EXHIBIT G

              Form of Opinions of Cadwalader, Wickersham & Taft LLP

                                                                       EXHIBIT H

                      Form of Opinion of Maples and Calder

                                                                       EXHIBIT I

           Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

                                                                       EXHIBIT J

                Form of Opinion of Counsel to Hedge Counterparty

                                                                       EXHIBIT K

              Form of Opinion of Kronish Lieb Weiner & Hellman LLP

                                                                       EXHIBIT L

           Form of Opinion of Kennedy Covington Lobdell & Hickman, LLP

                                                                       EXHIBIT M

          Form of Opinion of Sherman & Sterling LLP to each CDS Seller

                                                                       EXHIBIT N

                                  TRUST RECEIPT

      Arbor Realty Mortgage Securities Series 2004-1, Ltd.
      (the "Issuer")
      Arbor Realty Collateral Management LLC
      (the "Collateral Manager")

      Re:   Arbor Realty Mortgage Securities Series 2004-1, Ltd.

Ladies and Gentlemen:

            In accordance with the provisions of the Indenture, the undersigned, as the Custodial Securities Intermediary, hereby certifies that it has received the documents identified on Schedule A hereto with respect to the Collateral Debt Securities identified on such schedule and that it is holding all such documents in its capacity as the Custodial Securities Intermediary subject to the terms of the Indenture, dated as of January 19, 2005, by and among the Issuer, Arbor Realty Mortgage Securities 2004-1 LLC, as Co-Issuer, Arbor Realty SR, Inc., as Advancing Agent, and LaSalle Bank, National Association, as Trustee, Paying Agent, Calculation Agent, Transfer Agent, Custodial Securities Intermediary and Notes Registrar. Capitalized terms used but not defined in this Receipt have the meanings assigned to them in the Indenture.

            The Custodial Securities Intermediary makes no representations as to, and shall not be responsible to verify, (i) the validity, legality, enforceability, due authorization, recordability, sufficiency, or genuineness of any of the documents in its custody relating to a Collateral Debt Security, or
(ii) the collectability, insurability, effectiveness or suitability of any such in its custody relating to a Collateral Debt Security.

                                          LASALLE BANK, NATIONAL ASSOCIATION,
                                             solely in its capacity
                                             as Trustee and Custodial
                                             Security Intermediary

                                             By: _____________________________
                                                 Name:
                                                 Title

                                                                       EXHIBIT O

                  REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

      To:               LaSalle Bank, National Association

            In connection with the administration of the Collateral Debt Securities held by you as the Custodial Securities Intermediary on behalf of the Issuer, we request the release, to the Collateral Manager of [specify document] for the Collateral Debt Security described below, for the reason indicated.

   BORROWER'S NAME, ADDRESS & ZIP CODE:           SHIP FILES TO:
-------------------------------------------   -------------------------------

                                              Name:

                                              Address:

                                              Telephone Number:

Collateral Debt Security Description:         _________________________________

Current Outstanding Principal Balance:        _________________________________

      Reason for Requesting Documents (check one):

__1. Purchased Asset Paid in Full. (The Collateral Manager hereby certifies that all amounts received in connection therewith that are required to be remitted by the borrower or other obligors thereunder have been paid in full and that any amounts in respect thereof required to be remitted to the Trustee pursuant to the Indenture have been so remitted.

__2. Purchased Asset Liquidated By _____________. (The Collateral Manager hereby certifies that all proceeds of insurance, condemnation or other liquidation have been finally received and that any amounts in respect thereof required to be remitted to the Trustee pursuant to the Indenture have been so remitted.)

__3.  Other (explain) ____________________________.

            If box 1 or 2 above is checked, and if all or part of the Underlying Instruments was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Collateral Debt Security.

            If box 3 above is checked, upon our return of all of the above documents to you as the Custodial Securities Intermediary, please acknowledge your receipt by signing in the space indicated below and returning this form.

            If box 3 above is checked, it is hereby acknowledged that a security interest pursuant to the Uniform Commercial Code in the Collateral Debt Securities described above and in the proceeds of said Collateral Debt Securities has been granted to the Trustee pursuant to the Indenture.

            If box 3 above is checked, in consideration of the aforesaid delivery by the Custodial Securities Intermediary, the Collateral Manager hereby agrees to hold said Collateral Debt Securities in trust for the Trustee, as provided under and in accordance with all provisions of the Indenture and the Collateral Management Agreement, and to return said Collateral Debt Securities to the Custodial Securities Intermediary no later than the close of business on the twentieth (20th) Business Day following the date hereof or, if such day is not a Business Day, on the immediately preceding Business Day.

            The Collateral Manager hereby acknowledges that it shall hold the above-described Collateral Debt Securities and any related Underlying Instruments in trust for, and as the bailee of, the Trustee, and shall return said Collateral Debt Securities and any related documents only to the Custodial Securities Intermediary.

            Capitalized terms used but not defined in this Request have the meanings assigned to them in the Indenture, dated as of January 19, 2005, by and among Arbor Realty Mortgage Securities Series 2004-1, Ltd., as Issuer, Arbor Realty Mortgage Securities Series 2004-1 LLC, as Co-Issuer, Arbor Realty SR, Inc. as Advancing Agent, and LaSalle Bank National Association, as Trustee, Paying Agent, Calculation Agent, Transfer Agent, Custodial Securities Intermediary and Notes Registrar.

                                          ARBOR REALTY COLLATERAL MANAGEMENT
                                                LLC

                                          By: ________________________________
                                              Name:
                                              Title:

      Acknowledgment of documents returned:

LASALLE BANK NATIONAL ASSOCIATION

  By:
     __________________________________________________
     Name:
     Title:

Date:

                                                            ANNEX 3 - SCHEDULE D

              STANDARD & POOR'S SHADOW RATING GRID - MEZZANINE DEBT

                        OFFICE, INDUSTRIAL, NON-MALL RETAIL                               MALLS
                     ----------------------------------------           -----------------------------------------
                                                                        ALL IN           ALL IN           ALL IN
                     ALL IN LTV      ALL IN LTV    ALL IN LTV             LTV             LTV               LTV
                        <85%         85.1-99.9%       >100%              <85%          85.1-99.9%          >100%
                     ----------      ----------    ----------           ------         ----------         ------
AAA                    30.375%         28.625%        26.875%           35.250%          33.250%          31.250%
AA+                    32.125%         30.375%        28.625%           37.250%          35.250%          33.250%
AA                     33.875%         32.125%        30.375%           39.250%          37.250%          35.250%
AA-                    35.042%         33.292%        31.542%           40.583%          38.583%          36.583%
A+                     36.208%         34.458%        32.708%           41.917%          39.917%          37.917%
A                      37.375%         35.625%        33.875%           43.250%          41.250%          39.250%
A-                     38.542%         36.792%        35.042%           44.583%          42.583%          40.583%
BBB+                   39.708%         37.958%        36.208%           45.917%          43.917%          41.917%
BBB                    40.875%         39.125%        37.375%           47.250%          45.250%          43.250%
BBB-                   43.500%         41.750%        40.000%           50.250%          48.250%          46.250%
BB+                    47.000%         45.250%        43.500%           54.250%          52.250%          50.250%
BB                     50.500%         48.750%        47.000%           58.250%          56.250%          54.250%
BB-                    52.250%         50.500%        48.750%           60.250%          58.250%          56.250%
B+                     54.000%         52.250%        50.500%           62.250%          60.250%          58.250%
B                      55.750%         54.000%        52.250%           64.250%          62.250%          60.250%
B-                     57.500%         55.750%        54.000%           66.250%          64.250%          62.250%
CCC+                   59.250%         57.500%        55.750%           68.250%          66.250%          64.250%
CCC                    61.000%         59.250%        57.500%           70.250%          68.250%          66.250%
CCC-                   62.750%         61.000%        59.250%           72.250%          70.250%          68.250%

                                    Sch D-4

                  MULTIFAMILY & MANUFACTURED HOUSING                               HOTELS
             --------------------------------------------         ----------------------------------------
                                                                  ALL IN           ALL IN           ALL IN
             ALL IN LTV       ALL IN LTV       ALL IN LTV          LTV               LTV              LTV
                <85%          85.1-99.9%          >100%            <85%          85.1- 99.9%         >100%
AAA            32.125%          30.375%          28.625%          18.125%          16.875%          15.625%
AA+            33.875%          32.125%          30.375%          19.375%          18.125%          16.875%
AA             35.625%          33.875%          32.125%          20.625%          19.375%          18.125%
AA-            36.792%          35.042%          33.292%          21.458%          20.208%          18.958%
A+             37.958%          36.208%          34.458%          22.292%          21.042%          19.792%
A              39.125%          37.375%          35.625%          23.125%          21.875%          20.625%
A-             40.292%          38.542%          36.792%          23.958%          22.708%          21.458%
BBB+           41.458%          39.708%          37.958%          24.792%          23.542%          22.292%
BBB            42.625%          40.875%          39.125%          25.625%          24.375%          23.125%
BBB-           45.250%          43.500%          41.750%          28.750%          27.500%          26.250%
BB+            48.750%          47.000%          45.250%          31.250%          30.000%          28.750%
BB             52.250%          50.500%          48.750%          33.750%          32.500%          31.250%
BB-            54.000%          52.250%          50.500%          35.000%          33.750%          32.500%
B+             55.750%          54.000%          52.250%          36.250%          35.000%          33.750%
B              57.500%          55.750%          54.000%          37.500%          36.250%          35.000%
B-             59.250%          57.500%          55.750%          38.750%          37.500%          36.250%
CCC+           61.000%          59.250%          57.500%          40.000%          38.750%          37.500%
CCC            62.750%          61.000%          59.250%          41.250%          40.000%          38.750%
CCC-           64.500%          62.750%          61.000%          42.500%          41.250%          40.000%

----------
LTVs are based on MAI appraisal values (no more than 6 months old)

                                                                      SCHEDULE E

    ARBOR REALTY MORTGAGE SECURITIES SERIES 2004-1 COLLATERAL DEBT SECURITIES
                                     LISTING

                      (ON FILE WITH THE COLLATERAL MANAGER)

                                    Sch. E-1

                                                                      SCHEDULE F

                                      LIBOR

            The London interbank offered rate ("LIBOR") shall be determined by the Calculation Agent in accordance with the following provisions:

                  (i) On the second London Banking Day preceding the first
            Business Day of an Interest Accrual Period (each such day, a "LIBOR Determination Date"), LIBOR (other than the first Interest Accrual Period) will equal the rate, as obtained by the Calculation Agent, for deposits in U.S. Dollars for a period of three months, which appears on the Moneyline Telerate Service Page 3750 (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying comparable rates or prices) (the "Telerate Page 3750"), in each case as of 11:00 a.m. (London time) on such LIBOR Determination Date. "London Banking Day" means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

                  (ii) If, on any LIBOR Determination Date, such rate does not appear on Telerate Page 3750, the Calculation Agent will determine LIBOR on the basis of the rates at which deposits in U.S. Dollars are offered by Reference Banks at approximately 11:00 a.m. (London time) on the LIBOR Determination Date to prime banks in the London interbank market for a period of three months commencing on the LIBOR Determination Date and in a representative amount of $1,000. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m. (New York City time) on the LIBOR Determination Date for loans in U.S. Dollars to leading European banks for a period of three months commencing on the LIBOR Determination Date and in a representative amount of $100,000. As used herein, "Reference Banks" means four major banks in the London interbank market selected by the Calculation Agent and approved by the Collateral Manager.

                  (iii) In respect of the initial Interest Accrual Period, LIBOR will equal 2.07455% per annum.

            In making the above calculations, all percentages resulting from the calculation will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point.

                                    Sch. F-1

                                                                      SCHEDULE G

                LIST OF AUTHORIZED OFFICERS OF COLLATERAL MANAGER

1. Ivan Kaufman

2. Frederick Herbst

3. John Kovarik

4. Fred Weber

5. Gene Kilgore

6. Walter K. Horn

                                    Sch. G-1

                                                                      SCHEDULE H

          FORM OF UNDERLYING TERM LOAN AND UNDERLYING MORTGAGE PROPERTY
                         REPRESENTATIONS AND WARRANTIES

            (*All references to Mortgage Loans in this Schedule 1(a) shall mean Mortgage Loans that constitute Collateral Debt Security)

            1. Accuracy of Information. The information pertaining to each Mortgage Loan set forth in Annex A was true and correct in all material respects as of the applicable Cut-Off Date.

            2. Compliance with Law. As of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Loan.

            3. Title of Assets. Immediately prior to the sale, transfer and assignment to the Issuer, the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and the Seller is transferring such Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan. Upon consummation of the transactions contemplated by the Collateral Debt Securities Purchase Agreement, the Seller will have validly and effectively conveyed to the Issuer all legal and beneficial interest in and to such Mortgage Loan (other than those rights to servicing and related compensation as reflected in the Mortgage Loan Schedule), free and clear of any pledge, lien or security interest.

            4. Full Disbursement of Proceeds. The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

            5. Enforceability of Documents. In the case of each Mortgage Loan, each related Underlying Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Underlying Obligor in connection with such Loan is the legal, valid and binding obligation of the related Underlying Obligor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Loan documents invalid as a whole and such Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits customarily afforded institutional mortgage lenders and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Underlying Note and Mortgage contain no provision limiting the right or ability of the Seller to assign, transfer and convey the related Loan to any other Person. With respect to any Underlying Mortgage Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

            6. Absence of Defenses. In the case of each Mortgage Loan as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Underlying Notes, Mortgage(s) or other agreements executed in connection therewith, and, to the Seller's actual knowledge, as of the Closing Date, there is no valid offset, defense, counterclaim or right to rescission with respect to such Underlying Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, and the Seller has no knowledge of such rights, defenses or counterclaims having been asserted.

            7. Valid Assignments. In the case of each Mortgage Loan, each related Assignment of Mortgage and Assignment of Leases from the Seller to the Issuer constitutes the legal, valid and binding first

                                    Sch. H-1
priority assignment from the Seller, except as such enforcement may be limited by bankruptcy, insolvency, redemption, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each Mortgage and Assignment of Leases is freely assignable.

            8. Mortgage Lien. In the case of each Mortgage Loan, each related Mortgage is a valid and enforceable first lien on the related Underlying Mortgage Property subject only to the exceptions set forth in paragraph (5) above and the following title exceptions (each such title exception, a "Title Exception", and collectively, the "Title Exceptions"): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgage Property or the security intended to be provided by such Mortgage or with the Underlying Obligor's ability to pay its obligations under the Loan when they become due or materially and adversely affects the value of the Underlying Mortgage Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (12) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgage Property or the security intended to be provided by such Mortgage or with the Underlying Obligor's ability to pay its obligations under the Loan when they become due or materially and adversely affects the value of the Underlying Mortgage Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgage Property or the security intended to be provided by such Mortgage or with the Underlying Obligor's ability to pay its obligations under the Loan when they become due or materially and adversely affects the value of the Underlying Mortgage Property,
(e) the right of tenants (whether under ground leases, space leases or operating leases) at the Underlying Mortgage Property as tenants only pursuant to their respective leases, and (f) if such Loan is a Crossed Loan, the lien of the Mortgage for such other Loan. Except with respect to Crossed Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Underlying Mortgage Property or such Loan.

            9. UCC Financing Statements. In the case of each Mortgage Loan, UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid security interest in all items of personal property securing the Loan located on the Underlying Mortgage Property that are owned by the Underlying Obligor and either (i) are reasonably necessary to operate the Underlying Mortgage Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Loan) material to the value of the Underlying Mortgage Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditor's rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

            10. Taxes. In the case of each Mortgage Loan, all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Underlying Mortgage Property and that prior to the Closing Date have become delinquent in respect of each related Underlying Mortgage Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

            11. Engineering Assessments. In the case of each Mortgage Loan, one or more engineering assessments were performed and prepared by an independent engineering consultant firm, which visited the related

                                    Sch. H-2

Underlying Mortgage Property not more than 12 months prior to the origination date of the related Loan, and, except as set forth in an engineering report prepared in connection with such assessment, a copy of which has been delivered to the Issuer or its designee, the related Underlying Mortgage Property is, to the Seller's actual knowledge, relying solely on the review of such engineering assessment(s), in good repair, free and clear of any damage that would materially and adversely affect its value as security for such Loan. If an engineering report revealed any such damage or deficiencies, material deferred maintenance or other similar conditions as described in the preceding sentence either (1) an escrow of funds equal to at least 125% of the amount estimated to effect the necessary repairs, or such other amount as a prudent commercial mortgage lender would deem appropriate under the circumstances was required or a letter of credit in such amount was obtained or (2) such repairs and maintenance have been completed. As of the date of origination of such Loan there was no proceeding pending, and subsequent to such date, the Seller has not received notice of any pending or threatening proceeding for the condemnation of all or any material portion of the Underlying Mortgage Property securing any Loan.

            12. Title Insurance. In the case of each Mortgage Loan, the Seller has received an ALTA lender's title insurance policy or a comparable form of lender's title insurance policy (or if such policy has not yet been issued, such insurance may be evidenced by escrow instructions, a "marked up" pro forma or specimen policy or title commitment, in either case, marked as binding and countersigned by the title insurer or its authorized agent at the closing of the related Loan) as adopted in the applicable jurisdiction (the "Title Insurance Policy"), which to the Seller's actual knowledge, was issued by a title insurance company qualified to do business in the jurisdiction where the applicable Underlying Mortgage Property is located to the extent required, insuring that the related Mortgage is a valid first lien in the original principal amount of the related Loan on the Underlying Obligor's fee simple interest (or, if applicable, leasehold interest) in the portion of the Underlying Mortgage Property comprised of real estate, subject only to the Title Exceptions. Such Title Insurance Policy was issued in connection with the origination of the related Loan. No claims have been made by or on behalf of Seller under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the originator of the related Loan, its successors or assigns is the sole named insured, and all premiums thereon have been paid. The Seller has not done, by act or omission, and the Seller has no knowledge of, anything that would impair the coverage under such Title Insurance Policy. Immediately following the transfer and assignment of the related Loan to the Issuer (including endorsement and delivery of the related Underlying Note to the Issuer and recording of the related Assignment of Mortgage in favor of Issuer in the applicable real estate records), such Title Insurance Policy will inure to the benefit of the Issuer without the consent of or notice to the title insurer. Such Title Insurance Policy contains no material exclusions for, or affirmatively insures against any losses arising from (other than in jurisdictions in which affirmative insurance is unavailable) (a) failure to have access to a public road, (b) material encroachments of any part of the building thereon over easements and (c) failure of the land shown on the survey to be the same as the property legally described in the Mortgage.

            13. Hazard Insurance. In the case of each Mortgage Loan, each Underlying Mortgage Property was covered by (1) a fire and extended perils included within the classification "All Risk of Physical Loss" insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Underlying Mortgage Property, with no deduction for depreciation, or the outstanding principal balance of the Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Underlying Mortgage Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgage Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million. An architectural or engineering consultant has performed an analysis of each of the Underlying Mortgage Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss ("PML") for the Underlying Mortgage Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Underlying Mortgage Property was obtained by an insurer rated at least "A-:V" (or the equivalent) by A.M. Best Company or "BBB-" (or the equivalent) from S&P or "Baa3" (or the equivalent) from Moody's. Such insurance is required by the Mortgage or related Loan documents and was in full force and effect with respect to each related Underlying Mortgage Property at origination and to the knowledge of the Seller, all insurance coverage required under each Mortgage, is in full force and effect with respect to each related Underlying Mortgage Property; and no notice of termination or

                                    Sch. H-3
cancellation with respect to any such insurance policy has been received by the Seller; and except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss will be applied either to (1) the repair or restoration of the related Underlying Mortgage Property with mortgagee or a third party custodian acceptable to the mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or (2) the reduction of the outstanding principal balance of the Loan and accrued interest thereon. To the Seller's actual knowledge, the insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming the originator of the related Loan, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Underlying Obligor maintain insurance as described above or permits the mortgagee to require insurance as described above, and, either expressly or through general provisions regarding the Underlying Obligor's obligation to reimburse the mortgagee for costs, permits the mortgagee to purchase such insurance at the Underlying Obligor's expense if the Underlying Obligor fails to do so. Additionally, for any Loan having an unpaid principal balance equal to or greater than $15,000,000, the Insurer has a claims paying ability rating from S&P or Fitch of not less than "A-" (or the equivalent) or A.M. Best Company of not less than "A-:V" (or the equivalent).

            14. Absence of Default. In the case of each Mortgage Loan: (A) Other than payments due but not yet 30 days or more delinquent, there is no monetary default, breach, violation or event of acceleration existing under the related Underlying Note or the related Mortgage or other security agreement, and to the Seller's actual knowledge no non-monetary default has occurred and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under the related Mortgage or the related Underlying Note, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any paragraph of this Schedule 1(a), and (B) neither the Seller nor any servicer on its behalf has waived any material default, breach, violation or event of acceleration under such Mortgage or Underlying Note, except for a written waiver contained in the related Collateral File being delivered to the Issuer, and pursuant to the terms of the related Mortgage or the related Underlying Note and other documents in the related Collateral File no Person or party other than the holder (or any servicer or other party acting on behalf of holder) of such Underlying Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Underlying Note.

            15. Absence of Delinquencies. As of the Closing Date, each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment.

            16. Interest Rate. In the case of each Mortgage Loan except with respect to ARD Loans, which provide that the rate at which interest accrues thereon increases after the anticipated repayment date, the mortgage rate (exclusive of any default interest, late charges or prepayment premiums) of such Loan is either (a) a fixed rate or (b) a floating rate based on a fixed percentage above LIBOR.

            17. Absence of Other Secured Obligations. In the case of each Mortgage Loan, each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Underlying Note, each related Underlying Mortgage Property to secure any other promissory note or obligation except as expressly described in such Mortgage.

            18. Environmental Conditions. In the case of each Mortgage Loan, one or more environmental site assessments or updates thereof (meeting American Society for Testing and Materials (ASTM) standards) were performed by an environmental consulting firm independent of the Seller and the Seller's affiliates with respect to each related Underlying Mortgage Property during the 18-months preceding the origination of the related Loan, and the Seller, having made no independent inquiry other than to review the report(s) prepared in

                                    Sch. H-4
connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material adverse environmental condition or circumstance affecting such Underlying Mortgage Property that was not disclosed in such report(s). If any such environmental report identified any Recognized Environmental Condition ("REC"), as that term is defined in the Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process Designation: E 1527-00, as recommended by the American Society for Testing and Materials (ASTM), with respect to the related Underlying Mortgage Property and the same have not been subsequently addressed in all material respects, then either (i) an escrow of 100% or more of the amount identified as necessary by the environmental consulting firm to address the REC is held by the Seller for purposes of effecting same (and the borrower has covenanted in the Loan documents to perform such work), (ii) the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the REC is required to take such actions or is liable for the failure to take such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or any environmental law or regulation, (iii) the borrower has provided an environmental insurance policy, (iv) an operations and maintenance plan has been or will be implemented or (v) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation. All environmental assessments or updates that were in the possession of the Seller and that relate to an Underlying Mortgage Property insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier or insurance broker issuing such policy prior to the issuance of such policy. The Loan documents require the borrower to comply with all applicable environmental laws and each Underlying Obligor has agreed to indemnify the mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Underlying Obligor to abide by such laws or has provided environmental insurance.

            19. Benefits of Mortgage. In the case of each Mortgage Loan, each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Underlying Mortgage Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, redemption, liquidation or similar law affecting the right of creditors and the application of principles of equity.

            20. Absence of Bankruptcy Debtors. As of the date of origination of each Mortgage Loan, no Underlying Obligor was a debtor in any state or federal bankruptcy or insolvency proceeding and to Seller's knowledge, no Underlying Obligor is a debtor in any state or federal bankruptcy or insolvency proceedings.

            21. Whole Loans. Each Mortgage Loan is a whole loan (except for the existence of a Collateral Debt Security that is a B-Note or Participation) and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Underlying Mortgage Property or, other than the ARD Loans, provide for negative amortization. The Seller holds no preferred equity interest other than as disclosed in writing and consented to by the Issuer prior to the sale of such Loan or, if applicable, a related Participation or B Note.

            22. "Due-on-Sale" Clauses and Similar Restrictions. In the case of each Mortgage Loan, the Mortgage contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Loan if, without the prior written consent of the holder of the Mortgage, either the related Underlying Mortgage Property, or any equity interest in the related Underlying Obligor, is directly or indirectly transferred, sold or pledged, other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related Borrower, transfers of less than a controlling interest (as such term is defined in the related Loan documents) in the Underlying Obligor, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Loan, transfers among existing members, partners or shareholders in the Underlying Obligor, transfers among affiliated Underlying Obligors with respect to Crossed Loans or multi-property Loans or transfers of a similar nature to the foregoing meeting the requirements of the Loan (such as pledges of ownership interests that do not result in a change of control). Either expressly or through general provisions regarding the Underlying Obligor's obligations to reimburse the mortgagee for costs, the Mortgage requires the Underlying Obligor to pay all reasonable fees and expenses associated with securing the consents or approvals described in the preceding sentence.

                                    Sch. H-5

            23. Absence of Waivers and Modifications. In the case of each Mortgage Loan, except as set forth in the related Collateral File, the terms of the related Underlying Note, related Mortgage(s) or other security documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage.

            24. Inspections. In the case of each Mortgage Loan, each related Underlying Mortgage Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

            25. Property Release. In the case of each Mortgage Loan, since origination, no material portion of the related Underlying Mortgage Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value of the Loan or materially interferes with the security intended to be provided by such Mortgage. The terms of the related Mortgage do not provide for release of any material portion of the Underlying Mortgage Property from the lien of the Mortgage except (a) in consideration of payment therefor of not less than 125% of the related allocated loan amount of such Underlying Mortgage Property, (b) upon payment in full of such Loan, (c) upon defeasance permitted under the terms of such Loan by means of substituting for the Underlying Mortgage Property (or, in the case of a Loan secured by multiple Underlying Mortgage Properties, one or more of such Underlying Mortgage Properties) "government securities", as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Loan in accordance with its terms, (d) upon substitution of a replacement property with respect to such Loan as set forth on Schedule 26, (e) where release is conditional upon the satisfaction of certain underwriting and legal requirements which would be acceptable to a reasonably prudent commercial mortgage lender and the payment of a release price that represents at least 125% of the appraised value of such Underlying Mortgage Property or (f) releases of unimproved out-parcels or other portions of the Underlying Mortgage Property which will not have a material adverse effect on the underwritten value of the security for the Loan and which were not afforded any value in the appraisal obtained at the origination of the Loan.

            26. Zoning Compliance. In the case of each Mortgage Loan, to the Seller's knowledge, as of the date of origination of such Loan, based on an opinion of counsel, an endorsement to the related title policy, a zoning letter or a zoning report, and, to the Seller's knowledge, as of the Closing Date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Underlying Mortgage Property, the improvements thereon or the use and occupancy thereof which would have a material adverse effect on the value, operation or net operating income of the Underlying Mortgage Property which are not covered by title insurance. Any non-conformity with zoning laws constitutes a legal non-conforming use or structure which, in the event of casualty or destruction up to a specified portion of the Underlying Mortgage Property, may be restored or repaired to the full extent of the use or structure at the time of such casualty, or for which law and ordinance insurance coverage has been obtained in amounts customarily required by prudent commercial mortgage lenders, or such non-conformity does not materially and adversely affect the use, operation or value of the Underlying Mortgage Property.

            27. Absence of Encroachments. In the case of each Mortgage Loan, to the Seller's actual knowledge based on surveys and/or the title policy referred to herein obtained in connection with the origination of each Loan, none of the material improvements which were included for the purposes of determining the appraised value of the related Underlying Mortgage Property at the time of the origination of the Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgage Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Underlying Mortgage Property or related Underlying Obligor's use and operation of such Underlying Mortgage Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Underlying Mortgage Property to any material and adverse extent (unless affirmatively covered by title insurance).

            28. Single Purpose Entities. In the case of any related Mortgage Loan in excess of $5,000,000, the related Underlying Obligor has covenanted in its respective organizational documents and/or the underlying Mortgage Loan documents to own no significant asset other than the related Underlying Mortgage Properties, as applicable, and assets incidental to its respective ownership and operation of such Underlying Mortgage Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.

                                    Sch. H-6

            29. Absence of Other Fundings. In the case of each Mortgage Loan, no advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by the Seller to the Underlying Obligor and, to the Seller's actual knowledge, no funds have been received from any Person other than the Underlying Obligor, for or on account of payments due on the Underlying Note or the Mortgage.

            30. Absence of Litigation. In the case of each Mortgage Loan as of the date of origination and, to the Seller's actual knowledge, as of the Closing Date, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the related Underlying Obligor or the Underlying Mortgage Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Underlying Obligor's ability to pay principal, interest or any other amounts due under such Loan or the security intended to be provided by the Loan documents or the current use of any Underlying Mortgage Property.

            31. Trustees Under Deeds of Trust. In the case of each Mortgage Loan, as of the date of origination, and, to the Seller's actual knowledge, as of the Closing Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

            32. Usury. The Mortgage Loan and the interest(exclusive of any default interest, late charges or prepayment premiums) contracted for on such Loan (other than an ARD Loan after the anticipated repayment date) complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

            33. Crossed Loans. In the case of each Mortgage Loan, the related Underlying Note is not secured by any collateral that secures a Loan that is not held by the Issuer and each Crossed Loan is cross-collateralized only with other Loans sold pursuant to this Agreement.

            34. Flood Insurance. In the case of each Mortgage Loan, the improvements located on the Underlying Mortgage Property are either not located in a federally designated special flood hazard area or, if so located, the Underlying Obligor is required to maintain or the mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Loan, (ii) the value of such improvements on the related Underlying Mortgage Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

            35. Escrow Deposits. All escrow deposits and payments required pursuant to the Mortgage Loan as of the Closing Date required to be deposited with the Seller in accordance with the Loan documents have been so deposited, are in the possession, or under the control, of the Seller or its agent.

            36. Licenses and Permits. In the case of each Mortgage Loan, to the Seller's actual knowledge, based on the due diligence customarily performed in the origination (or acquisition, as the case may be) of comparable mortgage loans by prudent commercial and multifamily mortgage lending institutions with respect to the related geographic area and properties comparable to the related Underlying Mortgage Property, as of the date of origination (or acquisition, as the case may be) of the Loan, the related Underlying Obligor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Underlying Mortgage Property by the related Underlying Obligor, and, as of the Closing Date, the Seller has no actual knowledge that the related Underlying Obligor, the related lessee, franchisor or operator was not in possession of such licenses, permits and authorizations. The Loan documents require the borrower to maintain all such licenses, permits, authorizations and franchises.

            37. Origination Practices. The origination (or acquisition, as the case may be), servicing and collection practices used by the Seller with respect to the Loan have been in all respects legal and have met customary industry standards for servicing of loans similar to such Loan.

            38. Fee Simple Interest. In the case of each Mortgage Loan, except for Underlying Obligors under Loans the Underlying Mortgage Property with respect to which includes a Ground Lease, the related Underlying Obligor (or its affiliate) has title in the fee simple interest in each related Underlying Mortgage Property.

                                    Sch. H-7

            39. Recourse Carveouts. The Loan documents for each Mortgage Loan provide that each Loan is non-recourse to the related Underlying Obligor except that the related Underlying Obligor and an additional guarantor who is a natural person accepts responsibility for fraud and/or other intentional material misrepresentation and environmental indemnity. Furthermore, the Loan documents for each Mortgage Loan provide that the related Underlying Obligor and an additional guarantor, who is a natural person, shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Underlying Obligor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Underlying Mortgage Property in the ordinary course of business, misapplication or conversion by the Underlying Obligor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Loan documents.

            40. Security Interest in Leases. In the case of each Mortgage Loan, subject to the exceptions set forth in Paragraph 5 of this Schedule 1(a) and upon possession of the Underlying Mortgage Property as required under applicable state law, the Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Underlying Obligor's interest in all leases, subleases, licenses and other such agreements.

            41. Qualification To Do Business. To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Underlying Mortgage Property is located at all times when it originated and held the Mortgage Loan.

            42. Absence of Required Capital Contribution. Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the Underlying Obligor under the Mortgage Loan.

            43. Absence of Other Liens. In the case of each Mortgage Loan, none of the Underlying Mortgage Properties is encumbered, and none of the Loan documents permits the related Underlying Mortgage Property to be encumbered subsequent to the Closing Date without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments, trade payables payable within 90 days and contested mechanics and materialmens liens that become payable after the origination date of such Loan).

            44. Separate Tax Parcels. In the case of each Mortgage Loan, each related Underlying Mortgage Property constitutes one or more complete separate tax lots (or the related Underlying Obligor has covenanted to obtain separate tax lots and a Person has indemnified the mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

            45. Appraisal Standards. In the case of each Mortgage Loan, (a) an appraisal of the related Underlying Mortgage Property was conducted in connection with the origination of such Loan, and (b) such appraisal satisfied either (i) the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (ii) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Loan was originated.

            46. Absence of Fraud. In the origination, acquisition (if applicable) and servicing of the Loan, neither Seller nor any prior holder of the Mortgage Loan participated in any fraud or intentional material misrepresentation with respect to the Mortgage Loan. To Seller's knowledge, no Underlying Obligor or guarantor originated a Loan.

            47. Operating Statements. Each Mortgage Loan requires the Underlying Obligor upon request to provide the owner or holder of the Mortgage with quarterly (except for some Loans with an original principal balance less than $5,000,000) and annual operating statements (or a balance sheet and statement of income and expenses, rent rolls (if there is more than one tenant) and related information.

                                    Sch. H-8

            48. Access to Utilities. In the case of each Mortgage Loan, the related Underlying Obligor represents in the Mortgage Loan documents that the Underlying Mortgage Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgage Property is currently being utilized.

            49. Environmental Insurance. If the Underlying Mortgage Property securing any Mortgage Loan is covered by a secured creditor policy, then:

            (a)   the Seller:

            (i) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Underlying Mortgage Property which are in the Seller's possession or are otherwise known to the Seller; or

            (ii) has delivered or caused to be delivered to the insurer or its agent under such policy copies of all environmental reports in the Seller's possession related to such Underlying Mortgage Property;

            in each case, with respect to (i) or (ii), to the extent required by such policy or to the extent the failure to make any such disclosure or deliver any such report would materially and adversely affect the Underlying Obligor's ability to recover under such policy;

            (b) all premiums for such insurance have been paid;

            (c) such insurance is in full force and effect;

            (d) such insurance has a term of at least 5 years beyond the maturity date (or the anticipated repayment date for ARD Loans) of such Loan;

            (e) an environmental report, a property condition report or an engineering report was prepared that included an assessment for lead based paint ("LBP") (in the case of a multifamily property built prior to 1978), asbestos containing materials ("ACM") (in the case of any property built prior to 1985) and radon gas ("RG") (in the case of a multifamily property) at such Underlying Mortgage Property and (ii) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting such Underlying Mortgage Property, then (A) the related Borrower was required to remediate such condition or circumstance prior to the closing of the subject Loan, or (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure such condition or circumstance, or
(C) such report did not recommend any action requiring the expenditure of any material funds and the related Loan documents require the related Borrower to establish an operations and maintenance plan with respect to such condition or circumstance after the closing of such Loan; and

            (f) rights under such policy inure to the benefit of the Issuer.

            50. Ground Leases. In the case of each Mortgage Loan, such Loan is secured by the fee interest in the related Underlying Mortgage Property other than Loans that are secured in whole or in part by the interest of the related Underlying Obligor as a lessee under a ground lease of a Underlying Mortgage Property (a "Ground Lease") (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the Underlying Obligor's interest is a ground subleasehold, shall also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such Underlying Mortgage Property (the "Fee Interest") and, with respect to each Ground Lease:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date, and does not restrict the use of the

                                    Sch. H-9
related Underlying Mortgage Property by such lessee, its successors or assigns, in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Collateral File;

            (b) Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions;

            (c) The Underlying Obligor's interest in such Ground Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the mortgagee and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (or, if such consent is required, it has been obtained prior to the Closing Date);

            (d) As of the Closing Date such Ground Lease is in full force and effect, and the Seller has not received notice (nor is the Seller otherwise aware) that any default has occurred under such Ground Lease as of the Closing Date;

            (e) Seller or its agent has provided the lessor under the Ground Lease with notice of its lien, and such Ground Lease requires the lessor to give notice of any default by the lessee to the mortgagee, and such Ground Lease, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

            (f) The mortgagee under such Loan is permitted a reasonable opportunity to cure any default under such Ground Lease (including where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease), which is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease, and all of the rights of the Underlying Obligor under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of the mortgagee;

            (g) Such Ground Lease has a current term (including one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the Seller, its successors or assigns) which extends not less than either (i) 10 years beyond the amortization term of the related Loan or (ii) 20 years beyond the maturity date of the Loan;

            (h) Such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

            (i) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award will be applied either (i) to the repair or restoration of all or part of the related Underlying Mortgage Property, with the mortgagee under such Loan or a trustee appointed or approved by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of such Loan together with any accrued interest thereon;

            (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and

            (k) Such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such Loan and any such action without such consent is not binding on such mortgagee, its successors or assigns.

                                    Sch. H-10

                                                                      SCHEDULE I

                 FORM OF B NOTE REPRESENTATIONS AND WARRANTIES

            1. Accuracy of Information. The information pertaining to each B Note set forth in Annex A was true and correct in all material respects as of the applicable Cut-off Date.

            2. Compliance with Law. On the date of its origination, the B Note complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination, funding and servicing of the B Note and the B Note complied with, or is exempt from, applicable state or federal laws, regulations or other requirements pertaining to usury.

            3. Title to Asset; No Consents Required. Immediately prior to the sale, transfer and assignment to the Issuer, the Seller had good title to, and was the sole owner of, the B Note, the Seller is transferring the B Note free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the B Note, and the transfer of the B Note complies with all requirements and no consents, approvals or authorizations are necessary under any related B Note documents and/or intercreditor agreements to transfer the B Note to the Issuer or any such consent which is required has been obtained.

            4. Absence of Fraud. In the origination and servicing of the B Note, neither Seller nor, to Seller's knowledge, any prior holder of the B Note participated in any fraud or intentional material misrepresentation with respect to the B Note. To Seller's knowledge, no Underlying Obligor or guarantor originated a B Note.

            5. Secured by a First Lien. The B Note is performing and is secured by a first lien on the Underlying Mortgage Property.

            6. Delivery of Documents. Seller has delivered to Issuer or its designee the original promissory note, certificate or other similar indicia of ownership of such B Note, however denominated, together with an original assignment thereof, executed by Seller in blank (or such other name as designated by the Issuer).

            7. Absence of Defaults re: Other Interests. To the knowledge of the Seller, no default or event of default has occurred under any agreement pertaining to any lien or other interest that ranks pari passu with or senior to the interests of the holder of such B Note in respect of the related Underlying Mortgage Property and there is no provision in any such agreement which would provide for any increase in the principal amount of any such lien or other interest.

            8. Absence of Defaults. There is no monetary event of default and, to the knowledge of the Seller, no material non-monetary event of default existing under the B Note or any B Note document and the Seller has no knowledge of any substantial and material event or circumstance with respect to which the expiration of an applicable default grace period is imminent that would result in a monetary or non-monetary event of default under the B Note or the B Note documents; Seller has not waived any of the foregoing and to Seller's knowledge no waiver of any of the foregoing exists; and no person other than the holder of the B Note may declare any of the foregoing.

            9. Absence of Liabilities. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such B Note is or may become obligated.

            10. Absence of Bankruptcy Debtors. To the knowledge of the Seller, as of the Closing Date, no issuer of such B Note was a debtor in any outstanding proceeding pursuant to the federal bankruptcy code.

            11. Absence of Amendments and Waivers. Except as set forth in the related Collateral File, (a) no provision of the related intercreditor agreement, the related B Note Loan documents or any other document,

                                    Sch. I-1
agreement or instrument executed in connection with the B Note has been waived, modified, altered, satisfied, canceled, subordinated or rescinded, and no related collateral for the B Note has been released from the lien of the related documents in any manner that materially interferes with the security intended to be provided by such documents, and (b) neither related B Note issuer nor any other party to the B Note documents has been released from any material obligation thereunder.

            12. With respect to each B Note, to Seller's knowledge, the representations and warranties set forth on Schedule 1(a), other than those contained in paragraphs 3 and 7 of Schedule 1(a), are true and correct with respect to each related Underlying Term Loan.

                                    Sch. I-2

                                                                      SCHEDULE J

              FORM OF PARTICIPATION REPRESENTATIONS AND WARRANTIES

            1. Accuracy of Information. The information pertaining to each Participation set forth in Annex A was true and correct in all material respects as of the applicable Cut-off Date.

            2. Compliance with Law. On the date of its origination, the Participation complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination, funding and servicing of the Participation and the Participation complied with, or is exempt from, applicable state or federal laws, regulations or other requirements pertaining to usury.

            3. Title to Asset; No Consents Required. Immediately prior to the sale, transfer and assignment to the Issuer, the Seller had good title to, and was the sole owner of, the Participation, the Seller is transferring the Participation free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Participation, and the transfer of the Participation complies with all requirements and no consents, approvals or authorizations are necessary under any related Participation documents and/or intercreditor agreements to transfer the Participation to the Issuer or any such consent which is required has been obtained.

            4. Absence of Fraud. In the origination and servicing of the Participation, neither Seller nor any prior holder of the Participation participated in any fraud or intentional material misrepresentation with respect to the Participation. To Seller's knowledge, no Underlying Obligor or guarantor originated a Participation.

            5. Secured by a First Lien. The Participation is secured by a first lien on the Underlying Mortgage Property.

            6. Delivery of Documents. Seller has delivered to Issuer or its designee the original certificate or other similar indicia of ownership of such Participation, however denominated, together with an original assignment thereof, executed by Seller in blank.

            7. Absence of Defaults re: Other Interests. To the knowledge of the Seller, no default or event of default has occurred under any agreement pertaining to any lien or other interest that ranks pari passu with or senior to the interests of the holder of such Participation in respect of the related Underlying Mortgage Property, and there is no provision in any such agreement which would provide for any increase in the principal amount of any such lien or other interest that is senior to the interests of the holder of such Participation.

            8. Absence of Defaults. There is no monetary event of default and, to the knowledge of the Seller, no material non-monetary event of default existing under the Participation or any Participation document and the Seller has no knowledge of any substantial and material event or circumstance with respect to which the expiration of an applicable default grace period is imminent that would result in a monetary or non-monetary event of default under the Participation or the Participation documents; Seller has not waived any of the foregoing and to Seller's knowledge, no waiver of any of the foregoing exists; and no person other than the holder of the Participation may declare any of the foregoing.

            9. Absence of Liabilities. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Participation is or may become obligated.

            10. Absence of Bankruptcy Debtors. To the knowledge of the Seller, as of the Closing Date, no issuer of such Participation was a debtor in any outstanding proceeding pursuant to the federal bankruptcy code.

            11. Absence of Amendments or Waivers. Except as set forth in the related Collateral File, (a) no provision of the related intercreditor agreement, to Seller's knowledge, the related Participation Loan documents or any other document, agreement or instrument executed in connection with the Participation has been waived,

                                    Sch. J-1
modified, altered, satisfied, canceled, subordinated or rescinded, and no related collateral for the Participation has been released from the lien of the related documents in any manner that materially interferes with the security intended to be provided by such documents, and (b) neither related Participation issuer nor to Seller's knowledge, any other party to the Participation documents has been released from any material obligation thereunder.

            12. With respect to each Participation, to Seller's knowledge, the representations and warranties set forth in Schedule 1(a), other than the representations and warranties contained in Paragraphs 3 and 7 of Schedule 1(a), are true and correct with respect to each related Underlying Term Loan.

            * All references to "Mortgage Loan" in this Schedule 1(a) shall mean a Mortgage Loan that constitutes a Collateral Debt Security.

                                    Sch. J-2

                                                                      SCHEDULE K

             FORM OF MEZZANINE LOAN REPRESENTATIONS AND WARRANTIES

            1. Compliance with Law. On the date of its origination, the Mezzanine Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination, funding and servicing of the Mezzanine Loan, and the Mezzanine Loan complied with, or is exempt from, applicable state or federal laws, regulations or other requirements pertaining to usury.

            2. Absence of Amendments or Waivers. Except as set forth in the related Collateral File, (a) no provision of the related intercreditor agreement, the related Mezzanine Loan documents or any other document, agreement or instrument executed in connection with the Mezzanine Loan has been waived, modified, altered, satisfied, canceled, subordinated or rescinded, and no related collateral for the Mezzanine Loan has been released from the lien of the related documents in any manner that materially interferes with the security intended to be provided by such documents, and (b) neither related mezzanine borrower nor any other party to the Mezzanine Loan documents has been released from any material obligation thereunder.

            3. Enforceability of Documents. The notes executed by the related mezzanine borrower in connection with the related Mezzanine Loan and the pledge of the ownership interests securing the related Mezzanine Loan are the legal, valid and binding obligations of the related mezzanine borrower and the Seller, as applicable (subject to any nonrecourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, yield maintenance charges or prepayment premiums (if any) and except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            4. Title to Asset. Immediately prior to the sale, transfer and assignment to the Issuer, the Seller had good title to, and was the sole owner of, the Mezzanine Loan, the Seller is transferring the Mezzanine Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Mezzanine Loan, and the transfer of the Mezzanine Loan complies with all requirements in, and no consents, approvals or authorizations are necessary under, any related Mezzanine Loan documents and/or intercreditor agreements to transfer the Mezzanine Loan to the Issuer or any such consent which is required has been obtained.

            5. Absence of Defenses. As of the date of its origination, there was no right of offset, diminution or rescission or valid defense or counterclaim with respect to the mezzanine note or the Mezzanine Loan documents and, to Seller's knowledge, as of the date such Mezzanine Loan is acquired by the Issuer, there is no right of offset, diminution or rescission or valid defense or counterclaim with respect to such mezzanine note or Mezzanine Loan documents.

            6. Valid Assignment. The assignment of the Mezzanine Loan and the agreements executed in connection therewith in favor of the Issuer has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding assignment of such Mezzanine Loan to the Issuer, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Mezzanine Loan and the agreements executed in connection therewith are freely assignable to any person or entity.

            7. Security Interest. The pledge of the collateral for the Mezzanine Loan creates a legal, valid and enforceable first priority perfected security interest in such collateral, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, or by general principles of equity.

                                    Sch. K-1

            8. Escrows and Deposits. All escrow deposits and payments required pursuant to the Mezzanine Loan documents are in the possession, or under the control, of the related servicer of the Assets, and to the knowledge of the Seller there are no deficiencies in connection therewith.

            9. Power and Authority to Sell. The Seller has full right, power and the authority to sell, assign and transfer the Mezzanine Loan.

            10. Documents in Full Force and Effect. The Mezzanine Loan documents are in full force and effect.

            11. Full Disbursement of Proceeds. The proceeds of the Mezzanine Loan have been fully disbursed and there is no requirement for future advances thereunder.

            12. Source of Payments. The Seller has not (nor to Seller's knowledge, has any prior holder of the Mezzanine Loan) advanced funds or induced, solicited or knowingly received funds from a party other than the mezzanine borrower (or any manager or agent of mezzanine borrower) for the payment of any amounts due in connection with the Mezzanine Loan.

            13. No Contingent Interest. The Mezzanine Loan does not have a shared appreciation feature or other contingent interest features.

            14. Absence of Negative Amortization. The Mezzanine Loan does not have a negative amortization or deferred interest feature.

            15. Outstanding Principal Amount. The total balance of each Mezzanine Loan is set forth on Schedule E hereto, and no party other than the Seller holds an interest in the related Mezzanine Loan. The total balance of the Mortgage Loans related to such Mezzanine Loan as of the Closing Date is also set forth on Schedule E hereto.

            16. Absence of Defaults. There is no monetary event of default and, to the knowledge of the Seller, no material non-monetary event of default existing under the Mezzanine Loan or any Mezzanine Loan document and the Seller has no knowledge of any substantial and material event or circumstance with respect to which the expiration of an applicable default grace period is imminent that would result in a monetary or non-monetary event of default under the Mezzanine Loan or the Mezzanine Loan documents; Seller has not waived any of the foregoing and to Seller's knowledge, no waiver of any of the foregoing exists; and no person other than the holder of the Mezzanine Loan may declare any of the foregoing.

            17. Absence of Delinquencies. The Mezzanine Loan is not, as of the Closing Date, nor has it been since origination, delinquent for 30 or more days.

            18. Security for Mezzanine Loan. The Mezzanine Loan is secured solely by the collateral described in the Mezzanine Loan documents (including, without limitation, the related pledge agreements for such Mezzanine Loan).

            19. Absence of Bankruptcy Debtors. To the knowledge of the Seller, as of the Closing Date, no mezzanine borrower was a debtor in any outstanding proceeding pursuant to the federal bankruptcy code.

            20. Pledged Equity. The Mezzanine Loan is secured by a pledge of 100% of the direct or indirect equity interests the related Underlying Property Owner. The Underlying Property Owner has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to own its assets and to transact the business in which it is now engaged, the sole purpose of the Underlying Property Owner under its organizational documents is to own, finance, sell or otherwise manage the related Underlying Mortgage Property and to engage in any and all activities related or incidental thereto.

                                    Sch. K-2

            21. UCC 9 Policies. If Seller's security interest in the Mezzanine Loan is covered by a UCC 9 insurance policy, with respect to the "UCC 9" policy relating to the Mezzanine Loan: (i) such policy is assignable by the Seller to the Issuer, (ii) such policy is in full force and effect, (iii) all premiums thereon have been paid, (iv) no claims have been made by or on behalf of Seller thereunder, and (v) no claims have been paid thereunder.

            22. Cross-Defaults. An event of default under the related Mortgage Loan will constitute an event of default with respect to the related Mezzanine Loan.

            23. Payment Procedure. If a cash management agreement is in place with respect to the Mortgage Loan and Mezzanine Loan, except following the occurrence and during the occurrence of a Mortgage Loan event of default, any funds remaining in the related lockbox account for the Mortgage Loan after payment of all amounts due under the Mortgage Loan documents are required to be distributed to the holder of the Mezzanine Loan and distributed by the holder or the servicer of the Mortgage Loan, to the holder of the Mezzanine Loan in accordance with the Mezzanine Loan documents.

            24. Conditions to Transfer Mezzanine Loan. Pursuant to the terms of the Mezzanine Loan documents, the Seller satisfied any transfer conditions or requirements (or such conditions or requirements were validly waived by any requisite parties) in the Mezzanine Loan documents with respect to the transfer of the Mezzanine Loan to the Issuer.

            25. Insurance Proceeds. The Mezzanine Loan documents require that all insurance policies procured by the Mortgage Loan borrower with respect to the property under the related Mortgage Loan documents name the mezzanine lender, the related mezzanine borrower and their respective successors and assigns as the insured or additional insured, as their respective interests may appear.

            26. Notice of Defaults. Pursuant to the terms of the Mezzanine Loan documents and intercreditor agreements, the related senior lender is required to provide written notice of defaults under the Mortgage Loan to the holder of the related Mezzanine Loan at the same time such notices are delivered by the related senior lender to the related senior borrower.

            27. Cure Rights. Pursuant to the terms of the related intercreditor agreements, the holder of the related Mortgage Loan is not permitted to exercise any rights it may have under the related Mortgage Loan documents or applicable law with respect to a foreclosure or other realization upon the collateral for the related Mortgage Loan without providing prior notice and opportunity to cure to the related holder of the Mezzanine Loan (subject to the rights of any subordinate mezzanine lenders).

            28. Purchase Option. Pursuant to the terms of the related intercreditor agreement, the holder of the related Mezzanine Loan has the right to purchase the related Mortgage Loan if upon certain Mortgage Loan events of default and/or acceleration.

            29. Property Insurance. The property securing the related Mortgage Loan is required, pursuant to the related Mortgage Loan documents, to be insured by a fire and extended perils insurance policy providing coverage against loss or damage included within the classification of "all risk of physical loss" or the equivalent thereof and, to the extent required as of the date of origination of the related Mezzanine Loan consistent with prudent commercial mortgage lending practices against other risks insured against by persons operating like properties in the locality of the such property; in an amount not less than the lesser of the principal balance of the related Mezzanine Loan and the replacement cost of such property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to such property; in addition, the improvements of such property are either (A) not located in a flood hazard area (as defined by the Federal Insurance Administration) or earthquake zone, or (B) covered by flood hazard or earthquake hazard insurance, as applicable. The related Mortgage Loan documents require that each such fire and extended perils, flood hazard and earthquake hazard insurance policy is required to contain a standard mortgagee clause which names the holder of the Mortgage Loan and its successors and assigns as an additional insured and the Mezzanine Loan Documents requires prior notice to the holder of the related Mezzanine Loan of termination or cancellation, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured, and the related Mezzanine Loan documents provide that casualty insurance proceeds will be applied either to the restoration or repair of such

                                    Sch. K-3
property or, subject to the terms of the Mortgage Loan documents, to the reduction of the principal amount of the Mezzanine Loan.

            30. Licenses and Permits. To the actual knowledge of the Seller, based on due diligence customarily performed by Seller and reasonable prudent commercial mortgage and mezzanine lenders in the origination of comparable loans, all material licenses, permits and authorizations then required for use of the property securing the related Mortgage Loan had been obtained and were valid and in full force and effect as of the origination date of the related Mezzanine Loan, except for such licenses, permits and authorizations the failure of which to obtain would not materially adversely affect the value of such Mezzanine Loan.

            31. Absence of Litigation. To Seller's knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the mezzanine borrower or the collateral for the Mezzanine Loan, an adverse outcome of which would materially and adversely affect the mezzanine borrower's performance under the Mezzanine Loan documents or the collateral for the Mezzanine Loan.

            32. Mortgage Loan File. The Seller has delivered to the Issuer accurate and complete copies of all of the related Mortgage Loan documents and intercreditor arrangements; and as of the Closing Date, none of the Mortgage Loan documents, intercreditor arrangements, or any of the terms thereof have been modified, amended, supplemented, terminated, or waived, and the Seller has not received notice of any such modification, amendment, supplement, termination or waiver.

            33. Record Ownership. Upon the transfer to the Issuer, the Issuer will be the owner of the Mezzanine Loan and the related intercreditor agreements and as an owner and holder of the Mezzanine Loan sufficient to ensure the Issuer has all rights to receive principal and interest payments with respect to the Mezzanine Loan.

            34. Taxes. All real estate taxes and governmental assessments, or installments thereof, which would be a lien on any Underlying Property and that prior to the Closing Date have become delinquent in respect of such Underlying Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established by the holder of the Mezzanine Loan or the holder of the Underlying Note. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taking authority.

            35. Zoning Compliance. To the Seller's knowledge, as of the date of origination of such Mezzanine Loan, and as of the Closing Date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Underlying Property, the improvements thereon or the use and occupancy thereof which would have a material adverse effect on the value, operation or net operating income of the Underlying Property which are not covered by title insurance. Any non-conformity with zoning laws constitutes a legal non-conforming use or structure which, in the event of casualty or destruction up to a specified portion of the Underlying Property, may be restored or repaired to the full extent of the use or structure at the time of such casualty, or for which law and ordinance insurance coverage has been obtained in amounts customarily required by prudent commercial mortgage lenders, or such non-conformity does not materially and adversely affect the use, operation or value of the Underlying Property.

            36. Absence of Encroachments. To the Seller's actual knowledge based on surveys and/or the title policy referred to herein obtained in connection with the origination of each Loan, none of the material improvements which were included for the purposes of determining the appraised value of the related Underlying Property at the time of the origination of the Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgage Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Underlying Property or related Underlying Obligor's use and operation of such Underlying Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Underlying Property to any material and adverse extent (unless affirmatively covered by title insurance).

                                    Sch. K-4

            37. Environmental Conditions. One or more environmental site assessments or updates thereof (meeting American Society for Testing and Materials (ASTM) standards) were performed by an environmental consulting firm independent of the Seller and the Seller's affiliates with respect to each related Underlying Property during the 10-months preceding the origination of the related Loan, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material adverse environmental condition or circumstance affecting such Underlying Property that was not disclosed in such report(s). If any such environmental repot identified any Recognized Environmental Condition ("REC"), as that term is defined in the Standard Practice fro Environmental Site Assessments: Phase I Environmental Site Assessment Process Designation: E 1527-00, as recommended by the American Society for Testing and Materials (ASTM), with respect to the related Underlying Property and the same have not been subsequently addressed in all material respects, then any such remaining REC has been addressed by (i) an escrow of 100% or more of the amount identified as necessary by the environmental consulting firm to address such REC, (ii) a responsible party having financial resources reasonably estimated to be adequate to address the REC is required to take such actions or is liable for the failure to take such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or any environmental law regulation, (iii) an environmental insurance policy, (iv) an operations and maintenance plan or (v) a qualified environmental consultant having recommended no further investigation or remediation after further investigation.

            38. Mortgage Lien. The lien of the Mortgage securing the related Mortgage Loan is a valid and enforceable first lien on the related Underlying Mortgage Property subject only to the exceptions set forth in paragraph (5) above and the following title exceptions (each such title exception, a "Title Exception", and collectively, the "Title Exceptions"): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgage Property or the security intended to be provided by such Mortgage or with the Underlying Obligor's ability to pay its obligations under the Loan when they become due or materially and adversely affects the value of the Underlying Mortgage Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (12) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgage Property or the security intended to be provided by such Mortgage or with the Underlying Obligor's ability to pay its obligations under the Loan when they become due or materially and adversely affects the value of the Underlying Mortgage Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgage Property or the security intended to be provided by such Mortgage or with the Underlying Obligor's ability to pay its obligations under the Loan when they become due or materially and adversely affects the value of the Underlying Mortgage Property,
(e) the right of tenants (whether under ground leases, space leases or operating leases) at the Underlying Mortgage Property as tenants only pursuant to their respective leases, and (f) if such Loan is a Crossed Loan, the lien of the Mortgage for such other Loan. Except with respect to Crossed Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Underlying Mortgage Property or such Loan.

                                    Sch. K-5

                                                                      SCHEDULE L

        FORM OF PREFERRED EQUITY SECURITY REPRESENTATIONS AND WARRANTIES

            1. Compliance with Law. On the date of its issuance, the Preferred Equity Security complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the issuance and funding of the Preferred Equity Security.

            2. Absence of Amendments or Waivers. Except as set forth in the related Collateral File, (a) no provision of the related Preferred Equity Documentation or any other document, agreement or instrument executed in connection with the Preferred Equity Security and which benefits Seller as holder of the Preferred Equity Security has been waived, modified, altered, satisfied, canceled, subordinated or rescinded and (b) neither the related issuer of the Preferred Equity Security nor any other party to the Preferred Equity Documentation has been released from any material obligation thereunder and which benefits Seller as holder of the Preferred Equity Security.

            3. Enforceability of Documents. The documents executed by the related Preferred Equity Vehicle in connection with the related Preferred Equity Security for the benefit of the holder of the Preferred Equity Security, including any certificates evidencing or constituting such Preferred Equity Security are the legal, valid and binding obligations of the related issuer of Preferred Equity Security and the Seller, as applicable (subject to any nonrecourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            4. Title to Asset. Immediately prior to the sale, transfer and assignment to the Issuer, the Seller had good title to, and was the sole owner of, the Preferred Equity Security, the Seller is transferring the Preferred Equity Security free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Preferred Equity Security, and the transfer of the Preferred Equity Security complies with all requirements and no consents, approvals or authorizations are necessary under any related Preferred Equity Security documents and/or intercreditor agreements to transfer the Preferred Equity Security to the Issuer or any such consent which is required has been obtained.

            5. Absence of Defenses. As of the date of its origination, there was no right of offset, diminution or rescission or valid defense or counterclaim with respect to the Preferred Equity Security or the Preferred Equity Documentation which benefit the holder of the Preferred Equity Security and, to Seller's knowledge, as of the date such Preferred Equity Security is acquired by the Issuer, there is no right of offset, diminution or rescission or valid defense or counterclaim with respect to such Preferred Equity Security or such Preferred Equity Documents.

            6. Valid Assignment. The assignment of the Preferred Equity Documentation in favor of the Issuer has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding assignment of such Preferred Equity Security to the Issuer, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Preferred Equity Documentation contains customary provisions restricting transfers to qualified institutional lenders.

            7. Power and Authority to Sell. The Seller has full right, power and the authority to sell, assign and transfer the Preferred Equity Security.

            8. Documents in Full Force and Effect. The Preferred Equity Documentation that benefits the holder of the Preferred Equity Security are in full force and effect.

                                    Sch. L-1

            9. Outstanding Amount. The unreturned capital with respect to each Preferred Equity Security is set forth on Schedule E hereto, and no party other than the Seller holds an interest in the related Preferred Equity Security. The total original principal amount of the Mortgage Loans related to such Preferred Equity Security as of the Closing Date is set forth on Schedule E hereto.

            10. Absence of Default. There is no monetary event of default under the terms of the Pledged Equity Security, and the Seller has no knowledge of any substantial and material event or circumstance with respect to which the expiration of an applicable default grace period is imminent that would result in a monetary or non-monetary event of default with respect to the Preferred Equity Documentation which benefits the holder of the Preferred Equity Security; Seller has not waived any of the foregoing and to Seller's knowledge, no waiver of any of the foregoing exists.

            11. Absence of Bankruptcy Debtors. To the knowledge of the Seller, as of the Closing Date, no issuer of Preferred Equity Security was a debtor in any outstanding proceeding pursuant to the federal bankruptcy code.

            12. Equity Interests in an Owner of Mortgaged Property. The Preferred Equity Security has been issued by, and represents an equity interest in an owner of an Underlying Property. The Underlying Property Owner has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to own its assets and to transact the business in which it is now engaged, the sole purpose of the Underlying Property Owner under its organizational documents is to own, finance, sell or otherwise manage the related Underlying Mortgage Property and to engage in any all activities related or incidental thereto. The Underlying Property Owner has good and marketable title to the Underlying Property.

            13. Payment Procedure. Except following the occurrence and during the occurrence of a Mortgage Loan event of default, any funds remaining in the related lockbox account for the Mortgage Loan after payment of all amounts due under any related Mortgage Loan documents are required to be distributed to the holder of the Preferred Equity Security and distributed by the holder or the servicer of the Mortgage Loan, to the holder of the Preferred Equity Security in accordance with the Preferred Equity Documentation.

            14. Conditions to Transfer Preferred Equity Security. Pursuant to the terms of the Preferred Equity Documentation, the Seller satisfied any transfer conditions or requirements (or such conditions or requirements were validly waived by any requisite parties) in the Preferred Equity Security documents with respect to the transfer of the Preferred Equity Security to the Issuer.

            15. Notice of Defaults. Pursuant to the terms of the Preferred Equity Documentation and intercreditor agreements, the related senior lender is required to provide written notice of defaults under the Mortgage Loan to the holder of the related Preferred Equity Security at the same time such notices are delivered by the related senior lender to the related senior borrower.

            16. Cure Rights. Pursuant to the terms of the related intercreditor agreements, the holder of the related Mortgage Loan is not permitted to exercise any rights it may have under the related Mortgage Loan documents or applicable law with respect to a foreclosure or other realization upon the collateral for the related Mortgage Loan without providing prior notice and opportunity to cure the related holder of the Preferred Equity Security (subject to the rights of any other equity holders).

            17. Insurance Proceeds. The Preferred Equity Documentation requires that all insurance policies procured by the Underlying Property Owner with respect to the Underlying Property name the holder of the Preferred Equity Security, the related Preferred Equity Vehicle and their respective successors and assigns as the insured or additional insured, as their respective interests may appear and such insurance policies will inure to the benefit of the Issuer.

            18. Property Insurance. The property securing the related Mortgage Loan is required, pursuant to the related Mortgage Loan documents, to be insured by a fire and extended perils insurance policy providing coverage against loss or damage included within the classification of "all risk of physical loss" or the

                                    Sch. L-2
equivalent thereof and, to the extent required as of the date of origination of the related Preferred Equity Security consistent with prudent commercial mortgage lending practices against other risks insured against by persons operating like properties in the locality of the such property; in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of such property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to such property; in addition, the improvements of such property are either (A) not located in a flood hazard area (as defined by the Federal Insurance Administration) or earthquake zone, or (B) is covered by flood hazard or earthquake hazard insurance, as applicable. The related Mortgage Loan documents require that each such fire and extended perils, flood hazard and earthquake hazard insurance policy is required to contain a standard mortgagee clause which names the holder of the Mortgage Loan and its successors and assigns as an additional insured and the Preferred Equity Documentation requires prior notice to the holder of the related Preferred Equity Security of termination or cancellation, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured, and the related Preferred Equity Documentation provides that casualty insurance proceeds will be applied either to the restoration or repair of such property or, subject to the terms of the Mortgage Loan Documents, to the redemption of the Preferred Equity Security.

            19. Licenses and Permits. To the actual knowledge of the Seller, all material licenses, permits and authorizations then required for use of the property securing the related Mortgage Loan had been obtained and were valid and in full force and effect as of the origination date of the related Preferred Equity Security, except for such licenses, permits and authorizations the failure of which to obtain would not materially adversely affect the value of such Preferred Equity Security.

            20. Absence of Litigation. To Seller's actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the issuer of Preferred Equity Security, an adverse outcome of which would materially and adversely affect the issuer of Preferred Equity Security's performance under the Preferred Equity Documentation.

            21. Mortgage Loan File. The Seller has delivered to the Issuer accurate and complete copies of all of the related Mortgage Loan documents and intercreditor arrangements; and, to Seller's knowledge, as of the Closing Date, none of the Mortgage Loan documents, or any of the terms thereof have been modified, amended, supplemented, terminated, or waived, and the Seller has not received notice of any such modification, amendment, supplement, termination or waiver.

            22. Record Ownership. Upon the transfer to the Issuer, the Issuer will be the owner of the Preferred Equity Security, as an owner of the Preferred Equity Security sufficient to ensure the Issuer has all rights to receive dividends, distributions and redemption amounts with respect to the Preferred Equity Security.

            23. Taxes. All real estate taxes and governmental assessments, or installments thereof, which would be a lien on any Underlying Property and that prior to the origination date have become delinquent in respect of such Underlying Property have been paid, or to Seller's knowledge, an escrow of funds with the holder of the related Mortgage Loan in an amount sufficient to cover such payments has been established by the holder of the Preferred Equity Security or the holder of the Underlying Note. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and
(b) the date on which enforcement action is entitled to be taken by the related taking authority.

            24. Zoning Compliance. To the Seller's knowledge, as of the date of origination of such Preferred Equity Security, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Underlying Property, the improvements thereon or the use and occupancy thereof which would have a material adverse effect on the value, operation or net operating income of the Underlying Property which are not covered by title insurance. Any non-conformity with zoning laws constitutes a legal non-conforming use or structure which, in the event of casualty or destruction up to a specified portion of the Underlying Property, may be restored or repaired to the full extent of the use or structure at the time of such casualty, or for which law and ordinance insurance coverage has been obtained in amounts customarily required by prudent commercial mortgage lenders, or such non-conformity does not materially and adversely affect the use, operation or value of the Underlying Property.

                                    Sch. L-3

            25. Absence of Encroachments. To the Seller's actual knowledge based on surveys and/or the title policy referred to herein obtained in connection with the origination of each Preferred Equity Security, none of the material improvements which were included for the purposes of determining the appraised value of the related Underlying Property at the time of the origination of the Preferred Equity Security lies outside of the boundaries and building restriction lines of such property (except Underlying Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Underlying Property or related Underlying Obligor's use and operation of such Underlying Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Underlying Property to any material and adverse extent (unless affirmatively covered by title insurance).

            26. Environmental Conditions. One or more environmental site assessments or updates thereof (meeting American Society for Testing and Materials (ASTM) standards) were performed by an environmental consulting firm independent of the Seller and the Seller's affiliates with respect to each related Underlying Property during the 12-months preceding the origination of the related Preferred Equity Security, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material adverse environmental condition or circumstance affecting such Underlying Property that was not disclosed in such report(s). If any such environmental repot identified any Recognized Environmental Condition ("REC"), as that term is defined in the Standard Practice fro Environmental Site Assessments: Phase I Environmental Site Assessment Process Designation: E 1527-00, as recommended by the American Society for Testing and Materials (ASTM), with respect to the related Underlying Property and the same have not been subsequently addressed in all material respects, then any such remaining REC has been addressed by (i) an escrow of 100% or more of the amount identified as necessary by the environmental consulting firm to address such REC, (ii) a responsible party having financial resources reasonably estimated to be adequate to address the REC is required to take such actions or is liable for the failure to take such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or any environmental law regulation, (iii) an environmental insurance policy, (iv) an operations and maintenance plan or (v) a qualified environmental consultant having recommended no further investigation or remediation after further investigation.

            27. Mortgage Loan File. The Seller has delivered to the Issuer accurate and complete copies of all of the related Mortgage Loan documents and intercreditor arrangements; and as of the Closing Date, none of the Mortgage Loan documents, intercreditor arrangements, or any of the terms thereof have been modified, amended, supplemented, terminated, or waived, and the Seller has not received notice of any such modification, amendment, supplement, termination or waiver.

            28. Buy/Sell Provisions. Either (A) the Preferred Equity Documentation does not contain any "buy/sell" or similar provisions (a "Buy/Sell Arrangement") which would obligate the purchaser of the Preferred Equity Security to purchase the equity interests of the common equityholders (or any other party having an interest in the Preferred Equity Vehicle), or require that the holder of the Preferred Equity Security sell its Preferred Equity Security to the common equityholders (or any other party having an interest in the Preferred Equity Vehicle); or (B) if the Preferred Equity Documentation contains a Buy/Sell Arrangement, the price at which the holder of the Preferred Equity Security is required to sell its interest in the Preferred Equity Security is at least equal to the total redemption amount of the Preferred Equity Security, together with any unpaid distributions thereon as of the date of such purchase. Other than any such Buy/Sell Arrangement, no other person has the option to purchase the Preferred Equity Security.

            29. No Conversion. No portion of the Preferred Equity Security may be converted into common equity or any other interest in the Preferred Equity Vehicle without the prior written consent of the Preferred Equity Investor.

            30. Early Redemption. Pursuant to terms of the related Preferred Equity Documentation and the related senior loan documents and/or the related mezzanine loan documents, any prepayment of the related senior loan and/or mezzanine loan requires a mandatory redemption of the related Preferred Equity Security.

            31. No Capital Calls; Nondiscretionary Distributions. There is no requirement for the holder of the Preferred Equity Security to make any capital calls to the Preferred Equity Vehicle or other future monetary

                                    Sch. L-4
advances or contributions in respect to the Preferred Equity Security; no proceeds of the Preferred Equity Security have been applied in redemption of the Preferred Equity Security, or as distributions to the Preferred Equity Investor, nor have any proceeds of the Preferred Equity Security been paid to any taxing authority on behalf of the Preferred Equity Vehicle. The Preferred Equity Documents provide the regular, periodic distributions to be made in respect of the Preferred Equity Security and to the fullest extent permitted by law, such distributions do not require the consent or approval of the board of directors (or the equivalent) of the Preferred Equity Vehicle, or the common equityholders.

                                    Sch. L-5

                                                                      SCHEDULE M

              FORM OF CMBS SECURITY REPRESENTATIONS AND WARRANTIES

            1. Accuracy of Information. All information contained in the related Collateral File (or as otherwise provided to Issuer) in respect of such CMBS Security is accurate and complete in all material respects.

            2. Compliance with Law. As of the date of its issuance, such CMBS Security complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the issuance thereof including, without limitation, any registration requirements of the Securities Act of 1933, as amended.

            3. Beneficial Interest. The CMBS Security consists of pass-through certificates representing beneficial ownership interests in one or more REMICs consisting of one or more first lien mortgage loans secured by commercial and/or multifamily properties.

            4. Title to Asset. Immediately prior to the sale, transfer and assignment to Issuer, (i) Seller had good and marketable title to, and was the sole owner and holder of, such CMBS Security, (ii) Seller full right, power and authority to transfer, and is transferring, such CMBS Security free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such CMBS Security, and
(iii) no consent, approval or authorization of any Person is required for any such transfer or assignment by the holder of such CMBS Security. Upon consummation of the purchase contemplated to occur in respect of such CMBS Security on the Closing Date, Seller will have validly and effectively conveyed to Issuer all legal and beneficial interest in and to such CMBS Security free and clear of any pledge, lien, encumbrance or security interest.

            5. Valid Assignment. Upon consummation of the purchase contemplated to occur in respect of such CMBS Security on the Closing Date, Seller will have validly and effectively conveyed to Issuer all legal and beneficial interest in and to such CMBS Security free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature.

            6. Form of Security. The CMBS Security is a certificated security in registered form, or is in uncertificated form and held through the facilities of
(a) The Depository Trust Company in New York, New York, or (b) such other clearing organization or book-entry system as is designated in writing by the Issuer.

            7. Transfer Documents. With respect to any CMBS Security that is a certificated security, Seller has delivered to Issuer or its designee such certificated security, along with any and all certificates, assignments, bond powers executed in blank, necessary to transfer such certificated security under the issuing documents of such CMBS Security.

            8. Absence of Adverse Events. To Seller's best knowledge, except as included in the Collateral File, (i) no interest shortfalls have occurred and no realized losses have been applied to any CMBS Security or otherwise incurred with respect to any mortgage loan related to such CMBS Security nor any class of CMBS Security issued under the same governing documents as any CMBS Security, and (ii) the Seller is not aware of any circumstances that could have a material adverse effect on the CMBS Security.

                                    Sch. M-1

                                                                      SCHEDULE N

                              FITCH RECOVERY MATRIX

                                                                                                                   B OR
           DOMICILE                      SENIORITY            AAA       AA      A          BBB          BB         LOWER
----------------------           -------------------------   -----    -----   -----       -----        -----       -----
ABS Senior                                                   60.00%   65.00%  75.00%      85.00%       90.25%      95.00%
   (>10%)
ABS Senior                                                   48.00%   56.00%  64.00%      72.00%       76.00%      80.00%
   (< or equal to 10%)
ABS Mezzanine IG                                             30.00%   38.00%  46.00%      54.00%       65.00%      75.00%
   (>10%)
ABS Mezzanine IG                                             20.00%   27.00%  35.00%      42.00%       50.00%      55.00%
   (< or equal to 10%)
ABS Non IG                                                   15.00%   18.00%  21.00%      26.00%       32.00%      35.00%
   (>10%)
ABS Non IG                                                    0.00%    4.00%   8.00%      12.00%       16.00%      20.00%
   (< or equal to 10%)
United States                        REITS                   52.00%   55.25%  58.50%      61.75%       63.38%      65.00%
United States                    Senior Secured (Non IG)     56.00%   59.50%  63.00%      66.50%       68.25%      70.00%
United States                    Jr Secured (Non IG)         24.00%   25.50%  27.00%      28.50%       29.25%      30.00%
United States                    Senior Unsecured (Non IG)   36.00%   38.25%  40.50%      42.75%       43.88%      45.00%
United States                    Subordinate (Non IG)        24.00%   25.50%  27.00%      28.50%       29.25%      30.00%
United States                    Senior Unsecured (IG)       44.00%   46.75%  49.50%      52.25%       53.63%      55.00%
United States                    Subordinate (IG)            24.00%   25.50%  27.00%      28.50%       29.25%      30.00%

                              FITCH RECOVERY MATRIX

              (FOR FITCH HYPERTRANCHED COLLATERAL DEBT SECURITIES)

                          AAA            AA        A         BBB        BB      B OR LOWER
                        ------------     --       ----       ----      -----    ----------
AAA to A- (>10%)         70.0%           75%      85.0%      95.0%     100.0%     100.0%
AAA to AA- (<=10%)       58.0%           66%      74.0%      82.0%      86.0%      90.0%
A+ to BBB- (>10%)        47.0%           55%      63.0%      71.0%      82.0%      92.0%
A+ to BBB- (<=10%)       37.0%           44%      52.0%      59.0%      67.0%      72.0%
BB+ and Below (>10%)     17.0%           20%      23.0%      28.0%      34.0%      37.0%
BB+ and Below (<=10%)     6.0%           10%      14.0%      18.0%      22.0%      26.0%

                                    Sch. N-1